As filed with the U.S. Securities and Exchange Commission on August 15, 2023

Registration No. 333-271456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

_________________

AGBA GROUP HOLDING LIMITED
(Exact name of registrant as specified in its charter)

_________________

British Virgin Islands	6199	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

AGBA Tower
68 Johnston Road
Wan Chai, Hong Kong SAR
+852 3601 8000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

_________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(949) 361-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong, SAR Telephone: +852 3923 1111	Ng Wing Fai Shu Pei Huang AGBA Tower 68 Johnston Road, Wan Chai Hong Kong SAR Telephone: +852 3601 8363

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

AGBA Group Holding Limited

7,772,847 Ordinary Shares Including

2,412,500 Ordinary Shares issuable upon the exercise of Warrants and

5,360,347 Ordinary Shares offered by Selling Securityholders

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This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 7,772,847 ordinary shares, $0.001 par value (“AGBA Shares” or “ordinary shares”), of AGBA Group Holding Limited (“our,” “we,” “us,” the “Company” or “AGBA”), consisting of (i) 2,189,834 AGBA Shares held by AGBA Holding Limited (the “Sponsor”) and certain former directors and officers of AGBA Acquisition Limited (“AAL”) including (a) 1,150,000 AGBA Shares issued in connection with AAL’s IPO (each as defined below) for approximately $0.02 per share (the “Founder Shares”) held by the Sponsor and directors and officers of AAL; (b) 225,000 AGBA Shares issued as part of the placement units issued in connection with AAL’s IPO at a combined purchase price of $10.00 per placement unit (the “Sponsor Units”), which consisted of one AGBA Share, one private warrant to purchase one-half of one AGBA Share, and a right to receive one-tenth of one AGBA Share at the Closing of the Business Combination; (c) 22,500 AGBA Shares issued upon the conversion of the rights to receive one tenth (1/10) of one AGBA Share included in the Sponsor Units in connection with the Closing of the Business Combination; and (d) 792,334 AGBA Shares issued upon the conversion of payables in connection with the Closing of the Business Combination at a purchase price of $10.00 per share; (ii) 2,728,913 AGBA Shares issued to Apex Twinkle Limited (“Apex”) at a share value of $3.50 per share; (iii) 2,300,000 AGBA Shares issuable upon exercise of 4,600,000 registered public warrants (the “Public Warrants”) at an exercise price of $11.50 included in the public units issued at AAL’s IPO at a combined purchase price at $10.00 per unit (the “IPO Units”), which consisted one AGBA Share, one private warrant to purchase one-half of one AGBA Share, and a right to receive one-tenth of one AGBA Share at the Closing of the Business Combination; (iv) 112,500 AGBA Shares issuable upon exercise of 225,000 private warrants (the “Private Warrants” collectively with the “Public Warrants”, the “Warrants”) included in the Public Units issued to the Sponsor at an exercise price of $11.50; (v) 276,000 AGBA Shares issuable upon exercise of the representative’s unit purchase option (the “UPO”) issued to Maxim Partners LLC (“Maxim”) at an aggregate purchase price of $100 at AAL’s IPO; (vi) 138,000 AGBA Shares underlying the warrants included as part of the UPO; and (vii) 27,600 AGBA Shares to be issued to Maxim underlying the rights included as part of the UPO.

On November 14, 2022, AGBA Acquisition Limited, a British Virgin Islands corporation, consummated a series of transactions (the “Closing”) contemplated by the previously announced business combination agreement, dated as of November 3, 2021 (as amended on November 18, 2021, January 4, 2022, May 4, 2022, and October 21, 2022) (the “Business Combination Agreement”) by and among AGBA Acquisition Limited, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited (“B2B”), TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”) (the “Business Combination”).

As described herein, the Selling Securityholders may sell from time to time an aggregate of 7,772,847 AGBA Shares, including up to 2,412,500 AGBA Shares issuable upon exercise of the Warrants and 5,360,347 AGBA Shares to be sold by the Sponsor, Apex, former directors and officers of AAL, and Maxim. Given the fact that certain of the AGBA Shares being registered for resale herein were issued at effective prices below the closing market price of AGBA Shares on Nasdaq as of August 4, 2023, and also that the shares being registered for resale under this prospectus represent in the aggregate approximately 11.52% of the outstanding AGBA Shares as of the date of this prospectus, the market price of AGBA Shares could drop significantly if the holders of such AGBA Shares sell them or are perceived by the market as intending to sell them. See “Risk Factors — Future sales of AGBA Shares could cause the market price of AGBA Shares to decline” and “— The Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the post- business-combination company.”

As of August 11, 2023, the market price of AGBA Shares was $0.87 per share, while the exercise price of the Warrants is $11.50. We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. Given that the market price of the AGBA Shares is much lower than the exercise price of the Warrants, and assuming that the market price of AGBA Shares does not increase above the per-share exercise price, there is a small likelihood that any of the Warrants will be exercised. We expect to use any proceeds we do receive from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will bear all costs, expenses and fees in connection with the registration of AGBA Shares and will not receive any proceeds from the sale of AGBA Shares. The Selling Securityholders will bear all the costs of commissions and discounts, if any, attributable to their respective sales of AGBA Shares. As of August 11, 2023, the impact of this offering on AGBA’s liquidity and its ability to fund operations is limited because the Company currently has no plan for proceeds to be received from the exercise of Warrants and UPO.

Our registration of the AGBA Shares covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the AGBA Shares. The Selling Securityholders may offer and sell the AGBA Shares covered by this prospectus in a number of different ways and at varying prices, subject to, in certain circumstances, applicable lock-up restrictions, or they may not offer or sell any AGBA Shares at all. As described above, certain of the Selling Securityholders purchased the AGBA Shares covered by this prospectus for prices ranging from $0.02 to $11.50, and certain other Selling Securityholders may exercise Warrants at $11.50. Consequently, certain of the Selling Securityholders, such as the holders of the Founder Shares, may realize a positive rate of return, or approximately $1.14 per share, on the sale of their AGBA Shares covered by this prospectus even if the market price of AGBA Shares is below $0.87, the closing price of AGBA Shares on Nasdaq on August 11, 2023.

As of August 11, 2023, the number of shares held by non-affiliates trading on Nasdaq was 6,097,151. The 5,360,347 AGBA Shares being registered for resale by the holders of the Founder Shares, Apex, and Maxim pursuant to this registration statement constitute approximately 87.9% of the current number of shares held by non-affiliates trading on Nasdaq. Certain Selling Securityholders, including the holders of the Founder Shares, acquired the AGBA Shares at a price considerably below $0.87, the closing price of AGBA Shares on August 11, 2023. Future sales of AGBA Shares, or the perception of future sales of AGBA Shares, could cause the market price of AGBA Shares to drop significantly, even if AGBA’s business is doing well. See “Risks Factors — Future sales of AGBA Shares, or the perception of future sales of AGBA Shares, could cause the market price of AGBA Shares to drop significantly, even if AGBA’s business is doing well.” In connection with the Business Combination, holders of an aggregate of 2,025,719 AAL Shares exercised their right to redeem their AAL Shares.

We provide more information about how the Selling Securityholders may sell the AGBA Shares in this prospectus. See “Plan of Distribution.”

We are not a Hong Kong operating company; we are a British Virgin Islands holding company with operations conducted by our subsidiaries located in Hong Kong. Our business is centered in Hong Kong and does not have any operations in mainland China. Relevant organs of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly, and overseas listings of mainland China businesses. For example, in addition to the PRC Data Security Law and the Measures for Cybersecurity Review issued by the Cyberspace Administration of China which became effective on February 15, 2022 (the “Measures”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. The management of AGBA understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China which eliminate or restrict market competition in mainland China. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which came into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which came into effect on March 31, 2023. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations.

While AGBA currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organs of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, Overseas Listing Regulations and VIEs as well as the anti-monopoly enforcement actions, will continue not to apply to AGBA. Should such statements or regulatory actions apply to companies such as AGBA or its subsidiaries in the future, it could have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA, the AGBA’s ability to accept foreign investments, and AGBA’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of AGBA’s securities to significantly decline or become worthless.

Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Notwithstanding the foregoing, the PRC legal system is evolving rapidly, and PRC laws, regulations, and rules may change quickly with little advance notice. As many of these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules, and regulations may be inconsistent and they may be subject to inconsistent enforcement. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy, including through regulation and/or state ownership. PRC government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and also on the businesses which are subject to them. If certain PRC laws and regulations were to apply to the AGBA or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA, which, in turn, may cause the value of AGBA’s securities to significantly decline or become worthless. For example, if the PRC Data Security Law were to apply to the AGBA’s Hong Kong-based businesses, AGBA could become subject to data security and privacy obligations, including the need to conduct a national security review of data activities that may affect the national security of the PRC, and could be prohibited from providing data stored in Hong Kong to foreign judicial or law enforcement agencies without approval from relevant PRC regulatory authorities. Compliance with such or similar requirements could have a chilling effect on the business, financial condition and results of operations of AGBA. Therefore, without relying on a PRC counsel, the management of AGBA believes that AGBA and/or its subsidiaries are not required to obtain from Chinese authorities, including the CSRC and the Cyberspace Administration of China, to operate their business and to offer the securities being registered to foreign investors.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021 (which in 2022 was reduced to two consecutive years by AHFCAA as further described below), the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the United States Public Company Accounting Oversight Board, or PCAOB, issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, WWC, P.C., headquartered in California, U.S.A., is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible that the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August [•], 2023

i

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On November 14, 2022, AGBA Acquisition Limited, a British Virgin Islands’ company, consummated a series of transactions (the “Closing”) contemplated by the previously announced business combination agreement, dated as of November 3, 2021 (as amended on November 18, 2021, January 4, 2022, May 4, 2022, and October 21, 2022) (the “Business Combination Agreement”) by and among AGBA Acquisition Limited, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited (“B2B”), TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”) (the “Business Combination”), as a result of the receipt of approval by the shareholders of AGBA Acquisition Limited at the special meeting of the shareholders of AGBA held on November 10, 2022 (the “Special Meeting”).

Upon the Closing: (i) AGBA Acquisition Limited became, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of TAG International Limited and TAG Asia Capital Holdings Limited, in exchange for 55,500,000 ordinary shares of AGBA Acquisition Limited, par value US$0.001 per share (the “Aggregate Stock Consideration”) to TAG (subject to certain indemnity holdback provisions in the Business Combination Agreement). This resulted in AGBA Acquisition Limited acquiring TAG International Limited, TAG Asia Capital Holdings Limited, and their collective subsidiaries (the “TAG Business”); (ii) the governing documents of AGBA Acquisition Limited were amended and restated, becoming the Fifth Amended and Restated Memorandum and Articles of Association as described in this registration statement; (iii) the number of AGBA’s authorized ordinary shares was increased from 100 million to 200 million, and (iv) AGBA Acquisition Limited’s name changed to “AGBA Group Holding Limited” which we also refer to “AGBA.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AGBA,” “we,” “us,” “our” and similar terms refer to AGBA Group Holding Limited and its consolidated subsidiaries, including AGBA.

References to “AAL” refer to AGBA Acquisition Limited, our predecessor company prior to the consummation of the Business Combination. Upon consummation of the Business Combination, AAL, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and TAG International Limited and TAG Asia Capital Holdings Limited were treated as the accounting predecessor of AAL for Securities and Exchange Commission (“SEC”) purposes. All references to historical financial information of AGBA in this prospectus prior to the Business Combination shall refer to the historical financial information of TAG International Limited and TAG Asia Capital Holdings Limited unless the context otherwise requires.

The following chart illustrates the corporate structure and ownership of AGBA and as of the date of this prospectus:

CONVOY GLOBAL
Convoy Global Holding Limited
Subsidiaries and affiliates of Convoy Global Holdings Limited (together with Convoy Global, the "Legacy Group")
100%
Convoy (BVI) Limited
100%
TAG
TAG Holdings Limited
AGBA's Public Shareholders
AGBA's Directors and Officers
AGBA Holding Limited
Apex Twinkle Limited
6.27%
<2%
84.38%
3.25%
4.28%
AGBA Group Holding Limited
Cayman Company
BVI Company
HK Company
100%
100%
B2B
TAG International Limited
100%
100%
TAG Asset Partners Limited
100%
OnePlatform International Limited
Fintech
TAG Asia Capital Holdings Limited
100%
100%
Tandem Fintech Limited
TAG Technologies Limited
100%
AGBA Group Limited
99.89%
100%
100%
100%
100%
OnePlatform Wealth Management Limited
環一財富管理有限公司
OnePlatform International Property Limited
AGBA Innovation Limited
OnePlatform Asset Management Limited
環一資產管理有限公司
Maxthree Limited
100%
100%
100%
100%
FinLiving Limited
Kerberos (Nominee) Limited
OnePlatform Credit Limited
環一信貸有限公司
Trendy Reach Holdings Limited
100%
100%
Hong Kong Credit Corporation Limited
香港金融信貸有限公司
Profit Vision Limited

Unless otherwise stated in this registration statement or unless the context requires otherwise, references in this registration statement to:

•        “AAL” means AGBA Acquisition Limited, our predecessor company prior to the consummation of the Business Combination;

•        “AGBA,” “we,” “us,” “our,” “our company” and any similar term means AGBA Group Holding Limited;

•        “B2B” means TAG International Limited, a BVI business company and wholly-owned subsidiary of AGBA;

•        “B2BSub” means TAG Asset Partners Limited, a BVI business company and wholly-owned subsidiary of B2B;

•        “Business Combination Agreement” means that certain Business Combination Agreement dated November 3, 2021 by and among AAL, B2B, B2BSub, HKSub, OPH, Fintech, and TAG, as amended on November 18, 2021, January 4, 2022, May 4, 2022, and October 21, 2022, and as may be further amended, supplemented or otherwise modified from time to time, and its schedules and exhibits thereto;

•        “Business Day” means any day (except any Saturday, Sunday, or public holiday) on which banks in New York City, New York are open for business;

•        “BVI” means the British Virgin Islands;

•        “BVI Companies Law” means the BVI Business Companies Act, 2004 (as amended from time to time);

•        “China,” “mainland China,” or the “PRC” means the People’s Republic of China;

•        “Convoy Global” means Convoy Global Holdings Limited, TAG’s ultimate parent company;

•        “COVID-19” means the novel coronavirus, SARS-CoV-2;

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended;

•        “Existing Charter” means AGBA’s Fifth Amended and Restated Memorandum and Articles of Association, as amended and restated on November 14, 2022;

•        “fintech” means financial services technology;

•        “Fintech” means TAG Asia Capital Holdings Limited;

•        “Greater Bay Area” or “GBA” means the geographic region comprising Macau, Guangzhou, Shenzhen, and the surrounding area;

•        “HKCC” means Hong Kong Credit Corporation Limited;

•        “HKSub” means OnePlatform International Limited, a Hong Kong company and wholly-owned subsidiary of B2BSub;

•        “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong;

•        “IFA Restructuring” means the transfer of CFS’s independent financial advisors to OnePlatform Wealth

•        “Initial Shareholders” means the Sponsor and the officers and directors of AAL who hold Insider Shares and 225,000 Private Placement Units;

•        “Insider Shares” means the aggregate of 1,150,000 AGBA Shares sold to our Initial Shareholders in October 2018 and February 2019 for an aggregate purchase price of US$25,000;

•        “IPO” means the initial public offering of AAL, completed on May 16, 2019;

•        “Legacy Group” means Convoy Global Holdings Limited and its subsidiaries and affiliates, which do not include AGBA or any of its subsidiaries, B2B, B2BSub, and HKSub;

•        “Nasdaq” means the Nasdaq Capital Market;

•        “OIP” means OnePlatform International Property Limited;

•        “OPH” means, as the context requires, OnePlatform Holdings Limited prior to the OPH Merger, and, B2B following the OPH Merger;

•        “OPH Merger” means the merger of OPH with and into HKSub, with HKSub as the surviving entity, which completed on August 11, 2022;

•        “ordinary shares” or “AGBA Shares” means the ordinary shares of AGBA, US$0.001 par value per share;

•        “PCAOB” means the Public Company Accounting Oversight Board of the United States;

•        “Private Placement Units” means private units held by the Sponsor, which were acquired by the Sponsor at the consummation of the IPO;

•        “Private Warrants” means warrants sold as part of the Private Placement Units at the consummation of the IPO;

•        “Public Warrants” means warrants sold as part of the AAL Units sold in the IPO;

•        “SEC” or “Securities and Exchange Commission” means the Securities and Exchange Commission of the United States;

•        “Securities Act” means the Securities Act of 1933, as amended;

•        “Sponsor” means AGBA Holding Limited;

•        “TAG” means TAG Holdings Limited;

•        “TAG Business” means, B2B and Fintech together, in each case including each such entity’s respective subsidiaries;

•        “Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company;

•        “U.S. Dollars,” “USD,” and “US$” means the legal currency of the United States; and

•        “U.S. GAAP” means the accounting principles generally accepted in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on the expectations and beliefs of our management in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include statements about our future performance and opportunities; benefits of the Business Combination; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements.

The forward-looking statements are based on the current expectations of our management as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by us and the following:

•        expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•        the outcome of any legal proceedings that may be instituted against us;

•        the risk that recent acquisitions or any proposed transactions disrupt our current plans and/or operations, including the risk that we do not complete any such proposed transactions or achieve the expected benefit from them;

•        the ability to recognize the anticipated benefits of recent acquisitions or any proposed transaction, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and retain key employees;

•        costs related to being a public company, acquisitions, commercial collaborations and proposed transactions;

•        limited liquidity and trading of our ordinary shares;

•        geopolitical risk and changes in applicable laws or regulations;

•        the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•        risks relating to the uncertainty of our projected financial information;

•        risks related to the organic and inorganic growth of our business and the timing of expected business milestones;

•        risk that the COVID-19 pandemic, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

•        the inability to maintain the listing of our ordinary shares on Nasdaq.

v

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning our business or other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 7,772,847 AGBA Shares including 2,412,500 AGBA Shares issuable upon the exercise of the Warrants and 5,360,347 AGBA Shares to be sold by the Sponsor, Apex, former directors and officers of AAL, and Maxim. We will not receive any proceeds from the sale of AGBA Shares by the Selling Securityholders.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the AGBA Shares, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell the AGBA Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover thereof. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRANSFERS OF CASH TO AND FROM OUR SUBSIDIARIES

AGBA Group Holding Limited (“AGBA”) is a British Virgin Islands holding company with no operations of its own. We conduct our operations in Hong Kong primarily through our subsidiaries in Hong Kong. We may rely on dividends to be paid by our Hong Kong subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. In order for us to pay dividends to our shareholders, we will rely on payments made from our Hong Kong subsidiaries to AGBA. To date, our subsidiaries have not made any transfers, dividends or distributions to AGBA, and AGBA has not made any transfers, dividends or distributions to our subsidiaries or to U.S. investors.

We do not intend to make dividends or distributions to investors of AGBA in the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We have established and maintained cash management policies that dictate the purpose, amount and procedures of cash transfers among our BVI Holding company, our subsidiaries, and investors.

AGBA Group Holding Limited (BVI corporation)

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under BVI law, namely that the company may only pay dividends if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Hong Kong Subsidiaries

Our Hong Kong subsidiaries are also permitted under the laws of Hong Kong to provide funding to AGBA Group Holding Limited through dividend distribution without restrictions on the amount of the funds. If our Hong Kong subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. To date, our subsidiaries have not made any transfers, dividends or distributions to AGBA Group Holding Limited and AGBA Group Holding Limited has not made any transfers, dividends or distributions to our subsidiaries.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGBA Group Holding Limited to our Hong Kong subsidiaries or from our Hong Kong subsidiaries to AGBA Group Holding Limited. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Funds may be transferred in between AGBA Group Holding Limited, its subsidiaries and its shareholders before or after the consummation of business combination. The following is a table providing a description of how cash is transferred through our organization. See “AGBA Group Holding Limited — Consolidated Statements of Changes in Shareholders’ Equity — For the Two Fiscal Years Ended December 31, 2022 and 2021” and “AGBA Group Holding Limited — Consolidated Statements of Cash Flows — For the Two Fiscal Years Ended December 31, 2022 and 2021”.

For the six months ended June 30, 2023
No.	Transfer from	Transfer to	Approximate value (USD’000)	Nature of transaction
1	Hong Kong Credit Corporation Limited	AGBA Group Limited	1,778	Cash transferred as working capital from a subsidiary to its fellow subsidiary
2	Kerberos (Nominee) Limited	AGBA Group Limited	1,596	Cash transferred as working capital from a subsidiary to its fellow subsidiary
3	OnePlatform Asset Management Limited	AGBA Group Limited	90	Cash transferred as working capital from a subsidiary to its fellow subsidiary
4	AGBA Group Limited	OnePlatform Credit Limited	2	Cash transferred as working capital from a fellow subsidiary to its subsidiary
5	OnePlatform International Property Limited	AGBA Group Limited	43	Cash transferred as working capital from a subsidiary to its fellow subsidiary
6	OnePlatform Wealth Management Limited	AGBA Group Limited	13,379	Cash transferred as working capital from a subsidiary to its fellow subsidiary
7	TAG Technologies Limited	AGBA Group Limited	2,010	Cash transferred as working capital from a subsidiary to its fellow subsidiary
8	AGBA Group Limited	Tandem Fintech Limited	343	Salary recharged by a subsidiary to its fellow subsidiary
9	AGBA Group Limited	OnePlatform International Limited	5,081	Cash transferred as working capital from a fellow subsidiary to its subsidiary
10	Profit Vision Limited	AGBA Group Limited	868	Cash transferred as working capital from a subsidiary to its fellow subsidiary
11	Hong Kong Credit Corporation Limited	TAG Technologies Limited	64	Cash transferred as working capital from a subsidiary to its fellow subsidiary
12	OnePlatform Wealth Management Limited	OnePlatform International Limited	4,189	Cash transferred as working capital from a subsidiary to its fellow subsidiary
13	TAG Technologies Limited	OnePlatform International Limited	955	Cash transferred as working capital from a subsidiary to its fellow subsidiary
14	TAG Technologies Limited	OnePlatform Wealth Management Limited	258	Cash transferred as working capital from a subsidiary to its fellow subsidiary
15	OnePlatform Asset Management Limited	Kerberos (Nominee) Limited	10	Operating expenses incurred by a subsidiary and recharged to its direct parent
16	OnePlatform International Limited	OnePlatform Asset Management Limited	86	Cash transferred as working capital from a subsidiary to its fellow subsidiary
17	AGBA Innovation Limited	OnePlatform Wealth Management Limited	16	Cash transferred as working capital from a subsidiary to its fellow subsidiary
18	OnePlatform Asset Management Limited	OnePlatform Wealth Management Limited	76	Cash transferred as working capital from a subsidiary to its fellow subsidiary
19	TAG Technologies Limited	OnePlatform Asset Management Limited	96	Cash transferred as working capital from a subsidiary to its fellow subsidiary
20	AGBA Group Limited	AGBA Group Holding Limited	91	Professional expenses paid on behalf of the Company

x

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value (USD’000)	Nature of transaction
1	OnePlatform International Limited	OnePlatform Wealth Management Limited	5,123	Cash transferred as working capital from a subsidiary to its fellow subsidiary
2	AGBA Group Limited	TAG Technologies Limited	1,524	Cash transferred as working capital from a subsidiary to its direct parent
3	OnePlatform Asset Management Limited	Maxthree Limited	861	Cash transferred as working capital from a subsidiary to its fellow subsidiary
4	OnePlatform International Limited	TAG Asia Capital Limited	17,383	Cash transferred as working capital from a subsidiary to its fellow subsidiary
5	OnePlatform Asset Management Limited	Kerberos (Nominee) Limited	148	Operating expenses incurred by a subsidiary and transferred to its direct parent
6	AGBA Group Limited	AGBA Group Holding Limited	347	Professional expenses paid on behalf of the Company
7	AGBA Group Limited	OnePlatform Asset Management Limited	137	Salaries recharged by a subsidiary to its fellow subsidiary
8	AGBA Group Limited	OnePlatform Credit Limited	10	Salaries recharged by a subsidiary to its fellow subsidiary
9	AGBA Group Limited	OnePlatform International Limited	2,956	Cash transferred as working capital from a subsidiary to its fellow subsidiary
10	AGBA Group Limited	OnePlatform International Property Limited	15	Salaries recharged by a subsidiary to its fellow subsidiary
11	OnePlatform Wealth Management Limited	AGBA Group Limited	3,929	Cash transferred as working capital from a subsidiary to its fellow subsidiary
12	AGBA Group Limited	Tandem Fintech Limited	62	Salaries recharged by a subsidiary to its fellow subsidiary
13	OnePlatform Wealth Management Limited	AGBA Innovation Limited	32	Cash transferred as working capital from a subsidiary to its fellow subsidiary
14	TAG Technologies Limited	FinLiving Limited	106	Cash transferred as working capital from a subsidiary to its fellow subsidiary
15	Hong Kong Credit Corporation Limited	TAG Technologies Limited	1,409	Cash transferred as working capital from a subsidiary to its fellow subsidiary
16	OnePlatform Asset Management Limited	OnePlatform International Limited	1,175	Cash transferred as working capital from a subsidiary to its direct parent
17	Kerberos (Nominee) Limited	Tandem Fintech Limited	1	Selling expense paid on behalf of a fellow subsidiary
18	OnePlatform Wealth Management Limited	OnePlatform Asset Management Limited	78	Commission expense paid on behalf of a fellow subsidiary
19	OnePlatform Asset Management Limited	TAG Technologies Limited	512	Cash transferred as working capital from a subsidiary to its fellow subsidiary
20	OnePlatform International Limited	OnePlatform Credit Limited	256	Cash transferred as working capital from a subsidiary to its fellow subsidiary
21	OnePlatform Wealth Management Limited	OnePlatform International Limited	3,695	Cash transferred as working capital from a subsidiary to its direct parent
22	TAG Technologies Limited	OnePlatform International Limited	1,180	Cash transferred as working capital from a subsidiary to its fellow subsidiary
23	OnePlatform Wealth Management Limited	OnePlatform International Property Limited	17	Commission expense paid on behalf of a fellow subsidiary
24	OnePlatform International Property Limited	TAG Technologies Limited	182	Cash transferred as working capital from a subsidiary to its fellow subsidiary

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value (USD’000)	Nature of transaction
25	Profit Vision Limited	OnePlatform Wealth Management Limited	192	Cash transferred as working capital from a subsidiary to its fellow subsidiary
26	OnePlatform Wealth Management Limited	TAG Technologies Limited	6,596	Cash transferred as working capital from a subsidiary to its fellow subsidiary
27	Profit Vision Limited	TAG Technologies Limited	7,226	Cash transferred as working capital from a subsidiary to its fellow subsidiary
28	TAG Technologies Limited	TAG Asia Capital Holdings Limited	15,459	Cash transferred as working capital from a subsidiary to its direct parent entity
30	Tandem Fintech Limited	TAG Technologies Limited	36	Cash transferred as working capital from a subsidiary to its fellow subsidiary
For the year ended December 31, 2021
No.	Transfer from	Transfer to	Approximate value (USD’000)	Nature of transaction
1	OnePlatform International Limited	OnePlatform Wealth Management Limited	2,565	Cash transferred as capital injection from a subsidiary to its direct subsidiary
2	TAG Technologies Limited	TAG Asia Capital Holdings Limited	60,000	Cash transferred as dividends distributed by a subsidiary to its direct parent
3	Hong Kong Credit Corporation Limited	Maxthree Limited	749	Cash transferred as working capital from a subsidiary to its direct parent
4	OnePlatform Credit Limited	Maxthree Limited	1,372	Cash transferred as working capital from a subsidiary to its direct parent
5	OnePlatform Asset Management Limited	Maxthree Limited	1,239	Cash transferred as working capital from a subsidiary to its fellow subsidiary
6	TAG Technologies Limited	Maxthree Limited	3,847	Cash transferred as working capital from a subsidiary to its fellow subsidiary
7	Maxthree Limited	AGBA Innovation Limited	21	Cash transferred as working capital from a subsidiary to its fellow subsidiary
8	Kerberos (Nominee) Limited	OnePlatform Asset Management Limited	151	Operating expenses incurred by a subsidiary and charged to its direct parent
9	AGBA Group Limited	OnePlatform Asset Management Limited	12	Selling expenses paid on behalf of a fellow subsidiary
10	OnePlatform Wealth Management Limited	AGBA Innovation Limited	1	General and administrative expenses paid on behalf of a fellow subsidiary
11	OnePlatform Wealth Management Limited	OnePlatform International Limited	4,295	Management fee recharged by a subsidiary and transferred to its direct subsidiary

Before the consummation of the business combination, on January 18, 2022, TAG Asia Capital Holdings Limited approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented one ordinary share of TAC. The dividends were paid by offsetting the receivable due from the shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of all equity interest in Nutmeg Saving and Investment Limited in September 2021.

We have been advised by BTP Law LLC, our counsel as to BVI law, the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in AGBA Shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in AGBA Shares, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of AGBA and related notes thereto included elsewhere in this prospectus.

Our Company

AGBA Group Holding Limited, together with its wholly-owned subsidiaries (the “Company”, “we”, “our”, “us” and “AGBA”) is a leading wealth management and healthcare institution based in Hong Kong servicing over 400,000 individual and corporate customers.

We currently operate in four market-leading businesses: our Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

Since 2019, we have implemented a strategy to expand and upgrade our long-standing broker-dealer business into a platform business and a distribution business. Today, we offer unique product and service offerings:

•        B2B: tech-enabled broker management platform for advisors (“Platform Business”); and

•        B2C: market leading portfolio of wealth and health products (“Distribution Business”).

We also have a market leadership in our healthcare business through our 4% stake in and a strategic partnership with HCMPS. It is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers.

Finally, we are an established operator and successful investor in the finTech industry. We have carefully built out investment positions in FinTech, WealthTech and HealthTech businesses, applying lessons learned from our own distribution, platform and healthcare businesses.

History

On November 14, 2022, AGBA Acquisition Limited, or AAL, a British Virgin Islands’ company and a special purpose acquisition company, consummated a series of transactions contemplated by the Business Combination Agreement.

Upon the Closing of Business Combination: (i) AAL became, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of TAG International Limited, TAG Asia Capital Holdings Limited, and their collective subsidiaries; (ii) the governing documents of AAL were amended and restated, becoming the Fifth Amended and Restated Memorandum and Articles of Association; (iii) the number of AAL’s authorized ordinary shares was increased from 100 million to 200 million, and (iv) AAL’s name changed from “AGBA Acquisition Limited” to “AGBA Group Holding Limited” which is our current name and which we also refer to, post-Business Combination, as “AGBA” or the “Group.”

Current Operations

We currently operate four major businesses:

1.      Platform Business:    we operate as a “financial supermarket” offering over 1,800 financial products to a large universe of retail and corporate customers.

2.      Distribution Business:    our powerful financial advisor business is the largest in the market, it engages in the personal financial advisory business (including advising and sales of a full range of financial services products including long-term life insurance, savings and mortgages), with additional internal and external channels being developed and added.

3.      Healthcare Business:    through our 4% stake in and a strategic partnership with HCMPS, operating as one of the largest healthcare management organizations in the Hong Kong and Macau region, with over 800 doctors in its network. Established in 1979, it is one of the most reputed healthcare brands in Hong Kong.

4.      Fintech Business:    we have an ensemble of leading fintech assets and businesses in Europe and Hong Kong. In addition to financial gains, we also derive substantial knowledge transfers from our investee companies, supporting our development and growth of new business models.

Permission or Approval from the PRC Government

We are not a Hong Kong operating company; we are a British Virgin Islands holding company with operations conducted by our subsidiaries located in Hong Kong. Our business is centered in Hong Kong and does not have any operations in mainland China. Relevant organs of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly, and overseas listings of mainland China businesses. For example, in addition to the PRC Data Security Law and the Measures for Cybersecurity Review issued by the Cyberspace Administration of China which became effective on February 15, 2022 (the “Measures”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. The management of AGBA understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China which eliminate or restrict market competition in mainland China. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which came into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which came into effect on March 31, 2023. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations.

While AGBA currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organs of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, Overseas Listing Regulations and VIEs as well as the anti-monopoly enforcement actions, will continue not to apply to AGBA. Should such statements or regulatory actions apply to companies such as AGBA or its subsidiaries in the future, it could have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA, the AGBA’s ability to accept foreign investments, and AGBA’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of AGBA’s securities to significantly decline or become worthless.

Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Notwithstanding the foregoing, the PRC legal system is evolving rapidly, and PRC laws, regulations, and rules may change quickly with little advance notice. As many of these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules, and regulations may be inconsistent and they may be subject to inconsistent enforcement. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy, including through regulation and/or state ownership. PRC government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and also on the businesses which are subject to them. If certain PRC laws and regulations were to apply to the AGBA or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA, which, in turn, may cause the value of AGBA’s securities to significantly decline or become worthless. For example, if the PRC Data Security Law were to apply to the AGBA’s Hong Kong-based businesses, AGBA could become subject to data security and privacy obligations, including the need to conduct a national security review of data activities that may affect the national security of the PRC, and could be prohibited from providing data stored in Hong Kong to foreign judicial or law enforcement agencies without approval from relevant PRC regulatory authorities. Compliance with such or similar requirements could have a chilling effect on the business, financial condition and results of operations of AGBA. Therefore, without relying on a PRC counsel, the management of AGBA believes that AGBA and/or its subsidiaries are not required to obtain from Chinese authorities, including the CSRC and the Cyberspace Administration of China, to operate their business and to offer the securities being registered to foreign investors.

Our Strategic Growth Plans

•        Overall Market Opportunities in the Greater Bay Area

•        Cross-Border Wealth Management Connect

•        Future expansion plan to China

•        Strategic Enablers to Capture GBA Opportunities

•        China B2B Partnership for Customer Acquisition

•        Service Centre for Customer and Partner Servicing

•        Creating an Ecosystem Empowered by Fintech

•        Hong Kong’s fintech Landscape

•        The Synergy to be Realized Leveraging on Existing Infrastructure and Partners

Corporate Information

AAL was incorporated on October 8, 2018 as a BVI limited company and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Based on its business activities, AAL was considered a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash. Until the consummation of the Business Combination, AAL did not engage in any operations nor generate any revenue.

On May 16, 2019, AAL consummated its initial public offering. On November 14, 2022, AAL consummated the Business Combination with AGBA pursuant to the Business Combination Agreement. In connection with the Business Combination, AAL changed its name to AGBA Group Holding Limited. Upon consummation of the Business Combination, AAL, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and TAG International Limited and TAG Asia Capital Holdings Limited were treated as the accounting predecessor of AAL for SEC purposes.

The following chart illustrates AGBA’s shareholder ownership as of the date of this prospectus:

CONVOY GLOBAL
Convoy Global Holding Limited
Subsidiaries and affiliates of Convoy Global Holdings Limited (together with Convoy Global, the "Legacy Group")
100%
Convoy (BVI) Limited
100%
TAG
TAG Holdings Limited
AGBA's Public Shareholders
AGBA's Directors and Officers
AGBA Holding *Limited*
Apex Twinkle *Limited*
6.27%
<2%
84.38%
3.25%
4.28%
AGBA Group Holding Limited
Cayman Company
BVI Company
HK Company
100%
100%
B2B
TAG International Limited
100%
100%
TAG Asset Partners Limited
100%
OnePlatform International Limited
Fintech
TAG Asia Capital Holdings Limited
100%
100%
Tandem Fintech Limited
TAG Technologies Limited
100%
AGBA Group Limited
99.89%
100%
100%
100%
100%
OnePlatform Wealth Management Limited
環一財富管理有限公司
OnePlatform International Property Limited
環一國際地產有限公司
AGBA Innovation Limited
OnePlatform Asset Management Limited
環一資產管理有限公司
Maxthree Limited
100%
100%
100%
100%
FinLiving Limited
Kerberos (Nominee) Limited
OnePlatform Credit Limited
環一信貸有限公司
Trendy Reach Holdings Limited
100%
100%
Hong Kong Credit Corporation Limited
香港金融信貸有限公司
Profit Vision Limited

Our principal executive office is located at AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong SAR and our telephone number is +852 3601 8000. We maintain a website at https://www.agba.com/. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Summary Risk Factors

Risk Factors Relating to Future Resales

•        Future sales of AGBA Shares, or the perception of future sales of AGBA Shares, could cause the market price of AGBA Shares to drop significantly, even if AGBA’s business is doing well.

•        The Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

Risk Factors Relating to AGBA’s Hong Kong Operations and Proximity to the PRC

•        The business, financial condition, results of operations, and prospects of AGBA may be materially and adversely affected if certain laws and regulations of the PRC become applicable to AGBA or its subsidiaries. AGBA may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

•        The PRC government exerts substantial influence, discretion, oversight, and control over the manner in which companies incorporated under the laws of PRC must conduct their business activities. AGBA is a Hong Kong-based company with no operations in mainland China; however, there can be no guarantee that the PRC government will not seek to intervene or influence the operations of its or its subsidiaries at any time.

•        The securities of AGBA may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

•        Although not currently subject, AGBA may become subject to the PRC laws and regulations regarding offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business, financial condition, results of operations, and AGBA’s prospects of AGBA and may hinder AGBA’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

•        Governments in the jurisdictions AGBA operates or intends to operate may restrict or control to varying degrees the ability of foreign investors to invest in businesses located or operating in such jurisdictions.

•        AGBA is subject to many of the economic and political risks associated with emerging markets, particularly China, due to its operations in Hong Kong. Adverse changes in Hong Kong’s or China’s economic, political, and social conditions as well as government policies could adversely affect AGBA’s business and prospects.

•        AGBA’s potential expansion of activities in China is subject to various risks.

•        AGBA’s financial services revenues are highly dependent on macroeconomic conditions as well as Hong Kong, China, and global market conditions. Disruptions in the global financial markets and economic conditions could adversely affect AGBA and its institutional clients and customers.

•        Recent litigation, increased SEC disclosure requirements and negative publicity surrounding China-based companies listed in the United States may result in increased regulatory scrutiny of the Company and negatively impact the trading price of its shares, which could have a material adverse effect upon its business, including its results of operations, financial condition, cash flows, and prospects.

•        Failure to comply with existing or future laws and regulations related to data protection or data security could lead to liabilities, administrative penalties, or other regulatory actions, which could negatively affect AGBA’s operating results, business, and prospects.

•        The M&A Rules and certain PRC regulations establish complex procedures for acquisitions of some Chinese companies by foreign investors, which could make it more difficult for AGBA to pursue growth through acquisitions in China.

•        The PRC may prevent the cash maintained by AGBA in Hong Kong from leaving, or the PRC could restrict deployment of such cash for AGBA’s business purposes or for the payment of dividends

Risk Factors Relating to AGBA’s Business

•        The ability of AGBA to continue as a going concern is dependent upon its ability to raise additional funds and implement its business plan.

•        The success and growth of AGBA will depend, in part, upon its ability to be a leader in technological innovation in its industries.

•        The technologies that AGBA uses may contain undetected errors, which could result in customer dissatisfaction, damage to AGBA’s reputation, or loss of customers.

•        AGBA relies on its business relationships with product issuers and the success of those product issuers, and AGBA’s future development depends, in part, on the growth of such product issuers and their continued collaboration with AGBA.

•        The property agency segment of the Platform Business has historically operated on thin margins, which expose it to risk of non-profitability and recent trends have caused the segment to be loss-making.

•        AGBA relies on third parties for various aspects of its business and the services and solutions that it offers thereby. AGBA’s business, results of operations, financial condition, and reputation may be materially and adversely affected if these third parties do not continue to maintain or expand their relationship with AGBA, or if they fail to perform in accordance with the terms of their relevant contracts.

•        Failure to maintain and enlarge the customer base of AGBA or to strengthen customer engagement may adversely affect its business and results of operations.

•        A number of AGBA’s business partners are commercial banks and other financial institutions that are highly regulated, and the tightening of laws, regulations, or standards in the financial services industry could harm its business.

•        Significant increases and decreases in the number of transactions by AGBA’s clients can have a material negative effect on AGBA’s profitability and its ability to efficiently process and settle transactions.

•        We operate in a competitive and evolving industry; if AGBA is unable to compete effectively, it may lose market share.

•        If AGBA is unable to protect or promote its brand and reputation, its business may be materially and adversely affected.

•        Breach of AGBA’s security measures or those of any third-party cloud computing platform provider, or other third-party service providers, may result in AGBA’s data, IT systems, and services being perceived as not being, or actually not being, secure.

•        Unexpected network interruptions, security breaches, or computer virus attacks and failures in AGBA’s information technology systems could have a material adverse effect on its business, financial condition, and results of operations.

•        AGBA’s inability to use software licensed from third parties, including open-source software, could negatively affect its ability to sell its solutions and subject it to possible litigation.

•        AGBA’s business in the credit industry requires sufficient liquidity to maintain its business activities, and it may not always have access to sufficient funds.

•        AGBA’s business is impacted by interest rates, and its profitability could be negatively impacted by a low or a negative interest rate environment.

•        AGBA is subject to credit risk due to the nature of the transactions it processes for its clients.

•        Restrictions imposed by the outstanding indebtedness and any future indebtedness of AGBA may limit its ability to operate its business and to finance its future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth.

•        AGBA’ performance depends on key management and personnel. Any failure to attract, motivate and retain staff could severely hinder AGBA’s ability to maintain and grow its business.

•        The Legacy Group has experienced significant reputational damage in the past in connection with its previous management, which could adversely affect the market prospects and reputation of AGBA, and/or the scope and quality of services rendered by the Legacy Group to AGBA.

•        If AGBA cannot maintain its corporate culture, it could lose the innovation, collaboration, and focus on the mission that contribute to its business.

•        Substantially all of AGBA’s operations are housed in one location. If the facilities are damaged or rendered inoperable by natural or man-made disasters, AGBA’s business may be negatively impacted.

•        AGBA may not be able to identify or pursue suitable acquisition or expansion opportunities or achieve optimal results in future acquisitions or expansions, and it may encounter difficulties in successfully integrating and developing acquired assets or businesses.

•        AGBA and its directors, management, and employees currently are and may in the future be subject to litigation and regulatory investigations and proceedings, and any adverse findings may have a material adverse effect on AGBA’s business, results of operations, financial condition, and prospects and harm its reputation.

•        AGBA may not have sufficient insurance coverage to cover its business risks.

•        Any failure to protect the intellectual property rights of AGBA or its subsidiaries or to ensure the continuing right to own, use or license all intellectual property required for its operations could impair its ability to protect its proprietary technology and its brand.

•        AGBA may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

•        AGBA may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

•        We are party to a number of related party transactions, which may result in interdependence or potential conflicts of interest.

•        AGBA operates in a variety of heavily regulated industries in Hong Kong and globally, which exposes its business activities to risks of noncompliance with an increasing body of complex laws and regulations.

•        AGBA is subject to evolving regulatory requirements, and failure to comply with these regulations or to adapt to regulatory changes could materially and adversely affect its operations, business, and prospects.

•        AGBA may be adversely affected by the complexity, uncertainties, and changes in regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses, or permits applicable to AGBA’s business may have a material adverse effect on its business and results of operations.

•        Uncertainties in the interpretation and enforcement of Hong Kong laws and regulations could limit the legal protections available to AGBA and its investors.

•        Fluctuations in exchange rates could have a material adverse effect on AGBA’s results of operations and the price of the Company’s shares.

•        AGBA faces risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt its operations.

•        Russia’s invasion of Ukraine may present risks to AGBA’s operations and investments.

Risk Factors Relating to Our Shares

•        Our share price has been, and could continue to be, volatile.

•        Shareholders could experience substantial dilution of their investment as a result of future sales of our equity, subsequent exercises of our outstanding warrants and options, or the future grant of equity by us.

•        Because we do not intend to pay cash dividends, our shareholders will benefit from an investment in our ordinary shares only if it appreciates in value.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

Exercise of Warrants and UPO

As of August 11, 2023, the market price of AGBA Shares was $0.87 per share, while the exercise price of the Warrants is $11.50. We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. Given that the market price of the AGBA Shares is much lower than the exercise price of the Warrants, and assuming that the market price of AGBA Shares does not increase above the per-share exercise price, there is a small likelihood that any of the Warrants will be exercised. We expect to use any proceeds we do receive from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will bear all costs, expenses and fees in connection with the registration of AGBA Shares and will not receive any proceeds from the sale of AGBA Shares. The Selling Securityholders will bear all the costs of commissions and discounts, if any, attributable to their respective sales of AGBA Shares. As of August 11, 2023, the impact of this offering on AGBA’s liquidity and its ability to fund operations is limited because the Company currently has no plan for proceeds to be received from the exercise of Warrants and UPO.

THE OFFERING

Issuer	AGBA Group Holding Limited
Issuance of AGBA Shares
AGBA Shares to be issued Upon exercise of all Warrants	2,412,500
AGBA Shares to be issued Upon exercise of the UPO	441,600
Resale of AGBA Shares
AGBA Shares offered by the Sponsor, Apex, former directors and officers of AAL, and Maxim	5,360,347
Use of proceeds

We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. If the market price for AGBA Shares does not increase above the per share exercise price of the Warrants, there is a small likelihood that any of the Public Warrants or Private Warrants will be exercised. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will not receive any proceeds from the sale of the AGBA Shares to be offered by the Selling Securityholders.

Liquidity

This offering involves the potential sale of up to 7,772,847 AGBA Shares, including 2,412,500 AGBA Shares issuable upon exercise of the Warrants, which represent 11.52% of our total outstanding AGBA Shares giving effect to the additional shares that would be outstanding upon conversion and exercise assuming all are exercised for cash. Once this registration statement is effective and during such time as it remains effective, the Selling Securityholders will be permitted, subject to the lock-up and escrow restrictions described under “Plan of Distribution” to sell the AGBA Shares. The resale, or expected or potential resale, of a substantial number of AGBA Shares in the public market could adversely affect the market price for AGBA Shares and make it more difficult for our other shareholders such as you to sell their AGBA Shares at times and prices that they feel are appropriate.

NASDAQ Capital Market symbols	Our ordinary shares and warrants are listed on Nasdaq under the symbols “AGBA” and “AGBAW”, respectively.

AGBA GROUP HOLDING LIMITED
SUMMARY FINANCIAL INFORMATION

The data below as for the six months ended June 30, 2023 and 2022 has been derived from the unaudited condensed consolidated financial statements of the Company, and for the years ended December 31, 2022 and 2021 has been derived from the audited consolidated financial statements of the Company for such years, which are included in this prospectus. The Company’s consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

The Company’s historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with the Company’s consolidated financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” contained elsewhere herein. The historical results included below are not indicative of the future performance of the Company.

The following table represents the Company’s selected consolidated balance sheet data as of June 30, 2023, December 31, 2022 and 2021:

Selected Consolidated Balance Sheet Data:

	As of June 30, 2023	As of December 31,
		2022	2021
	USD	USD	USD
Current assets	$45,243,012	$55,756,165	$83,779,515
Non-current assets	50,059,245	45,465,168	38,730,785
Total assets	95,302,257	101,221,333	122,510,300
Total liabilities	92,798,926	97,071,054	61,364,728
Total shareholders’ equity	$2,503,331	$4,150,279	$61,145,572

The following table represents the Company’s selected consolidated statements of operations and comprehensive (loss) income for the six months ended June 30, 2023 and 2022, and for the years ended December 31, 2022 and 2021:

Selected Consolidated Statements of Operations and Comprehensive (Loss) Income:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2023	2022	2022	2021
	USD	USD	USD	USD
Operating revenues	$248,444,613	$6,165,995	$31,080,227	$11,468,603
Operating expenses	(53,421,555)	(11,586,698)	(59,431,324)	(19,915,726)
Loss from operations	(24,976,942)	(5,420,703)	(28,351,097)	(8,447,123)
Other (expenses) income, net	2,318,763	(5,812,652)	(16,044,933)	128,416,091
Income tax (expense) benefit	280	(105,354)	(124,605)	(23,505,445)
Net (loss) income	(22,658,179)	(11,338,709)	(44,520,635)	96,463,523
Other comprehensive loss	(99,969)	(380,359)	(205,477)	(393,601)
Comprehensive (loss) income	$(22,757,899)	$(11,719,068)	$(44,726,112)	$96,069,922

The following table represents the Company’s selected consolidated cash flow data for the six months ended June 30, 2023 and 2022, and the years ended December 31, 2022 and 2021:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2023	2022	2022	2021
	USD	USD	USD	USD
Net cash used in operating activities	$(19,265,823)	$(2,448,816)	$(19,304,399)	$(2,154,059)
Net cash (used in) provided by investing activities	4,477,035	(6,853,289)	(14,188,835)	177,494,053
Net cash provided by (used in) financing activities	(5,316,618)	(13,139,326)	12,135,441	(163,871,706)
Effect of exchange rate on cash and cash equivalents	49,765	(310,995)	(429,542)	(155,154)
Change in cash, cash equivalents and restricted cash	(20,055,641)	(22,752,426)	(21,787,335)	11,313,134
Cash, cash equivalents and restricted cash, beginning of year	51,294,072	73,081,407	73,081,407	61,768,273
Cash, cash equivalents and restricted cash, end of year	$31,238,431	$50,328,981	$51,294,072	$73,081,407

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risk Factors Relating to Future Resales

Future sales of AGBA Shares, or the perception of future sales of AGBA Shares, could cause the market price of AGBA Shares to drop significantly, even if AGBA’s business is doing well.

The sale of AGBA Shares in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of AGBA Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for a shareholder to sell equity securities in the future at a time and at a price that it deems appropriate.

We have agreed, at our expense, to prepare and file this registration statement with the SEC registering the resale of up to 7,772,847 AGBA Shares, which include (i)  2,189,834 AGBA Shares held by the Sponsor and certain former directors and officers of AAL including (a) 1,150,000 AGBA Shares issued in connection with AAL’s IPO for approximately $0.02 per share, or the Founder Shares, held by the Sponsor and directors and officers of AAL; (b) 225,000 AGBA Shares issued as part of the placement units issued in connection with AAL’s IPO at a combined purchase price of $10.00 per Sponsor Unit, which consisted of one AGBA Share, one private warrant to purchase one-half of one AGBA Share, and a right to receive one-tenth of one AGBA Share at the Closing of the Business Combination; (c) 22,500 AGBA Shares issued upon the conversion of the rights to receive one tenth (1/10) of one AGBA Share included in the Sponsor Units in connection with the Closing of the Business Combination; and (d) 792,334 AGBA Shares issued upon the conversion of payables in connection with the Closing of the Business Combination at a purchase price of $10.00 per share; (ii) 2,728,913 AGBA Shares issued to Apex Twinkle Limited (“Apex”) at a share value of $3.50 per share; (iii) 2,300,000 AGBA Shares issuable upon exercise of 4,600,000 Public Warrants at an exercise price of $11.50 included in the public units issued at AAL’s IPO at a combined purchase price at $10.00 per IPO Units, which consisted one AGBA Share, one private warrant to purchase one-half of one AGBA Share, and a right to receive one-tenth of one AGBA Share at the Closing of the Business Combination; (iv) 112,500 AGBA Shares issuable upon exercise of 225,000 Private Warrants included in the Public Units issued to the Sponsor at an exercise price of $11.50; (v) 276,000 AGBA Shares issuable upon exercise of the UPO issued to Maxim at an aggregate purchase price of $100 at AAL’s IPO; (vi) 138,000 AGBA Shares underlying the warrants included as part of the UPO; and (vii) 27,600 AGBA Shares to be issued to Maxim underlying the rights included as part of the UPO.

The shares registered pursuant to this registration statement represent 11.52% of the ordinary shares outstanding, including those issuable upon exercise of the Warrants and UPO. After it is effective and until such time that it is no longer effective, the registration statement will permit the resale of these shares, of which certain shares are subject to a six-month escrow period pursuant to an escrow agreement dated May 14, 2019 entered into by certain Selling Securityholders and Continental Stock Transfer & Trust Company. The resale, or expected or potential resale, of a substantial number of AGBA Shares in the public market could adversely affect the market price for AGBA Shares and make it more difficult for you to sell your AGBA Shares at times and prices that you feel are appropriate. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to this registration statement, the Selling Securityholders will continue to offer the securities covered by this registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

As certain restrictions on resale end pursuant to the effectiveness of this registration statement, the market price of AGBA Shares could drop significantly if the Selling Securityholders sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for AGBA to raise additional funds through future offerings of AGBA Shares or other securities.

Further, the Selling Securityholders acquired or will acquire their AGBA Shares at effective prices ranging from $0.02 to $11.50. Consequently, certain of the Selling Securityholders, such as the holders of the Founder Shares, may realize a positive rate of return on the sale of their AGBA Shares covered by this prospectus even if the market price of AGBA Shares is below $0.87, the closing price of AGBA Shares on Nasdaq on August 11, 2023. Even if our trading price is significantly below $10.00, the offering price of AAL’s IPO, certain of the Selling Securityholders, including the holders of the Founder Shares, may still have an incentive to sell their AGBA Shares because the purchase price or cost basis for the underlying securities was or were lower than the cost basis or purchase price of the public investors or the current trading price of AGBA Shares. If the Selling Securityholders decided to sell their shares to realize this return, it could have a material adverse effect on the price of AGBA Shares. Additionally, certain Selling Securityholders who are subject to a six-month escrow period pursuant to an escrow agreement dated May 14, 2019 entered into by certain Selling Securityholders and Continental Stock Transfer & Trust Company, may choose to sell their shares in accordance with the restrictions. Such sales could have a material adverse effect on the price of AGBA Shares. For example, based on the closing price of AGBA Shares of $0.87 as of August 11, 2023, the holders of Founder Shares could realize profits of no greater than approximately $0.85 per share.

The Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

The Selling Securityholders acquired or will acquire their AGBA Shares at prices ranging from $0.02 to $11.50. The public offering price in the AAL IPO was $10.00 per unit, which consisted of AGBA ordinary share, one warrant, each whole warrant exercisable for one AGBA Share at a price of $11.50 per share, and one right to receive one-tenth (1/10) of an AGBA Share. Consequently, certain of the Selling Securityholders, such as the holders of our Founder Shares, may realize a positive rate of return, on the sale of their AGBA Shares covered by this prospectus even if the market price of AGBA Shares is below $0.87, the closing price of AGBA Shares on Nasdaq on August 11, 2023. In addition, because the current market price of AGBA Shares is higher than the price certain Selling Securityholders paid for their AGBA Shares or the exercise price of their Warrants, there is more likelihood that Selling Securityholders holding AGBA Shares or Warrants that are not subject to a six-month escrow period pursuant to an escrow agreement dated May 14, 2019 entered into by certain Selling Securityholders and Continental Stock Transfer & Trust Company, will sell their AGBA Shares as soon as this registration statement is declared effective.

Sales of substantial amounts of AGBA Shares in the public market, or the perception that such sales will occur, could adversely affect the market price of AGBA Shares and make it more difficult for us to raise funds through securities offerings in the future. Further, the Selling Securityholders acquired or will acquire their AGBA Shares at prices ranging from $0.02 to $11.50. Consequently, certain of the Selling Securityholders, such as the holders of our Founder Shares, may realize a positive rate of return, on the sale of their AGBA Shares covered by this prospectus even if the market price of AGBA Shares is below $0.87, the closing price of AGBA Shares on Nasdaq on August 11, 2023. If the Selling Securityholders decided to sell their shares to realize this return, it could have a material adverse effect on the price of AGBA Shares. Additionally, certain Selling Securityholders who are subject to lock-up restrictions may choose to sell their shares in accordance with the restrictions. Such sales could have a material adverse effect on the price of AGBA Shares.

Risks Relating to AGBA’s Hong Kong Operations and Proximity to the PRC

The business, financial condition, results of operations, and prospects of AGBA may be materially and adversely affected if certain laws and regulations of the PRC become applicable to AGBA or its subsidiaries. AGBA may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

AGBA currently does not have operations in mainland China. Although AGBA and its subsidiaries do service Chinese clients, all sales of financial products offered by the TAG Business and its subsidiaries occur in Hong Kong. AGBA does not sell any financial products in mainland China, and all of the TAG Business’s customer data is maintained outside of mainland China. Accordingly, none of AGBA or its subsidiaries are regulated by any regulatory authorities in mainland

China. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to Hong Kong-based businesses.

However, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation, and implementation involve significant uncertainties. To the extent that any PRC laws and regulations become applicable to AGBA, AGBA may be subject to the risks and uncertainties associated with the evolving laws and regulations of the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as AGBA or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA and its ability to offer securities to investors, any of which may, in turn, cause the value of AGBA’s securities to significantly decline or become worthless.

Relevant organs of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly, and overseas listings of mainland China businesses. For example, in addition to the PRC Data Security Law and the Measures for Cybersecurity Review issued by the Cyberspace Administration of China which became effective on February 15, 2022 (the “Measures”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. The management of AGBA understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China which eliminate or restrict market competition in mainland China. In addition, in July 2021, the PRC government provided new guidance on PRC-based companies raising capital outside of the PRC, including through arrangements called variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC.

While AGBA currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organs of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, and VIEs as well as the anti-monopoly enforcement actions will continue not to apply to AGBA. Should such statements or regulatory actions apply to companies such as AGBA or its subsidiaries in the future, it could have a material adverse impact on the business, financial condition, results of operations, and prospects of AGBA, AGBA’s ability to accept foreign investments, and AGBA’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of AGBA’s securities to significantly decline or become worthless. AGBA cannot predict the extent of such impact if such events were to occur.

AGBA may also become subject to the laws and regulations of the PRC to the extent that the TAG Business commences business and customer facing operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth.

The PRC government exerts substantial influence, discretion, oversight, and control over the manner in which companies incorporated under the laws of PRC must conduct their business activities. AGBA is a Hong Kong-based company with no operations in mainland China; however, there can be no guarantee that the PRC government will not seek to intervene or influence the operations of its business or its subsidiaries at any time.

Because (i) AGBA currently does not have operations in mainland China, (ii) all sales of financial products offered by AGBA and its subsidiaries, including those to PRC citizens, occur in Hong Kong, and (iii) the TAG Business does not sell any financial products in mainland China, the PRC government currently does not directly govern the manner in which AGBA conducts its business activities outside of mainland China. However, the PRC legal system is evolving quickly, and PRC laws, regulations, and rules may change quickly with little advance notice, including with respect to Hong Kong-based businesses. As a result, there can be no assurance that AGBA will not be subject to direct influence or discretion over its business from organs of the PRC government in the future, due to changes in laws or other unforeseeable reasons or due to AGBA’s expansion or acquisition of operations in or involving mainland China.

The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy, including through regulation and/or state ownership. PRC government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and the businesses which are subject to them. If AGBA became subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of AGBA’s development, expansion, or acquisition of operations in the PRC, AGBA may be required to make material changes in its operations, which may result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, or both. AGBA cannot be assured that the PRC government will not, in the future, release regulations or policies regarding other industries, which, if applicable to AGBA or its subsidiaries, may adversely affect the business, financial condition and results of operations of AGBA.

In addition, the various segments of AGBA are regulated by a number of Hong Kong regulators, including, the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority. PRC government influence or oversight over such Hong Kong regulators may have an indirect but material impact on AGBA, including but not limited to with respect to capital requirements, its ability to operate certain businesses, its operations in certain jurisdictions (including the markets in which AGBA or its subsidiaries may operate in the future) and/or the implementation of certain controls and procedures in relation to risk management or cybersecurity. Furthermore, the market prices and/or liquidity of the securities of AGBA could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of actual operating performance. There can be no assurance or guarantee that the PRC government would not intervene in or influence the operations of AGBA, directly or indirectly, at any time.

The securities of AGBA may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the Public Company Accounting Oversight Board of the United States (the “PCAOB”) issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. The management of AGBA believes that this determination does not impact AGBA, as the auditor of AGBA, WWC, P.C., (i) is headquartered in California, U.S.A., (ii) is an independent registered public accounting firm with the PCAOB, and (iii) has been inspected by the PCAOB on a regular basis. Nonetheless, there can be no assurance that future changes in laws or regulations will not impact AGBA, WWC, P.C., or any future auditor of AGBA. Accordingly, there can be no assurance that WWC, P.C. will be able to meet the requirements of the HFCA Act and that AGBA will not suffer the resulting material and adverse impact on its stock performance, as a company listed in the United States.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (AHFCA Act) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been reduced accordingly.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

WWC, P.C. is headquartered in California and has been inspected by the PCAOB on a regular basis. The management of AGBA believes, therefore, that WWC, P.C. is not subject to the determinations announced by the PCAOB on December 16, 2021 with respect to PRC and Hong Kong-based auditors. WWC, P.C. is not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCA Act Determination Report under PCAOB Rule 6100. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. If notwithstanding this new framework, the PCAOB was unable to fully inspect WWC, P.C. (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict WWC, P.C. (or any future auditor of the Company) from performing work in Hong Kong, AGBA may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to AGBA in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of AGBA’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject AGBA to consequences including the delisting of AGBA in the future if the PCAOB is unable to inspect AGBA’s accounting firm (whether WWC, P.C. or another firm) at such future time.

Our former auditor, Friedman LLP (“Friedman”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”) and continued to operate as an independent registered public accounting firm. Friedman and Marcum are both headquartered in Manhattan, New York, and have been inspected by the PCAOB on a regular basis, with the last inspections in 2020, and neither Friedman nor Marcum is subject to the determinations announced by the PCAOB on December 16, 2021.

On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. The recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Although not currently subject, AGBA may become subject to the PRC laws and regulations regarding offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business, financial condition, results of operations, and AGBA’s prospects of AGBA and may hinder AGBA’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government has initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30 meeting of the Standing Committee of the 13 National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing

Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (“CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “CII Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

AGBA or its subsidiaries may collect and store certain data (including certain personal information) from their clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that (1) AGBA and its subsidiaries are incorporated either in Hong Kong or the British Virgin Islands and are located in and conduct their operations in Hong Kong, (2) they have no subsidiary, VIE structure, nor any operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), the management of AGBA does not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, or the Draft Overseas Listing Regulations to impact the operations of the TAG Business. As of date of this registration statement, AGBA and its subsidiaries have conducted all sales activities in Hong Kong and in aggregate collected and stored personal information of less than one million users in the PRC, all of the data collected is stored in servers located in Hong Kong, and none of AGBA or its subsidiaries have been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Accordingly, the management of AGBA does not currently expect that the laws and regulations in the PRC on data security, data protection or cybersecurity apply to AGBA or that the oversight of the CAC will be extended to the TAG Business’s operations in Hong Kong, because (i) AGBA is not a “CII Operator” or a “Network Platform Operator” as defined under the relevant PRC cyberspace laws; (ii) AGBA does not harm PRC national security, public interests, or the legitimate rights and interests of citizens or organizations of the PRC; (iii) AGBA is not subject to PRC government cyberspace scrutiny; and (iv) AGBA is compliant with PRC cyberspace laws that have been issued up to the date of this registration statement.

However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will act, what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and whether any of these will apply to AGBA, if at all. There can be no assurance that AGBA will be able to comply in all respects with any PRC regulatory requirements that may become applicable to it in the future. For example, AGBA’s current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply with any applicable regulations, AGBA may become subject to the consequences of such non-compliance, including fines and other penalties, which, in turn, may have a material adverse effect on the business, operations, financial condition, and prospects of AGBA and may hinder the ability of AGBA to offer or continue to offer securities to investors. Such an impact could, in turn, cause the value of such securities to significantly decline or be worthless.

Governments in the jurisdictions AGBA operates or intends to operate may restrict or control to varying degrees the ability of foreign investors to invest in businesses located or operating in such jurisdictions.

Because AGBA is incorporated in the British Virgin Islands, they may be deemed to be foreign investors in Hong Kong and therefore be subject to restrictions or controls in Hong Kong on the ability of foreign investors to invest in business located or operating in Hong Kong. As a result, there may be a risk of loss to AGBA’s investors due to, among other things, expropriation, nationalization or confiscation of assets, or the imposition of restrictions on repatriation of capital invested, in each case by the governmental or regulatory agencies empowered in Hong Kong. While, in some cases, the British Virgin Islands has entered into international investment treaties or agreements designed to encourage and protect investment by BVI persons in foreign jurisdictions, there can be no guarantee that such treaties or agreements will cover Hong Kong or that such treaties or agreements will be fully implemented or effective. In other cases, AGBA and its subsidiaries may not be able to take advantage of certain treaties because they are British Virgin Islands companies and are therefore exposed to additional risk of such loss.

AGBA is subject to many of the economic and political risks associated with emerging markets, particularly China, due to its operations in Hong Kong. Adverse changes in Hong Kong’s or China’s economic, political, and social conditions as well as government policies could adversely affect AGBA’s business and prospects.

AGBA currently conducts its business in Hong Kong and is considering options for expansion of its business in mainland China. Accordingly, AGBA is subject to risks and uncertainties including fluctuations in mainland China’s GDP, unfavorable or unpredictable treatment in relation to tax matters, expropriation of private assets, exchange controls, restrictions affecting its ability to make cross-border transfer of funds, regulatory proceedings, inflation, currency fluctuations, or the absence of, or unexpected changes in, regulations and unforeseeable operational risks. In addition, AGBA’s business, prospects, financial condition, and results of operations may be significantly influenced by political, economic, and social conditions in Hong Kong and China generally and by continued economic growth in China.

The Chinese economy differs from the economies of most developed jurisdictions (such as Hong Kong) in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the PRC government has implemented measures that focus on accounting for market forces to effect economic reform and aimed at reducing the state ownership of productive assets and establishing improved corporate governance in business enterprises, a substantial portion of China’s productive assets are still owned by the government. In addition, the PRC government continues to play a significant role in regulating development through industrial policies. The PRC government also exercises significant control over China’s economic growth through its allocation of resources, control of payment of foreign currency-denominated obligations, monetary policy, and preferential treatment for particular industries or companies. Many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and adjustment process may not necessarily have a positive effect on the operations and business development of AGBA. Other political, economic, and social factors may also lead to further adjustments of the reform measures. For example, the PRC government has in the past implemented a number of measures intended to curtail certain segments of the economy, including the real estate industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on the business and financial condition of AGBA.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures, which may benefit the overall Chinese economy, may have a negative effect on the TAG Business. For example, AGBA’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, the PRC government has from time to time implemented certain measures, including interest rate changes, to control the pace of economic growth. These measures may cause decreased economic activity in China, as evidenced by the slowing of growth of the Chinese economy since 2012. In addition, COVID-19 had a severe and negative impact on the Chinese economy since the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. In addition, any future escalation of the ongoing trade war between the United States and China, regional or national instability, the ongoing impact of the COVID-19 pandemic, or the armed conflict between Russia and Ukraine may negatively impact the growth of the Chinese economy. Any prolonged slowdown in the Chinese economy or adverse changes in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China and may reduce the demand for AGBA’s services and solutions among potential Chinese customers and materially and adversely affect its business and results of operations.

National laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong. The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to AGBA, it may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. The TAG Business may also become subject to the laws and regulations of the PRC to the extent it commences business and customer facing operations in mainland China as a result of any future acquisition, expansion, or organic growth.

AGBA’s potential expansion of activities in China is subject to various risks.

AGBA and each of its subsidiaries, as of the date of this registration statement, primarily operate in Hong Kong. AGBA has been pursuing and will continue to pursue its growth strategy in China, particularly in the Greater Bay Area, comprising Macau, Guangzhou, Shenzhen, and the surrounding area. Currently, AGBA does not have any Chinese operating entities and does not plan to use “variable interest entities,” or VIEs, in the future to conduct its operations. The management of AGBA intends for such expansion to be conducted through customer referrals and partnerships, with its actual sales activities conducted in Hong Kong. For instance, AGBA is currently in active discussions to establish a strategic partnership with a top asset manager (the “Potential Partner”) in China to provide offshore insurance solutions to its over 20 million customers. Accordingly, the management of AGBA expects the main source of revenue from such expansion in China to be generated from referral income.

Notwithstanding, expansion of China-related activities may expose AGBA to additional risks, including:

•        Changing global environment, including changes in U.S., Chinese, and international trade policies;

•        Challenges associated with relying on local partners in markets that are not as familiar to AGBA, including joint venture partners to help AGBA establish its business;

•        Difficulties managing operations in new regions, including complying with the various regulatory and legal requirements;

•        Different approval or licensing requirements;

•        Recruiting sufficient suitable personnel in new markets;

•        Challenges in providing services and solutions as well as support in these new markets;

•        Challenges in attracting business partners and customers;

•        Potential adverse tax consequences;

•        Foreign exchange losses;

•        Limited protection for intellectual property rights;

•        Inability to effectively enforce contractual or legal rights;

•        International travel restriction and temporary lock-down due to COVID-19; and

•        Local political, regulatory, and economic instability or wars, civil unrest, and terrorist incidents.

Moreover, changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on AGBA’s growth plans. If AGBA is unable to effectively avoid or mitigate these risks, its ability to grow its China-related business will be affected, which could have a material adverse effect on its business, financial condition, results of operations, and prospects.

As AGBA further expands into the international market, it is increasingly subject to additional legal and regulatory compliance requirements, including local licensing and periodic reporting obligations. AGBA may inadvertently fail to comply with local laws and regulations, and any such violation could subject AGBA to regulatory penalties, such as revocation of licenses, which would in turn harm its brand, reputation, business operation and financial results. Although AGBA has policies and procedures in place to enhance compliance with local laws and regulations, there can be no assurance that its employees, contractors, or agents will stay compliant with these policies and procedures.

AGBA’s financial services revenues are highly dependent on macroeconomic conditions as well as Hong Kong, China, and global market conditions.    Disruptions in the global financial markets and economic conditions could adversely affect the AGBA and its institutional clients and customers.

Given the significant proportion of its business operations concentrated in Hong Kong, AGBA’s success depends largely on the health of the Hong Kong financial industry, which is affected by changes in general economic conditions beyond the AGBA’s control. Economic factors such as increased interest rates, slow economic growth or recessionary conditions, changes in household debt levels, and increased unemployment or stagnant or declining wages affect the AGBA’s customers’ income and thus their ability and willingness to take loans from AGBA, invest with AGBA, or engage with AGBA’s other financial products. Domestic and global events affect all such macroeconomic conditions. Weak or a significant deterioration in economic conditions reduce the amount of disposable income both individual and institutional consumers have, which in turn reduces consumer spending and their willingness to engage with the AGBA’s financial services. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time and could adversely affect AGBA’s financial condition.

Changes in the condition of Hong Kong’s and China’s economies generally affect the demand and supply of financial products, which in turn will affect demand for the solutions that AGBA provides. For example, a credit crisis, or prolonged downturn in the credit markets could severely affect AGBA’s operating environment by, for example, causing a tightening in credit guidelines, limited liquidity, deterioration in credit performance, or increased foreclosures. Since a significant portion of AGBA’s revenue is generated from transaction-based fees and commissions, a decrease in transaction volumes could cause a material decline in AGBA’s revenues for the duration of such crisis.

Global economies could suffer dramatic downturns as the result of a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, extreme volatility in security prices, diminished liquidity and credit availability, and ratings downgrades or declining valuations of certain investments. In past economic downturns, governments have taken unprecedented actions to address and rectify these extreme market and economic conditions, including by providing liquidity and stability to the financial markets. If these actions are not successful, the return of adverse economic conditions may significantly affect the businesses of AGBA’s customers, which could in turn negatively affect AGBA’s revenues.

In addition, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by central banks and financial authorities in some of the world’s leading economies, including the European Union, the United States, and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe, and Africa. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and escalations in the trade tensions between the United States and China. Starting from 2018, changes in U.S. trade policies have occurred, including the imposition of tariffs. These types of developments, including a potential trade war, could have a material adverse impact on the Chinese economy and in turn on the Hong Kong economy. On January 31, 2020, the United Kingdom ceased to be a member of the European Union (commonly referred to as “Brexit”). The effects of Brexit on worldwide economic and market conditions remain uncertain. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets. Furthermore, protests in Hong Kong in 2019, political instability in the Korean Peninsula, a slump in commodity prices, uncertainty over interest rates in the United States, the outbreak and spread of the COVID-19 pandemic, and the armed conflict between Russia and Ukraine have also resulted in instability and volatility in the global financial markets. Recently, the global stock markets have experienced extreme volatility, in reaction to the outbreak of the conflict between Russia and Ukraine and governments’ responses thereto. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term.

Recent litigation, increased SEC disclosure requirements and negative publicity surrounding China-based companies listed in the United States may result in increased regulatory scrutiny of the Company and negatively impact the trading price of its shares, which could have a material adverse effect upon its business, including its results of operations, financial condition, cash flows, and prospects.

The management of AGBA believes that recent litigation, increased SEC disclosure requirements, and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies, after examining their corporate governance practices, related party transactions, sales practices, and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges, including the Nasdaq. In June 2021, SEC Chair Gary Gensler requested a “pause” in U.S. IPOs of Chinese companies to assess these issues. In August 2021, the SEC started to issue new disclosure requirements to companies operating in China and seeking to list on U.S. securities exchanges in order to boost investor awareness of the certain risks, including with respect to certain corporate structures of Chinese companies, such as VIEs and the risk of Chinese regulators intervening with company operations or data security policies.

AGBA is based in Hong Kong and has been pursuing and will continue to pursue a growth strategy in China, particularly in the Greater Bay Area, comprising Macau, Guangzhou, Shenzhen, and the surrounding areas. This growth strategy is centered on expanding the referral network of AGBA.

As of the date of this registration statement, AGBA and its subsidiaries have not entered into, and have no plans to enter into, any contractual arrangements with any VIEs in China. However, should AGBA’s growth strategy involving China materialize and its current expansion plans materially change, AGBA may be required to enter into contractual arrangements with VIEs, in which case AGBA may become subject to risk associated with VIEs and come under increased scrutiny from U.S. securities regulators in light of such developments.

Any similar scrutiny of AGBA, regardless of its merit (or lack thereof), could result in a diversion of management resources and energy, potential costs to defend against rumors, increased ongoing disclosure requirements, decreases and volatility in the trading price of shares, and increased directors and officers insurance premiums and could have a material adverse effect upon the company’s business, including results of operations, financial condition, cash flows, and prospects.

Failure to comply with existing or future laws and regulations related to data protection or data security could lead to liabilities, administrative penalties, or other regulatory actions, which could negatively affect AGBA’s operating results, business, and prospects.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal data worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Regulatory authorities in virtually every jurisdiction in which members of AGBA’s group operate have implemented or are considering a number of legislative and regulatory proposals concerning personal data protection. The management of AGBA has been monitoring the evolution of this area of law and intends to take steps to ensure compliance with laws applicable to the AGBA’s current operations in Hong Kong and potential future operations in China.

While the management of AGBA believes that AGBA is not currently subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data, AGBA may be subject to such laws in the future. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities. See “— Although not currently subject, AGBA may become subject to the PRC laws and regulations regarding offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business, financial condition, results of operations, and prospects of AGBA and may hinder the ability of AGBA to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

The M&A Rules and certain PRC regulations establish complex procedures for acquisitions of some Chinese companies by foreign investors, which could make it more difficult for AGBA to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory authorities in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions, have established complex procedures and requirements that restrict merger and acquisition activities by foreign investors. For example, an overseas company established or controlled by PRC enterprises or residents needs to obtain approval from including the PRC Ministry of Commerce, or MOFCOM, before it acquires an affiliated domestic company or leads to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC on August 30, 2007, and in effect as of August 1, 2008, and the Measures for the Undertaking Concentration Examination issued by MOFCOM on November 24, 2009, and in effect as of January 1, 2010 require that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. The security review rules issued by MOFCOM, which became effective in September 2011, specify that certain mergers and acquisitions by foreign investors, for example those that raise “national defense and security” concerns or through which foreign investors may acquire de facto control over domestic enterprises and therefore raise “national security” concerns, are subject to its review. Those rules prohibit any activities attempting to bypass security review, for example by structuring a transaction through a proxy or contractual control arrangements or offshore transactions. Similarly, on December 19, 2020, the NDRC and the Ministry of Commerce jointly issued the Measures for the Security Review for Foreign Investment, which took effect on January 18, 2021. These measures set forth the provisions concerning the security review mechanism on foreign investment, including, among others, the types of investments subject to review, and the review scopes and procedures. Most recently, on February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities is subject to anti-monopoly review.

Although management of AGBA currently intends to focus its efforts in China on expanding its referral network, in the future, AGBA may seek to grow by acquiring other service providers in its industry within China. Complying with the requirements of the regulations described above and other relevant rules to complete these transactions could be time-consuming, and any required approval or filing processes, including obtaining approval from or filing with MOFCOM or its local counterparts, may delay or inhibit AGBA’s ability to complete these transactions, which could affect its ability to expand AGBA or maintain its market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by MOFCOM.

The application and interpretations of the M&A Rules are still uncertain, and it is unclear whether Chinese authorities would consider AGBA to be subject to the M&A. There is also possibility that the relevant PRC regulators may promulgate new rules or explanations, requiring AGBA obtains MOFCOM or other regulatory approval for any completed or ongoing mergers and acquisitions. There is no assurance that AGBA will be able to obtain such approval for such mergers and acquisitions, and if AGBA fails to obtain those approvals, it may be required to suspend the acquisition, be subject to penalties, or both. Any uncertainties regarding such approval requirements could have a material adverse effect on AGBA’s business, results of operations, and prospects.

The PRC may prevent the cash maintained by AGBA in Hong Kong from leaving, or the PRC could restrict deployment of such cash for AGBA’s business purposes or for the payment of dividends

AGBA does not have, and AGBA’s management does not expect AGBA will have, any business operations in mainland China or maintain any cash balances in mainland China. However, if AGBA were to establish business operations or maintain cash balances in mainland China, it may become subject to the PRC government’s controls on the convertibility of Renminbi into foreign currencies and the remittance of currencies out of China to foreign entities or investors. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) as long as certain procedural requirements related to foreign exchange control are met. Although generally the PRC government may not impose any restrictions on international payments or transfers on current account, the PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions, and there may also exist macro-prudential control in foreign exchange through position management or know-your-customer (KYC) policies. Approval from appropriate government authorities, including SAFE, the National Development and Reform Commission (NDRC) and the Ministry of Commerce may be required for certain transactions if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Furthermore, foreign currency loans or capital contributions may be subject to statutory limits and registration with competent authorities.

The Hong Kong government has not issued similar laws or regulations for companies that are incorporated in or conduct businesses in Hong Kong. No cash is or is currently intended by the management of AGBA to be held in the PRC by AGBA or any of its subsidiaries. There is no regulatory restriction imposed by authorities in Hong Kong over the flow of funds among AGBA and its subsidiaries, or on any distributions or dividends of AGBA to its investors as of the date of this registration statement, and management of AGBA does not expect there will be regulatory restrictions by authorities in Hong Kong.

The Basic Law is the constitutional document for Hong Kong. Under Article 112 of the Basic Law, no foreign exchange control policies shall be applied in Hong Kong. The Hong Kong dollar shall be freely convertible, and the Government of Hong Kong shall safeguard the free flow of capital within, into and out of the region. The power to amend the Basic Law lies in the National People’s Congress of the PRC and the ultimate power of interpretation of the Basic Law is vested in the Standing Committee of the National People’s Congress of the PRC. Therefore, the PRC has the power to cause a change in the Basic Law and cause capital controls to be imposed over Hong Kong. If the PRC were to do so, the PRC may also restrict the ability of AGBA’s operating entities to remit currency maintained in Hong Kong offshore to pay dividends or make other payments, or otherwise to satisfy its foreign-currency-denominated obligations. In such case, relevant PRC governmental authorities may limit the ability of AGBA to purchase foreign currencies in the future to settle transactions. As the PRC government may continue to strengthen its control over Hong Kong, this may limit AGBA’s ability to utilize such currencies to fund its business activities outside of the PRC, or to pay dividends in foreign currencies.

Risk Factors Relating to AGBA’s Business

The ability of AGBA to continue as a going concern is dependent upon its ability to raise additional funds and implement its business plan.

AGBA’s consolidated financial statements contained in this prospectus were prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. For the year ended December 31, 2022, AGBA reported approximately $44.5 million net loss and $19.3 million net cash outflows from operating activities. As of December 31, 2022, AGBA had accumulated losses of approximately $39.4 million and cash and cash equivalents of $6.4 million. For the six months ended June 30, 2023, AGBA also reported approximately $22.7 million net loss and $19.3 million net cash outflows from operating activities. As of June 30, 2023, AGBA had accumulated losses of approximately $62.0 million and cash and cash equivalents of $3.8 million.

AGBA’s management intends to continue to monitor its capital structure and evaluate various funding alternatives that may be needed to finance its growth strategy, business development, and operating expenses, including fundraising through equity or debt capital markets. Nonetheless, there can be no assurance that AGBA will be successful in such fundraising or that if it can secure such funds that they will be sufficient to meet the financing needs of AGBA and to allow us to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Going Concern.”

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States, Hong Kong, and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the conflict in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

Even after this offering, we may need to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our shareholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our ordinary shares. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

If we are unable to obtain sufficient capital in the future, we may have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our services, increased costs for our services, harm to our reputation, and could have a material adverse effect on our business, financial condition and results of operations.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws and regulations of NASDAQ expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

Any failure to maintain compliance with the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

We may be or may become classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares.

A non-U.S. company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The value of our assets generally is determined by reference to the market price of our Ordinary Shares, which may fluctuate considerably. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise. If we were to be treated as a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this prospectus entitled “Material U.S. Federal Income Tax Consequences”) holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material United States Federal Income Tax Consequences — Passive Foreign Investment Company Rules.”

The success and growth of AGBA will depend, in part, upon its ability to be a leader in technological innovation in its industries.

AGBA operates in industries experiencing rapid technological change and frequent product introductions. To succeed, AGBA must lead its peers in designing, innovating, and introducing new technology and product offerings. The process of developing new technologies and products is complex, and if AGBA is unable to successfully innovate and continue to deliver a superior client experience, the demand for its products and services may decrease, it may lose market share and its growth and operations may be hampered.

For example, part of AGBA’s Platform Business relies on its continued ability to process loan applications over the internet, accept electronic signatures, provide instant process status updates, and provide other client- and loan applicant-expected conveniences. AGBA’s proprietary platform technology is integrated into all steps of its business processes. AGBA’s dedication to incorporating technological advancements into its service platforms requires significant financial and personnel resources. Maintaining and improving this technology will require it to expend significant capital expenditures on its proprietary technology platforms.

To the extent that AGBA is dependent on any particular technology or technological solution, it may be harmed if such technology or technological solution becomes non-compliant with existing industry standards, fails to meet or exceed the capabilities of its competitors’ equivalent technologies or technological solutions, becomes increasingly expensive to service, retain, and update, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way not anticipated. Additionally, new technologies and technological solutions are continually being released. As such, it is difficult to predict the problems that AGBA may encounter in improving its websites’ and other technologies’ functionality.

The technologies that AGBA uses may contain undetected errors, which could result in customer dissatisfaction, damage to the AGBA’s reputation, or loss of customers.

Some of the solutions that AGBA offers are built on large stacks of data, requiring sophisticated and innovative technologies to address AGBA’s operating needs, predict operating patterns, and help make decisions in terms of business strategies and implementation plans. AGBA aims to make its operations and solutions more streamlined, automated, and cost-effective by using advanced technologies which are currently under development. AGBA may encounter technical obstacles, and it may discover problems that prevent such technologies from operating properly, or at all, which could adversely affect AGBA’s information infrastructure and other aspects of its business where such technologies are applied. If AGBA’s solutions do not function reliably or fail to achieve its customers’ expectations for performance, AGBA may lose existing customers or fail to attract new ones, which may damage its reputation and adversely affect its business, financial condition, and results of operations.

Material performance problems, defects, or errors in AGBA’s existing or new software, applications, and solutions may arise and may result from the interface between solutions and systems and data that it did not develop, the function of which is beyond its control, or defects and errors that were undetected in internal testing. These types of defects and errors, and any failure by AGBA to identify and address them, could result in a loss of revenue or market share, diversion of development resources, harm to AGBA’s reputation and increased service and maintenance costs. Defects or errors may discourage existing or potential customers from utilizing AGBA’s solutions. Correcting these types of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on the business, financial condition, and results of operations of AGBA.

AGBA relies on its business relationships with product issuers and the success of those product issuers, and AGBA future development depends, in part, on the growth of such product issuers and their continued collaboration with AGBA.

The Platform Business relies, in part, on financial products provided by certain banks, insurance companies, or other companies that offer financial products (product issuers). The management team of AGBA believes that establishment of business relationships with major product issuers such as MassMutual Asia Limited, Prudential Hong Kong Limited, and Zurich International Life Limited, which facilitates its ability to provide a wide variety of products to satisfy customers’ needs and enables it to negotiate favorable terms with such product issuers, to the benefit of its customers, contributes to its current success. The long-term business relationships that the Platform Business has established with major product issuers are formed on the basis of the terms of business, broker contracts, and/or conditions issued by the product issuer(s) setting out the terms and conditions upon which product issuer(s) are prepared to accept business referred or introduced to them. However, there is no assurance that the Platform Business will succeed in maintaining existing and/or establishing new, strategic relationships with product issuers. If the Platform Business cannot maintain and/or establish such relationships, it and its subsidiaries’ access to similar financial products may be restricted, and their business, operations, and financial position may, in turn, be adversely affected.

The future development of the Platform Business depends, in part, on the growth of such product issuers, on their continued development of new financial products, and on their continued collaboration. Failure by such product issues to continue to sell new financial products may, in turn, limit our ability to offer such products to their customers. There can be no assurance that if any product issuer discontinued its business or ceased to collaborate with us could find replacement products on comparable terms, or at all. If the Platform Business cannot maintain its current pipeline of products from product issuers, it and its subsidiaries’ access to similar financial products may be restricted, and their business, operations, and financial position may, in turn, be adversely affected.

The property agency segment of the Platform Business has historically operated on thin margins, which expose it to risk of non-profitability and recent trends have caused the segment to be loss-making.

The property agency segment of the Platform Business, run by OnePlatform International Property Limited (“OIP”), has historically operated with thin profit margins. In accordance with its contracts with property developers and agreements with its own staff, commission income from OIP’s operations is dispersed broadly among both the consultancy force and salespersons, often equaling up to 50% of commission income. This significant split of commission income has historically resulted in marginal profit for OIP.

In recent years, the segment has been loss-making and was supported by intercompany loans. While AGBA’s management intends to generate sufficient cash flows from the segment to repay such intercompany loans and create positive profit margins, there can be no assurance that the property agency segment of the Platform Business will be able to generate such cash flows now or in the future. Without a change in the commission sharing mechanism or optimization of the segment’s operating costs, the property agency segment’s ability to achieve additional profits may be limited. There can be no assurance that OIP will be able to achieve changes in commission sharing or optimization of operating costs to sufficient levels, or at all. In addition, given the competitive environment in which OIP operates, there also can be no guarantee that such changes would not create a loss of engagement with property developers and salespersons. Such disruptions to the property agency segment of the Platform Business could have negative effects on its business, financial condition, results of operations, and prospects.

AGBA relies on third parties for various aspects of its business and the services and solutions that it offers thereby. AGBA’s business, results of operations, financial condition, and reputation may be materially and adversely affected if these third parties do not continue to maintain or expand their relationship with AGBA, or if they fail to perform in accordance with the terms of their relevant contracts.

AGBA relies on third parties for various aspects of its business and the solutions they offer thereby. For example, AGBA relies on computer hardware, software, and cloud services, internet and telecommunication services, and third-party supplied data. AGBA expects to continue to rely on these third parties to supplement its capabilities for a significant period, if not indefinitely. Therefore, AGBA needs all of these parties to function in a flawless and timely manner to conduct its business. However, there can be no assurance that these third parties will provide their support properly or in a cost-effective manner or that the third party-supplied data AGBA relies on will be complete, accurate, or reliable. In the event of problems with any of these third-party providers, transitioning to new providers may disrupt AGBA’s business and increase costs.

If any of AGBA’s third-party service providers fail to perform properly, there can be no assurance that AGBA will be able to find a suitable would be able to find suitable replacement suppliers on commercially reasonable terms or timely basis, or at all. AGBA’s third-party service providers may carry out their business in an inappropriate manner or in violation of regulations or laws. Any of such occurrences could diminish AGBA’s ability to operate or damage its business reputation, or cause it regulatory or financial harm, any of which could negatively affect AGBA’s business, financial condition, and results of operations.

Failure to maintain and enlarge the customer base of AGBA or to strengthen customer engagement may adversely affect its business and results of operations.

AGBA’s revenue growth depends, in part, on its ability to maintain and enlarge its customer base and strengthen customer engagement so that more of its customers will use AGBA’s solutions more often and contribute to its revenue growth. Although AGBA maintains business relationships with its existing customers and has successfully developed different marketing channels to generate business from referrals, recurring business, and direct marketing, less than 15% of the total revenue for the year ended December 31, 2022 was generated by recurring business from existing customers purchasing new products through the Platform Business. This diffusion of our customer base requires AGBA to constantly maintain and refresh its broad customer base. AGBA’s customers are, however, geographically concentrated, as substantially all of its major customers are located in Hong Kong. Fluctuations in the macro-economic environment in Hong Kong may have adverse effects AGBA’s our major clients and, in turn, on AGBA.

There can be no assurance that AGBA’s customers will continue to use its services and solutions once their existing contract or relationship expires or that they will purchase additional solutions from AGBA. This risk is especially apparent in circumstances where it is inexpensive for them to switch service providers. AGBA’s ability to maintain and enlarge its customer base and strengthen customer engagement will depend on many factors, some of which are out of AGBA’s control, including:

•        its ability to continually innovate technologies to keep pace with rapid technological changes;

•        its ability to continually innovate solutions in response to evolving customer demands and expectations and intense market competition;

•        its ability to customize solutions for customers;

•        customer satisfaction with AGBA’s solutions, including any new solutions that AGBA may develop, and the competitiveness of pricing and payment terms;

•        the effectiveness of AGBA’s solutions in helping customers improve efficiency, enhance service quality, and reduce costs;

•        customers’ acceptance of AGBA’s pricing models;

•        AGBA’s ability to transition customers from “hook products,” which AGBA provides at low or even no charge, to products that provide more revenue and better margins; and

•        the success and growth of AGBA’s customers, which could be affected by general-economic and market conditions, regulatory developments and other factors.

As many of AGBA’s customers are engaged using a transaction-based model, a reduction of transactions by its customers would adversely affect the AGBA’s business and results of operations. For example, the COVID-19 pandemic may have a negative impact on business growth, project implementation, and AGBA’s customers’ usage of its solutions, and thus, AGBA’s revenue.

In addition, AGBA derived some of its customers either through acquisitions of new businesses or by intra-group referrals. If AGBA cannot develop customers organically, conduct as many acquisitions, or receive as many customer referrals as it has historically, it may not be able to grow its customer base as quickly, or at all.

A number of AGBA’s business partners are commercial banks and other financial institutions that are highly regulated, and the tightening of laws, regulations, or standards in the financial services industry could harm its business.

A number of AGBA’s business partners are commercial banks and other financial institutions that are highly regulated and must comply with complex and changing government regulations and industry standards, which are subject to significant changes, in the various jurisdictions in which they operate. Global, regional, or local regulatory developments, including those in respect of consumer protection, credit availability, risk management, and data privacy, could adversely affect AGBA’s customers or otherwise result in a reduction in the volume and frequency of its business transactions.

AGBA’s financial institution partners must sometimes include restrictive provisions in their contracts with service providers such as AGBA, with respect to security and privacy, ongoing monitoring, risk management, and other limitations. These provisions may increase AGBA’s costs, limit the scope of the solutions AGBA offers, or otherwise restrict customer access. In addition, AGBA’s customers may have less capacity or incentive to purchase solutions from AGBA, may pass on their increased costs to AGBA, or may cease to use certain of AGBA’s solutions. As aspects of AGBA’s business employ a broker-based model, any reduction of transactions by AGBA’s partners may materially and adversely affect AGBA’s business and results of operations.

As a result of such laws and regulations, certain of AGBA’s business partners have had, or will have, to adjust their business practices in ways that reduce their use of AGBA’s solutions, and these types of changes in response to regulatory developments may adversely affect AGBA’s business, result of operations, and financial conditions.

Significant increases and decreases in the number of transactions by the AGBA’s clients can have a material negative effect on AGBA’s profitability and its ability to efficiently process and settle transactions.

Significant volatility in the number of client transactions and rebalancing activity may result in operational problems such as a higher incidence of failures to deliver services and errors in processing transactions, and such volatility may also result in increased personnel and related processing costs. AGBA may experience adverse effects on its profitability resulting from significant reductions in product sales and may encounter operational problems arising from unanticipated high transaction volume because AGBA is not able to control such fluctuations.

In addition, significant transaction volume could result in inaccurate books and records, which would expose AGBA to disciplinary action by governmental agencies and other relevant regulators.

We operate in a competitive and evolving industry; if AGBA is unable to compete effectively, it may lose market share.

The market competition in which we operate is intense and all aspects of AGBA’s business are highly competitive. AGBA competes for clients, customers, and personnel directly with other financial advisory firms, securities firms, and, increasingly, with other types of organizations and businesses offering financial services, such as banks and insurance companies. The financial technology services industry in Hong Kong and China is also highly competitive and rapidly evolving. New competitors, including affiliates of financial institutions, traditional IT companies, and internet companies, are entering this market.

AGBA primarily faces competition posed by major, existing financial institutions, including traditional banks and insurance agencies. However, AGBA also faces threats of new players entering its industries, particularly the Fintech industry, in Hong Kong and China. While the management of AGBA believes that AGBA has a competitive advantage by having a full suite of financial products (including insurance, investments, and credit) coupled with a captive customer base and well-established infrastructure (including operational capabilities and technology), some of AGBA’s competitors may have greater brand recognition, larger customer bases or greater financial, technological, or marketing resources. There can be no assurance that AGBA’s competitors will not be able to respond more quickly and effectively than AGBA to new or changing opportunities, technologies, standards, or customer requirements, or successfully adapt to significant changes in regulatory and industry environments.

The financial services industry continues to evolve technologically, with an increasing number of firms of all sizes providing lower cost, computer-based “robo-advice” and enhanced digital experiences for clients with previously limited personalized service. Industry and technology changes may result in increased prevalence of robo-advisors. AGBA is subject to risk from accelerated industry changes and competitive forces, which have resulted and are expected to continue to result in significant costs for strategic initiatives to respond to such changes. AGBA’s ability to compete in its industries is based primarily on a business model designed to serve clients through personalized relationships with financial advisors offering a full-product suite complemented by a low-cost digital platform. AGBA may be subject to operational risk if its current business model is unable to keep pace with a rapidly changing environment, which includes client, industry, technology, and regulatory changes. In addition, AGBA’s ability to compete and adapt its business model may be impacted by changing client demographics, preferences, and values. If AGBA’s services do not meet client needs, it could lose clients, thereby reducing revenues and profitability.

Talent competition among AGBA’s competitors also exists for financial advisors, technology specialists, and corporate staff. AGBA’s continued ability to expand its business and to compete effectively depends on its ability to attract qualified employees and to retain and motivate current employees. Additionally, during an economic downturn, there is increased risk that AGBA’s more successful personnel may leave or be hired away by its competitors, if AGBA experiences reduced profitability.

Competition may also result in continued pricing pressures, which may lead to price reductions for AGBA’s services and offerings and may adversely affect its profitability and market share. In addition, AGBA may face competition from its own customers or financial product providers, who may develop their own solutions internally after they have gained experience and expertise independently or through their use of AGBA’s solutions. If AGBA is unable to successfully compete in its relevant industries, its business, financial condition, and results of operations may be materially and adversely affected.

If AGBA is unable to protect or promote its brand and reputation, its business may be materially and adversely affected.

The brand names and reputation of AGBA and its subsidiaries are subject to a variety of factors that are beyond its control. For example, customer complaints about AGBA’s services and negative publicity about the financial services industry could diminish consumer confidence in AGBA’s solutions. Failure to protect customer privacy or effectively adopt security measures could have the same effect. Measures that AGBA may take from time to time to combat risks of fraud and breaches of privacy and security can damage relations with its customers. These measures heighten the need for prompt and accurate customer service to resolve irregularities. If AGBA cannot handle customer complaints effectively or balance different customers’ needs appropriately, its reputation may suffer, and AGBA may lose customers’ confidence. Furthermore, AGBA may be subject to claims seeking to hold it liable for inaccurate or false information. Any claims, regardless of merit, may force AGBA to participate in costly time-consuming litigation or investigations, divert significant management and staff attention, and damage its reputation and brand. In addition, AGBA’s reputation may be undermined if its customers and product issuers, many of whom are financial institutions, violate laws and regulations such as financial supervision regulations and anti-money laundering laws, when interacting with AGBA’s solutions. Any significant damage to the reputation of AGBA or any of its subsidiaries, or to the perceived quality or awareness of its brands or solutions, or any significant failure by AGBA to promote and protect its brands and reputation, could make it more difficult for AGBA to maintain a good relationship with its customers, promote its services or retain qualified personnel, any of which may have a material adverse effect on AGBA’s business.

AGBA’s future marketing and efforts to build its brands will likely require it to incur additional expenses. In 2022, AGBA changed the branding of many of its group companies to reflect new brands, such as “AGBA”, “AGBA Focus”, “AGBA Perform” and “OnePlatform,” that align with its new approach to the market. These re-branding efforts include obtaining new trademark and domain name registrations, which efforts are ongoing. Increased marketing expenses in the short term may be required to familiarize AGBA’s customers and the public with these new brand names. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If AGBA fails to successfully promote, protect, and maintain its brands while incurring additional expenses, its results of operations and financial condition would be adversely affected, and its ability to grow its business may be impaired.

Given both AGBA’s past and future relationship with the Legacy Group, any negative development in the Legacy Group’s market position, reputation, or brand recognition may materially and adversely affect the brand image, reputation, and market value of AGBA and/or its subsidiaries.

Breach of AGBA’s security measures or those of any third-party cloud computing platform provider, or other third-party service providers, may result in AGBA’s data, IT systems, and services being perceived as not being, or actually not being, secure.

Some of AGBA’s services involve storage and transmission of its customers and their end-customers’ proprietary and other sensitive data, including financial information and other personally identifiable information. AGBA’s security measures may be breached as a result of efforts by individuals or groups of hackers and sophisticated organizations, including by fraudulently obtaining system information of AGBA’s employees or customers. AGBA’s security measures could also be compromised by employee error or malfeasance, which could result in unauthorized access to, or denied authorized access to, AGBA’s IT systems, customers’ data, or its own data, including with respect to AGBA’s intellectual property and other confidential business information.

Because the techniques used to breach, obtain unauthorized access to, and sabotage IT systems change frequently, grow more complex over time, and are generally not recognized until launched against a target, AGBA may be unable to anticipate or implement adequate measures to prevent such techniques. In addition, AGBA is often an early adopter of new technologies and new ways of sharing data and communicating internally and with partners and customers. As its IT systems continue to evolve, this increases their complexity. In addition, AGBA’s customers may authorize third-party technology providers to access their customer data, and some of AGBA’s customers may not have adequate security measures to protect their data that is stored on AGBA’s servers. Because AGBA does not control its customers or third-party technology providers, or the processing of such data by third-party technology providers, AGBA cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to AGBA’s services.

A security breach could expose AGBA to a risk of loss or inappropriate use of proprietary and sensitive data, or the denial of access to this data. A security breach could also result in a loss of confidence in the security of its services, damage AGBA’s reputation, negatively impact future sales, disrupt its business, and lead to legal liability. Finally, the detection, prevention, and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software, may result in additional direct and indirect costs, for example, AGBA may be required to purchase additional infrastructure or its remediation efforts may degrade the performance of AGBA’s solutions.

Unexpected network interruptions, security breaches, or computer virus attacks and failures in AGBA’s information technology systems could have a material adverse effect on its business, financial condition, and results of operations.

AGBA’s information technology systems support all phases of its operations and are an essential part of the group’s technology infrastructure. The robust reliability of AGBA’s platform is one of its competitive strengths that it relies on to attract and retain customers. If AGBA’s systems fail to perform, it could experience disruptions in operations, slower response times, or decreased customer satisfaction. AGBA must process, record, and monitor a large number of transactions, and its operations are highly dependent on the integrity of its technology systems and its ability to make timely enhancements and additions to such systems. System interruptions, errors, or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to systems, changes in customer usage patterns, linkages with third-party systems, and power failures. AGBA’s systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting AGBA’s key business partners and vendors, and other similar events.

AGBA has in the past experienced network interruptions, which did not have a material adverse impact on the business. However, AGBA’s business depends on the performance and reliability of its internet infrastructure. There can be no assurance that AGBA’s internet infrastructure will remain sufficiently reliable for its needs. Any failure to maintain the performance, reliability, security, or availability of its network infrastructure may cause significant damage to its ability to attract and retain customers. Major risks involving AGBA’s network infrastructure include:

•        breakdowns or system failures resulting in a prolonged shutdown of its servers;

•        disruption or failure in the national backbone networks in Hong Kong, China, and the other markets where AGBA operates, which would make it impossible for customers to access AGBA’s solutions;

•        damage from natural disasters or other catastrophic events such as typhoons, volcanic eruptions, earthquakes, floods, telecommunications failures, or other similar events; and

•        any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of AGBA’s platform or deterioration in the quality of or access to its solutions could reduce customer satisfaction and result in a reduction in the activity level of AGBA’s customers. Furthermore, increases in the volume of traffic on AGBA’s platform could strain the capacity of its existing computer systems and bandwidth, which could lead to slower response times or system failures. This strain could cause a disruption or suspension in AGBA’s service delivery, which could, in turn, hurt its brand and reputation. AGBA may need to incur additional costs to upgrade its technology infrastructure and computer systems to accommodate increased demand if it anticipates that its systems cannot handle higher volumes of traffic and transaction in the future. In addition, it could take an extended period to restore full functionality to its technology or other operating systems in the event of an unforeseen occurrence, which could affect AGBA’s ability to deliver its solutions. There can be no assurance that AGBA will not suffer unexpected losses, reputational damage, or regulatory actions due to technology or other operational failures or errors, including those of AGBA’s vendors or other third parties.

AGBA’s inability to use software licensed from third parties, including open-source software, could negatively affect its ability to sell its solutions and subject it to possible litigation.

AGBA’s technology platform incorporates software licensed from third parties, including open-source software, which AGBA uses without charge. Although AGBA monitors its use of open-source software, the terms of many open-source licenses that it is subject to have not been interpreted by courts, and there is a risk that these licenses could be construed to impose unanticipated conditions or restrictions on its ability to provide its solutions. In addition, the terms of open-source software licenses may require AGBA to provide software that it develops to others on unfavorable license terms. For example, certain open-source licenses may require AGBA to offer the components of its platform that incorporate open-source software for free, to make source code for modifications or derivative works available to others, and to license such modifications or derivative works under the terms of the particular open-source license.

In addition, AGBA could be required to seek licenses from third parties to continue offering its solutions, and these types of licenses may not be available or may be on terms not acceptable to AGBA. Alternatively, AGBA may need to re-engineer its solutions or discontinue using certain functionalities of its solutions. AGBA’s inability to use third-party software could result in business disruptions, or delays in developing future offerings or enhancements of its existing solutions, which could materially and adversely affect AGBA’s business and results of operations.

AGBA’s business in the credit industry requires sufficient liquidity to maintain its business activities, and it may not always have access to sufficient funds.

Liquidity, or ready access to funds, is essential to AGBA’s business, particularly its money lending business through OnePlatform Credit Limited (“OCL”) and Hong Kong Credit Corporation Limited (“HKCC”). A tight credit market could have a negative impact on the ability of either or both of OCL and HKCC to maintain sufficient liquidity to meet their working capital needs and to meet regulatory requirements. Short-term and long-term financing are two sources of liquidity that could be affected by a tight credit market. In a tight credit market, lenders may reduce their loan amounts. There can be no assurance that financing will be available at attractive terms, or at all, in the future. Additionally, AGBA’s access to funds held at the broker-dealer is subject to regulatory capital requirements and may require approval from regulators. A significant decrease in AGBA’s access to funds could negatively affect its business, financial management, and reputation in the industry.

AGBA’s business is impacted by interest rates, and its profitability could be negatively impacted by a low or a negative interest rate environment.

Presently AGBA has no significant interest-bearing assets, meaning that AGBA’s income and operating cash flows are substantially independent of changes in market interest rates. However, AGBA’s financial performance, particularly with respect to its money lending business, through OnePlatform Credit Limited and Hong Kong Credit Corporation Limited, is directly affected by, and subject to substantial volatility from changes in prevailing interest rates. Due to the unprecedented events surrounding the COVID-19 pandemic along with the associated severe market dislocation, there are additional factors that contribute to uncertainty and unpredictability concerning current interest rates, future interest rates, and potential negative interest rates.

Although AGBA does not currently expect a sustained negative interest rate environment, as evidenced by the announcement and implementation of recent raises in federal interest rates in the United States, it proactively manages interest rate risk by varying the issuance and maturity dates of its variable rate debt, limiting the amount of its variable rate debt, and continually monitoring the effects of market changes in interest rates. Nevertheless, if a sustained negative interest rate environment were to occur, AGBA’s profitability could be negatively impacted by reductions in interest rate revenue on its loan products, additional costs with third parties to hold both firm and client cash deposits, and potential additional expenditures related to cash solutions products.

AGBA is subject to credit risk due to the nature of the transactions it processes for its clients.

AGBA is exposed to the risk that third parties who owe it money, securities, or other assets will not meet their obligations. Many of the transactions in which AGBA engages expose it to credit risk in the event of default by its counterparty or client, such as loans or cash balances held at major financial institutions. In addition, AGBA’s credit risk may be increased when the collateral it holds cannot be realized or is liquidated at prices insufficient to recover the full amount of the obligation due to AGBA. Financial instruments that potentially subject AGBA to credit risk consist of cash equivalents, restricted cash, accounts, and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,493) if the bank with which an individual/a company hold its eligible deposit fails. AGBA maintains cash and other funds in escrow at financial institutions in Hong Kong, which can be subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness, and there can be no assurance that they will remain of high credit quality.

AGBA evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Nonetheless, there can be no assurance that its customers will not default on their obligations or otherwise expose AGBA to the negative impacts of credit risk.

Restrictions imposed by the outstanding indebtedness and any future indebtedness of AGBA may limit its ability to operate its business and to finance its future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth.

The terms of the outstanding indebtedness of AGBA and any future indebtedness may restrict AGBA or its subsidiaries from taking certain actions, including, among other things:

•        incurring additional indebtedness;

•        creating or incurring liens;

•        paying dividends and distributions on, or purchase, redeem, defease, or otherwise acquire or retire for value, capital stock;

•        making repayments or repurchases of debt that is contractually subordinated with respect to right of payment or security;

•        creating negative pledges or restrictions on the payment of dividends or payment of other amounts owed from subsidiaries;

•        making acquisitions, investments, loans (including guarantees), advance or capital contributions;

•        engaging in consolidations, amalgamations, mergers, liquidations, dissolutions, dispositions and/or selling, transferring, or otherwise disposing of assets, including capital stock of subsidiaries;

•        entering into certain sale and leaseback transactions;

•        engaging in certain transactions with affiliates; or

•        changing material lines of business.

There can be no guarantee that AGBA will be able to maintain compliance with any of its loan covenants or, if AGBA fails to do so, that it will be able to obtain waivers from the lenders and/or amend the covenants. Even if AGBA complies with all of the applicable covenants, the restrictions on the conduct of business could adversely affect AGBA by, among other things, limiting its ability to take advantage of financings, mergers, acquisitions, investments, and other corporate opportunities that may be beneficial to business.

A breach of any of the covenants in existing or future credit agreements could result in an event of default, which, if not cured or waived, could trigger acceleration of indebtedness and an increase in the interest rates applicable to such indebtedness, and may result in the acceleration of or default under any other debt AGBA may incur in the future to which a cross-acceleration or cross-default provision applies. Any such acceleration of indebtedness could have a material adverse effect on the business, results of operations, and financial condition of AGBA. In the event of any default under existing or future credit facilities of AGBA, the applicable lenders could elect to terminate borrowing commitments and declare all borrowings and loans outstanding, together with accrued and unpaid interest and any fees and other obligations, to be due and payable. In addition, if AGBA was to grant a security interest in a significant portion of its assets to secure obligations under a lending agreement, the applicable lenders, during the existence of an event of default, could exercise their rights and remedies thereunder, including by way of initiating foreclosure proceedings against any assets constituting collateral for obligations of AGBA as borrower.

AGBA’ performance depends on key management and personnel. Any failure to attract, motivate and retain staff could severely hinder AGBA’s ability to maintain and grow its business.

The future success of AGBA is significantly dependent upon the continued service of a handful of its key personnel. If AGBA loses the services of any member of management or other key personnel, it may not be able to locate suitable or qualified replacements, and it may incur additional expenses to recruit and train new staff, which could severely disrupt its business and growth, therefore materially and adversely affecting AGBA’s business, financial condition, results of operations, and prospects. In addition, although AGBA has entered into confidentiality and noncompetition agreements with its management and other key personnel which are expected to be replicated for the Company, there is no assurance that any member of the management team and such personnel will not join its competitors or form a competing business. If any dispute arises between AGBA’s current or former personnel, AGBA may have to incur substantial costs and expenses in order to enforce such agreements in Hong Kong or elsewhere (as relevant), and AGBA may not be able to enforce them at all.

The wide range and diversity of the services and solutions that AGBA provides may require the hiring and retention of a wide range of experienced personnel who can adapt to a dynamic, competitive, and challenging business environment. AGBA will need to continue to attract and retain experienced and capable personnel at all levels as it expands its business and operations. Competition for talent in Hong Kong’s and China’s financial technology industry is particularly intense, and the availability of suitable and qualified candidates is limited.

The Legacy Group has experienced significant reputational damage in the past in connection with its previous management, which could adversely affect the market prospects and reputation of AGBA, and/or the scope and quality of services rendered by the Legacy Group to AGBA.

Prior to December 2017, the Legacy Group dismissed certain executive directors from the board of Convoy Global, as the result of alleged inappropriate activities or personal misconduct causing harm to the Legacy Group. Given AGBA’s historical link to the Legacy Group, the reputation of AGBA with customers and in the market may suffer from its connection to the Legacy Group, which could adversely impact the business, financial condition, results of operations, and prospects of AGBA.

In connection with the actions of its past management, the Legacy Group has fully cooperated with the investigation by Hong Kong regulatory authorities, and as a safeguard, Convoy Global voluntarily suspended trading of its shares on the Hong Kong Stock Exchange. While the current management of the Legacy Group has stated that it has made considerable progress in both strengthening the corporate governance and internal controls of the group and rehabilitating the group’s reputation in the market, there can be no assurance that the efforts undertaken to date, and those taken in the future, will be sufficient to meet either the goals of the current management or the public’s expectations, or mitigate the historical reputational impact by association on AGBA.

In addition to the potential reputational impact on AGBA, the prospects of the Legacy Group may also affect the operations of AGBA to the extent of services to be provided by the Legacy Group to AGBA. Given the continuing relationship AGBA and the Legacy Group following the consummation of the Business Combination and the overlap between the management of AGBA and the Legacy Group, any failure of the new internal corporate controls within the Legacy Group may impact the business, financial condition, and results of operations of the Legacy Group, which, in turn, may impact the group’s ability to provide services — administrative, managerial, or otherwise — to AGBA, which could in turn have an negative impact on the business, financial condition, results of operations, and prospects of AGBA.

If AGBA cannot maintain its corporate culture, it could lose the innovation, collaboration, and focus on the mission that contribute to its business.

AGBA believes that a critical component of its success is its corporate culture and its deep commitment to its mission. AGBA believes that this mission-based culture fosters innovation, encourages teamwork, and cultivates creativity. The mission defines its business philosophy as well as the emphasis that it places on its clients and customers, its employees, and its culture that is consistently reinforced to and by its team members.

As a result of COVID-19, a significant portion of AGBA’s team members have had to adjust their work schedules, including working remotely at times and abiding by local COVID-19 government protocols, and there is a risk that over time such remote operations may decrease the cohesiveness of its teams and its ability to maintain its culture, both of which are integral to its success. Indeed, AGBA has suffered from significant disruption to operational activities and staffing shortages, which could have a material adverse effect on its business, financial condition and results of operations. If AGBA is unable to preserve its culture, this could negatively impact its future success, including its ability to attract and retain team members, encourage innovation and teamwork, and effectively focus on and pursue its mission and corporate objectives.

Substantially all of AGBA’s operations are housed in one location. If the facilities are damaged or rendered inoperable by natural or man-made disasters, AGBA’s business may be negatively impacted.

The current headquarters adopts an open-office design throughout the entire building to minimize overall expenses, promote collaborative culture, and create a more flexible workspace environment.

As a result, most of AGBA’s operations currently are housed in one building. Certain of AGBA’s subsidiaries compensate the Legacy Group for the use of their office space through existing service agreements. See “Certain Transactions and Related Party Transactions — Certain Transactions of AGBA”. AGBA Tower, and AGBA’s offices therein, could be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, fires, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, extreme weather conditions, medical epidemics, and other natural or man-made disasters, pandemics, epidemics, or other business interruptions, including the COVID-19 pandemic. If due to such disaster a significant portion of AGBA’s team members must work remotely for an extended period, its business may be negatively impacted.

On January 25, 2022, we purchased an office premise located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong from the Legacy Group for a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. AGBA’s management expects to use this office premise for its own occupancy and to meet its anticipated business expansion in the foreseeable period. This transaction is not expected to affect the existing AGBA Tower lease or current administrative service agreements.

AGBA may not be able to identify or pursue suitable acquisition or expansion opportunities or achieve optimal results in future acquisitions or expansions, and it may encounter difficulties in successfully integrating and developing acquired assets or businesses.

To further grow its businesses and increase its competitiveness and profitability, AGBA intends to continue expanding its services and solutions in both Hong Kong and China. AGBA has been actively looking for acquisition or expansion opportunities that may be beneficial. Over the past few years, AGBA has invested in a number of companies in the fintech space, such as Tandem. AGBA will continue to seek opportunities for acquisition and expansion. However, acquisitions or expansions may not be successfully completed, and AGBA may not be able to find or consummate suitable acquisition or expansion alternatives. Any expansion of AGBA into China may also involve risks related to business operating in China. If AGBA successfully completes any acquisition or expansion, it may raise financing, either in the capital markets or in the form of bank financing, to cover all or part of the purchase price, which will lead to changes to AGBA’s capital structure and may restrict AGBA and its subsidiaries in other ways. In addition, to the extent that any of these business initiatives are funded through the issuance of equity or convertible debt securities, the ownership interest of AGBA’s shareholders could be diluted.

AGBA has acquired and may in the future acquire other businesses or companies with advanced financial technologies, leading financial technology products, valuable intellectual property, or other businesses or assets with capabilities and strategies that the management of AGBA believes are complementary to and are likely to enhance its businesses. However, there can be no assurance that AGBA will be able to identify attractive acquisition targets, negotiate favorable terms, obtain necessary government approvals or permits, complete necessary registrations or filings, or obtain necessary funding to complete these acquisitions on commercially acceptable terms, or at all.

Acquisitions and expansions involve numerous risks, including potential difficulties in retaining and assimilating personnel, risks and difficulties associated with integrating the operations and culture of AGBA, diversions of management attention and other resources, lack of experience and industry and market knowledge of the new businesses, risks and difficulties associated with complying with laws and regulations related to the acquisitions and AGBA, and failure to properly identify problems with acquisition targets through the due diligence process. In addition, acquisitions and expansions may significantly stretch AGBA’s capital, personnel, and management resources and, as a result, AGBA may fail to manage its growth effectively. Any new acquisition or expansion plans may also result in its inheritance of debts and other liabilities, assumption of potential legal liabilities in respect of the new businesses, and incurrence of impairment charges related to goodwill and other intangible assets, any of which could harm AGBA’s business, financial condition, and results of operations. In particular, if any new businesses AGBA acquires fail to perform as expected, AGBA may be required to recognize a significant impairment charge, which could materially and adversely affect its business, financial condition, and results of operations. There may also be established players in these sectors and markets that enjoy significant market share, and it may be difficult for AGBA to win market share from them. Furthermore, some of the overseas markets that AGBA may target may have high barriers of entry for foreign players. There can be no assurance that AGBA’s acquisition or expansion plans will be successful. As a result, there can be no assurance that AGBA will be able to realize the strategy behind an acquisition or expansion plan, reach the desired level of operational integration, or achieve its investment return targets.

AGBA and its directors, management, and employees currently are and may in the future be subject to litigation and regulatory investigations and proceedings, and any adverse findings may have a material adverse effect on AGBA’s business, results of operations, financial condition, and prospects and harm its reputation.

Many aspects of AGBA’s business involve substantial litigation and regulatory risks, and members and management of AGBA may be subject to claims and lawsuits in the ordinary course of their business or in connection with the Legacy Group. AGBA is also, from time to time, subject to examinations, informal inquiries and investigations by regulatory and other governmental agencies. In the ordinary course of business, AGBA is also subject to arbitration claims, lawsuits, and litigation, either as plaintiff or defendant.

Actions brought against AGBA may result in settlements, injunctions, fines, penalties, or other results adverse to the directors, management, and employees of AGBA that could harm its business, financial condition, results of operations, and reputation. Any action against the directors, management, and employees of AGBA itself, even those without merit and even if the relevant party is successful in defending itself against them, may cause AGBA to incur significant costs, and could place a strain on its financial resources, divert the attention of management from its core business, and harm its reputation. A significant judgment or regulatory action against the directors, management, and employees of AGBA or a material disruption in the business of AGBA arising from adverse adjudications in proceedings against its directors, officers or employees would have a material adverse effect on its liquidity, business, financial condition, results of operations, reputation, and prospects.

As a publicly listed company, AGBA is likely to face additional exposure to claims and lawsuits. These claims could divert management’s time and attention away from its business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, AGBA may elect or be forced to pay substantial damages if it is unsuccessful in its efforts to defend against these claims, which could harm its reputation, business, financial condition, and results of operations.

AGBA and its subsidiaries implement policies and conduct regular compliance training designed to deter wrongdoing, promote honest and ethical conduct, and ensure the accuracy of financials and other public communications as well as compliance with applicable governmental laws, rules, and regulations. However, there can be no assurance that all of AGBA’s directors, management, and employees will strictly abide by these rules and policies, or that AGBA can effectively and timely deter, detect, and remedy all misconduct. Any gross misconduct by AGBA’s directors, management, and employees, including, but not limited to those in relation to commercial, labor, employment, financial, operational, accounting, auditing or securities matters may lead to investigations and/or litigation and have a material adverse impact on AGBA’s business, financial condition and results of operations, and harm its reputation.

AGBA may not have sufficient insurance coverage to cover its business risks.

AGBA maintains insurance to cover its potential exposure for claims and losses. However, its insurance coverage may be inadequate or unavailable to protect AGBA fully, and it may not be able to acquire any coverage for certain types of risks such as business liability or service disruptions, and its coverage may not be adequate to compensate AGBA for all losses that may occur, particularly with respect to loss of business or operations. Any business disruption, litigation, regulatory action, outbreak of epidemic disease, or natural disaster could also expose AGBA to substantial costs and resource diversion. There can be no assurance that AGBA’s existing insurance coverage will be sufficient to prevent it from any loss or that it will be able to successfully claim its losses on a timely basis, or at all. If AGBA incurs any loss that is not covered by its existing insurance policies, or the amount of compensation that it receives is significantly less than its actual loss, AGBA’s business, financial condition and results of operations could be materially and adversely affected.

Any failure to protect the intellectual property rights of AGBA or its subsidiaries or to ensure the continuing right to own, use or license all intellectual property required for its operations could impair its ability to protect its proprietary technology and its brand.

AGBA’s success and ability to compete depends in part upon its intellectual property. As of the date of this registration statement, AGBA and its subsidiaries portfolio of intellectual property includes, primarily, domain names and trademarks. AGBA is currently in the process of re-branding its business, and as part of this exercise, it is in the process of obtaining domain names and trademark registrations for its new brands, such as “AGBA”, “AGBA Focus”, “AGBA Perform” and “OnePlatform.” AGBA primarily relies on copyright, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to protect its intellectual property rights. The steps that AGBA takes to secure, protect, and enforce its current and future intellectual property rights may be inadequate. AGBA may not be able to obtain any further trademarks (including those for “AGBA”, “AGBA Focus”, “AGBA Perform” and “OnePlatform”) or patents, its current intellectual property could be invalidated, its competitors could design their products around AGBA’s current technology, or it could lose access to third party intellectual property on which it may rely.

In order to protect its intellectual property rights, AGBA may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce its intellectual property rights could be costly, time consuming and distracting to the management of AGBA and could result in the impairment or loss of its intellectual property. Furthermore, the efforts of AGBA to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights. Accordingly, AGBA may not be able to prevent third parties from infringing upon or misappropriating its intellectual property. Any failure to secure, protect and enforce its intellectual property rights could substantially harm the value of AGBA’s technology, products, brand, and business.

AGBA may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

AGBA regards its trademarks, domain names, trade secrets, and other intellectual property as critical to its business. Unauthorized use of AGBA’s intellectual property by third parties may adversely affect its business and reputation. AGBA relies on a combination of intellectual property laws and contractual arrangements to protect its proprietary rights. It is often difficult to register, maintain, and enforce intellectual property rights in countries or regions with less developed regulatory regimes or inconsistent and unreliable enforcement mechanisms. Sometimes laws and regulations are subject to interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights in other countries are uncertain and may afford little or no effective protection of AGBA’s proprietary technology, and the risk of intellectual property misappropriation may be higher in these countries. Consequently, AGBA may be unable to prevent its proprietary technology from being infringed or exploited abroad, which could affect its ability to expand into international markets or require costly efforts to protect its technology. AGBA is in the process of obtaining new domain names and trademark registrations in connection with its ongoing re-branding efforts. Failure to promptly obtain such registrations or otherwise fully project such intellectual property may expose AGBA to intellectual property related risks, which may materially and adversely affect its business, financial condition and results of operations.

In addition, AGBA’s contractual agreements, including intellectual property assignment arrangements in employment contracts, may be breached by counterparties, and there may not be adequate remedies available to AGBA for any such breach. Accordingly, AGBA may not be able to effectively protect its intellectual property rights or to enforce its contractual rights in Hong Kong, China, or other jurisdictions in which AGBA operates. Detecting and preventing any unauthorized use of AGBA’s intellectual property is difficult and costly, and the steps AGBA has taken may be inadequate to prevent infringement or misappropriation of its intellectual property. If AGBA resorts to litigation to enforce or protect its intellectual property rights, such litigation could result in substantial costs and a diversion of its managerial and financial resources. There can be no assurance that AGBA will prevail in such litigation. In addition, AGBA’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, its competitors, and, in that case, AGBA would have no right to prevent others’ use of them.

AGBA may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

There can be no certainty that the operations or any aspects of AGBA’s business do not or will not infringe upon or otherwise violate patents, copyrights, trademarks, or other intellectual property rights held by third parties. AGBA may be subject to penalties, legal proceedings, and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by AGBA’s solutions, services, or other aspects of its business. There could also be intellectual properties that AGBA is not aware of that AGBA’s solutions or services may inadvertently infringe. To the extent that AGBA seeks to register any new intellectual property, there can be no assurance that such applications will be approved, that any issued intellectual property rights would adequately protect AGBA’s intellectual property, or that such intellectual properties would not be challenged by third parties or found by competent authorities to be invalid or unenforceable.

There can be no assurance that holders of patents purportedly relating to some aspect of AGBA’s technology platform or business, if any such holders exist, would not seek to enforce these patents against AGBA in Hong Kong, China, or any other jurisdictions. Furthermore, the application and interpretation of PRC patent laws and the procedures and standards for granting patents in the PRC are still evolving and are uncertain, and there can be no assurance that PRC courts or regulatory authorities would agree with AGBA’s analysis. If AGBA is found to have violated the intellectual property rights of others, it may be subject to liability for its infringement activities or may be prohibited from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives of its own. In addition, AGBA may incur significant expenses, and may be forced to divert management’s time and other resources from its business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against AGBA may result in significant monetary liabilities and may materially disrupt its business and operations by restricting or prohibiting its use of the intellectual property in question, which may materially and adversely affect its business, financial condition, and results of operations.

Additionally, registering, managing, and enforcing intellectual property rights in the PRC is often difficult. Statutory laws and regulations may not be applied consistently due to the lack of clear interpretation guidance.

Certain members of AGBA’s group have registered for certain trademarks in Hong Kong, China, and Taiwan. However, third parties may file applications to register the same or similar trademarks. In addition, third parties may object its registrations, and the relevant trademark authority may not rule in AGBA’s favor in such disputes. If AGBA’s trademarks are revoked or otherwise canceled, AGBA may be prohibited from using those trademarks in its business operations, and AGBA may need to change certain of its products logos, which may have an adverse effect on its business and operations.

We are party to a number of related party transactions, which may result in interdependence or potential conflicts of interest.

In the ordinary course of their business, AGBA and its subsidiaries enter into transactions with related parties. Related parties may be individuals (being members of key management personnel and/or their close family members) or other entities and include entities which are under the significant influence of related parties of AGBA’s group, including the Legacy Group. Such interdependence may mean that any material adverse changes in the operations or financial condition of related parties could adversely affect AGBA’s results of operations. AGBA expects that it will continue to enter into transactions with related parties.

While AGBA employs strong corporate governance provisions and related party transaction policies that require any such transaction to be conducted on an arm’s length basis, there can be no assurance that relevant government regulators will make the same conclusion with respect to such transactions. Further, there can be no assurance that such related party transactions, if questioned, will not have an adverse effect on AGBA’s business or results of operations.

AGBA operates in a variety of heavily regulated industries in Hong Kong and globally, which exposes its business activities to risks of noncompliance with an increasing body of complex laws and regulations.

Due to the heavily regulated nature of the industries in which ABGA and its subsidiaries operate, primarily the insurance, Mandatory Provident Fund (MPF), asset management and money lending industries, AGBA and certain of its subsidiaries are required to comply with a wide array of Hong Kong laws and regulations that regulate, among other things, the manner in which they conducts their businesses, which of AGBA’s operating entities can provide certain services, and the fees that they may charge. Governmental authorities and various Hong Kong agencies, including, among others, the Insurance Authority, the Mandatory Provident Fund Authority, the Securities and Futures Commission, and the Inland Revenue Department, have broad oversight and supervisory authority over AGBA.

Because of the financial services that AGBA offers, each AGBA subsidiary that engages in the relevant service must be licensed in Hong Kong as well as all relevant jurisdictions that require licensure and must comply with each such jurisdiction’s respective laws and regulations, as well as with judicial and administrative decisions applicable to it. Subsidiaries of AGBA in Hong Kong currently maintain Insurance Broker Licenses, HKSFC Licenses, and Money Lenders Licenses, in addition to their business registrations with the Hong Kong Companies Registry. In addition, these companies currently are subject to a variety of, and may in the future become subject to additional, laws that are continuously evolving and developing, including laws on advertising as well as privacy laws.

These licensing requirements and other regulations directly impact AGBA’s business and require ongoing compliance, monitoring, and internal and external audits as they continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions. Subsequent changes to data protection and privacy laws, for instance, could impact how AGBA processes personal information, and therefore limit the effectiveness of its products or services or its ability to operate or expand its business, including limiting strategic partnerships that may involve the sharing of personal information.

Both the scope of the laws and regulations and the intensity of the supervision to which AGBA is subject have increased over time, in response to financial crises as well as other factors such as technological and market changes. Regulatory enforcement and fines have also increased across the financial services sector in Hong Kong, China, and the other markets where AGBA operates. The management of AGBA expects that its business will remain subject to extensive regulation and supervision. These regulatory changes could result in an increase in AGBA’s regulatory compliance burden and associated costs and place restrictions on its operations. AGBA’s failure to comply with applicable licensing requirements and relevant laws and regulations could lead to, among other things:

•        loss of its licenses and approvals to engage in its businesses;

•        damage to its reputation in the industry;

•        governmental investigations and enforcement actions;

•        administrative fines and penalties and litigation;

•        civil and criminal liability, including class action lawsuits;

•        increased costs of doing business;

•        diminished ability to sell financial products;

•        inability to raise capital; and

•        inability to execute on its business strategy, including its growth plans.

As applicable licensing requirements and laws evolve, it may be more difficult for the management of AGBA to identify these developments comprehensively, to interpret changes accurately, and to train AGBA’s employees effectively with respect to these laws and regulations. These difficulties potentially increase AGBA’s exposure to the risks of noncompliance with these licensing requirements, laws, and regulations, which could be detrimental to its business. In addition, a failure to adequately vet and supervise AGBA’s clients, service providers and vendors, to the extent they are covered by such licensing requirements, laws, and regulations, may also have these negative results.

To resolve issues raised in examinations or other governmental actions, AGBA or certain of its subsidiaries may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to it. The management of AGBA expects to continue to incur costs to comply with governmental regulations. In addition, certain legislative actions and judicial decisions can give rise to the initiation of lawsuits against AGBA for activities that it has conducted in the past. AGBA has been, and its management expects it to continue to be, subject to regulatory enforcement actions and private causes of action from time to time with respect to its compliance with applicable laws and regulations.

Although AGBA has systems and procedures directed to comply with these legal and regulatory requirements, there can be no assurance that more restrictive laws and regulations will not be adopted in the future, or that governmental bodies or courts will not interpret existing laws or regulations in a more restrictive manner, which could render its current business practices non-compliant or which could make compliance more difficult or expensive. Any of these, or other, changes in laws or regulations could have a detrimental effect on AGBA and its results of operations.

AGBA is subject to evolving regulatory requirements, and failure to comply with these regulations or to adapt to regulatory changes could materially and adversely affect its operations, business, and prospects.

Many aspects of AGBA’s offerings, including brokerage and technology services to individual investors, banks, and insurance companies, insurance loss adjustment services, online publication services relating to financial product information, facilitating consumer lending products for banks and online small loan companies, managing and distributing various asset management products, and electronic certification services, are subject to supervision and regulation by various governmental authorities in Hong Kong or in other jurisdictions where AGBA operates. As AGBA continues to expand its solutions and product offerings, the group may be subject to new and more complex regulatory requirements.

AGBA also is required to comply with applicable laws and regulations in relevant jurisdictions to protect the privacy and security of its customers’ information. Legal and regulatory restrictions may delay, or possibly prevent, some of AGBA’s solutions or services from being offered, which may have a material adverse effect on its business, financial condition, and results of operations. Violation of laws and regulations may also result in severe penalties, confiscation of illegal income, revocation of licenses and, under certain circumstances, criminal prosecution.

For example, the regulatory framework governing financial technology services is unclear and evolving. New laws or regulations may be promulgated, which could impose new requirements or prohibitions that render AGBA’s current operations or technologies non-compliant. In addition, due to uncertainties and complexities of the regulatory environment, it cannot be assured that regulators will interpret laws and regulations the same way as AGBA does, or that AGBA will always be in full compliance with applicable laws and regulations. To remedy any violations, AGBA may be required to modify its business models, solutions, and technologies in ways that render its solutions less appealing to potential customers. AGBA may also become subject to fines or other penalties, or, if AGBA determines that the requirements to operate in compliance are overly burdensome, it may elect to terminate potentially non-compliant operations. In each such case, AGBA’s business, financial condition and results of operations may be materially and adversely affected.

AGBA may be adversely affected by the complexity, uncertainties, and changes in regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses, or permits applicable to AGBA’s business may have a material adverse effect on its business and results of operations.

The Hong Kong government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The interpretation and application of existing Hong Kong laws, regulations and policies, and possible new laws, regulations, or policies, including those relating to the internet industry, have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of AGBA. There can be no assurance that AGBA has obtained all the permits or licenses required for conducting its business or that it will be able to maintain or update its existing licenses or obtain new ones. If a government authority considers that AGBA was operating without the proper approvals, licenses, or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of its business, it may levy fines, confiscate AGBA’s income, revoke its business licenses, and/or require AGBA to discontinue its relevant business or impose restrictions on the affected portion of its business. Any of these actions may have a material adverse effect on AGBA’s business and results of operations.

Uncertainties in the interpretation and enforcement of Hong Kong laws and regulations could limit the legal protections available to AGBA and its investors.

Hong Kong laws and regulations concerning the internet-related industries and financial services industry are developing and evolving. Although AGBA has taken measures to comply with the laws and regulations applicable to its business operations and to avoid conducting any non-compliant activities under these laws and regulations, governmental authorities may promulgate new laws and regulations regulating internet-related and financial services industries. There can be no assurance that AGBA’s operations would not be deemed to violate any such new laws or regulations. Moreover, developments in the internet-related industries and financial services industry may lead to changes in existing laws, regulations, and policies in Hong Kong, or in the interpretation and application of existing laws, regulations, and policies, which in turn may limit or restrict AGBA and could materially and adversely affect its business and operations.

Fluctuations in exchange rates could have a material adverse effect on AGBA’s results of operations and the price of the Company’s shares.

The value of the Hong Kong dollar against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in Hong Kong and China and by Hong Kong and China’s foreign exchange policies. Presently, the value of the Hong Kong dollar is pegged to the U.S. Dollar. However, on July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. Dollar, and the Renminbi appreciated more than 20% against the U.S. Dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. Dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. Dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up its Special Drawing Rights, or the SDR, and decided that with effect from October 1, 2016, the Renminbi is considered to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. Dollar, the Euro, the Japanese yen and the British pound. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to its exchange rate system. Given the political uncertainty surrounding Hong Kong, there can be no assurance that the Hong Kong dollar will remain pegged to the U.S. Dollar and that it will not appreciate or depreciate significantly in value against the U.S. Dollar in the future. It is difficult to predict how market forces or Hong Kong, PRC, or U.S. government policies may affect the exchange rate between the Hong Kong dollar and the U.S. Dollar in the future.

Substantially all AGBA’s revenue and costs are denominated in Hong Kong dollars. Any significant revaluation of the Hong Kong dollar may have a material and adverse effect on an investment in the Company. For example, to the extent that the Company needed to convert U.S. Dollars received from capital markets transactions or borrowings outside Hong Kong into Hong Kong dollars for operations, appreciation of the Hong Kong dollar against the U.S. Dollar would have an adverse effect on the amount the Company would receive from the conversion. Conversely, if the Company decided to convert its Hong Kong dollars into U.S. Dollars for the purpose of making payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. Dollar against the Hong Kong dollar would have a negative effect on the U.S. Dollar amount available to the company.

AGBA faces risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt its operations.

AGBA is vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power losses, telecommunications failures, break-ins, wars, riots, terrorist attacks, strikes, civil or social disruption (including protests in Hong Kong since June 2019) or similar events may give rise to server or service interruptions, breakdowns, system failures, technology platform failures, employee issues, or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware, as well as adversely affect AGBA’s ability to maintain its financial platform and provide its solutions to customers. AGBA’s business could also be adversely affected by the effects of Ebola virus disease, Zika virus disease, various forms of influenza, Severe Acute Respiratory Syndrome, or SARS, COVID-19, or other epidemics.

AGBA’s business, results of operations, financial conditions, and prospects could also be adversely affected to the extent that any natural disasters, health epidemics, civil and social disruption and other outbreaks harm the Hong Kong, Chinese, or global economy in general.

Russia’s invasion of Ukraine may present risks to AGBA’s operations and investments.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of AGBA’s investments, even though AGBA does not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. AGBA cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of AGBA.

Risk Factors Relating to Our Shares

Our share price has been, and could continue to be volatile.

There has been significant volatility in the market price and trading volume of equity securities, which may be unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our ordinary shares could fluctuate, and in the past has fluctuated, more dramatically than the stock market in general. During the 6 months ended June 30, 2023, the market price of our ordinary shares has ranged from a high of $11.65 per share (on November 3, 2022) to a low of $1.12 per share (on July 27, 2023). Shareholders may not be able to resell their shares at or above the price they paid for them due to fluctuations in the market price of our stock caused by changes in our operating performance or prospects or other factors. Some factors, in addition to the other risk factors identified above, that could have a significant effect on our stock market price include, but are not limited to, the following:

•        actual or anticipated fluctuations in our operating results or future prospects;

•        our announcements or our competitors’ announcements of new services;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        strategic actions by us or our competitors, such as acquisitions or restructurings;

•        new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•        changes in accounting standards, policies, guidance, interpretations, or principles;

•        changes in our growth rates or our competitors’ growth rates;

•        developments regarding our patents or proprietary rights or those of our competitors;

•        our inability to raise additional capital as needed;

•        concerns or allegations as to the safety or efficacy of our products;

•        changes in financial markets or general economic conditions;

•        sales of shares by us or members of our management team, our significant shareholders, or certain institutional shareholders; and

•        changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally.

Shareholders could experience substantial dilution of their investment as a result of future sales of our equity, subsequent exercises of our outstanding warrants and options, or the future grant of equity by us.

We may choose to raise additional capital from time to time, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional funds through the future sale of equity or convertible securities, the issuance of such securities will result in dilution to our shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per ordinary share paid by investors in the offering. Investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

In addition, shareholders could experience substantial dilution of their investment as a result of subsequent exercises of outstanding warrants, or the grant of future equity-based awards. As of December 31, 2022, an aggregate of 5,946,100 ordinary shares were reserved for issuance under our equity incentive plans, and 4,825,000 ordinary shares were subject to warrants at an exercise price of $11.50 per share. To the extent that outstanding warrants are exercised, our existing shareholders could experience dilution.

As of August 11, 2023, the market price of AGBA Shares was $0.87 per share, while the exercise price of the Warrants is $11.50. We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. Given that the market price of the AGBA Shares is much lower than the exercise price of the Warrants, and assuming that the market price of AGBA Shares does not increase above the per-share exercise price, there is a small likelihood that any of the Warrants will be exercised. We expect to use any proceeds we do receive from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will bear all costs, expenses and fees in connection with the registration of AGBA Shares and will not receive any proceeds from the sale of AGBA Shares. The Selling Securityholders will bear all the costs of commissions and discounts, if any, attributable to their respective sales of AGBA Shares. As of August 11, 2023, the impact of this offering on AGBA’s liquidity and its ability to fund operations is limited because the Company currently has no plan for proceeds to be received from the exercise of Warrants and UPO.

We rely on equity awards to motivate current employees and to attract new employees. The grant of future equity awards by us to our employees and other service providers could further dilute our shareholders’ interests in the Company.

Because we do not intend to pay cash dividends, our shareholders will benefit from an investment in our ordinary shares only if it appreciates in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our ordinary shares will depend entirely upon any future share price appreciation. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our shareholders purchased their shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Securityholders. However, we will receive such proceeds when the Warrant holders exercise the Warrants. We will use proceeds generating from the exercise Warrants for working capital and for general corporate purposes.

As of August 11, 2023, the market price of AGBA Shares was $0.87 per share, while the exercise price of the Warrants is $11.50. We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. Given that the market price of the AGBA Shares is much lower than the exercise price of the Warrants, and assuming that the market price of AGBA Shares does not increase above the per-share exercise price, there is a small likelihood that any of the Warrants will be exercised. We expect to use any proceeds we do receive from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will bear all costs, expenses and fees in connection with the registration of AGBA Shares and will not receive any proceeds from the sale of AGBA Shares. The Selling Securityholders will bear all the costs of commissions and discounts, if any, attributable to their respective sales of AGBA Shares. As of August 11, 2023, the impact of this offering on AGBA’s liquidity and its ability to fund operations is limited because the Company currently has no plan for proceeds to be received from the exercise of Warrants and UPO.

DIVIDEND POLICY

We have not declared or paid dividends to shareholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF AGBA

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help you understand the results of operations and financial condition of the Company for the three and six months ended June 30, 2023 and 2022 and the years ended December 31, 2022 and 2021.

This discussion contains forward-looking statements based upon our current expectations, estimates, and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed below and in AGBA Group Holding Limited’s Current Report on Form 10-K filed with the SEC on April 3, 2023, particularly in the sections titled “Risk Factors” and “Special note Regarding Forward-Looking Statements.”

AGBA Shares of the Company being offered for resale pursuant to this prospectus by the selling stockholder represent approximately 7.95% of shares outstanding of the Company as of August 11, 2023 (or 11.52% after giving effect to the issuance of shares upon exercise of outstanding public warrants and private placement warrants). Given the substantial number of shares of AGBA Shares being registered for potential resale by the selling securityholder pursuant to this prospectus, the potential sale of share by the other selling stockholders, or the perception in the market that selling securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our AGBA Shares or result in a significant decline in the public trading price of our AGBA Shares.

Overview

We are a leading one-stop financial supermarket based in Hong Kong servicing over 400,000 individual and corporate customers. We offer the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs.

We currently operate four major areas of businesses, comprising of:

1.      Distribution Business:    The Group’s powerful financial advisor business is the largest in the market, it engages in the personal financial advisory business (including advising and sales of a full range of financial services products including long-term life insurance, savings and mortgages), with additional internal and external channels being developed and added.

2.      Platform Business:    The Group operates as a “financial supermarket” offering over 1,800 financial products to a large universe of retail and corporate customers.

3.      Healthcare Business:    Through the Group’s 4% stake in and a strategic partnership with HCMPS, operating as one of the largest healthcare management organizations in the Hong Kong and Macau region, with over 800 doctors in its network. Established in 1979, it is one of the most reputed healthcare brands in Hong Kong.

4.      Fintech Business:    The Group has an ensemble of leading FinTech assets and businesses in Europe and Hong Kong. In addition to financial gains, the Group also derives substantial knowledge transfers from its investee companies, supporting the development and growth of the Group’s new business models.

Distribution Business

The Distribution Business comprises a variety of captive financial services distribution channels. We have built a market leading financial advisors distribution channel in Hong Kong. We have also built other distribution channels alongside our market leading financial advisors business.

Our combined captive distribution channels enable us to directly access one of the largest pools of customers accessible to independent financial services providers in Hong Kong.

Channel	Description
Financial Advisors Business (“FA Business”)	“Focus” is engaged in the distribution of life insurance, asset management, property-casualty and Mandatory Provident Fund products through its teams of independent financial advisors (brokers).

Alternative Distribution Business	A collection of distribution channels, including salaried financial planners targeting HNWI, development teams pursuing corporate partnerships and incubating financial advisors teams.

Digital Business	AGBA Money is a direct-to-consumer digital app that provides various financial products and services to retail customers.

Our largest distribution channel is the FA Business, operating under the brand name Focus. With its large salesforce of financial advisors, “Focus” provides a wide range of financial products and independent advisory services to individual and corporate customers, primarily in connection with life insurance products. Our FA Business has been the clear market leader in the insurance brokerage industry in Hong Kong for decades, building up a large and highly productive salesforce. As of June 30, 2023, there were around 1,354 financial advisors at “Focus”, organized into 29 sales teams. Each team is led by a “tree head”, responsible for managing the financial advisors within their teams.

In addition to the FA Business, we expanded our distribution footprint with the establishment and expansion of a number of additional distribution channels, collectively known as our Alternative Distribution Business. These distribution channels are targeted at specific customer segments and/or capturing specific distribution opportunities.

Combined with our Digital Business, we now have a well-diversified range of distribution channels and capabilities.

During 2022, we continued to make significant investments into developing and expanding our financial advisors salesforce, broadening and deepening the product range, as well as upgrading the supporting infrastructure. Our infrastructure not only supports the financial consultants in engaging with their customers, it also provides extensive operational support in relation to the processing of transactions, associated payment flows, as well as after-sales services. Building our infrastructure required substantial investments into technological, operational and financial systems, as well as the development of comprehensive operational and support teams (operations support, customer services, payments, etc.). Since many of the financial products offered to our customers are regulated, on top of the various operational requirements, we have built significant internal capabilities in the areas of risk and internal control, as well as legal and compliance to ensure an appropriate level of regulatory compliance and supervision.

As a result of our efforts to expand our distribution capabilities and improve our supporting infrastructure, we have successfully developed these inter-related strategic assets:

•        Vast customer base in Hong Kong and growing customer base in Mainland China.

•        State-of-the-art supporting infrastructure.

•        Relationships with and access to a broad range of leading global financial product providers.

•        Deep market knowledge and understanding.

•        Highly productive and well-trained salesforce.

We will continue to capitalize on these core strategic assets and match them with the emerging opportunities in our three core industries (life insurance, wealth management and healthcare).

For the three and six months ended June 30, 2023, the Company made $16.0 million and $25.7 million, respectively from commission in the Distribution Business. The revenue attributed to the Company during the second quarter of 2023 only captured an insignificant portion of the revenues actually generated by the financial advisors currently associated with Focus.

Upon the re-opening of China Border, we will continue to widen our distribution footprint and actively explore further opportunities to develop partnerships and generate customer leads on the ground in Mainland China, as well as refining our abilities to service our customer base. We expect sales volumes to return to the levels previously recorded, prior to the pandemic period, especially with the re-opening of the Mainland border and the ongoing integration of Hong Kong into the Greater Bay area.

Platform Business

The Platform business, through OPH and its subsidiaries, is a one-stop financial supermarket with a breadth of products and services that is unrivaled in Hong Kong sourced from leading global product providers.

The Platform Business was set up to take advantage of the decades-long experience we built up in supporting the largest financial advisors salesforce in Hong Kong. We were already servicing a large pool of customers and in the process, built up a wide library of world class financial products and constructed a state-of-the-art technological and operational infrastructure.

The Platform Business now operates this full-service platform under its “OnePlatform” brand and has opened it up to banks, other financial institutions, family offices, brokers, and individual independent financial advisors that are looking for support in advising and serving their retail clients.

Our technology-enabled Platform Business offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending and real estate agency.

In addition to its unrivaled product-shelf, the Platform Business offers digital-enabled sales management and support solutions, business operations support, comprehensive customer services, and training support.

Currently, our platform financial services and investment products mainly comprise mutual fund distributions, portfolio management, money lending, insurance and Mandatory Provident Fund (MPF) products, and international real estate referral and brokerage services.

The OnePlatform brand currently covers 44 insurance providers selling 657 products, and 40 asset management fund houses with over 1,000 products.

Fintech Business

The Fintech Business has collected an ensemble of valuable fintech assets in its investment portfolio. Fintech Business’ management team has strived to establish the business as a leading name in the fintech investment sector.

Core Fintech investments held under the Fintech Business as of June 30, 2023 and December 31, 2022 include:

1.      An investment in Tandem Money Limited, a UK digital bank.

2.      An investment in CurrencyFair Limited, a B2B and B2C payments company.

3.      An investment in Oscar Health Inc., a US direct-to-consumer digital health insurer.

4.      An investment in Goxip Inc., a fashion media platform based in Hong Kong.

5.      An investment in LC Healthcare Fund I, L.P., a PRC healthcare and healthtech investment fund.

	Carrying amount in US$ thousands(1)
	June 30, 2023	December 31, 2022	December 31, 2021
Tandem Money Limited	16,784	16,031	17,912
CurrencyFair Limited	5,740	5,718	5,790
Oscar Health Inc.(2)	—	2,443	7,795
Goxip Inc.	511	513	1,271
LC Healthcare Fund I, L.P.	10,391	11,805	—

____________

Notes:

(1)      Carrying amount represents Fintech’s attributable interest in the investment portfolio asset.

(2)      During the six months ended June 30, 2023, the Company partially sold 993,108 shares of Oscar Health Inc. on Nasdaq Stock Exchange with an average current market price of $4.01 per share, resulting with a realized gain of $1.5 million.

The Fintech Business previous investments include an investment in Nutmeg, a UK-based digital wealth manager, focused on robo-advisory and digital wealth management services. In June 2021, JPMorgan Chase completed its 100% acquisition of Nutmeg.

Healthcare Business

We currently hold a 4% equity stake in HCMPS, one of the leading healthcare management organizations in Hong Kong.

Founded in 1979 and currently operating under the Dr. Jones Fok & Associates Medical Scheme Management Limited (“JFA”) brand, JFA is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers — providing healthcare schemes for more than 500 corporate clients with over 300,000 scheme members. JFA’s clients include blue chip companies from various industry and leading insurers. Apart from Hong Kong, JFA is the largest operator in Macau with around 70 clinics.

JFA operates a city-wide medical network that includes 340 general practitioners (“GP”), 11 laboratories and imaging centers, 273 specialist doctors, 25 physiotherapy centers, 12 Chinese medicine practitioner clinics, all based in Hong Kong, and 69 GP clinics in Macau. Over 380,000 out-patient and in-patient visits are recorded annually through HCMPS’s medical network. JFA offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories and imaging services.

We believe that the future of healthcare is in “Smart Health” — technology that offers improved patient-care management and leverages data as the new tool for solving complex healthcare challenges with reduced operating costs. We will focus on technology/digitalization and consumerization of healthcare to create an ecosystem empowering customers to proactively manage their health and well-being and to improve their access to healthcare at a lower cost — with connectivity across the care continuum. We believe that JFA has the captive customer base, infrastructure and product/service offerings to optimize customer experience to further grab market share.

We are currently working to transform JFA into the best medical care institution in Asia by 2025, redefining industry standards in the Greater Bay Area and offering market-leading customer care and best-in-class infrastructure empowered by data analytics.

Recent Development

Business Combination

On November 14, 2022, we consummated the Business Combination with AGBA Acquisition Limited. Pursuant to the Business Combination Agreement, AGBA Acquisition Limited became, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of TAG International Limited (“B2B” or “TIL”) and TAG Asia Capital Holdings Limited (“Fintech” or “TAC”), in exchange for 55,500,000 ordinary shares of AGBA, par value US$0.001 per share to TAG (subject to certain indemnity holdback provisions as outlined in the Business Combination Agreement). For more information, see Note 4 to the Company’s consolidated financial statements, Reverse Recapitalization with AGBA Acquisition Limited.

The Business Combination has been accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, AAL was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on TAG’s majority of the voting power of the post-combination company, TAG’s senior management comprising all of the senior management of the post-combination company, and our operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of our issuing shares for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be our continuing operation.

Key Factors Affecting Our Results of Operations and Future Performance

We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by multiple factors as described below, each of which presents growth opportunities for our business. These factors also pose important challenges that we must successfully address in order to sustain our growth and improve our results of operations. Our ability to successfully address these challenges is subject to various risks and uncertainties, including those described in Part I, Item 1A of this Form 10-K.

Key Components of Results of Operations

Currently, we are operating the below business segments and generating operating revenue streams as follows:

Segments	Operating Revenues from Major Business Activities
Distribution Business

•   Facilitating the placement of insurance, investment, real estate and other financial products and services to our customers, through licensed brokers, in exchange for initial and ongoing commissions received from product providers, including insurance companies, fund houses and other product specialists.

Platform Business	In exchange for receiving platform commissions or fees:
• Providing access to financial products and services to licensed brokers.
• Providing operational support for the submission and processing of product applications.
• Providing supporting tools for commission calculations, customer engagement, sales team management, customer conversion, etc.
• Providing training resources and materials.
• Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
• Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers
• Solicitation of real estate sales for the developers, in exchange for commissions
Fintech Business	• Managing an ensemble of fintech investments
Healthcare Business	• Managing healthcare investment

All of the Company’s revenues were generated in Hong Kong.

Operating Revenue and Other Gain (Loss)

We have disaggregated our operating revenue from contracts with customers into categories based on the nature of the revenue, as well as other gains (losses) from our investment portfolio. The following table presents the revenue streams by segments, with the presentation of revenue categories presented on the consolidated statements of operations for the periods and years indicated:

	For the three months ended June 30, 2023
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:
Loans	$—	$—	$38,175	$—	$38,175

Non-interest income:
Commissions	16,005,608	277,960	—	39,488	16,323,056
Recurring service fees	—	1,009,702	—	—	1,009,702
	$16,005,608	$1,287,662	$38,175	$39,488	$17,370,933

	For the three months ended June 30, 2022
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:
Loans	$—	$—	$37,871	$—	$37,871

Non-interest income:
Commissions	2,373,898	518,277	—	44,905	2,937,080
Recurring service fees	—	1,114,721	—	—	1,114,721
	$2,373,898	$1,632,998	$37,871	$44,905	$4,089,672
	For the six months ended June 30, 2023
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:-
Loans	$—	$—	$76,333	$—	$76,333

Non-interest income:-
Commissions	25,693,427	601,722	—	43,534	26,338,683
Recurring service fees	—	2,029,597	—	—	2,029,597
	$25,693,427	$2,631,319	$76,333	$43,534	$28,444,613
	For the six months ended June 30, 2022
	Distribution Business	Platform Business
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service	Total
Interest income:
Loans	$—	$—	$99,194	$—	$99,194

Non-interest income:
Commissions	2,553,829	1,094,812	—	115,516	3,764,157
Recurring service fees	—	2,302,644	—	—	2,302,644
	$2,553,829	$3,397,456	$99,194	$115,516	$6,165,995
	For the year ended December 31, 2022
	Distribution Business#	Platform Business	Fintech Business	Healthcare Business	Total
Interest income
Loans	$—	$176,175	$—	$—	$176,175

Non-interest incomes:
Commissions	24,610,309	1,951,382	—	—	26,561,691
Recurring service fee	—	4,342,361	—	—	4,342,361
	—	—		—
Total revenues	$24,610,309	$6,469,918	$—	$—	$31,080,227
Investment loss, net	$—	$—	$(8,937,431)	$—	$(8,937,431)

	For the year ended December 31, 2021
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Interest income
Loans	$—	$961,522	$—	$—	$961,522

Non-interest incomes:
Commissions	929,555	4,238,678	—	—	5,168,233
Recurring service fee	—	5,338,848	—	—	5,338,848
Total revenues	$929,555	$10,539,048	$—	$—	$11,468,603
Investment income, net	$—	$—	$130,255,232	$—	$130,255,232

____________

#        prior to the consummation of Business Combination, which was effected in November 2022, commissions generated by the financial advisors currently associated with Focus, along with associated potential platform commissions and fees, were attributable to the Legacy Group.

Operating Costs

Commission Expense

Commission expense represents the portion of premiums from insurance or investment products retained by financial consultants, pursuant to the terms of their respective contracts. Commission rates vary by market due to local practice, competition and regulations. Commissions fluctuate directly in relation to sales volume.

Sales and Marketing Expense

Sales and Marketing Expense primarily consists of personnel-related costs attributable to our sales and marketing personnel, marketing expense for brand promotion and spending on marketing programs to launch the insurance and investments products distributed by consultants.

Technology Expense

Technology expense primarily includes personnel-related costs attributable to our IT team, technology contractors, server facilities expenses, telecommunications expenses, software and hardware expenses to support and maintain the Platform Business infrastructure.

Personnel and Benefit Expense

Personnel and benefit expense primarily consists of personnel-related costs and benefits, stock-based compensation costs for employees in our executive, accounting and finance, project management, corporate development, office administration, legal and human resources functions.

Other General and Administrative Expenses

Other general and administrative expenses primarily consist of rent and facilities expenses allocated based upon total direct costs, as well as, professional services fees, such as consulting, audit, tax and legal fees, general corporate costs and allocated overhead expenses.

We expect that our general and administrative expenses will continue to increase in future periods, primarily due to increased headcount to support anticipated growth in our Distribution and Platform Businesses, and due to incremental costs associated with operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a securities exchange and costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and stock exchange listing standards, public relations, insurance and professional services.

Results of Operations

Three months ended June 30, 2023 vs. three months ended June 30, 2022

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Revenues:
Interest income:
Loans	$38	$38	—	—
Total interest income	38	38	—	—
Non-interest income:
Commissions	16,323	2,937	13,386	455.77
Recurring service fees	768	873	(105)	(12.03)
Total non-interest income	17,091	3,810	13,281	348.58
Total revenues from others	17,129	3,848	13,281	345.14
Non-interest income:
Recurring service fees	242	241	1	0.41
Total revenues from related parties	242	241	1	0.41
Total revenues	17,371	4,089	13,282	324.82
Operating cost and expenses:
Interest expense	(248)	—	248	N/A
Commission expense	(11,984)	(2,480)	9,504	383.23
Sales and marketing expense	(515)	(391)	124	31.71
Technology expense	(1,059)	(149)	910	610.74
Personnel and benefit expense	(5,302)	(3,404)	1,898	55.76
Other general and administrative expenses	(8,656)	(1,173)	7,483	637.94
Total operating cost and expenses	(27,764)	(7,597)	20,167	265.46
Loss from operations	(10,393)	(3,508)	6,885	196.27
Other income (expense):
Other interest income	197	9	188	2,088.89
Foreign exchange gain (loss), net	349	(2,127)	2,476	116.41
Investment loss, net	(441)	(5,684)	(5,243)	(92.24)
Change in fair value of warrant liabilities	2	—	2	N/A
Loss on settlement of forward share purchase agreement	(379)	—	379	N/A
Rental income	79	79	—	—
Sundry income	27	26	(1)	(3.85)
Total other expense, net	(166)	(7,697)	(7,531)	(97.84)
Loss before income taxes	(10,559)	(11,205)	(646)	(5.77)
Income tax (expense) benefit	(26)	314	340	108.28
NET LOSS	$(10,585)	$(10,891)	(306)	(2.81)

Revenue

The following table summarizes the major operating revenues for the three months ended June 30, 2023 and 2022:

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Business segment
Distribution Business	$16,006	$2,374	13,632	574.22
Platform Business	1,365	1,715	(350)	(20.41)
Fintech Business	—	—	—	—
Healthcare Business	—	—	—	—
TOTAL	$17,371	$4,089	13,282	324.82

Distribution Business

The Distribution Business contributed 92.14% and 58.06% of the total revenue for the three months ended June 30, 2023 and 2022, respectively. Income from the Distribution Business mainly related to commissions earned, which significantly increased by US$13.6 million, or 574.22%, from US$2.4 million in 2022 to US$16.0 million in 2023. The largest segment of the Distribution Business is our FA Business, operated under the “Focus” brand name. Commissions generated by the financial advisors currently associated with Focus, along with associated potential platform commissions and fees, were attributable to the Legacy Group and as such not reflected in the results for the Distribution Business for 2022.

Summarized revenue breakdown by product and type of contracts:

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
By product:
Life insurance	$15,214	$2,353	12,861	546.58
Property-casualty insurance	552	—	552	N/A
Mandatory provident fund and related revenues	240	21	219	1,042.86
	16,006	2,374	13,632	574.22

By the type of contracts:
– New and or current year	15,930	2,230	13,700	614.35
– Recurring	76	144	(68)	(47.22)
TOTAL	$16,006	$2,374	13,632	574.22

Platform Business

The Platform Business contributed 7.86% and 41.94% of the total revenue for the three months ended June 30, 2023 and 2022, respectively.

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Commission	$317	$563	(246)	(43.69)
Recurring service fees	1,010	1,114	(104)	(9.34)
Loans	38	38	—	—
TOTAL	$1,365	$1,715	(350)	(20.41)

Operating Expenses

Commission Expense

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Business segment
Distribution Business	$11,628	$1,907	9,721	509.75
Platform Business	356	573	(217)	(37.87)
Fintech Business	—	—	—	—
Healthcare Business	—	—	—	—
TOTAL	$11,984	$2,480	9,504	383.23

The Distribution Business contributed 97.03% and 76.90% of the total commission expense for the three months ended June 30, 2023 and 2022, respectively. Commission expense for the Distribution Business increased by US$9.7 million, or 509.75%, from US$1.9 million in 2022 to US$11.6 million in 2023. As a result of the increase in revenue associated with the Distribution Business, commission expense significantly increased.

Sales and Marketing Expense

Sales and Marketing expense increased by US$0.1 million for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. The slight increase in sales and marketing expense mainly reflects the Company has closely monitor and control in the spending.

Technology Expense

Technology expense increased by US$0.9 million for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. The increase was primarily due to increased headcount to support anticipated growth in the business and platform expansion.

Personnel and Benefit Expense

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Personnel and benefit	$3,984	$3,404	580	17.04
Share-based compensation to employees	1,318	—	1,318	N/A
TOTAL	$5,302	$3,404	1,898	55.76

Personnel and benefit cost increased by US$0.6 million for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. The increase was primarily due to the increased headcount to support the continuing growth of the Platform Business and Distribution Business.

Share-Based Compensation

Pursuant to the Share Award Scheme (the “Scheme”), the Company filed S-8 registration statement to register 11,675,397 ordinary shares on February 24, 2023.

During the three months ended June 30, 2023, the Company recorded US$1.3 million in share-based compensation expense on the restricted share units. There was no such expense during the three months ended June 30, 2022. The fair value of the restricted share units is recognized over the period based on the derived service period (usually the vesting period), on a straight-line basis.

Other General and Administrative Expenses

	Three months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Depreciation	$114	$95	19	20.00
Financial data subscription expense	45	139	(94)	(67.63)
Legal and professional fees	2,289	357	1,932	541.18
Management fee expense	1,668	499	1,169	234.27
Share-based compensation (service related)	3,286	—	3,286	N/A
Other operating expenses	1,254	83	1,171	1,410.84
TOTAL	$8,656	$1,173	7,483	637.94

Total other general and administrative expenses increased by US$7.5 million, or 637.94%, for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. The net increase was mainly due to the increase in legal and professional fees of US$1.9 million, management fee expense of US$1.2 million, and share-based compensation of $3.3 million. Upon the consummation of Business Combination, the post-combination entity has expensed more as a listed company, with a significant increase in the legal and professional fees and management fee expense increased were primarily attributed to 1) the US legal counsel fee incurred and 2) the office and administrative expenses pay to the holding company for the use of office premises in Trust Tower and Hopewell Centre, including building management fees, government rates and rent, office rent, lease-related interest, and depreciation actually incurred by the holding company, with the increased occupancy from business expansion. Share-based compensation for the three months ended June 30, 2023 was mainly related to marketing consultancy service rendered by a third party consultant, payable by 2,000,000 ordinary shares at the market price of $1.578 per share.

Loss from Operations

Loss from operations increased by US$6.9 million, or 196.27%, for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. The increase was mainly attributable to the increase in operating expenses of US$20.2 million, offset by the increase in revenues of US$13.3 million.

Other Income (Expense), Net

Other Interest Income

Other interest income increased by US$0.2 million for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022.

Foreign Exchange Gain (Loss), Net

Foreign exchange gain (loss) mainly represented the unrealized net foreign exchange gain (loss) from the translation of long-term investments which are mostly denominated in Sterling. The net foreign exchange gain increased by US$2.5 million or 116.41% for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022, due to the stronger Sterling exchange rate.

Investment Loss, Net

	Three month ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Unrealized loss in marketable equity securities	$—	$(5,684)	(5,684)	(100)
Unrealized loss in non-marketable equity securities	(1,000)	—	1,000	N/A
Dividend income	559	—	559	N/A
TOTAL	$(441)	$(5,684)	(5,243)	(92.24)

Investment loss decreased by US$5.2 million, or 92.24%, for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022, mainly as a result of the unrealized loss in non-marketable equity securities of US$1.0 million, offset by dividend income of US$0.6 million for the three months ended June 30, 2023 as compared to $5.7 million unrealized loss in marketable equity securities for the same period ended in 2022.

Loss on settlement of forward share purchase agreement

Loss on settlement of forward share purchase agreement was resulted from the early termination of the Meteora Backstop Agreement on June 29, 2023. For the three months ended June 30, 2023, the loss on settlement of forward share purchase agreement was $0.4 million recognized in the unaudited condensed consolidated statements of operation.

Income Tax (Expense) Benefit

Income tax expense increased by US$0.3 million, or 108.28% for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022, primarily attributable to the over provision of income tax for prior years.

Net Loss

Net loss decreased by US$0.3 million, or 2.81% for the three months ended June 30, 2023, as compared to June 30, 2022, primarily due to the increase in revenues of US$13.3 million and decrease in other expense, net of US$7.5 million, offset by the increase in operating cost and expenses of US$20.2 million.

Six months ended June 30, 2023 vs six months ended June 30, 2022

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Revenues:
Interest income:
Loans	$76	$99	(23)	(23.23)
Total interest income	76	99	(23)	(23.23)
Non-interest income:
Commissions	26,339	3,764	22,575	599.76
Recurring service fees	1,549	1,821	(272)	(14.94)
Total non-interest income	27,888	5,585	22,303	399.34
Total revenues from others	27,964	5,684	22,280	391.98
Non-interest income:
Recurring service fees	481	481	—	—
Total revenues from related parties	481	481	—	—
Total revenues	28,445	6,165	22,280	361.39
Operating cost and expenses:
Interest expense	(413)	—	413	N/A
Commission expense	(19,280)	(3,181)	16,099	506.10
Sales and marketing expense	(2,372)	(632)	1,740	275.32
Technology expense	(1,938)	(283)	1,655	584.81
Personnel and benefit expense	(14,907)	(5,409)	9,498	175.60
Other general and administrative expenses	(14,512)	(2,082)	12,430	597.02
Total operating cost and expenses	(53,422)	(11,587)	41,835	361.05
Loss from operations	(24,977)	(5,422)	19,555	360.66
Other income (expense):
Other interest income	368	17	351	2,064.71
Foreign exchange gain (loss), net	906	(2,607)	3,513	134.75
Investment income (loss), net	1,282	(3,535)	4,817	136.27
Change in fair value of warrant liabilities	2	—	2	N/A
Change in fair value of forward share purchase liability	(82)	—	82	N/A
Loss on settlement of forward share purchase agreement	(379)	—	379	N/A
Rental income	138	158	(20)	(12.66)
Sundry income	84	155	(71)	(45.81)
Total other income (expense), net	2,319	(5,812)	8,131	139.90
Loss before income taxes	(22,658)	(11,234)	11,424	101.69
Income tax expense	—	(105)	(105)	(100.00)
NET LOSS	$(22,658)	$(11,339)	11,319	99.82

Revenue

The following table summarizes the major operating revenues for the six months ended June 30, 2023 and 2022:

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Business segment
Distribution Business	$25,693	$2,554	23,139	905.99
Platform Business	2,752	3,611	(859)	(23.79)
Fintech Business	—	——	—	—
Healthcare Business	—	—	—	—
TOTAL	$28,445	$6,165	22,280	361.39

Distribution Business

The Distribution Business contributed 90.33% and 41.43% of the total revenue for the six months ended June 30, 2023 and 2022, respectively. Income from the Distribution Business mainly related to commissions earned, which significantly increased by US$23.1 million, or 905.99%, from US$2.6 million in 2022 to US$25.7 million in 2023. The largest segment of the Distribution Business is our FA Business, operated under the “Focus” brand name. Commissions generated by the financial advisors currently associated with Focus, along with associated potential platform commissions and fees, were attributable to the Legacy Group and as such not reflected in the results for the Distribution Business for 2022.

Summarized revenue breakdown by product and type of contracts:

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
By product:
Life insurance	$24,139	$2,498	21,641	866.33
Property-casualty insurance	1,056	1	1,055	105,500.00
Mandatory provident fund and related revenues	498	55	443	805.45
	25,693	2,554	23,139	905.99

By the type of contracts:
– New and or current year	25,448	2,299	23,149	1,006.92
– Recurring	245	255	(10)	(3.92)
TOTAL	$25,693	$2,554	23,139	905.99

Platform Business

The Platform Business contributed 9.67% and 58.57% of the total revenue for the six months ended June 30, 2023 and 2022, respectively.

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Commission	$646	$1,209	(563)	(46.57)
Recurring service fees	2,030	2,303	(273)	(11.85)
Loans	76	99	(23)	(23.23)
TOTAL	$2,752	$3,611	(859)	(23.79)

Operating Expenses

Commission Expense

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Business segment
Distribution Business	$18,541	$1,975	16,566	838.78
Platform Business	739	1,206	(467)	(38.72)
Fintech Business	—	——	—	—
Healthcare Business	—	—	—	—
TOTAL	$19,280	$3,181	16,099	506,10

The Distribution Business contributed 96.17% and 62.09% of the total commission expense for the six months ended June 30, 2023 and 2022, respectively. Commission expense for the Distribution Business increased by US$16.6 million, or 838.78%, from US$2.0 million in 2022 to US$18.5 million in 2023. As a result of the increase in revenue associated with the Distribution Business, commission expense significantly increased.

Sales and Marketing Expense

Sales and Marketing expense increased by US$1.7 million for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022. The increase in sales and marketing expense mainly reflects spending associated with “AGBA” corporate branding and associated product campaigns, celebrating it’s the successful listing, through public relations, corporate video and campaigns, digital marketing and public advertisements.

Technology Expense

Technology expense increased by US$1.7 million for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022. The increase was primarily due to increased headcount to support anticipated growth in the business and platform expansion.

Personnel and Benefit Expense

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Personnel and benefit	$12,271	$5,409	6,862	126.86
Share-based compensation to employees	2,636	—	2,636	N/A
TOTAL	$14,907	$5,409	9,498	175.60

Personnel and benefit cost increased by US$6.9 million for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022. The increase was primarily due to the increased headcount to support the continuing growth of the Platform Business and Distribution Business.

Share-Based Compensation

Pursuant to the Share Award Scheme (the “Scheme”), the Company filed S-8 registration statement to register 11,675,397 ordinary shares on February 24, 2023.

During the six months ended June 30, 2023, the Company recorded US$2.6 million in share-based compensation expense on the restricted share units. There was no such expense during the six months ended June 30, 2022. The fair value of the restricted share units is recognized over the period based on the derived service period (usually the vesting period), on a straight-line basis.

Other General and Administrative Expenses

	Six months ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Depreciation on property and equipment	$215	$192	23	11.98
Financial data subscription expense	139	269	(130)	(48.33)
Legal and professional fees	3,095	466	2,629	564.16
Management fee expense	3,868	1,004	2,864	285.26
Share-based compensation (service related)	5,875	—	5,875	N/A
Other operating expenses	1,320	151	1,169	774.17
TOTAL	$14,512	$2,082	12,430	597.02

Total other general and administrative expenses increased by US$12.4 million, or 597.02%, for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022. The net increase was mainly due to the increase in legal and professional fees of US$2.6 million, management fee expense of US$2.9 million, share-based compensation of US$5.9 million, offset by a decrease in financial data subscription expense of US$0.1 million. Upon the consummation of Business Combination, the post-combination entity has expensed more as a listed company, with a significant increase in the legal and professional fees and management fee expense increased were primarily attributed to 1) the US legal counsel fee incurred and 2) the office and administrative expenses pay to the holding company for the use of office premises in Trust Tower and Hopewell Centre, including building management fees, government rates and rent, office rent, lease-related interest, and depreciation actually incurred by the holding company, with the increased occupancy from business expansion. Share-based compensation for the three months ended June 30, 2023 was mainly related to marketing consultancy service rendered by a third party consultant, payable by 2,000,000 ordinary shares at the market price of $1.578 per share.

Loss from Operations

Loss from operations increased by US$19.6 million, or 360.66%, for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022. The increase was mainly attributable to the increase in operating expenses of US$41.8 million and offset by the increase in revenues of US$22.3 million.

Other Income (Expense), Net

Other Interest Income

Other interest income increased by US$0.4 million for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022.

Foreign Exchange Gain (Loss), Net

Foreign exchange gain (loss) mainly represented the unrealized net foreign exchange gain (loss) from the translation of long-term investments which are mostly denominated in Sterling. The net foreign exchange gain increased by US$3.5 million or 134.75% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022, due to the stronger Sterling exchange rate.

Investment Income (Loss), Net

	Six month ended June 30,
	2023	2022	Variance
	(US$ in thousands)		$	%
Unrealized loss in marketable equity securities	$—	$(3,535)	(3,535)	(100)
Realized gain in marketable equity securities	1,542	—	1,542	N/A
Unrealized loss in non-marketable equity securities	(1,427)	—	(1,427)	N/A
Dividend income	1,167	—	1,167	N/A
TOTAL	$1,282	$(3,535)	4,817	136.27

Investment income increased by US$4.8 million, or 136.27%, for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022, mainly as a result of the realized gain of US$1.5 million on the sale of the shares of Oscar Health Inc. in the open market at the average market price of $4.01 per shares and dividend income of US$1.2 million, offset by unrealized loss in non-marketable equity securities of US$1.4 million, which was fewer than the unrealized loss in marketable securities of US$3.5 million.

Loss on settlement of forward share purchase agreement

Loss on settlement of forward share purchase agreement was resulted from the early termination of the Meteora Backstop Agreement on June 29, 2023. For the six months ended June 30, 2023, the loss on settlement of forward share purchase agreement was $0.4 million recognized in the unaudited condensed consolidated statements of operation.

Income Tax Expense

Income tax expense decreased by US$0.1 million, or 100.00% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022, primarily attributable to the over provision of income tax for prior years.

Net Loss

Net loss decreased by US$11.3 million, or 99.82% for the six months ended June 30, 2023, as compared to six months ended June 30, 2022, primarily due to the increase in operating cost and expenses of US$41.8 million, offset by the increase in revenues of US$22.3 million and increase in other income, net of US$8.1 million.

Comparison of the Years Ended December 31, 2022 and 2021:

The following tables set forth our results of operations for the years presented in U.S. dollars (in thousands):

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Revenues:
Interest income:
Loans	176	962	(786)	(81.70)
Total interest income	176	962	(786)	(81.70)
Non-interest income:
Commissions	26,562	5,168	21,394	413.97
Recurring service fees	3,372	4,392	(1,020)	(23.22)
Total non-interest income	29,934	9,560	20,374	213.12
Total revenues from others	30,110	10,522	19,588	186.16
Non-interest income:
Recurring service fees	970	947	23	2.43
Total revenues from related parties	970	947	23	2.43
Total revenues	31,080	11,469	19,611	170.99
Operating cost and expenses:
Interest expense	(141)	(484)	(343)	(70.87)
Commission expense	(18,823)	(3,866)	14,957	386.89
Sales and marketing expense	(11,142)	(206)	10,936	5,308.74
Technology expense	(1,209)	(414)	795	192.03
Personnel and benefit expense	(21,928)	(9,153)	12,775	139.57
Other general and administrative expenses	(6,188)	(5,793)	395	6.82
Total operating cost and expenses	(59,431)	(19,916)	39,515	198.41
Loss from operations	(28,351)	(8,447)	19,904	235.63

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Other income (expense):
Bank interest income	99	48	51	106.25
Interest income, related party	—	204	(204)	(100)
Foreign exchange loss, net	(2,643)	(915)	1,728	188.85
Loss on equity method investments	—	(1,597)	(1,597)	(100)
Investment (loss) income, net	(8,937)	130,255	(139,192)	(106,86)
Change in fair value of warrant liabilities	9	—	9	N/A
Change in fair value of forward share purchase liability	(5,393)	—	5,393	N/A
Rental income	315	—	315	N/A
Sundry income	505	421	84	19.95
Total other (expense) income, net	(16,045)	128,416	(144,461)	(112.49)
(Loss) income before income taxes	(44,396)	119,969	(164,365)	(137.01)
Income tax expense	(125)	(23,505)	(23,380)	(99.47)
NET (LOSS) INCOME	(44,521)	96,464	(140,985)	(146.15)

Revenue

The following table summarizes the major operating revenues from the year ended December 31, 2022, as compared to the corresponding year ended December 31, 2021:

	Years ended December 31
	2022	2021	Variance
	(US$ in thousands)		$	%
Business segment
Distribution Business	24,610	930	23,680	2,546.24
Platform Business	6,470	10,539	(4,069)	(38.61)
Fintech Business	—	—	—	—
Healthcare Business	—	—	—	—
TOTAL	31,080	11,469	19,611	170.99

Distribution Business

The Distribution Business contributed 79.18% and 8.11% of the total revenue for the years ended December 31, 2022 and 2021, respectively. Income from the Distribution Business mainly related to commissions earned, which significantly increased by US$23.7 million, or 2,546.24%, from US$0.9 million in 2021 to US$24.6 million in 2022. The largest segment of the Distribution Business is our FA Business, operated under the “Focus” brand name. Prior to the consummation of Business Combination, which was effected in November 2022, commissions generated by the financial advisors currently associated with Focus, along with associated potential platform commissions and fees, were attributable to the Legacy Group and as such not reflected in the results for the Distribution Business for 2022 and 2021.

Summarized revenue breakdown by product and type of contracts:

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
By product:
Life insurance	$23,849	$707	23,142	3,273.27
Property-casualty insurance	205	25	180	720.00
Mandatory provident fund and related revenues	556	198	358	180.81
	$24,610	$930	23,680	2,546.24

By the type of contracts:
– New and or current year	$23,597	$262	23,335	8,906.49
– Recurring	1,013	668	345	51.65
	$24,610	930	23,680	2,546.24

Platform Business

The Platform Business contributed 20.82% and 91.89% of the total revenue for the years ended December 31, 2022 and 2021, respectively.

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Commissions	1,951	4,239	(2,288)	(53.97)
Recurring service fees	4,343	5,339	(996)	(18.66)
Loans	176	961	(785)	(81.69)
	$6,470	$10,539	(4,069)	(38.61)

Operating Expenses

Commission Expense

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Distribution Business	16,840	332	16,508	4,972.29
Platform Business	1,983	3,534	(1,551)	(43.89)
Fintech Business	—	—	—	—
Healthcare Business	—	—	—	—
Total	$18,823	$3,866	14,957	386.89

The Distribution Business contributed 89.47% and 8.59% of the total commission expense for the years ended December 31, 2022 and 2021, respectively. Commission expense for the Distribution Business increased by US$16.5 million, or 4,972.29%, from US$0.3 million in 2021 to US$16.8 million in 2022. As a result of the increase in revenue associated with the Distribution Business, commission expense significantly increased.

Sales and Marketing Expense

Sales and Marketing expense increased by US$10.9 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021. The increase in sales and marketing expense mainly reflects spending associated with “AGBA” corporate branding and associated product campaigns, celebrating it’s the successful listing, through public relations, corporate video and campaigns, digital marketing and public advertisements.

Technology Expense

Technology expense increased by US$0.8 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021. The increase was primarily due to increased headcount to support anticipated growth in the business and platform expansion.

Personnel and Benefit Expense

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Personnel and benefit	$19,839	$9,153	10,686	116.75
Share based compensation	2,089	—	2,089	100.00
Total	$21,928	$9,153	12,775	139.57

Personnel and benefit cost increased by US$10.7 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021. The increase was primarily due to the increased headcount to support the continuing growth of the Platform Business and Distribution Business.

Share-Based Compensation

Upon the Closing of the Business Combination, the Share Award Scheme (the “Scheme”) was approved and adopted to recognize the contributions to the Business Combination by eligible employees, directors, and consultants and to retain them for our continuing operations and the development of our businesses.

On December 13, 2022, we granted 5,507,600 ordinary shares under the Scheme. 507,600 ordinary shares were vested immediately on the date of grant for compensating the contributions and prior services by and performance of eligible employees. The remaining 5,000,000 ordinary shares were granted as restricted share units (“RSUs”) to employees and consultants as additional compensation. These RSUs typically are vested over one to four years period from 2023 to 2026. The weighted average grant-date fair value of the shares granted during the year ended December 31, 2022 was $2.47 per share.

On December 29, 2022, we granted 438,500 ordinary shares under the Scheme to the directors and officers of the Company. The weighted average grant-date fair value of the shares granted during the year ended December 31, 2022 was $1.91 per share.

During the year ended December 31, 2022, the Company recorded US$2.1 million in share-based compensation expense. There was no such expense during the year ended December 31, 2021.

Other General and Administrative Expense

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Depreciation	$393	$45	348	773.33
Financial data subscription expense	532	214	318	148.60
Legal and professional fees	1,266	2,057	(791)	(38.45)
Management fee expense	3,190	2,464	726	29.46
Rent and facility expenses	—	655	(655)	(100.00)
Other operating expenses	807	358	449	125.42
Total	$6,188	$5,793	395	6.82

Total other general and administrative expenses increased by US$0.4 million, or 6.82%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. The net increase was mainly due to the increase in financial data subscription expenses of US$0.3 million, depreciation of US$0.3 million, management fee expense of US$0.7 million, others of US$0.4 million, offset by a decrease in legal and professional fees of US$0.8 million and rent and facility expense of US$0.7 million.

Loss from Operations

Loss from operations increased by US$19.9 million, or 235.63%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. The increase was mainly attributable to the increase in operating expenses of US$39.5 million.

Other Income (Expense), net

Bank Interest Income

Bank interest income increased by US$0.05 million for the year ended December 31, 2022.

Interest Income, Related Party

No interest income was earned for the year ended December 31, 2022, as compared to US$0.2 million of interest income for the year ended December 31, 2021. Interest income, related party mainly represented the bond interest income derived from certain corporate bonds issued by the shareholder, which were purchased in September 2020.

Foreign Exchange Loss, net

Foreign exchange loss mainly represented the unrealized net foreign exchange loss from the translation of long-term investments which are mostly denominated in Sterling. The net foreign exchange loss increased by US$1.73 million or 188.85% for the year ended December 31, 2022, as compared to the year ended December 31, 2021, due to the stronger Sterling exchange rate.

Loss on Equity Method Investments

No loss on equity method investment was shared by the Company for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Loss on equity method investment mainly represented our share of the investees’ losses in Nutmeg, which was fully sold in September 2021.

Investment (Loss) Income, Net

	Years ended December 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Unrealized loss in marketable equity securities	$(5,331)	$(12,399)	(7,068)	(57.00)
Unrealized gain in non-marketable equity securities	2,137	3,532	(1,395)	(39.50)
Unrealized loss in non-marketable equity securities	(6,898)	—	6,898	N/A
Realized gain	—	139,122	(139,122)	(100.00)
Dividend income	1,155	—	1,155	N/A
Total	$(8,937)	$130,255	(139,192)	(106.86)

Investment loss increased by US$139.2 million, or 106.86%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, mainly as a result of the realized gain on the sale of our investment into Nutmeg of US$139.1 million during the year ended December 31 2021.

Change in fair value of forward share purchase liability

The forward share purchase liability (“FSP liability”) under the Meteora Backstop Agreement is valued using a Black-Scholes model, which is considered to be Level 3 fair value measurement on a recurring basis. For the year ended December 31, 2022, the change in fair value of liability was $5.4 million, as recognized in the consolidated statements of operations.

Rental Income

Rental income increased by US$0.3 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021, which was earned from the leasing of our owned office premises.

Income Tax Expense

Income tax expense decreased by US$23.4 million, or 99.47%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily attributable to potential tax provision related to the capital gain on equity investments realized during the year ended December 31, 2021.

Net (Loss) Income

Net loss increased by US$141.0 million, or 146.15% for the year ended December 31, 2022, as compared to December 31, 2021, due primarily to the realized gain on the sale of our investment into Nutmeg during the year ended December 31 2021.

Liquidity and Capital Resources

Sources of Liquidity

We have a history of operating losses and negative cash flow. During the six months ended June 30, 2023, we reported a net loss of US$22.7 million and reported a negative operating cash flow of US$19.3 million. As of June 30, 2023, our cash balance was US$3.8 million for working capital use. Our management estimates that currently available cash will not be able to provide sufficient funds to meet the planned obligations for the next 12 months starting June 30, 2023.

Our ability to continue as a going concern is dependent on our ability to successfully implement our plans. Our management believes that it will be able to continue to grow our revenue base and control expenditures. In parallel, AGBA continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance our business development activities, general and administrative expenses, and growth strategy. These alternatives include external borrowings, raising funds through public equity, or tapping debt markets. Although there is no assurance that, if needed, we will be able to pursue these fundraising initiatives and have access to the capital markets going forward. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As of August 11, 2023, the market price of AGBA Shares was $0.87 per share, while the exercise price of the Warrants is $11.50. We will receive up to an aggregate of $32,366,750 if all of the Warrants and UPO are exercised to the extent such Warrants and UPO are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. Given that the market price of the AGBA Shares is much lower than the exercise price of the Warrants, and assuming that the market price of AGBA Shares does not increase above the per-share exercise price, there is a small likelihood that any of the Warrants will be exercised. We expect to use any proceeds we do receive from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will bear all costs, expenses and fees in connection with the registration of AGBA Shares and will not receive any proceeds from the sale of AGBA Shares. The Selling Securityholders will bear all the costs of commissions and discounts, if any, attributable to their respective sales of AGBA Shares. As of August 11, 2023, the impact of this offering on AGBA’s liquidity and its ability to fund operations is limited because the Company currently has no plan for proceeds to be received from the exercise of Warrants and UPO.

On November 14, 2022, we completed our Business Combination with AGBA Acquisition Limited. We renamed the combined entity “AGBA Group Holding Limited” and our ordinary shares and warrants began trading on the Nasdaq Capital Market on November 15, 2022 under the ticker symbols “AGBA” and “AGBAW,” respectively.

Future Liquidity

On a recurring basis, the primary future cash needs of the Company will be focused on operating activities, working capital, capital expenditures, investment, regulatory and compliance costs. The ability of the Company to fund these needs will depend, in part, on its ability to generate or raise cash in the future, which is subject to general economic, financial, competitive, regulatory, and other factors that are beyond its control.

Since the completion of Business Combination, we have independently managed the capital structure of the Company and our sources of liquidity. The ability to fund our operating needs will depend on its future ability to continue to generate positive cash flow from operations and raise capital in the capital markets. Our management believe that we will meet known or reasonably likely future cash requirements through the combination of cash flows from operating activities, available cash balances, and external borrowings and fund raising. Our management expects that the primary cash requirements in 2023 will be to fund capital expenditures for (i) expansion of the Platform Business and (ii) fintech investments.

If our sources of liquidity need to be augmented, additional cash requirements would likely need to be financed through the issuance of debt or equity securities; however, there can be no assurances that we will be able to obtain additional debt or equity financing on acceptable terms, or at all, in the future.

We expect that operating losses could continue into the foreseeable future as we continue to invest in growing our businesses. Based upon our current operating plans, our management believes that cash and equivalents will not be able to provide sufficient funds to its operations for at least the next 12 months from the date of its consolidated financial statements provided with this Form 10-K. However, these forecasts involve risks and uncertainties, and actual results could vary materially. Our management has based this estimate on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we expect. See “— Liquidity and Going Concern” below.

Our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenues growth, the timing and extent of spending on sales and marketing, the expansion of sales and marketing activities, the timing of new product introductions, market acceptance of our brand, and overall economic conditions. We may also seek additional capital to fund our operations, including through the sale of equity or debt financings. To the extent that we raise additional capital through the future sale of equity, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations.

Cash Flows

Comparison of the six months ended June 30, 2023 and 2022

As of June 30, 2023, we had cash and cash equivalents totalling US$3.8 million, and US$27.5 million in restricted cash.

As of June 30, 2022, we had cash and cash equivalents totalling US$15.2 million, and US$35.1 million in restricted cash.

The following table summarizes our cash flows for the periods presented:

	Six months ended June 30,
	2023	2022
	(US$ in thousands)
Net cash used in operating activities	$(19,265)	$(2,449)
Net cash provided by (used in) investing activities	4,477	(6,853)
Net cash used in financing activities	(5,317)	(13,139)
Effect on exchange rate change on cash and cash equivalents	49	(311)
Net change in cash, cash equivalents and restricted cash	(20,056)	(22,752)
Cash, cash equivalents and restricted cash, at the beginning	51,294	73,081
Cash, cash equivalents and restricted cash, at the end	31,238	50,329
Representing as:
Cash and cash equivalents	3,784	15,210
Restricted cash – fund held in escrow	27,454	35,119
	$31,238	$50,329

The following table sets forth a summary of our working capital:

	June 30, 2023	December 31, 2022	Variance
	(US$ in thousands)		$	%
Total Current Assets	$45,243	$55,756	(10,513)	(18.86)
Total Current Liabilities	81,524	97,021	(15,497)	(15.97)
Working Deficit	(36,281)	(41,265)	(4,984)	(12.08)

Working Deficit

The working deficit as of June 30, 2023 and December 31, 2022 was amounted to approximately US$36.3 million and US$41.3 million, respectively, a decline of US$5.0 million or 12.08%.

Cash Flows from Operating Activities

Net cash used in operating activities was US$19.3 million and US$2.4 million for the six months ended June 30, 2023 and 2022, respectively.

Net cash used in operating activities for the six months ended June 30, 2023 was primarily the result of the net loss of US$22.7 million, an increase in accounts receivable of US$1.0 million, increase in deposits, prepayments, and others receivable of US$3.6 million, decrease in accounts payable and accrued liabilities of US$6.6 million, decrease in escrow liabilities of US$2.0 million, decrease in lease liabilities of US$0.2 million and decrease in income tax payable of US$0.1 million. These amounts were partially offset by the decrease in loans receivable of US$0.01 million, and non-cash adjustments consisting of share-based compensation expense of US$8.5 million, non-cash lease expense of US$0.2 million, depreciation of property and equipment of US$0.2 million, interest income on note receivables of US$0.01 million, net foreign exchange gain of US$0.9 million, net investment income of US$1.3 million, allowance for credit loss on financial instruments of US$0.3 million, loss on settlement of forward share purchase agreement of US$0.4 million and reversal of annual bonus accrued in prior year of US$3.8 million.

Net cash used in operating activities for the six months ended June 30, 2022 was primarily the result of the net loss of US$11.3 million, a decrease in accounts receivable of US$0.04 million, decrease in loans receivable of US$2.3 million, an increase in escrow liabilities of US$0.6 million, and an increase in income tax payable of US$0.1 million. These amounts were partially offset by the increase in deposits, prepayments, and others receivable of US$0.4 million, decrease in accounts payable and accrued liabilities of US$0.1 million, and non-cash adjustments consisting of unrealized investment loss of US$3.5 million, net foreign exchange loss of US$2.6 million, and depreciation on property and equipment of US$0.2 million.

Cash Flows from Investing Activities

Net cash provided by investing activities for the six months ended June 30, 2023 of US$4.5 million was primarily due to proceeds from sale of investments of US$4.0 million, dividend received from long-term investments of US$1.2 million, offset by the purchase of notes receivable of US$0.6 million and purchase of property and equipment of US$0.08 million.

Net cash used in investing activities for the six months ended June 30, 2022 of US$6.9 million was primarily due to the proceeds from sale of investments of US$1.9 million, offset by the purchase of property and equipment of US$0.9 million, and payment of earnest deposit of US$7.8 million for the purchase of an office premise from the shareholder.

Cash Flows from Financing Activities

Net cash used in financing activities for the six months ended June 30, 2023 of US$5.3 million was primarily due to advances from holding company of US$6.8 million, proceeds from borrowings of US$1.8 million, offset by the settlement of forward share purchase agreement of US$14.0 million.

Net cash used in financing activities for the six months ended June 30, 2022 of US$13.1 million was primarily due to advances from the holding company of US$4.3 million, offset by the dividend distribution of US$17.4 million to the holding company.

Comparison of the year ended December 31, 2022 and 2021

As of December 31, 2022, we had cash and cash equivalents totalling $6.4 million, and $44.8 million in restricted cash.

As of December 31, 2021, we had cash and cash equivalents totalling $38.6 million, and $34.5 million in restricted cash.

The following table summarizes our cash flows for the years presented:

	Year ended December 31,
	2022	2021
	(US$ in thousands)
Net cash used in operating activities	(19,304)	(2,154)
Net cash (used in) provided by investing activities	(14,189)	177,494
Net cash provided by (used in) financing activities	12,135	(163,872)
Effect on exchange rate change on cash and cash equivalents	(429)	(155)
Net change in cash, cash equivalents and restricted cash	(21,787)	11,313
Cash, cash equivalents and restricted cash, at the beginning	73,081	61,768
Cash, cash equivalents and restricted cash, at the end	51,294	73,081
Representing as:-
Cash and cash equivalents	6,450	38,595
Restricted cash – forward share purchase agreement	15,356	—
Restricted cash – fund held in escrow	29,488	34,486
	51,294	73,081

The following table sets forth a summary of our working capital:

	December 31, 2022	December 31, 2021	Variance	%
	(US$ in thousands)
Total Current Assets	$55,756	$83,779	$(28,023)	(33.45)
Total Current Liabilities	$97,021	$61,364	$35,657	58.11
Working Capital (Deficit)	$(41,265)	$22,415	$(63,680)	(284.10)

Working Capital (Deficit)

The working deficit as of December 31, 2022 amounted to approximately US$41.27 million, as compared to working capital of approximately US$22.42 million at December 31, 2021. The decline in working capital was mainly due to the additional operating capital deployed in the business expansion.

Cash Flows from Operating Activities

Net cash used in operating activities was US$19.30 million for the year ended December 31, 2022, as compared to net cash used in operating activities of US$2.15 million for the year ended December 31, 2021.

Net cash used in operating activities for the year ended December 31, 2022 was primarily the result of a net loss of US$44.52 million, a decrease in loans receivable of US$2.32 million, and an increase in accounts payable and accrued liabilities of US$10.88 million. These amounts were partially offset by the increase in accounts receivable of US$1.95 million, deposits, prepayments, and other receivable of US$0.20 million, decrease in escrow liabilities of US$5.00 million, income tax payable of US$0.28 million and non-cash adjustments consisting of unrealized investment loss of US$8.94 million, net foreign exchange loss of US$2.64 million, share based compensation of US$2.09 million, change in fair value of forward share purchase liability of US$5.39 million and depreciation of property and equipment of US$0.39 million.

Net cash used in operating activities for the year ended December 31, 2021 was primarily the result of the net income of US$96.46 million, decreases in accounts receivable of US$1.74 million, loans receivable of US$16.73 million, and an increase in income tax payable of US$22.93 million. These amounts were partially offset by non-cash adjustments, consisting of realized gain on sale of Nutmeg of US$139.16 million, loss on equity method investments of US$1.60 million, unrealized investment loss of US$8.87 million, an increase in deposits, prepayments, and other receivables of US$1.98 million, a decrease in accounts payable and accrued liabilities of US$0.43 million and a decrease in escrow liabilities of US$9.80 million.

Cash Flows from Investing Activities

Net cash used in investing activities for the year ended December 31, 2022 of US$14.19 million was primarily due to proceeds from sale of investments of US$1.85 million, and dividend received from long-term investments of $1.15 million, offset by the addition in long-term investments of US$16.23 million, and the purchase of property and equipment of US$0.97 million.

Net cash provided by investing activities for the year ended December 31, 2021 of US$177.49 million, was primarily due to the proceeds from the sale of Nutmeg of US$186.82 million, the proceeds from the redemption of short-term bond of US$1.29 million, partially offset by the addition in long-term investments of US$3.43 million and the payment of earnest deposit of US$7.18 million for the purchase of an office premise from the shareholder.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2022 of US$12.14 million was primarily due to advances from the shareholder of US$9.75 million, proceeds from borrowings of US$4.46 million, cash proceeds from reverse recapitalization of US$15.36 million, offset by the dividend distribution of US$17.44 million to the shareholder that occurred in early 2022.

Net cash used in financing activities for the year ended December 31, 2021 of US$163.87 million, was primarily due to the repayment of the shareholder’s loan of US$163.80 million.

Liquidity and Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. The management of the Company estimates that currently available cash will not be able to provide sufficient funds to meet the Company’s planned obligations for the next 12 months from the date that these consolidated financial statements were made available to be issued.

For the six months ended June 30, 2023, we reported a net loss of approximately US$22.7 million. With a significant increase in our operating costs, described in the paragraph below, we had an accumulated deficit of approximately US$62.1 million as of June 30, 2023.

However, coupled with its business expansion, we reported significant sales growth with total revenue of approximately US$28.4 million for the six months ended June 30, 2023 (2022: US$6.2 million), and resulted with an operating loss of approximately US$25.0 million (2022: US$5.4 million). We expect to continue our business growth, while closely monitoring our future spending.

Our ability to continue as a going concern is dependent on the management’s ability to successfully implement its plans. Our management team believes that we will be able to continue to grow our revenue base and control our expenditures. In parallel, our management team will continually monitor our capital structure and operating plans and evaluate various potential funding alternatives that may be needed in order to finance our business development activities, general and administrative expenses and growth strategy.

In light of the significant number of redemptions and the unlikelihood that we will receive significant proceeds from exercises of the warrants because of the disparity between the exercise price of the warrants and the current trading price of the ordinary shares, we will not likely obtain sufficient fund to satisfy with the future spending in our expansion and growth plans. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our insurance underwriters, the expansion of sales and marketing activities, and the timing and extent of spending to support business development efforts. Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. Currently, no decision has been made as to specific sources of additional funding and we may explore different potential funding opportunities including potential long-term debt finance lines with private and public banks, as well as equity and convertible lines. If we raise funds by issuing equity securities, dilution to shareholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of our ordinary shares. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to holders of our ordinary shares. The terms of debt securities or borrowings could impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to further extend payables, reduce overhead, or scale back our current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. As certain restrictions on resale end pursuant to the effectiveness of this registration statement, the market price of AGBA Shares could drop significantly if the Selling Securityholders sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for AGBA to raise additional funds through future offerings of AGBA Shares or other securities.

Material Cash Requirements

We reported a net loss during the six months ended June 30, 2023. However, we expect to generate profitable operating results within the foreseeable future, after a full recovery from the anti-pandemic policy in Hong Kong and getting access to the collective sales capabilities force of the sale channels associated with our distribution business. Our management expects sales volumes to return to levels previously recorded at the predecessor company prior to the pandemic, especially with the re-opening of the Mainland border and the ongoing integration of Hong Kong into the Greater Bay area. As a result, management expects our net cash position to expand in 2023 and to be in excess of 2022. As of June 30, 2023, we had an accumulated deficit of US$62.05 million. Our material cash requirements are highly dependent upon additional financial support associated with our its business operations for the next 12 – 18 months.

Capital commitments

Notes Receivable Agreement — Pursuant to the Agreements, subject to demand, the Company is committed to subscribe the notes of CurrencyFair Limited with an aggregate amount of $1,673,525, in batches, which are payable on or before January 31, 2024. As of June 30, 2023, the remaining committed subscription amount was $1,084,439.

Capital Contribution in LC Healthcare Fund I, L.P. — As of June 30, 2023, the remaining committed capital amount in LC Healthcare Fund I, L.P. was $331,432.

Share-based Compensation — Pursuant to the Scheme, the Company is committed to issue 2,000,000 ordinary shares to a consultant to compensate the services rendered subsequently.

Stock Repurchase Program

On April 18, 2023, our Board of Directors approved the repurchase of 1,000,000 ordinary shares (the “2023 Share Repurchase Program”). Under the 2023 Share Repurchase Program, we are authorized to re-purchase up to 1,000,000 ordinary shares at a maximum price of $10 per share from the open market, for a term of one year, no later than April 18, 2024.

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

We have not engaged in any off-balance sheet financial arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, net revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, or VIEs, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Critical Accounting Policies and Estimates

Our audited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the audited consolidated financial statements and accompanying footnotes. Out of our significant accounting policies, which are described in “Note 2 — Summary of significant accounting policies” of our audited consolidated financial statements included under Item 8 of Part II in this Annual Report, certain accounting policies are deemed “critical,” as they require our management’s highest degree of judgment, estimates and assumptions. While our management believes our judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions.

•        Basis of Presentation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP (the “Reverse Recapitalization”). Under this method of accounting, AGBA is treated as the “acquired” company and both of TIL and TAC are treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of TIL and TAC issuing stock for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA are stated at historical cost, with no goodwill or other intangible assets recorded. Both of TIL and TAC were determined to be the accounting acquirer based on the following predominant factors:

•        TIL and TAC’s shareholders have a majority of voting rights in the Company;

•        the Board and senior management are primarily composed of individuals associated with TIL and TAC;

•        the operations of TIL and TAC comprise the ongoing operations of the Company.

The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of TIL and TAC. On the Closing Date, and subject to the terms and conditions of the Business Combination Agreement, AGBA became, through an acquisition merger, 100% owner of the issued and outstanding shares of each TIL and TAC, in exchange for 55,500,000 AGBA Shares. The shares and corresponding capital amounts and losses per share, prior to the Business Combination, have been retroactively restated in the consolidated financial statements.

•        Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, share-based compensation, warrant liabilities, forward share purchase liability, provision for contingent liabilities, revenue recognition, income tax provision, deferred taxes and uncertain tax position, and allocation of expenses from the holding company.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•        Long-Term Investments, net

The Company invests in equity securities with readily determinable fair values and equity securities that do not have readily determinable fair values.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings.

Equity securities that do not have readily determinable fair values mainly consist of investments in privately-held companies. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

•        Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations. The Company accounts for its Public Warrants as equity and the Private Warrants as liabilities.

•        Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Commissions

The Company earns commissions from the sale of investment products to customers. The Company enters into commission agreements with customers which specify the key terms and conditions of the arrangement. Commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the commission price. Therefore, commissions are recorded at point in time when the investment product is purchased.

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insured and is compensated in the form of commission from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring Service Fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest Income

The Company offers money lending services from loan origination in form of mortgage and personal loans. Interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the consolidated statement of operations. The Company does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

•        Share-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of ASC Topic 718, Stock Compensation. The Company grants share awards, including ordinary shares and restricted share units, to eligible participants. Share-based compensation expense for share awards is measured at fair value on the grant date. The fair value of restricted stock with either solely a service requirement or with the combination of service and performance requirements is based on the closing fair market value of the ordinary shares on the date of grant. Share-based compensation expense is recognized over the awards requisite service period. For awards with graded vesting that are subject only to a service condition, the expense is recognized on a straight-line basis over the service period for the entire award.

•        Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, consideration receivable, deposits, prepayments and other receivables, accounts payable and accrued liabilities, escrow liabilities, borrowings approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of loans receivable approximates the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•        Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2022, the FASB issued Accounting Standards Update (ASU) No. 2022-03 Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. This guidance is effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. The Company has assessed ASU 2022-03 and early adopted the guidance during the second quarter of 2022. The adoption did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyses financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects the adoption will have on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and cash flows.

BUSINESS

Overview

AGBA Group Holding Limited, together with its wholly-owned subsidiaries (the “Company”, “we”, “our”, “us” and “AGBA”) is a leading wealth management and healthcare institution based in Hong Kong servicing over 400,000 individual and corporate customers.

We currently operate in four market-leading businesses: our Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

Since 2019, we have implemented a strategy to expand and upgrade our long-standing broker-dealer business into a platform business and a distribution business. Today, we offer unique product and service offerings:

-        B2B: tech-enabled broker management platform for advisors (“Platform Business”); and

-        B2C: market leading portfolio of wealth and health products (“Distribution Business”).

We also have a market leadership in our healthcare business through our 4% stake in and a strategic partnership with HCMPS. It is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers.

Finally, we are an established operator and successful investor in the FinTech industry. We have carefully built out investment positions in FinTech, WealthTech and HealthTech businesses, applying lessons learned from our own distribution, platform and healthcare businesses.

History

On November 14, 2022, AGBA Acquisition Limited, or AAL, a British Virgin Islands’ company and a special purpose acquisition company, consummated a series of transactions contemplated by the Business Combination Agreement.

Upon the Closing of Business Combination : (i) AAL became, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of TAG International Limited, TAG Asia Capital Holdings Limited, and their collective subsidiaries; (ii) the governing documents of AAL were amended and restated, becoming the Fifth Amended and Restated Memorandum and Articles of Association; (iii) the number of AAL’s authorized ordinary shares was increased from 100 million to 200 million, and (iv) AAL’s name changed from “AGBA Acquisition Limited” to “AGBA Group Holding Limited” which is our current name and which we also refer to, post-Business Combination, as “AGBA” or the “Group.”

The following chart illustrates the ownership structure of AGBA as of the date of this prospectus:

Current Operations

We currently operate and comprise of four major businesses:

1.      Platform Business:    we operate as a “financial supermarket” offering over 1,800 financial products to a large universe of retail and corporate customers.

2.      Distribution Business:    our powerful financial advisor business is the largest in the market, it engages in the personal financial advisory business (including advising and sales of a full range of financial services products including long-term life insurance, savings and mortgages), with additional internal and external channels being developed and added.

3.      Healthcare Business:    through our 4% stake in and a strategic partnership with HCMPS, operating as one of the largest healthcare management organizations in the Hong Kong and Macau region, with over 800 doctors in its network. Established in 1979, it is one of the most reputed healthcare brands in Hong Kong.

4.      Fintech Business:    we have an ensemble of leading FinTech assets and businesses in Europe and Hong Kong. In addition to financial gains, we also derive substantial knowledge transfers from our investee companies, supporting our development and growth of new business models.

Platform Business

The Platform Business is a one-stop financial supermarket with a breadth of products and services, sourced from leading global product providers, that is unrivaled in Hong Kong.

We operate under the “OnePlatform” brand, offering a full-service platform to banks, other financial institutions, family offices, brokers, and individual independent financial advisors to advise and serve their retail clients. Our technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending and real estate agency.

Our OnePlatform brand covers 44 insurance providers selling 657 products, and 40 asset management fund houses with over 1,000 products.

Distribution Business

The Distribution Business currently operates as a licensed insurance broker and a registered Mandatory Provident Fund (MPF) intermediary in Hong Kong, providing financial planning and wealth management services to institutional and individual customers with its team of over 1,500 independent financial advisors. The Distribution Business is regulated by the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority.

The Distribution Business’s main sources of income are sales commission and service fee income from its infrastructure support platform. It recognizes commission income from the insurance providers based on the sale of insurance products at predetermined insurance premium rates according to the types of products sold.

The financial advisors, organized under two brands of “AGBA focus” and “AGBA perform”, are the primary distribution channels for the Distribution Business. These channels are positioned to match individuals’ financial needs with an appropriate choice of insurance products. They target to bring additional revenue for the Distribution Business by serving as a “matching platform” between insurance companies and consumers. Marketing activities of the Distribution Business include sales campaigns and invitations to corporate events, at which new customers are mainly solicited through direct conversation or meetings between financial advisors and retail customers.

As of June 30, 2023, we currently work with 1,354 independent financial advisors.

Healthcare Business

We own a 4% minority shareholding in HCMPS Healthcare Holdings Limited (“HCMPS”), one of the leading healthcare management organizations in Hong Kong. The Company, through one of its subsidiaries, holds 4% stake in and a strategic partnership with HCMPS.

Founded in 1979 and currently operating under the Dr. Jones Fok & Associates Medical Scheme Management Limited (“JFA”) brand, JFA is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers — providing healthcare schemes for more than 500 corporate clients with over 300,000 scheme members. JFA’s clients include blue chip companies from various industry and leading insurers. Apart from Hong Kong, JFA is the largest operator in Macau with around 70 clinics.

JFA has a long-standing track record of operating as a low-cost, high efficiency operation. It offers vast untapped opportunities for the Group, both in revenue growth and cross-selling.

FinTech Business

Fintech Investments

Fintech manages an ensemble of financial technology (fintech) investments and operates through its subsidiaries TAG Technologies Limited, AGBA Group Limited (formerly known as Tandem Money Hong Kong Limited), and Tandem Fintech Limited, a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing.

The portfolio companies in which Fintech has invested remain growth stage businesses with modest revenues, and none has yet reached the operational breakeven point. Therefore, the business case for all these companies relies on transformations in scale, product offering, and/or geographic scope to drive future value creation. Fintech intends to maximize the strategic fit between these portfolio companies and the companies forming part of the OnePlatform brand to drive additional value capture.

Fintech’s management team has strived to establish the business as a leading name in the fintech investment sector.

Fintech’s business aims to create value on three fronts:

1.      Building long-term fintech franchises in Hong Kong using business models, operations, and technologies tested in more mature markets;

2.      Supporting and capturing synergies with OnePlatform and its other business segments; and

3.      Realizing financial returns from its fintech investments.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” for a summary of the current valuations of Fintech’s stakes in the fintech portfolio companies.

1) Tandem

Tandem Money Limited (“Tandem”) is a UK based “challenger” bank which focuses on lending growth with high risk-adjusted yields. It operates a “digital deposit” strategy to continue funding its growth, which is known as a “neobank” strategy. Founded in 2013, Tandem provides an app-based retail bank service for its customers. Through its app, customers can access retail banking services comprising deposits, mortgages, loans and credit cards. Tandem also leverages digital wealth management to cross-sell and offers value-added services such as cash management across bank accounts, savings, debt management, and financial planning.

Background to the Investment in Tandem

TAG Technologies Limited (“TAG Technologies”) first invested in 2018 with Tandem still positioned as a neobank focused on digital and analytics to generate user and deposit growth. The initial investment was by way of a subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 11,259,740 ordinary B shares in Tandem for a consideration of £15 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as at September 30, 2018, which was approximately £55.7 million, and (ii) the potential in the future business development of Tandem.

We believed that Tandem’s strategy in 2020 was predicated on a clear asset pivot to grow consumer loans in attractive categories such as home improvement and specialty mortgages. In April 2020, TAG Technologies entered into a further subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 49,476,049 ordinary B shares in Tandem for a consideration of £10 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as of October 31, 2019, which was approximately £44.9 million, and (ii) the potential in Tandem’s future business development.

In June and August 2021, TAG Technologies purchased an additional aggregate of 14,000,000 ordinary B shares of Tandem at the price of £0.15 per share, for cash consideration of approximately US$2.9 million (equivalent to approximately £2.1 million). We currently owns 4.92% equity interest in Tandem.

Share Purchase and Knowledge Transfer Agreement

In connection with the April 2020 investment, Tandem, AGBA Group Limited (“AGBA Group”) and TAG Technologies entered into a Share Purchase and Knowledge Transfer Agreement pursuant to which, among other things, TAG Technologies purchased the entire issued share capital of AGBA Group, and Tandem undertook to provide certain knowledge transfer services to TAG Technologies and its affiliates. Pursuant to the Share Purchase and Knowledge Transfer Agreement, Tandem also granted a license in certain Tandem proprietary software and other licensed materials to be made available to TAG Technologies and its affiliates during the “knowledge transfer period”, which ends on the earlier of the date six months after Tandem completes a migration of its systems to a new platform, and April 2, 2023. For as long as TAG Technologies is a shareholder of Tandem, each member of AGBA is granted a license to use the name “Tandem” and any registered logo or trademark used by Tandem for a period of five years.

Through this investment we gained access to certain of Tandem’s technology and digital platform assets and knowledge transfer. These assets provide significant costs savings for system developments such as data platforms and the core banking platform, driven by the ability to leverage Tandem’s assets and “test and learn” experience to accelerate development of the Fintech business.

Tandem’s Potential Growth

With the increasing use of online platforms in the financial sector, our management believed that Tandem, with its technology know-how in the consumer finance industry, has significant market potential to become a leading online retail bank for the mass market. The investment in Tandem is also part of our wider strategy to launch digital services in Hong Kong and elsewhere, and Tandem is expected to be a key technology partner.

2) CurrencyFair

CurrencyFair is an online peer-to-peer currency exchange marketplace. TAG Technologies first invested into CurrencyFair in 2018, through an investment of approximately €6,000,000 and the merger of the Group’s then existing payments business with CurrencyFair. Since then, CurrencyFair has continued to grow its consumer money transfer business focused on white-collar expat customers transferring money between selected European and Australian corridors. CurrencyFair is now a global money transfer member organization that has exchanged more than €10 billion, with offices located in Ireland, UK, Singapore, Hong Kong and Australia. We believe that CurrencyFair’s scaling plan relies on expanding its consumer-to-consumer (C2C) business to new US and Asia corridors, while acquiring small and medium enterprise (SME) customers directly and through an enterprise sales model handling primarily Chinese merchant payments for cross-border e-commerce marketplaces. Revenue growth depends on how successfully CurrencyFair scales transfer volumes in new C2C corridors and new SME businesses based on proposition development and customer acquisition execution.

We intend to work closely with CurrencyFair as it builds out its Asian franchise, and intends to offer CurrencyFair’s unique currency marketplace to our customers in Hong Kong as well as introducing enhanced Asian currency services to CurrencyFair’s international customers. We intend for CurrencyFair’s domain expertise, technology, and operational experience to be leveraged as part of a wider strategy to improve our services to assist customers to manage their finances.

In 2021, CurrencyFair merged with Australia-based Assembly Payments Limited, whose platform automates complex payment workflows. Following the merger, the business re-branded to “Zai”, with CurrencyFair as Zai’s consumer brand.

On March 18, 2022, we entered into a sale and purchase agreement with the shareholder to acquire 4,158,963 shares of CurrencyFair for a cash consideration of US$7.84 million. The transaction closed in April 2022, resulting in the ownership of 8.37% equity interest in CurrencyFair.

3) Goxip

Goxip is a fashion media platform based in Hong Kong with over one million high-end fashion shoppers. Its digital marketing arm matches key opinion leaders (KOLs) with marketers and brands for lead generation, launching and monetizing marketing campaigns. We currently own a 3.63% equity interest in Goxip.

4) HCMPS Healthcare Holdings Limited

HCMPS Healthcare Holdings Limited (“HCMPS”) is a healthcare management organization based in Hong Kong. Founded in 1979, it has over 800 network service branches providing healthcare schemes for more than 500 corporate clients with over 280,000 scheme members. HCMPS offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories, and imaging services. we currently own a 4.00% equity interest in HCMPS.

5) Nutmeg

Fintech previously made an investment in Nutmeg, a United Kingdom-based online investment management company. In June 2021, JPMorgan Chase purchased 100% of the share capital of Nutmeg. Fintech was subject to a drag-along provision in the Articles of Association of Nutmeg, pursuant to which it was required to sell its shareholding to JPMorgan Chase. The transaction was closed in September 2021. Accordingly, Fintech no longer holds an investment in Nutmeg, with cash realized from the sale of the investment.

Competitive landscape

Competition in the markets in which we operate is intense. We compete for clients, customers, and personnel directly with other financial advisory firms, securities firms, and other businesses that offer financial services, such as banks and insurance companies.

Although our competitors may have greater brand recognition, larger customer bases or greater financial, technological or marketing resources, our management believes that our competitive advantages are its full suite of financial products covering insurance, investments and credit, coupled with a captive customer base and well-established infrastructures, including operational capabilities and technology. As a result, our management believes that it can respond more quickly and effectively to new or changing opportunities, technologies or customer requirements, and adapt to significant changes in regulatory and industry environments.

Currently, our principal methods to maintain the competitive advantage of its businesses are by (i) relying on its highly knowledgeable and professional personnel and its large distribution channel of independent financial advisors, (ii) leveraging extensive cross-selling opportunities across its business units, (iii) investing in its platforms and infrastructure to keep up to date with the latest technology, and (iv) exploring and implementing solutions on the cutting edge of financial technologies. Despite the high level of market competition and the rapidly changing industry dynamics, our management believes that the significant accumulated experience of its executive management as well as its understanding of market preferences and conditions will enable us to compete effectively.

We believe that platform business models facilitate global reach and economic efficiencies, and that leading global platform players build integrated capabilities outside their core business activities and across industry borders, to cross-sell their products and services and satisfy customers’ multiple product needs.

We have developed infrastructures in (1) product intelligence, (2) transaction operations and (3) technology support, which initially supported the Group’s independent financial advisors business. Leveraging on the know-how and existing resources of the Group, OnePlatform deployed and further developed this infrastructure at a low incremental cost to offer technology infrastructure solutions to a wider array of corporate customers in Hong Kong, thus aiming to drive revenue, cash flow and profits. In addition to these three core infrastructures, OnePlatform provides training and people development modules. OnePlatform also intends to offer regular market and regulatory updates to its clients and investors, such as targeted client seminars and investor education sessions.

OnePlatform primarily targets corporate clients and charges them service fees based on the scope of infrastructure support provided. OnePlatform intends to pilot a few support modules with business partners to build the business cases for future business expansion and marketing. The pricing model will be on pay-per-use basis, such as “platform as a service”.

Strategic Growth Plans of AGBA

Overall Market Opportunities in the Greater Bay Area

The Greater Bay Area comprises the major urban centers of Guangdong, Hong Kong, and Macau and is one of the world’s largest financial services markets, with an overall economy size of US$1.7 trillion. The GBA is an area of vast scale and wealth, with the following defining characteristics according to 2021 Hong Kong Trade Development Council research:

•        Largest GDP in China, comprising 11% of China’s total economy;

•        US$1.67 trillion economy, compared with US$1.99 trillion for Tokyo and US$1.81 trillion for New York;

•        Per capita GDP of US$22,300; and

•        Population of 86 million, compared with 44 million in Tokyo and 19 million in the New York Metropolitan Area.

•        Hong Kong is a major financial services hub, and according to the June 2021 Hong Kong Stock Exchange monthly market highlights, it has:

•        Over 1,300 mainland China listed enterprises, with a total market capitalization of more than US$5 trillion (80% of total market capitalization);

•        A global hub for RMB trading and business transactions, with over US$1 trillion per day in RMB financial settlements; and

•        Capital markets connectivity with RMB 52 billion in daily investment quotas.

According to the 2021 China Private Wealth Report published by China Merchants Bank, China’s individual investable assets reached RMB241 trillion (US$37 trillion) in 2020, a compound annual growth of 13% from 2018 to 2020 and was expected to reach RMB268 trillion (US$42 trillion) by 2021. Meanwhile, China’s high-net-worth population is estimated to reach 3 million by year end , with the scale of investable assets exceeding RMB90 trillion (US$37 trillion).

A structural change to China’s high-net-worth population has geared towards the younger generation, whose investment objectives are shifting from wealth preservation to wealth creation and asset diversification. According to the 2021 China Private Wealth Report, almost 50% of respondents considered Hong Kong as their offshore asset destination or entrepôt (a port destination where assets and goods are traded, imported, and exported).

Cross-Border Wealth Management Connect

On June 29, 2020, the People’s Bank of China, the Hong Kong Monetary Authority (HKMA) and the Monetary Authority of Macau jointly announced the introduction of the cross-boundary wealth management connect pilot scheme (Wealth Management Connect scheme) in the GBA, which will allow residents in the GBA to invest in wealth management products distributed by banks across the region. The scheme helps promote investment diversification and facilitate capital flow within the GBA, promote RMB internationalization and strengthen Hong Kong’s status as an offshore RMB hub.

According to the implementation rules of the Wealth Management Connect scheme published by The People’s Bank of China in September 2021, there will be an aggregate investment quota of RMB150 billion in each of the “northbound Connect” and “southbound Connect” schemes, with an individual investment quota up to RMB1 million. Recognized investment products under the “Northbound Scheme” include fixed income (primarily bonds and deposits) and equity wealth management products, along with public securities investment funds with low or medium risk rating. Complex investment products with high volatility or leverage are currently excluded. The scheme is expected to facilitate a total fund flow of RMB300 billion (US$47 billion) in the sale of investment products.

The Wealth Management Connect scheme officially launched in September 2021, and banks may start offering cross-boundary wealth management connect services upon completion of the relevant preparatory work, and subject to regulatory approval.

Future expansion plan to China

With the business opportunities brought by the Wealth Management Connect scheme introduced by The People’s Bank of China, and the upcoming Insurance Connect introduced by the China Insurance Regulatory Commission, China will be one of our focus areas with an increasing addressable market and opportunity set.

We intend to leverage the Group’s two decades of experience operating in China. We are particularly well-positioned to capture the emerging opportunities. Currently, we do not have any Chinese operating companies and we do not plan to use “variable interest entities,” or VIEs, in the future to conduct our operations. While we have no operations in China, it is and will continue to be part of our strategy to market and sell our products and services to Chinese customers located in mainland China from its Hong Kong based operating subsidiaries through partnerships or customer referrals.

After a 6-month project with a consulting firm to study our capability and competitive advantages, we identified four strategic enablers, including (1) partnership development; (2) establishing a lead management platform; (3) establishing a service center for our customers; and (4) digital marketing. Multiple collaboration models have been designed, with potential partners identified for implementation. We intend for these initiatives to drive business growth through customer acquisition and cross-selling combined with increased use of data analytics.

Strategic Enablers to Capture GBA Opportunities

China B2B Partnership for Customer Acquisition

We intend to upsell selected customers simple insurance products through our local insurance brokerage channel, by using free insurance protection products to attract customers, and then conducting customer behavioral analysis and product matching. Based on the analysis of social media interaction and digital marketing, we market our international and partnership offerings to customers who demonstrate interest and refer them to our network of financial advisors in Hong Kong for cross-selling of other financial products and investment portfolio recommendations. We intend to periodically review our referral mechanisms to ensure their continued effectiveness.

We are currently in active discussions to establish a strategic partnership with a top asset manager (the “Potential Partner”) in China to provide offshore insurance solutions to the Potential Partner’s over 20 million nation-wide customers. The Potential Partner serves both individual affluent and high-net-worth customers as well as institutions. Our management believes a strategic partnership with the Potential Partner has the potential to increase our AUM and competitiveness by expanding the types of local and overseas investment vehicles available to it and to further penetrate its existing customer database.

Service Centre for Customer and Partner Servicing

Leveraging our existing China local insurance brokerage licenses, sales teams and infrastructure, we intend to build a business platform to acquire mainland China customers through referrals and to establish new partnerships.

We intend to transform our existing shared service center to (i) provide post-sales services to mainland China customers who have purchased Hong Kong insurance products; and (ii) institutionalize our capabilities to form B2B partnerships in mainland China. We intend to build a lead management tool to recommend new and personalized insurance products to customers, which we intend to be a key priority for 2023 and beyond.

Creating an Ecosystem Empowered by Fintech

Hong Kong’s Fintech Landscape

In July 2018, the HKMA introduced the “Open API Framework” to facilitate the development and wider adoption of application programming interfaces or APIs by the banking sector. The Open API Framework functions include product information, customer acquisition, account information and transactions. The HKMA also launched the Faster Payment System in September 2018 to facilitate real-time payments and fund transfers between banks and stored value facility operators with the use of a recipient’s mobile number or email address as an account proxy. We believe that, with the on-going business integration with the GBA, Hong Kong is likely to see further liberalization in the financial services sector in the coming years, especially in relation to the use of financial technologies.

According to a survey conducted by McKinsey & Company titled “McKinsey & Company M&S COVID-19 China Consumer Pulse Survey 3/25-3/30/2020”, there has been a rapid increase in customers’ online engagement and penetration, which is likely to remain even after the COVID-19 pandemic. The pandemic (i) accelerated customer shift to online channels, (ii) enhanced business partnerships across online and offline channels, and (iii) illustrated the importance of establishing an “omni-channel” strategy. We believe that more people now look for digital ways to continue their normal lives, including through digital wealth management.

The Synergy to be Realized Leveraging on Existing Infrastructure and Partners

To provide a seamless customer journey, increase customers’ stickiness and deepen their share wallet, our future strategic focus intends to create an integrated digital ecosystem by leveraging existing infrastructure, customers and partners.

We intend to realize synergies across different business units by:

•        focusing on product portfolio enhancements, including endowment insurance and investment fund savings plans;

•        leveraging the flexibility offered by different financing options, including insurance premium financing, point-of-sale consumer credit, personal credit facility or mortgage financing; and

•        using our sales teams at our financial advisory business as a large distribution channel.

Our digital platform is one of its core customer acquisition engines which we intend to further equip with functionalities including a cash management tool for customers, and a transaction platform that encompasses insurance and investment products, retail consumption, medical appointments, content marketing and social sharing.

By targeting customers’ needs at various life stages, we intend to provide a one-stop service to customers while enhancing its cross-selling business opportunities. Further collaboration will also be sought in the future with its local partners and overseas fintech investments. Fintech will continue to invest in fintech developments to improve its capabilities and attract local and global business partners.

Our Corporate Information

We were originally incorporated on October 8, 2018 in the British Virgin Islands as a special purpose acquisition company under the former name of AGBA Acquisition Limited (“AAL”). In connection with the consummation of the Business Combination (as defined below), we changed our name from “AGBA Acquisition Limited” to “AGBA Group Holding Limited”. Our principal executive office is located at AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong.

Intellectual Property

We own domain names and trademarks. We are currently in the process of re-branding our business and as part of this exercise, AGBA is in the process of obtaining domain names and trademark registrations for its new brands, such as “TAG,” “OnePlatform,”, “AGBA Focus”, “AGBA Perform” and “AGBA Group,” among others. To protect its existing and potential, future intellectual property, we have entered into confidentiality and proprietary rights agreements with employees, consultants, contractors and business partners; employees and contractors are also subject to invention assignment provisions. As part of its contracting process with third parties, we use contract terms such as limited licenses, restrictions on use, and confidentiality, as additional measures to protect its intellectual property.

Facilities

Our headquarters in Hong Kong is located at AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong, which is situated in one of Hong Kong’s prime central business districts. The lease agreement for the building, between Viewbest Investments Limited (Viewbest), as landlord, and Legacy Group, was executed on June 14, 2019.

The term of the AGBA Tower lease is six years, with a tentative expiry date of February 28, 2026.

While we are not the party to the AGBA Tower lease agreement, we are currently occupying space in the building.

We also owned two office premises located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong and One Island South, No. 2 Heung Yip Road, Hong Kong for rental purpose.

Employees

As of December 31, 2022, we had 152 full-time and full-time equivalent employees. None of the employees are represented by a labor union, and we consider our employee relations to be good.

Website Access to Company’s Reports and Disclosure Information

Our internet website address is https://www.agba.com, to which we regularly post copies of our press releases as well as additional information about us. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports filed, will be available to you free of charge through the

Investors section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We include our web site address in this Annual Report on Form 10-K only as an inactive textual reference. Information contained in our website does not constitute a part of this report or our other filings with the SEC.

Platform Business

The Platform business, through OPH and its subsidiaries, is a one-stop financial supermarket with a breadth of products and services that is unrivaled in Hong Kong sourced from leading global product providers.

The Platform Business was set up to take advantage of the decades-long experience we built up in supporting the largest financial advisors salesforce in Hong Kong. We were already servicing a large pool of customers and in the process, built up a wide library of world class financial products and constructed a state-of-the-art technological and operational infrastructure.

The Platform Business now operates this full-service platform under its “OnePlatform” brand and has opened it up to banks, other financial institutions, family offices, brokers, and individual independent financial advisors that are looking for support in advising and serving their retail clients.

Our technology-enabled Platform Business offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending and real estate agency.

In addition to its unrivaled product-shelf, the Platform Business offers digital-enabled sales management and support solutions, business operations support, comprehensive customer services, and training support.

Currently, our platform financial services and investment products mainly comprise mutual fund distributions, portfolio management, money lending, insurance and Mandatory Provident Fund (MPF) products, and international real estate referral and brokerage services.

As of December 31, 2022, OnePlatform made $6.3 million in commissions and recurring service fees representing a 34% decline from 2021. 2022 revenues reflect only commission and service fees generated after the Business Combination effected in November 2022. OnePlatform also made $0.2 million in interest income from loans it granted to customers. OnePlatform further made commission income from the agency of real estate projects.

The OnePlatform brand currently covers 44 insurance providers selling 657 products, and 40 asset management fund houses with over 1,000 products.

Fintech Business

The Fintech Business has collected an ensemble of valuable fintech assets in its investment portfolio. Fintech Business’ management team has strived to establish the business as a leading name in the fintech investment sector.

Core Fintech investments held under the Fintech Business as of December 31, 2022 include:

1.      An investment in Tandem Money Limited, a UK digital bank;

2.      An investment in CurrencyFair Limited, a B2B and B2C payments company;

3.      An investment in Oscar Health Inc., a US direct-to-consumer digital health insurer;

4.      An investment in Goxip Inc., a fashion media platform based in Hong Kong; and

5.      An investment in LC Healthcare Fund I, L.P., a PRC healthcare and healthcare investment fund.

	Carrying amount in US$ thousands(1)
	December 31, 2022	December 31, 2021
Tandem Money Limited	16,031	17,912
CurrencyFair Limited	5,718	5,790
Oscar Health Inc.	2,443	7,795
Goxip Inc.	513	1,271
LC Healthcare Fund I, L.P.	11,805	—

____________

Notes:

(1)      Carrying amount represents Fintech’s attributable interest in the investment portfolio asset.

The Fintech Business previous investments include an investment in Nutmeg, a UK-based digital wealth manager, focused on robo-advisory and digital wealth management services. In June 2021, JPMorgan Chase complete its 100% acquisition of Nutmeg.

Healthcare Business

We currently hold a 4% equity stake in HCMPS, one of the leading healthcare management organizations in Hong Kong.

Founded in 1979 and currently operating under the Dr. Jones Fok & Associates Medical Scheme Management Limited (“JFA”) brand, JFA is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers — providing healthcare schemes for more than 500 corporate clients with over 300,000 scheme members. JFA’s clients include blue chip companies from various industry and leading insurers. Apart from Hong Kong, JFA is the largest operator in Macau with around 70 clinics.

JFA operates a city-wide medical network that includes 340 general practitioners (“GP”), 11 laboratories and imaging centers, 273 specialist doctors, 25 physiotherapy centers, 12 Chinese medicine practitioner clinics, all based in Hong Kong, and 69 GP clinics in Macau. Over 380,000 out-patient and in-patient visits are recorded annually through HCMPS’s medical network. JFA offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories and imaging services.

We believe that the future of healthcare is in “Smart Health”–technology that offers improved patient-care management and leverages data as the new tool for solving complex healthcare challenges with reduced operating costs. We will focus on technology/digitalization and consumerization of healthcare to create an ecosystem empowering customers to proactively manage their health and well-being and to improve their access to healthcare at a lower cost — with connectivity across the care continuum. We believe that JFA has the captive customer base, infrastructure and product/service offerings to optimize customer experience to further grab market share.

We are currently working to transform JFA into the best medical care institution in Asia by 2025, redefining industry standards in the Greater Bay Area and offering market-leading customer care and best-in-class infrastructure empowered by data analytics.

Competitive landscape

Competition in the markets in which OPH operates is intense. OPH competes for clients, customers, and personnel directly with other financial advisory firms, securities firms, and other businesses that offer financial services, such as banks and insurance companies. The financial technology services industry in Hong Kong is highly competitive and rapidly evolving. New competitors, including affiliates of financial institutions, traditional IT companies, and internet companies, are entering this market.

Although AGBA’s competitors may have greater brand recognition, larger customer bases or greater financial, technological, or marketing resources, the management of AGBA believes that AGBA’s competitive advantages are its full suite of financial products covering insurance, investments and credit, coupled with a captive customer base and well-established infrastructures, including operational capabilities and technology. As a result, the management of AGBA believes that it can respond more quickly and effectively to new or changing opportunities, technologies or customer requirements, and adapt to significant changes in regulatory and industry environments. See “Risk Factors — Risk Factors Relating to AGBA — We operate in a competitive and evolving industry; if AGBA is unable to compete effectively, it may lose market share.”

Currently, AGBA’s principal methods to maintain competitive advantage of its B2B business are by (i) relying on its highly knowledgeable and professional personnel and its large distribution channel of independent financial advisors, (ii) leveraging extensive cross-selling opportunities across its business units, (iii) investing in its platforms and infrastructure to keep up to date with the latest technology, and (iv) exploring and implementing solutions on the cutting edge of financial technologies. Despite the high level of market competition and the rapidly changing industry dynamics, the management of AGBA believes that the significant accumulated experience of its executive management as well as its understanding of market preferences and conditions will enable AGBA to compete effectively.

Expanding the B2B Platform Business through Existing Infrastructure

AGBA believes that platform business models facilitate global reach and economic efficiencies, and that leading global platform players build integrated capabilities outside their core business activities and across industry borders, to cross-sell their products and services and satisfy customers’ multiple product needs.

The Legacy Group developed infrastructures in (1) product intelligence; (2) transaction operations; and (3) technology support, which initially supported the Legacy Group’s independent financial advisors business. Leveraging on the know-how and existing resources of the Legacy Group, OnePlatform deployed and further developed this infrastructure at a low incremental cost to offer technology infrastructure solutions to a wider array of corporate customers in Hong Kong, thus aiming to drive revenue, cash flow and profits. In addition to these three core infrastructures, OnePlatform provides training and people development modules. OnePlatform also intends to offer regular market and regulatory updates to its clients and investors, such as targeted client seminars and investor education sessions.

OnePlatform primarily targets corporate clients and charges them service fees based on the scope of infrastructure support provided. OnePlatform intends to pilot a few support modules with business partners to build the business cases for future business expansion and marketing. The pricing model will be on pay-per-use basis, such as “platform as a service”.

Insurance Brokerage Business: OnePlatform Wealth Management Limited

OnePlatform Wealth Management Limited (“OWM” or the “Insurance Brokerage Business”), is a licensed insurance broker and a registered MPF intermediary in Hong Kong established in 2003, providing financial planning and wealth management services to institutional and individual customers. It also distributes insurance products through, and provides supporting services to, the sales channel of “Perform,” which is the Legacy Group’s independent financial advisor business, and to Tandem Hong Kong, the digital platform. The Insurance Brokerage Business is regulated by the Insurance Authority and the MPFA.

The Insurance Brokerage Business’s main sources of income are sales commission and service fee income from its infrastructure support platform. It recognizes commission income from the insurance providers based on the sale of insurance products at predetermined rates by insurance premium according to the types of products.

The independent financial advisors and the Perform sales channel are the distribution channels for the Insurance Brokerage Business. These channels are positioned to match individual financial needs with an appropriate choice of insurance products. They target to bring additional revenue for the Insurance Brokerage Business by serving as a “matching platform” between insurance companies and consumers. Marketing activities of the Insurance Brokerage Business include sales campaigns and invitations to corporate events, at which new customers are mainly solicited through direct conversation or meetings between financial advisors and retail customers.

As of December 31, 2022, AGBA has 1,528 independent financial advisors.

Asset Management Business: OnePlatform Asset Management Limited

OPH’s asset management business was established in 1999 and is now conducted by OnePlatform Asset Management Limited (“OAM” or the “Asset Management Business”). OAM offers financial products and provides discretionary asset management services to retail customers in Hong Kong. It primarily distributes mutual funds denominated in HK$, US$, and other currencies. Its subsidiary, Kerberos (Nominee) Limited, is an entity designated to hold client cash and assets in segregated client accounts.

The Asset Management Business engages in asset management, distributes HKSFC-authorized funds and offers discretionary portfolio management services. It is regulated by the HKSFC and holds a Type 1 (dealing in securities) license, a Type 4 (advising on securities) license, and a Type 9 (asset management) license. Its main sources of income are subscription fee income from fund distributions, trailer fee income from its assets under management (AUM), and management fee income from portfolio management. Asset management service fees are charged on predetermined rates based on the respective portfolio asset values invested by the customers.

OAM’s major target markets are Hong Kong and the Greater Bay Area. Marketing activities of the Asset Management Business include investor seminars conducted by fund houses and publication of insights or research analysis based on market trends or fund sales data.

In 2019 the Asset Management Business partnered with Wilshire Associates (“Wilshire”), a global, independent investment consulting, investment management, and services firm. This relationship enables OAM to leverage Wilshire’s decades of institutional consulting excellence in the areas of asset allocation, manager research, and risk management to provide its clients with access to world-class asset management services to meet the increasingly complex needs of its growing client base.

OAM works with Wilshire to enhance its fund due diligence process, investment monitoring services and risk classification methodology, along with the product offerings of proprietary model portfolios. As one of the first broker-dealers in Hong Kong to leverage an institutional approach to its investing process, AGBA intends for OAM’s collaboration with Wilshire to be an important step in the evolution of the firm’s investment solutions. In partnership with Wilshire, AGBA has established a risk classification methodology and investment scorecard, and Wilshire provides timely recommendations on asset allocation and portfolio construction methodology. OAM will continue to partner with Wilshire and intends to broaden its product and service offering including portfolio selection to drive future business growth.

Along with the independent financial advisors and the Perform sales channel as distribution channels of the Asset Management Business, Tandem Hong Kong is a newly established digital channel that also offers fund products and investment portfolios for customer acquisition. Please refer to “Healthcare and Retail — Tandem Hong Kong: Health and Wealth Digital Platform.”

International Property Agency Business: OnePlatform International Property Limited

OPH’s international property agency business is a real estate agency based in Hong Kong and operated by OnePlatform International Property Limited (“OIP” or the “International Property Agency Business”), which sells properties mainly in the United Kingdom, Australia, Japan, Malaysia, Thailand and Cambodia. Its main source of income is sales commissions. Established in 2014, the International Property Agency Business provides one-stop sales, leasing, agency and advisory services for international real estate. It primarily sources international properties and expands its customer base and connects with purchasers by organizing seminars and marketing events in Hong Kong and through the resulting interactions between financial advisors and customers. Historically, around 30-40 sale and purchase contracts have been signed annually, with a 2-8% commission on the price of the property sold. The commission is shared with consultants and the sales team. Upon relocating to a new office in July 2020, the International Property Agency Business drove sales growth by better utilizing the new office space to organize more sales exhibitions and seminars and by hiring additional salespersons to support the business.

Money Lending Business: Hong Kong Credit Corporation Limited

Established in 2016, Hong Kong Credit Corporation Limited (“HKCC” or the “Money Lending Business”), holds a money lender’s license and mainly offers mortgages and consumer credit. It is regulated by the Hong Kong Money Lenders Ordinance and its main source of income is interest. HKCC predominantly engages in the provision and arrangement of credit facilities for clients, and offers first mortgages over residential, commercial and industrial properties in Hong Kong. The majority of its loans are mortgage loans that are secured by collateral in the pledge of the underlying real estate properties owned by the borrowers. All loans are made to either business or individual customers in Hong Kong for a period of 12 months to 30 years. The Money Lending Business conducts its business through its own sales team and does not engage in any significant additional marketing activities.

The Money Lending Business is currently subject to a low asset quality cycle in the credit market, thus resulting in a decline in its loan portfolio. Management of AGBA intends to grow the money lending business when the global and Hong Kong economies revive and asset quality improves.

OnePlatform Credit Limited is a money lending platform which grants credit facilities and currently has minimal operating activities.

Other Corporate Solutions: AGBA Innovation Limited

AGBA Innovation Limited is a company established for future business which AGBA intends will include customized non-licensed corporate solutions to various distribution channels, small and medium enterprise, banks and/or other licensed representatives. Potential service offerings include training and development, office space rental and company secretarial services. As of the date of this prospectus, there have been no profits or losses generated by AGBA Innovation Limited.

The Fintech Business

Fintech Investments

Fintech manages an ensemble of financial technology (fintech) investments and operates through its subsidiaries TAG Technologies Limited, Tandem Money Hong Kong Limited, and Tandem Fintech Limited, a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing.

The portfolio companies in which Fintech has invested remain growth stage businesses with modest revenues, and none has yet reached the operational breakeven point. Therefore, the business case for all these companies relies on transformations in scale, product offering, and/or geographic scope to drive future value creation. Fintech intends to maximize the strategic fit between these portfolio companies and the companies forming part of the OnePlatform brand to drive additional value capture.

Fintech’s management team has strived to establish the business as a leading name in the fintech investment sector. Fintech’s business aims to create value on three fronts:

1.      Building long-term fintech franchises in Hong Kong using business models, operations, and technologies tested in more mature markets;

2.      Supporting and capturing synergies with OnePlatform and AGBA’s other business segments; and

3.      Financial returns from its fintech investments.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” for a summary of the current valuations of Fintech’s stakes in the fintech portfolio companies.

1) Tandem

Tandem Money Limited (“Tandem”) is a UK based “challenger” bank which focuses on lending growth with high risk-adjusted yields. It operates a “digital deposit” strategy to continue funding its growth, which is known as a “neobank” strategy. Founded in 2013, Tandem provides an app-based retail bank service for its customers. Through its app, customers can access retail banking services comprising deposits, mortgages, loans and credit cards. Tandem also leverages digital wealth management to cross-sell and offers value-added services such as cash management across bank accounts, savings, debt management, and financial planning.

Background to the Investment in Tandem

TAG Technologies Limited (“TAG Technologies”) first invested in 2018 with Tandem still positioned as a neobank focused on digital and analytics to generate user and deposit growth. The initial investment was by way of a subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 11,259,740 ordinary B shares in Tandem for a consideration of £15 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as at 30 September 2018, which was approximately £55.7 million, and (ii) the potential in the future business development of Tandem.

The Legacy Group believed that Tandem’s strategy in 2020 was predicated on a clear asset pivot to grow consumer loans in attractive categories such as home improvement and specialty mortgages. In April 2020, TAG Technologies entered into a further subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 49,476,049 ordinary B shares in Tandem for a consideration of £10 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as of October 31, 2019, which was approximately £44.9 million, and (ii) the potential in Tandem’s future business development.

In June and August 2021, TAG Technologies Limited purchased an additional aggregate of 14,000,000 ordinary B shares of Tandem at the price of £0.15 per share, for cash consideration of approximately US$2.9 million (equivalent to approximately £2.1 million). AGBA currently owns a 4.92% equity interest in Tandem.

Share Purchase and Knowledge Transfer Agreement

In connection with the April 2020 investment, Tandem, Tandem Money Hong Kong Limited (“TMHK”) and TAG Technologies entered into a Share Purchase and Knowledge Transfer Agreement pursuant to which, among other things, TAG Technologies purchased the entire issued share capital of TMHK, and Tandem undertook to provide certain knowledge transfer services to TAG Technologies and its affiliates. Pursuant to the Share Purchase and Knowledge Transfer Agreement, Tandem also granted a license in certain Tandem proprietary software and other licensed materials to be made available to TAG Technologies and its affiliates during the “knowledge transfer period”, which ends on the earlier of the date six months after Tandem completes a migration of its systems to a new platform, and April 2, 2023. For as long as TAG Technologies is a shareholder of Tandem, each member of AGBA is granted a license to use the name “Tandem” and any registered logo or trademark used by Tandem for a period of five years.

Through this investment AGBA gained access to certain of Tandem’s technology and digital platform assets and knowledge transfer. These assets provide significant costs savings for system developments such as data platforms and the core banking platform, driven by the ability to leverage Tandem’s assets and “test and learn” experience to accelerate development of the Fintech business.

Tandem’s Potential Growth

With the increasing use of online platforms in the financial sector, management of AGBA believed that Tandem, with its technology know-how in the consumer finance industry, has significant market potential to become a leading online retail bank for the mass market. The investment in Tandem is also part of AGBA’s wider strategy to launch digital services in Hong Kong and elsewhere, and Tandem is expected to be a key technology partner.

2) CurrencyFair

CurrencyFair is an online peer-to-peer currency exchange marketplace. TAG Technologies first invested into CurrencyFair in 2018, through an investment of approximately €6,000,000 and the merger of the Legacy Group’s then existing payments business with CurrencyFair. Since then, CurrencyFair has continued to grow its consumer money transfer business focused on white-collar expat customers transferring money between selected European and Australian corridors. CurrencyFair is now a global money transfer member organization that has exchanged more than €10 billion, with offices located in Ireland, UK, Singapore, Hong Kong and Australia. AGBA believes that CurrencyFair’s scaling plan relies on expanding its consumer-to-consumer (C2C) business to new US and Asia corridors, while acquiring small and medium enterprise (SME) customers directly and through an enterprise sales model handling primarily Chinese merchant payments for cross-border e-commerce marketplaces. Revenue growth depends on how successfully CurrencyFair scales transfer volumes in new C2C corridors and new SME businesses based on proposition development and customer acquisition execution.

AGBA intends to work closely with CurrencyFair as it builds out its Asian franchise, and intends to offer CurrencyFair’s unique currency marketplace to AGBA’s customers in Hong Kong as well as introducing enhanced Asian currency services to CurrencyFair’s international customers. AGBA intends for CurrencyFair’s domain expertise, technology, and operational experience to be leveraged as part of a wider strategy to improve AGBA’s services to assist customers to manage their finances.

In 2021, CurrencyFair merged with Australia-based Assembly Payments Limited, whose platform automates complex payment workflows. Following the merger, the business re-branded to “Zai”, with CurrencyFair as Zai’s consumer brand.

On March 18, 2022, AGBA entered into a sale and purchase agreement with the Legacy Group to acquire 4,158,963 shares of CurrencyFair for a cash consideration of US$7.84 million. The transaction closed in April 2022, resulting in AGBA owning a 8.37% equity interest in CurrencyFair.

3) Oscar (Mulberry Health Inc.)

Mulberry Health Inc., better known as “Oscar” is a digital health insurance company based in New York that utilizes technology such as telemedicine to create healthcare-focused technological interfaces and transparent claims pricing systems. Oscar serves 291 counties across 18 U.S. states and is the third largest for-profit national insurer in the “individual” market in the United States according to publicly reported membership figures for insurers serving the individual market during plan year 2020. Oscar expanded its offering to B2B businesses in 2017 and to Medicare health plans in 2020. Medicare is a U.S. government-administered program that provides health insurance benefits for adults age 65 or older, and younger people with certain disabilities. AGBA currently owns a 0.46% equity interest in Oscar.

4) Goxip

Goxip is a fashion media platform based in Hong Kong with over one million high-end fashion shoppers. Its digital marketing arm matches key opinion leaders (KOLs) with marketers and brands for lead generation, launching and monetizing marketing campaigns. AGBA currently owns a 3.63% equity interest in Goxip.

5) HCMPS Healthcare Holdings Limited

HCMPS Healthcare Holdings Limited (“HCMPS”) is a healthcare management organization based in Hong Kong. Founded in 1979, it has over 800 network service branches providing healthcare schemes for more than 500 corporate clients with over 280,000 scheme members. HCMPS offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories, and imaging services. AGBA currently owns a 4.00% equity interest in HCMPS.

6) Nutmeg

Fintech previously made an investment in Nutmeg, a United Kingdom-based online investment management company. In June 2021, JPMorgan Chase purchased 100% of the share capital of Nutmeg. Fintech was subject to a drag-along provision in the Articles of Association of Nutmeg, pursuant to which it was required to sell its shareholding to JPMorgan Chase. The transaction was closed in September 2021. Accordingly, Fintech no longer holds an investment in Nutmeg, with cash realized from the sale of the investment.

Healthcare and Retail

Competitive landscape

According to the “Hong Kong’s Domestic Health Accounts” statistics published by the Hong Kong Food and Health Bureau, total health expenditure in Hong Kong amounted to US$25 billion in 2019/20, with annual per capita spending at US$3,300. For the past 30 years, total health expenditure rose at an average annual rate of 5.6% in real terms, outpace the corresponding increase of 3.4% in Gross Domestic Product (GDP) during the same period. Total health expenditure as a percentage of GDP increased from 3.6% in 1989/90 to 6.8% in 2019/20.

The healthcare and retail market in Hong Kong is highly competitive and rapidly evolving. New competitors including traditional financial institutions such as banks and insurance companies are entering this market through partnership or various collaboration model with healthcare providers. The management of AGBA believes that with longer life expectancy and rising medical costs, the cost gap after retirement will widen, and there will be a sizable market for wealth planning and healthcare cost management for the industry to address.

Leveraging its established business in financial advisory services, health management and its fintech investments, combined with access to the latest technology and market developments, AGBA believes it has the customer base, infrastructure and comprehensive financial product offering and services to optimize customer experience empowered by technology. AGBA believes it is in a strong position to capture these evolving market opportunities through the creation of a digital wealth and health ecosystem.

Tandem Hong Kong: Health and Wealth Digital Platform

Tandem Hong Kong, operated through Tandem Fintech Limited, is a digital B2C health and wealth platform launched in November 2020 which provides a comprehensive suite of wealth management services to consumers with a health focus. Tandem Hong Kong aggregates a broad spectrum of services and value-added information in health, insurance, investments and social sharing. It has acquired around 35,000 members since its launch. Tandem Hong Kong intends to offer customers an integrated financial solution with health-related services as the foundation, and through this solution improve the sales of health and life insurance products as well as cross-selling from AGBA and other Legacy Group business units through Tandem Hong Kong.

Tandem Hong Kong is designed to offer fund products distributed by the Asset Management Business and is a new channel through which the Asset Management Business intends to enhance customer acquisition and engagement and drives business growth. The Asset Management Business intends to target growth driven by (i) additional customers from the Tandem Hong Kong platform which increases revenues from fund subscriptions and management fees; (ii) membership reward programs conducted through the Tandem Hong Kong platform which aim to increase customer loyalty and stabilize the customer base; (iii) additional investment products launched through the Tandem Hong Kong platform including deposit-like white-labelled products such as money market funds and mutual fund trading; and (iv) investment seminars which aim to drive customer engagement.

Tandem Hong Kong is also working closely with HCMPS to explore further collaboration with the network service branches including the provision of healthcare information to members on Tandem Hong Kong’s digital platform, educational webinars or events, comparison and gap analysis of health protection coverage, for potential customer referral or cross-selling opportunities.

Currently, Tandem Hong Kong acts as a customer acquisition channel for AGBA. In the future, the management of AGBA intends for Tandem Hong Kong to cooperate directly with business partners and charge them marketing fees for social sharing or advertisement placement on its platform. Tandem Hong Kong’s present marketing to retail customers is predominantly digital marketing, including electronic direct mail (EDM), social media, blog content sharing, and engagement with Key Opinion Leaders (KOLs).

Tandem Hong Kong’s Core Competitiveness

Tandem Hong Kong offers customers three core features:

Health insurance comparison service:    Tandem Hong Kong’s first-in-market “mediCover” feature has collected data on nearly 40 common medical costs selected from hospitals in Hong Kong for comparison and analysis. When customers indicate the insurance plans in which they enrolled, Tandem Hong Kong’s comparison service provides information about whether their medical insurance coverage is sufficient to cover all relevant medical expenses, as well as the disparity between the potential medical cost and their existing protection.

Medical insurance coverage:    Tandem Hong Kong takes advantage of the latest technology to identify insurance plans which may be suitable for customers. With a few simple steps, customers are able to compare a variety of insurance plans including product details, coverage and premiums. Insurance products are offered by OnePlatform Wealth Management Limited (insurance intermediary license number: FB1452).

Fund and portfolio investments:    Fund trading and portfolio investment services are offered by OnePlatform Asset Management Limited (HKSFC CE No. AFQ784). Customers can indicate their investment preferences by selecting criteria based on their risk profile and the historical data on fund performance.

Strategic Growth Plans of AGBA

Overall Market Opportunities in the Greater Bay Area

The Greater Bay Area comprises the major urban centers of Guangdong, Hong Kong, and Macau and is one of the world’s largest financial services markets, with an overall economy size of US$1.7 trillion. The GBA is an area of vast scale and wealth, with the following defining characteristics according to 2021 Hong Kong Trade Development Council research:

•        Largest GDP in China, comprising 11% of China’s total economy;

•        US$1.67 trillion economy, compared with US$1.99 trillion for Tokyo and US$1.81 trillion for New York;

•        Per capita GDP of US$22,300; and

•        Population of 86 million, compared with 44 million in Tokyo and 19 million in the New York Metropolitan Area.

Hong Kong is a major financial services hub, and according to the June 2021 Hong Kong Stock Exchange monthly market highlights, it has:

•        Over 1,300 mainland China listed enterprises, with a total market capitalization of more than US$5 trillion (80% of total market capitalization);

•        A global hub for RMB trading and business transactions, with over US$1 trillion per day in RMB financial settlements; and

•        Capital markets connectivity with RMB 52 billion in daily investment quotas.

According to the 2021 China Private Wealth Report published by China Merchants Bank, China’s individual investable assets reached RMB241 trillion (US$37 trillion) in 2020, a compound annual growth of 13% from 2018 to 2020, and is expected to reach RMB268 trillion (US$42 trillion) by 2021. Meanwhile, China’s high-net-worth population is estimated to reach 3 million by year end, with the scale of investable assets exceeding RMB90 trillion (US$37 trillion).

A structural change to China’s high-net-worth population has geared towards the younger generation, whose investment objectives are shifting from wealth preservation to wealth creation and asset diversification. According to the 2021 China Private Wealth Report, almost 50% of respondents considered Hong Kong as their offshore asset destination or entrepôt (a port destination where assets and goods are traded, imported, and exported).

Cross-Border Wealth Management Connect

On June 29, 2020, the People’s Bank of China, the Hong Kong Monetary Authority (HKMA) and the Monetary Authority of Macau jointly announced the introduction of the cross-boundary wealth management connect pilot scheme (Wealth Management Connect scheme) in the GBA, which will allow residents in the GBA to invest in wealth management products distributed by banks across the region. The scheme helps promote investment diversification and facilitate capital flow within the GBA, promote RMB internationalization and strengthen Hong Kong’s status as an offshore RMB hub.

According to the implementation rules of the Wealth Management Connect scheme published by The People’s Bank of China in September 2021, there will be an aggregate investment quota of RMB150 billion in each of the “northbound Connect” and “southbound Connect” schemes, with an individual investment quota up to RMB1 million. Recognized investment products under the “Northbound Scheme” include fixed income (primarily bonds and deposits) and equity wealth management products, along with public securities investment funds with low or medium risk rating. Complex investment products with high volatility or leverage are currently excluded. The scheme is expected to facilitate a total fund flow of RMB300 billion (US$47 billion) in the sale of investment products.

The Wealth Management Connect scheme officially launched in September 2021, and banks may start offering cross-boundary wealth management connect services upon completion of the relevant preparatory work, and subject to regulatory approval.

Future expansion plan to China

With the business opportunities brought by the Wealth Management Connect scheme introduced by The People’s Bank of China, and the upcoming Insurance Connect introduced by the China Insurance Regulatory Commission, China will be one of AGBA’s focus areas with an increasing addressable market and opportunity set.

AGBA intends to leverage the Legacy Group’s two decades of experience operating in China, and is therefore particularly well-positioned to capture the emerging opportunities. Currently, AGBA does not have any Chinese operating companies and does not plan to use “variable interest entities” in future to conduct its operations. While AGBA has no operations in China, it is and will continue to be part of AGBA’s strategy to market and sell its products and services to Chinese customers located in mainland China from its Hong Kong based operating subsidiaries through partnerships or customer referrals.

After a 6-month project with a consulting firm to study its capability and competitive advantages, AGBA identified four strategic enablers, including (1) partnership development; (2) establishing a lead management platform; (3) establishing a service center for GBA customers; and (4) digital marketing. Multiple collaboration models have been designed, with potential partners identified for implementation. AGBA intends for these initiatives to drive business growth through customer acquisition and cross-selling combined with increased use of data analytics.

Strategic Enablers to Capture GBA Opportunities

China B2B Partnership for Customer Acquisition

AGBA intends to upsell selected customers simple insurance products through the Legacy Group’s local insurance brokerage channel, by using free insurance protection products to attract customers, and then conducting customer behavior analysis and product matching. Based on the analysis of social media interaction and digital marketing, the Legacy Group markets its international and partnership offerings to customers who demonstrate interest and refers them to OPH’s financial advisors in Hong Kong for cross-selling of other financial products and investment portfolio recommendations. AGBA intends to periodically review its referral mechanisms to ensure continued effectiveness.

AGBA is currently in active discussions to establish a strategic partnership with a top asset manager (the “Potential Partner”) in China to provide offshore insurance solutions to the Potential Partner’s over 20 million nation-wide customers. The Potential Partner serves both individual affluent and high-net-worth customers as well as institutions. The management of AGBA believes a strategic partnership with the Potential Partner has the potential to increase AGBA’s AUM and competitiveness by expanding the types of local and overseas investment vehicles available to it and to further penetrate its existing customer database.

Service Centre for Customer and Partner Servicing

Leveraging the Legacy Group’s existing China local insurance brokerage licenses, sales teams and infrastructure, AGBA intends to build a business platform to acquire mainland China customers through referral and establish new partnerships.

AGBA intends to transform the Legacy Group’s existing shared service center to (i) provide post-sales services to mainland China customers who have purchased Hong Kong insurance products; and (ii) institutionalize its capabilities to form B2B partnerships in mainland China. AGBA intends to build a lead management tool to recommend new and personalized insurance products to customers, which AGBA intends to be a key priority for 2023 and beyond.

Creating an Ecosystem Empowered by Fintech

Hong Kong’s Fintech Landscape

In July 2018, the HKMA introduced the “Open API Framework” to facilitate the development and wider adoption of application programming interfaces or APIs by the banking sector. The Open API functions include product information, customer acquisition, account information and transactions. The HKMA also launched the Faster Payment System in September 2018 to facilitate real-time payments and fund transfers between banks and stored value facility operators with the use of a recipient’s mobile number or email address as an account proxy. AGBA believes that, with the on-going business integration with the GBA, Hong Kong is likely to see further liberalization in the financial services sector in the coming years, especially in relation to the use of financial technologies.

According to a survey conducted by McKinsey & Company titled “McKinsey & Company M&S COVID-19 China Consumer Pulse Survey 3/25-3/30/2020”, there has been a rapid increase in customers’ online engagement and penetration, which is likely to remain even after the COVID-19 pandemic. The pandemic (i) accelerated customer shift to online channels, (ii) enhanced business partnerships across online and offline channels, and (iii) illustrated the importance of establishing an “omni-channel” strategy. AGBA believes that more people now look for digital ways to continue their normal lives, including through digital wealth management.

Group Synergy to be Realized Leveraging on Existing Infrastructure and Partners

To provide a seamless customer journey, increase customers’ stickiness and deepen their share wallet, AGBA’s future strategic focus intends to create an integrated digital ecosystem by leveraging existing infrastructure, customers and partners.

AGBA intends to realize synergies across different business units by:

•        focusing on product portfolio enhancements, including endowment insurance and investment fund savings plans;

•        leveraging the flexibility offered by different financing options, including insurance premium financing, point-of-sale consumer credit, personal credit facility or mortgage financing; and

•        using the IFA sales team as a large distribution channel.

AGBA’s digital platform is one of its core customer acquisition engines which AGBA intends to further equip with functionalities including a cash management tool for customers, and a transaction platform that encompasses insurance and investment products, retail consumption, medical appointments, content marketing and social sharing.

By targeting customers’ needs at various life stages, AGBA intends to provide a one-stop service to customers while enhancing its cross-selling business opportunities. Further collaboration will also be sought in the future with its local partners and overseas fintech investments. Fintech will continue to invest in fintech developments to improve its capabilities and attract local and global business partners.

Employees

As of December 31, 2022, we had 152 full-time and full-time equivalent employees. None of the employees are represented by a labor union, and we consider our employee relations to be good.

Intellectual Property

AGBA owns domain names and trademarks. AGBA is currently in the process of re-branding its business and as part of this exercise, AGBA is in the process of obtaining domain names and trademark registrations for its new brands, such as “TAG,” “OnePlatform,” and “AGBA Group.” To protect its existing and potential, future intellectual property, AGBA enters into confidentiality and proprietary rights agreements with employees, consultants, contractors and business partners; employees and contractors are also subject to invention assignment provisions. As part of its contracting process with third parties, AGBA uses contract terms such as limited licenses, restrictions on use, and confidentiality, as additional measures to protect its intellectual property.

Properties

AGBA’s headquarters in Hong Kong is located at AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong, which cover approximately 40,000 square feet pursuant to an operating lease in a term of 6 years that will expire in 2026.

The lease agreement for the building, between Viewbest Investments Limited (Viewbest), as landlord, and Legacy Group, was executed on June 14, 2019. While we are not the party to the AGBA Tower lease agreement, we are currently occupying space in the building. We believe our current facility is suitable and adequate to meet our current needs. AGBA also owns two office premises located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong and One Island South, No. 2 Heung Yip Road, Hong Kong for rental purpose.

Legal Proceedings

From time to time, the Company may be subject to various legal proceedings, investigations, or claims that arise in the ordinary course of our business activities. Except for the proceeding below, the Company is not currently a party to any other legal proceedings the outcome of which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on its business, financial condition, and results of operations.

Action Case: HCA702/2018

On March 27, 2018, the writ of summons was issued against AGBA and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. In February 2023, the Court granted leave for this action be set down for trial of 13 days. This trial will take place from November 25, 2024 to December 11, 2024. Legal counsel of the Company will continue to handle in this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA765/2019

On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1million). In April 2023, the Court fixed a case management conference within 30 minutes reserved. The conference will be held on November 2, 2023. Legal counsel of the Company will continue to handle in this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

HCA 2097/2020 and HCA 2098/2020

On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13 million). The Company previously made $0.84 million as contingency loss for the year ended December 31, 2021. In March 2022, parties participated in a mediation but no settlement reached. A case management summons will be held on February 5, 2024.Legal counsel of the Company will continue to handle this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or any further potential loss, if any.

MANAGEMENT

Executive Officers

As of the date of the prospectus, the executive officers of the Company were as follows:

Name	Age	Title
Mr. Ng Wing Fai	55	Chairman, Group Chief Executive Officer, and Executive Director
Mr. Shu Pei Huang, Desmond	49	Acting Group Chief Financial Officer
Ms. Wong Suet Fai, Almond	52	Group Chief Operating Officer/Executive Director
Mr. Jeroen Nieuwkoop	51	Group Chief Strategy Officer
Mr. Richard Kong	54	Deputy Group Chief Financial Officer/Company Secretary
Mr. Brian Chan	56	Independent Director(1)(2)(3)
Mr. Thomas Ng	67	Independent Director(1)(2)(3)
Mr. Felix Yun Pun Wong	57	Independent Director(1)(2)(3)

____________

Note:

(1)      Member of the remuneration committee

(2)      Member of the nomination committee.

(3)      Member of the audit committee.

Biographical Information

Mr. Ng Wing Fai Mr. Ng has been served as Group Chief Executive Officer, the Chairman of the board of AGBA and as an executive director of the board of AGBA, since November 2022. Prior to joining AGBA, Mr. Ng was the Managing Partner and Founding Partner of Primus Pacific Partners, an Asian private equity fund with a focus on financial services. He was also previously the Managing Director of Fubon Financial Holding, the largest financial conglomerate in Taiwan, where he oversaw its overall strategy, capital markets, merger and acquisition activities and major change programs. He has previously served as the Managing Director and Head of the Asia-Pacific Financial Institutions Group at Salomon Smith Barney. Mr. Ng graduated from the University of Cambridge and obtained a master’s degree in business administration from Harvard University in 1994.

Mr. Shu Pei Huang, Desmond Mr. Shu Pei Huang, Desmond currently serves as the Acting Group Chief Financial Officer (Principal Financial Officer) since November 2022. Mr. Shu also presently serves as a director of both B2B and Fintech. He was also a director of OnePlatform Holdings Limited prior to the OnePlatform Holdings Limited merger. Prior to joining AGBA, Mr. Shu was the Vice President of Primus Holdings (H.K.) Ltd, an Asia investment holding company with a focus on the financial services industry. Prior to that, he was the corporate development manager of DRB-HICOM Berhad, one of the largest diverse conglomerates in Malaysia with business across banking, insurance, automobile, and services. Mr. Shu has over 20 years of experience in the investment banking and financial services industry and has gained all-round experience through working with MIMB Investment Bank, SIBB Investment Bank, and KPMG Corporate Services. Mr. Shu graduated from University of Kentucky with a Bachelor of Business Administration in Finance and Bachelor of Science in Accounting; Master of Science in Finance from Golden Gate University, USA.

Ms. Wong Suet Fai, Almond Ms. Wong has served as an executive director of the board of AGBA since November 2022. She has over the past 20 years of related experience, encompassing organizational and talent development, compensations and benefits management, staff training and engagement, organizational efficiency. Prior to joining AGBA, Ms. Wong held different positions in AXA, Sun Life Financial, Hutchison Ports, CSL Telecommunications and Wyeth. Ms. Wong graduated with a Bachelor of Business Administration from Hong Kong Baptist University in 1995 and obtained a Master of Business Administration from University of Leicester in 2003. She completed the Advanced Management Program offered by Harvard Business School in 2018.

Mr. Jeroen Nieuwkoop Mr. Jeroen Nieuwkoop currently serves as the Group Chief Strategy Officer of the Company, since November 2022. Mr. Nieuwkoop previously worked at Fubon Financial and Primus Pacific Partners and has over 20 years’ experience in private equity, funds set-up, investments and divestments, mergers and acquisitions, as well as general corporate finance across the financial services industry in Asia. Mr. Nieuwkoop started his career as an investment banker in the Financial Institutions Group at Salomon Smith Barney (now known as Citigroup) in New York. Mr. Nieuwkoop obtained his Master of Science (MSc) in Business Administration and Management, General from Erasmus University Rotterdam.

Mr. Richard Kong Mr. Richard Kong is the Company’s Deputy Group Chief Financial Officer and Company Secretary, since November 2022. Mr. Kong has over 25 years of experience in the finance and accounting fields. Prior to joining AGBA, he was the Chief Financial Officer and Company Secretary of a company listed in Hong Kong for over 14 years where he gained extensive experience in corporate exercises, corporate governance, and compliance-related matters. Previously, he was a manager at Ernst & Young Hong Kong. Mr. Kong holds a Bachelor of Business Administration (BBA) in Accounting from Hong Kong Baptist University and Master of Business Administration (MBA) from University of South Australia. He is also a fellow member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants.

Brian Chan Mr. Chan has served as a member of the board of directors of AGBA as an independent director since November 2022. Mr. Chan has over 23 years of experience handling litigations for civil claims, intellectual property rights protection and enforcement. Since September 2007 to present, Mr. Chan has been a Senior Partner at Chan, Tang & Kwok Solicitors, a member of the International Trademark Attorneys Association. From September 1995 to August 2007 he was an Associate at Baker & McKenzie, Associate at Stephenson Harwood & Lo, Partner at Stevenson, Wong & Co., Solicitors and Consultant at Benny Kong & Peter Tang. Additionally, Mr. Chan has acted as a Counsel to various Hong Kong and cross-border mergers and acquisitions and commercial matters since August 1999. Mr. Chan is also a frequent speaker on legal issues for intellectual property rights for the Hong Kong Productivity council. Mr. Chan graduated with a Bachelor of Laws Degree and passed the Solicitors’ Finals of the Law Society of England and Wales in 1993.

Thomas Ng Mr. Ng has served as a member of the board of directors of AGBA as an independent director since November 2022. Thomas Ng has 30 years of broad experience engaging in the fields of Education, Media, Retailing Marketing and Finance. He is a pioneer of IT in education and he was the author of “Digital English Lab,” one of the first series of digital books in Hong Kong. Since September 2018, he has been the Chief Executive Officer of e-chat, an IPFS block chain social media focused company. From March 2017 to April 2018, Mr. Ng was the Chief Financial Officer of Duofu Holdings Group Co. Limited. In February 2016, Mr. Ng founded Shang Finance Limited and was the Chief Executive Officer until February 2017. From March 2015 to November 2015, Mr. Ng was the Chief Financial Officer of World Unionpay Group Shares Limited. In August 2003, Mr. Ng established Fuji (Hong Kong) Co. Ltd. and was the Chief Executive Officer until December 2014. Mr. Ng obtained a Certificate of Education majoring in English from the University of Hong Kong in 2000.

Felix Yun Pun Wong Mr. Wong has served as a member of the board of directors of AGBA as an independent director since November 2022. Mr. Wong currently acts as the Chief Financial Officer of Inception Growth Acquisition Limited, a publicly listed special purpose acquisition corporation (NASDAQ: IGTA). He has acted in this capacity since April 9, 2021. He has years of executive experience with multiple leadership positions and a track record in helping private companies enter the public market. He has been the principal of Ascent Partners Advisory Service Limited, a finance advisory firm, since March 2020. From November 2017 to December 2020, Mr. Wong held the position of Chief Financial Officer at Tottenham Acquisition I Limited, a publicly listed special purpose acquisition corporation, which merged with Clene Nanomedicine Inc. (NASDAQ: CLNN) in December 2020. From August 2015 to September 2017, he served as Chief Financial Officer at Raytron Technologies Limited, a leading Chinese national high-tech enterprise. His main responsibilities in these rules have included overseeing the financial functions of the firms, assisting in establishing corporate ventures for investment, and working on deal origination of new businesses in the corporate groups. Prior to these efforts, he was Chief Financial Officer and Executive Director of Tsing Capital from January 2012 to July 2015, where he managed four funds with a total investment amount of US$600 million and focused on environmental and clean technology investments. Mr. Wong also served as senior director and chief financial officer of Spring Capital, a US$250 million fund, from October 2008 until June 2011. Additionally, Mr. Wong was the chief financial officer of Natixis Private Equity Asia from November 2006 till October 2008 and an associate director of JAFCO Asia from March 2002 to October 2006. Mr. Wong was a finance manager for Icon Medialab from July 2000 to December 2001, a senior finance manager of Nielsen from August 1998 to July 2000, Planning-Free Shopper from April 1992 to August 1998, and an auditor at PricewaterhouseCoopers from August 1989 until March 2000. Mr. Wong earned his Masters of Business degree in 2003 from Curtin University in Australia and a Professional Diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic University in 1989.

Board Committees of the Company

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The principal functions of the Audit Committee of the Company will include, among other things:

•        appointing, compensating, retaining, replacing, and overseeing the work of the independent registered public accounting firm engaged by the Company;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors regarding all relationships the auditors have with the Company in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and the Company to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to SEC regulations prior to the Company entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and the Company’s legal advisors, as appropriate, of any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the financial statements or accounting policies of the Company and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC, or other regulatory authorities.

The Audit Committee consists of Brian Chan, and Thomas Ng, and Felix Wong, each of whom qualifies as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership.

In addition, all of the Audit Committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules. The board of directors of AGBA has adopted a new written charter for the Audit Committee, which is available on the Company’s website after adoption. The reference to AGBA’s website address in this registration statement does not include or incorporate by reference the information on the AGBA’s website into this registration statement.

Remuneration Committee

The principal functions of the Remuneration Committee of the Company include, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our executive officers, evaluating their performance in light of such goals and objectives and determining, and approving the remuneration of our executive officers based on such evaluation;

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration of our non-employee directors;

•        administering the Company’s equity compensation plans and agreements with the Company executive officers and directors;

•        reviewing and approving policies and procedures relating to perquisites and expense accounts of the executive officers of the Company;

•        assisting management in complying with registration statement and annual report disclosure requirements;

•        if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•        reviewing and approving the Company’s overall compensation philosophy.

Our Remuneration Committee consists of Brian Chan, Thomas Ng, and Felix Wong. The board of directors has adopted a new written charter for the Remuneration Committee, which will be available on the Company’s website after adoption. The reference to the AGBA website address in this registration statement does not include or incorporate by reference the information on the Company’s website into this registration statement.

Nomination Committee

The principal functions of the Nomination Committee of AGBA include, among other things:

•        considering qualified candidates for positions on the board of directors of the Company;

•        creating and maintaining an evaluation process to ensure that all directors to be nominated to the board of directors during the annual shareholders’ meeting are appropriately qualified in accordance with the company’s organizational documents and applicable law and regulations;

•        making recommendations to the board of directors regarding candidates to fill vacancies on the board;

•        making recommendations to the board, regarding the size and composition of the board; and

•        reviewing the membership of the various committees of the board of directors and making recommendations for future appointments.

AGBA’s Nomination Committee consists of Brian Chan, Thomas Ng, and Felix Wong. AGBA’s board of directors adopt has adopted a new written charter for the Nomination Committee, which is available on the Company’s website after adoption. The reference to the AGBA’s website address in this registration statement does not include or incorporate by reference the information on AGBA’s website into this registration statement.

Limitations on Liability and Indemnification of Directors and Officers

The Fifth Amended and Restated Memorandum and Articles of Association, which has been effective upon consummation of the Business Combination, limits the Company’s directors’ liability in accordance with BVI law.

Subject to BVI law, the Fifth Amended and Restated Memorandum and Articles of Association, which has been effective on November 14, 2022, provide that the Company will, in certain situations, indemnify every director, secretary, or other officer of the Company (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere. In addition to the foregoing, any director seeking indemnification under the Amended and Restated Memorandum and Articles shall also have acted honestly and in good faith with a view to what that director believed to be the best interests of the Company and in the case of criminal proceedings had no reasonable cause to believe that the director’s conduct was unlawful.

The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association, which has been effective on November 14, 2022, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Ethics

The Company’s board of directors has adopted a Code of Ethics applicable to its directors, executive officers, and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on AGBA’s website. In addition, AGBA intends to post on the Corporate Governance section of AGBA’s website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to AGBA’s website address in this registration statement does not include or incorporate by reference the information on the Company’s website into this registration statement.

SELLING SECURITYHOLDERS

The following table sets forth the names of the Selling Securityholders, the number of ordinary shares owned by such Selling Securityholders including ordinary shares issuable upon exercise of the Warrants and UPO. The table also provides information regarding the beneficial ownership of our ordinary shares by the Selling Securityholders as adjusted to reflect the assumed sale of all of the ordinary shares being offered by this prospectus.

Percentages of beneficial ownership before the Resale Offering are based on 70,316,098 ordinary shares including the ordinary shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days. Beneficial ownership is based on information furnished by the Selling Securityholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Securityholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

The Selling Securityholders have no agreement or understanding to distribute any of the Ordinary Shares being registered. The Selling Securityholders may offer for sale from time to time any or all of the Shares, subject to the agreements described in the “Plan of Distribution.” The table below assumes that the Selling Securityholder will sell all of the Shares offered for sale hereby:

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Resale Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after the Resale Offering	Percentage Ordinary Shares Ownership After the Resale Offering (%)
AGBA Holding Limited(2)	2,075,834	2,075,834	—	—
Apex Twinkle Limited(3)	2,728,913	2,728,913	—	—
Maxim Partners LLC(4)	441,600	441,600	—	—
Brian Chan(5)	18,000	18,000	—	—
Eric Lam(6)	18,000	18,000	—	—
Gordon Lee(7)	30,000	30,000	—	—
Thomas Ng(8)	18,000	18,000	—	—
Vera Tan(9)	30,000	30,000	—	—

____________

(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Selling Securityholder named in the table has sole voting and investment power with respect to the Shares set forth opposite such shareholder’s name.

(2)      The address of AGBA Holding Limited is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, TsimShaTsui, Kowloon, Hong Kong SAR. Wong Pui Chun and Chan Siu Fai Samuel have investment discretion and voting power over the shares held by AGBA Holding Limited.

(3)      The address of Apex Twinkle Limited is Unit 805, Harbour Crystal Centre, 100 Granville Road, Tsim Sha Tsui East, Kowloon, Hong Kong SAR. Fung Shuk Yen has investment discretion and voting power over the shares held by Apex Twinkle Limited.

(4)      MJR Holdings LLC owns a majority of the outstanding membership interest of Maxim Partners LLC. Mr. Michael Rabinowitz is the managing member of MJR Holdings LLC. As such, each of Maxim Partners LLC, MJR Holdings LLC and Mr. Rabinowitz may be deemed to have beneficial ownership of the shares. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address for this Selling Securityholder is c/o Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York, 10022.

(5)      The address of Brian Chan is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong SAR.

(6)      The address of Eric Lam is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong SAR.

(7)      The address of Gordon Lee is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong SAR.

(8)      The address of Thomas Ng is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong SAR.

(9)      The address of Vera Tan is Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong SAR.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 7,772,847 AGBA Shares.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. However, we will receive such proceeds when the Warrant holders exercise the Warrants. We will use proceeds generating from the exercise Warrants for working capital and for general corporate purposes.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the applicable exchange;

•        settlement of short sales entered into after the date of this prospectus;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

The Founder Shares held by the Sponsor are placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until May 14, 2023; provided, however, that if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, 50% of the insider shares will be released promptly thereafter.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares by our Selling Securityholders, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

EXECUTIVE COMPENSATION

Compensation of AGBA Directors and Executive Officers

The following discussion and analysis of compensation arrangements of the named executive officers of AGBA for the fiscal years ended December 31, 2021, 2020, and 2019 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with the financial statements of AGBA and related notes appearing elsewhere in this registration statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Introduction

As an “emerging growth company,” within the meaning of the Securities Act (as amended by the JOBS Act) and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, for purposes of the SEC’s executive compensation disclosure rules, AGBA has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies.” This section discusses the material components of the executive compensation program for the Group President and the two other most highly compensated executive officers who AGBA refers to as its Named Executive Officers. As of the year ended December 31, 2021, AGBA’s Named Executive Officers were Mr. Ng Wing Fai, its Group President, Ms. Wong Suet Fai Almond, its Group Chief Operating Officer (prior to June 1, 2021, the Group Chief People & Culture Officer), and Mr. Lee Jin Yi, its Group Chairman.

AGBA’s compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling AGBA to attract, motivate, and retain individuals who contribute to its long-term success. AGBA’s management believes its executive compensation program must be competitive in order to attract and retain executive officers. AGBA seeks to implement compensation policies and philosophies by linking a significant portion of AGBA’s executive officers’ cash compensation to performance objectives.

To date, the elements of AGBA’s executive compensation prior to consummation of the Business Combination were (i) base salary, (ii) an annual cash incentive award scheme (the Annual Bonus Scheme), in which all executive officers of AGBA were able to earn a bonus based on company-wide annual financial and operational goals, and (iii) certain employee benefits and perquisites.

The Remuneration Committee of Convoy Global’s board of directors has historically determined all of the components of compensation of the executive officers for AGBA. As AGBA transitions to being part of a U.S. publicly traded company, the Remuneration Committee of AGBA has adopted the policies and philosophies for compensation before the Business Combination.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by and paid to the named executive officers and directors for services rendered to us for the years ended December 31, 2022 and 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)(2)	All Other Compensation ($)	Total ($)
NG Wing Fai	2022	1,316,076	—	988,000	—	2,304,076
Group Chief Executive Officer, Chairman and Executive Director	2021	1,282,052	—	—	—	1,282,052

SHU Pei Huang, Desmond	2022	338,477	—	382,000	—	720,477
Acting Group Chief Financial Officer	2021	318,605	164,769	—	—	483,374

WONG Suet Fai, Almond	2022	462,137	—	382,000	—	844,137
Group Chief Operating Officer	2021	440,569	—	—	320	440,889
Jeroen Nieuwkoop	2022	440,755	—	—	—	440,755
Group Chief Strategy Officer	2021	273,334	68,923	—	—	342,257

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard Kong	2022	294,352	—	17,190	—	311,542
Deputy Group Chief Financial Officer and Company Secretary	2021	269,705	78,856	—	—	348,561

Brian Chan(3)	2022	5,897	—	—	—	5,897
Independent Director	2021	—	—	—	—	—

Thomas Ng(3)	2022	5,897	—	—	—	5,897
Independent Director	2021	—	—	—	—	—

Felix Yun Pun Wong(3)	2022	5,897	—	—	—	5,897
Independent Director	2021	—	—	—	—	—

____________

(1)      Represents all amounts earned as salary during the applicable fiscal year. For fiscal year 2022, the salary amounts have been converted to U.S. Dollars (USD) from Hong Kong Dollars (HKD) using the exchange rate of USD1 to HKD7.8 as of December 31, 2022.

(2)      These share awards were immediately vested on the date of grant, December 12, 2022 and December 29, 2022

(3)      Directors began receiving cash fees under our director compensation program following the Closing.

Executive Compensation

Following the Closing of the Business Combination, we have deployed an executive compensation program that is consistent with our previously existing compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of shareholder value, while enabling us to attract, motivate, and retain individuals who contribute to long-term success. We also note that decisions on the executive compensation program will be made by the Remuneration Committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Remuneration Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Remuneration Committee and may differ from that set forth in the following discussion. We anticipate, however, that compensation for the Named Executive Officers will reflect their current compensation in both form and amount.

Employment Agreements

Pursuant to the Business Combination Agreement, we entered into employment agreements with each of the Named Executive Officers and directors.

The Named Executive Officers’ base salaries is set pursuant to the employment agreements. We anticipate that the salaries of the Named Executive Officers will be reviewed annually by the Remuneration Committee based upon advice and counsel of its advisors.

Equity-Based Awards

We have granted the equity-based awards to reward past or long-term performance of the Named Executive Officers and other high-performing employees. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of our executive officers with the interests of our shareholders and serve to motivate and retain the individual executives. By extending the same incentives to all of our employees, we believe that we will be able to reward exceptional employees for their contributions to AGBA and promote continued loyalty. Equity-based awards will be awarded under the Share Award Scheme.

Other Compensation

We continue to maintain various employee benefit plans, including health and retirement plans, comparable to those already in place in which the Named Executive Officers will participate.

REGULATION

This section summarizes the principal current laws and regulations relevant to the AGBA’s business in Hong Kong. The following summarizes important, but not all, regulations that could impact the AGBA’s operations. Regulations are subject to judicial proceedings and to legislative and administrative proposals that could materially affect how AGBA and others in their industry operate. The specific impact, however, cannot be predicted at this time.

Overview

AGBA’s operations are concentrated in Hong Kong, and AGBA currently does not have any operations in mainland China.

TAG International Limited

B2B’s business operates in four core areas, each of which is subject to Hong Kong regulations:

(i)     insurance brokerage covering life insurance, property-casualty insurance brokerage and mandatory provident fund (MPF) products through the IA and the Mandatory Provident Fund Schemes Authority (MPFA) licenses of OnePlatform Wealth Management Limited;

(ii)    asset management through the Securities and Futures Commission (HKSFC) licenses of OnePlatform Asset Management Limited;

(iii)   real estate agency through OnePlatform International Property Limited; and

(iv)   money lending through the money lenders licenses of Hong Kong Credit Corporation Limited and OnePlatform Credit Limited.

Regulation of the Insurance Business

The Hong Kong Insurance Ordinance, as amended and supplemented from time to time, (the “IO”) supports a regulatory regime for insurance intermediaries, i.e., insurance agents and brokers. The IO defines the distinct roles of insurance brokers and requires them to be appointed or authorized respectively in accordance with the relevant provisions of the IO.

Types of Insurance Business

The IO requirements vary depending on the type of insurance business being undertaken by an insurer. The IO defines two main types of business as follows: (i) general business, which covers all business other than long-term business, including but not limited to accident and sickness, fire, property, motor vehicle, general liability, financial loss and legal expenses insurance; and (ii) long-term business, which covers those types of insurance business in which policies are typically in place for long periods and includes but not limited to, life and annuity, linked long-term, permanent health and retirement scheme management policies.

An insurer that undertakes both long-term and general business is referred to by the Insurance Authority (the “IA”), as a composite insurer. In addition to these main types of business, the IA imposes further requirements on insurers conducting insurance business (not being reinsurance business) relating to liabilities or risks in respect of which persons are required by any Ordinance to be insured, including employees’ compensation insurance, third-party insurance in respect of motor vehicles and local vessels, and building owners’ corporation third-party risks insurance.

Insurance Broker Appointment

Under the IO, a person is prohibited from holding himself out as an insurance broker unless he is properly appointed or authorized. A person is also prohibited from holding himself out as an appointed insurance agent and an authorized insurance broker at the same time. It is an offense under the IO for an insurer to effect a contract of insurance through, or accept insurance business referred to it by, an insurance intermediary who has not been properly appointed or authorized.

A person intending to act as an insurance broker shall either seek authorization from the public officer appointed as the IA pursuant to the IO, or apply to become a member of a body of insurance brokers approved by the IA. In either way the insurance broker is subject to the same statutory requirements. For an insurance broker who is a member of an approved body of insurance brokers, he is also subject to the membership regulation of his own professional body which is approved by the IA.

The IA is required to maintain a register of authorized insurance brokers as well as a register of approved bodies of insurance brokers. The registers are open for public inspection. An approved body of insurance brokers is required to maintain a register of its members which contains the information required by the IA in respect of each member for public inspection.

OnePlatform Wealth Management Limited is approved as an insurance broker by Professional Insurance Brokers Association, or the PIBA, which is in turn approved by the IA as a body of insurance brokers, to carry out both long-term (including linked long-term) and general business.

Acting as MPF Intermediary

With the implementation of the Mandatory Provident Fund Schemes (Amendment) Ordinance 2012, a new statutory regulatory regime for MPF intermediaries came into operation as of November 1, 2012. Under this statutory regime, only registered MPF intermediaries (such as OnePlatform Wealth Management Limited) are allowed to engage in conducting sales and marketing activities and giving advice in relation to MPF schemes.

Under the statutory regime, the Mandatory Provident Fund Schemes Authority (the “MPFA”) is the authority to administer MPF intermediaries, issue guidelines on compliance with statutory requirements applicable to registered MPF intermediaries, and impose disciplinary sanctions. On the other hand, the IA is given the statutory role for monitoring the compliance of the registered MPF intermediaries. As a frontline regulator, the IA supervises the conduct requirements stipulated in the Mandatory Provident Fund Schemes Ordinance (Cap. 485) (MPFSO). If the IA has reasonable cause to believe that the registered MPF intermediaries may have failed to comply with the statutory conduct requirements, it may exercise the investigation powers under the MPFSO for investigating the suspected non-compliance.

Registered MPF intermediaries must comply with a set of statutory conduct requirements when they engage in conducting sales and marketing activities and giving advice in relation to MPF schemes. The MPFA has issued the Guidelines on Conduct Requirements for Registered Intermediaries to assist the registered MPF intermediaries in understanding how to comply with the conduct requirements.

The minimum standards of conduct that a registered MPF intermediary should adopt include:

•        acting honestly, fairly, in the best interests of the client and with integrity;

•        acting with care, skill and diligence;

•        advising on matters within competence;

•        having regard to client’s particulars as is necessary;

•        disclosing necessary information to the client;

•        disclosing conflicts of interest;

•        prompt and proper accounting for client assets;

•        keeping records of regulated activities;

•        establishing, maintaining and observing proper controls and procedures for securing compliance by the principal intermediary; and

•        appointing a responsible officer to use his or her best endeavors to carry out specified responsibilities in relation to the principal intermediary.

Regulation of the Asset Management Business

The Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “HKSFO”), including its subsidiary legislation, is the principal legislation regulating the securities and futures industry in Hong Kong, including the regulation of securities and futures markets and leveraged foreign exchange trading, the offering of investments to the public in Hong Kong, and intermediaries and their conduct of regulated activities. In particular, Part V of the HKSFO and the relevant guidelines and codes issued by the Securities and Futures Commission (“HKSFC”) deal with licensing and registration matters. The HKSFO is administered by the HKSFC, which is the statutory regulatory body that governs the securities and futures markets and non-bank retail leveraged foreign exchange market in Hong Kong.

In addition, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong including its subsidiary legislation also provides that the HKSFC is responsible for authorizing the registration of prospectuses for offerings of shares and debentures in Hong Kong and/or granting exemptions from strict compliance with the provisions in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong. The HKSFO provides that the HKSFC is also responsible for authorizing certain securities (including the relevant offering documents) that are not shares or debentures.

The Hong Kong securities and futures market (with respect to listed instruments) is also governed by the rules and regulations introduced and administered by the Stock Exchange of Hong Kong Limited (the “SEHK”), and the Hong Kong Futures Exchange Limited (“HKFE”).

The HKSFC

The Securities and Futures Commission (“HKSFC”) is an independent statutory body which administers the HKSFO and is responsible for regulating the securities and the futures industry in Hong Kong. The HKSFC works to strengthen and protect the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

As set out in the HKSFO, HKSFC’s regulatory objectives are:

•        to maintain and promote the fairness, efficiency, competitiveness, transparency, and orderliness of the securities and futures industry;

•        to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

•        to provide protection for members of the public investing in or holding financial products;

•        to minimize crime and misconduct in the securities and futures industry;

•        to reduce systemic risks in the securities and futures industry; and

•        to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate actions in relation to the securities and futures industry.

The HKSFC has five operational divisions, which are corporate finance, enforcement, intermediaries (including licensing and intermediaries supervision), investment products, and supervision of markets. The HKSFC is also supported by the corporate affairs and legal services divisions.

Below are some of the participants in the securities and futures market that HKSFC regulates in achieving the regulatory objectives under the HKSFO:

•        Brokers, investment advisers, fund managers, and intermediaries carrying out the regulated activities as listed in “Licensing Regime Under the HKSFO — Types of Regulated Activities” below;

•        Listed companies;

•        Hong Kong Exchanges and Clearing Limited, and

•        Market participants (including investors).

Licensing Regime Under the HKSFO

The functions of the HKSFC, as a gatekeeper of standards for individuals and corporations seeking approval to enter into the securities and futures markets of Hong Kong, include the following:

•        grant licenses to those who are appropriately qualified and can demonstrate their fitness and properness to be licensed under the HKSFO;

•        maintain online a public register of licensed persons and registered corporations;

•        monitor the ongoing compliance of licensing requirements by licensees, substantial shareholders of licensed corporations, and directors of licensed corporations; and

•        initiate policies on licensing issues.

The HKSFC operates a system of authorizing corporations and individuals (through licenses) to act as financial intermediaries. Under the HKSFO, a corporation that is not an authorized financial institution (as defined in section 2(1) of the Banking Ordinance (Cap. 155) of Hong Kong) and is:

•        carrying on a business in a regulated activity (or holding out as carrying on a regulated activity), or

•        actively marketing, whether in Hong Kong or from a place outside Hong Kong, to the public such services it provides, would constitute a regulatory activity if provided in Hong Kong, must be licensed by the HKSFC to carry out that regulatory activity, unless one of the exemptions under the HKSFO applies.

In addition to the licensing requirements on corporations, any individual who: (i) performs any regulated function in relation to a regulated activity carried on as a business, or (ii) holds himself out as performing such regulated activity, must be licensed separately under the HKSFO as a Licensed Representative accredited to his principal.

Types of Regulated Activities

The HKSFO provides a licensing regime under which a person needs a license to carry on different types of regulated activities as specified in Schedule 5 of the HKSFO. The different types of regulated activities are set out as follows:

Type 1: dealing in securities;

Type 2: dealing in futures contracts;

Type 3: leveraged foreign exchange trading;

Type 4: advising on securities;

Type 5: advising on futures contracts;

Type 6: advising on corporate finance;

Type 7: providing automated trading services;

Type 8: securities margin financing;

Type 9: asset management;

Type 10: providing credit rating services;

Type 11: Dealing in OTC derivative products or advising on OTC derivative products; and

Type 12: Providing client clearing services for OTC derivative transactions.

OnePlatform Asset Management Limited engages in asset management, distributes HKSFC-authorized funds and offers discretionary portfolio management services. It holds a Type 1 (dealing in securities) license, a Type 4 (advising on securities) license and a Type 9 (asset management) license.

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong. The licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated activities as detailed in its business plan submitted to the HKSFC. Detailed guidelines to meet the requirements and expectations of the HKSFC are contained in the following publications of the HKSFC:

•        “Guidelines on Competence”;

•        “the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission,” or the Code of Conduct;

•        “the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC”;

•        “Corporate Finance Adviser Code of Conduct”; and

•        “Fund Manager Code of Conduct.”

Responsible Officers

For each regulated activity conducted by a licensed corporation, it must appoint no less than two responsible officers, and at least one of them must be an executive director, to directly supervise the business of such regulated activity. A responsible officer is an individual approved by the HKSFC to supervise the regulated activity or activities of the licensed corporation to which he or she is accredited. For each regulated activity of a licensed corporation, it should have at least one responsible officer available at all times to supervise the business.

Qualification and Experience Required for Being a Responsible Officer

A person who intends to apply to be a responsible officer must demonstrate that he or she fulfils the requirements on both competence and sufficient authority. An applicant should possess appropriate ability, skills, knowledge, and experience to properly manage and supervise the corporation’s regulated activity or activities. Accordingly, the applicant has to fulfil certain requirements on academic and industry qualifications, relevant industry experience, management experience, and local regulatory framework paper as stipulated by the HKSFC.

Managers-in-Charge of Core Functions, or MICs

A licensed corporation is required to designate certain individuals as MICs and provide to the HKSFC information about its MICs and their reporting lines. MICs are individuals appointed by a licensed corporation to be principally responsible, either alone or with others, for managing each of the following eight core functions of the licensed corporation:

(i)     overall management oversight;

(ii)    key business lines;

(iii)   operational control and review;

(iv)   risk management;

(v)    finance and accounting;

(vi)   information technology;

(vii)  compliance; and

(viii) anti-money laundering and counter-terrorist financing.

The management structure of a licensed corporation (including its appointment of MICs) should be approved by the board of the licensed corporation. The board should ensure that each of the licensed corporation’s MICs has acknowledged his or her appointment as MIC and the particular core function(s) for which he or she is principally responsible.

Fit and Proper Requirement

Persons who apply for licenses under the HKSFO must satisfy and continue to satisfy after the grant of such licenses by the HKSFC that they are fit and proper persons to be so licensed. Generally, a fit and proper person means one who is financially sound, competent, honest, reputable, and reliable. Section 129(1) of the HKSFO sets out a number of matters that the HKSFC shall have regard to in assessing the fitness and properness of a person, an individual, corporation, or institution, which includes:

•        financial status or solvency;

•        educational or other qualifications or experience having regard to the nature of the functions to be performed;

•        ability to carry on the regulated activity concerned competently, honestly, and fairly; and

•        reputation, character, reliability, and financial integrity of the applicant and other relevant persons as appropriate.

The above fit and proper criteria serve as the fundamental basis when the HKSFC considers each license or registration application. Detailed guidelines are contained in “the Fit and Proper Guidelines,” “the Licensing Information Booklet,” and “the Guidelines on Competence” published by the HKSFC.

The Fit and Proper Guidelines apply to a number of persons including the following:

•        an individual who applies for license or is licensed under Part V of the HKSFO;

•        a licensed representative who applies for approval or is approved as a responsible officer under Part V of the HKSFO;

•        a corporation which applies for license or is licensed under Part V of the HKSFO;

•        an authorized financial institution which applies for registration or is registered under Part V of the HKSFO;

•        an individual whose name is to be or is entered in the register maintained by the Hong Kong Monetary Authority under section 20 of the Banking Ordinance (Cap. 155) of Hong Kong; and

•        an individual who applies to be or has been given consent to act as an executive director of a registered institution under section 71C of the Banking Ordinance (Cap. 155 of Hong Kong).

Section 129(2) of the HKSFO empowers the HKSFC to take into consideration any of the following in considering whether a person is fit and proper:

•        decisions made by such relevant authorities as stated in section 129(2)(a) of the HKSFO or any other authority or regulatory organization, whether in Hong Kong or elsewhere, in respect of that person;

•        in the case of a corporation, any information relating to: (i) any other corporation within the group of companies; or (ii) any substantial shareholder or officer of the corporation or of any of its group companies;

•        in the case of a corporation licensed under section 116 or 117 of the HKSFO or registered under section 119 of the HKSFO or an application for such license or registration: (i) any information relating to any other person who will be acting for or on its behalf in relation to the regulated activity; and (ii) whether the person has established effective internal control procedures and risk management systems to ensure its compliance with all applicable regulatory requirements under any of the relevant provisions;

•        in the case of a corporation licensed under section 116 or section 117 of the HKSFO or an application for the license, any information relating to any person who is or to be employed by, or associated with, the person for the purposes of the regulated activity; and

•        the state of affairs of any other business which the person carries on or proposes to carry on.

The HKSFC is obliged to refuse an application to be licensed if the applicant fails to satisfy the HKSFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to make out a case that the applicant is fit and proper to be licensed for the regulated activity.

Continuing Obligations of Licensed Corporations

Licensed corporations, licensed representatives, and responsible officers must remain fit and proper as defined under the HKSFO at all times. They are required to comply with all applicable provisions of the HKSFO and its subsidiary rules and regulations as well as the codes and guidelines issued by the HKSFC. Outlined below are some of the key continuing obligations of the licensed corporations within the Group under the HKSFO:

•        maintenance of minimum paid-up share capital and liquid capital, and submission of financial returns to the HKSFC in accordance with the requirements under the Securities and Futures (Financial Resources) Rules (as discussed in more detail below);

•        maintenance of segregated account(s), and custody and handling of client securities in accordance with the requirements under the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong);

•        maintenance of segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong);

•        maintenance of proper records in accordance with the requirements prescribed under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong); maintenance of insurance against specific risks for specified amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong);

•        payment of annual fees and submission of annual returns to the HKSFC within one month after each anniversary date of the license; and

•        implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification, and reporting of suspicious transactions and staff screening, education, and training in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the HKSFC.

Obligation for Substantial Shareholders

A person shall, in relation to a corporation, be regarded as a substantial shareholder of the corporation if he, either alone or with any of his associates:

(i)     has an interest in shares in the corporation:

(a)     the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the corporation; or

(b)    which entitles the person, either alone or with any of his associates and either directly or indirectly, to exercise or control the exercise of more than 10% of the voting power at general meetings of the corporation; or

(ii)    holds shares in any other corporation which entitles him, either alone or with any of his associates and either directly or indirectly, to exercise or control the exercise of 35% or more of the voting power at general meetings of the other corporation, or of a further corporation, which is itself entitled, either alone or with any of its associates and either directly or indirectly, to exercise or control the exercise of more than 10% of the voting power at general meetings of the corporation.

A person shall be regarded as being entitled to exercise or control the exercise of 35% or more of the voting power at general meetings of a corporation indirectly if he, either alone or with any of his associates, has an interest in shares in a further corporation which entitles him, either alone or with any of his associates, to exercise or control the exercise of

35% or more of the voting power at general meetings of the further corporation which is itself entitled, either alone or with any of its associates, to exercise or control the exercise of 35% or more of the voting power at general meetings of the first-mentioned corporation.

Under section 132 of the HKSFO, a person (including a corporation) has to apply for HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under section 116 of the HKSFO. A person who has become aware that he has become a substantial shareholder of a licensed corporation without HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Trading Rights

In addition to the licensing requirements under the HKSFO, the rules promulgated by the SEHK and the HKFE require any person who wishes to trade on or through their respective facilities to hold a trading right, or Trading Right. The Trading Right confers on its holder the eligibility to trade on or through the relevant exchange. However, the holding of a Trading Right does not, of itself, permit the holder to actually trade on or through the relevant exchange. In order to do this, it is also necessary for the person to be registered as a participant of the relevant exchange in accordance with its rules.

Stock Exchange Trading Rights and Futures Exchange Trading Rights are issued by the SEHK and HKFE at a fee and in accordance with the procedures set out in their respective rules. Alternatively, Stock Exchange Trading Rights and Futures Exchange Trading Rights can be acquired from existing Trading Right holders subject to the rules of the respective exchanges

Supervision by the HKSFC

HKSFC supervises licensed corporations and intermediaries operating in the market. HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements and to assess and monitor the financial soundness of intermediaries.

Disciplinary Power of the HKSFC

Under Part IX of the HKSFO and subject to the due process for exercising disciplinary powers laid down in section 198 of the HKSFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or the HKSFC is of the opinion that a regulated person is not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the HKSFO):

•        revocation or suspension of a license or a registration;

•        revocation or suspension of part of a license or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

•        revocation or suspension of the approval granted to a responsible officer;

•        public or private reprimand on a regulated person;

•        prohibition of a regulated person from applying to be licensed or registered or to be approved as a responsible officer;

•        prohibition of a regulated person from applying to be given consent to act or continue to act as an executive officer of a registered institution;

•        prohibition of a regulated person from re-entry to be licensed or registered; and

•        pecuniary penalty of not exceeding the amount of HK$10 million or three times the amount of the profit gained or loss avoided as a result of the misconduct.

Real Estate Agency Regulation

TAG International Limited is exempt from the requirement to obtain an estate agent’s license or a salesperson’s license from the Estate Agents Authority (“EAA”) under the Estate Agents Ordinance (Cap. 511), as its agency activities are solely for overseas properties. The Estate Agents Ordinance (Cap. 511) provides for the setting up of EAA to regulate the practices of estate agents and salespersons through the implementation of a licensing system. The persons are required to hold a valid license issued by EAA if they engage in estate agency work in relation to properties both inside and outside Hong Kong. According to Cap. 511B — Estate Agents (Exemption from Licensing) Order, OnePlatform International Property Limited is exempt from the requirement to hold a license.

Money Lending Regulation

The Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) (the “MLO”) and the Money Lenders Regulations (Chapter 163A of the Laws of Hong Kong) (the “MLR” and together with the MLO, the “Relevant Statutes,”) are the principal laws which govern money lending businesses in Hong Kong. The Relevant Statutes provide that, subject to certain exemptions, a person carrying on business as a money lender in Hong Kong must obtain a license to carry on such business under the MLO (i.e., a Money Lenders License). The Relevant Statutes also provide for, amongst other things:

•        the control and regulation of money lenders and their money lending transactions;

•        the appointment of the Registrar of Money Lenders and the licensing of persons carrying on business as money lenders; and

•        the protection and relief against excessive interest rates and extortionate stipulations in respect of loans.

The MLR govern administrative matters in relation to the operation of money lender businesses, including applications and renewals of Money Lender Licenses. Hong Kong Credit Corporation Limited and OnePlatform Credit Limited hold Money Lenders Licenses and are obligated to follow such requirements when making relevant applications and conducting their money lending business.

Governing Authorities

There are three principal authorities involved in the regulation of the money lending industry in Hong Kong and the enforcement of the relevant laws, namely:

•        the Licensing Court — comprising a magistrate sitting alone and responsible for determination of applications for and granting or renewing of Money Lenders Licenses;

•        the Registrar of Money Lenders — responsible for processing new applications and renewal applications for Money Lenders Licenses, endorsements on Money Lenders Licenses and maintaining a register of money lenders for inspection by members of the public. The Registrar of Companies presently performs the above functions of the Registrar of Money Lenders; and

•        the Commissioner of Police — responsible for carrying out investigations in respect of applications for Money Lenders Licenses, and enforcement of the MLO.

Licensing History and Compliance with the Money Lenders Ordinance

AGBA’s money lending business is conducted by TAG Asia Capital Holdings Limited’s wholly-owned subsidiaries, Hong Kong Credit Corporation Limited and OnePlatform Credit Limited. Hong Kong Credit Corporation Limited commenced its money lending business on May 26, 2016 after obtaining its Money Lenders License. The Money Lenders License of Hong Kong Credit Corporation Limited has been successfully renewed annually and is valid until May 26, 2023. OnePlatform Credit Limited commenced its money lending business on May 24, 2016 after obtaining its Money Lenders License. The Money Lenders License of OnePlatform Credit Limited has been successfully renewed annually and is valid until May 24, 2023. The management of AGBA expects that further renewal of both Money Lenders Licenses will be routine.

Pursuant to section 23 of the MLO, a money lender shall not be entitled to recover any money lent by it or any interest in respect thereof or to enforce any agreement made or security taken in respect of any loan unless it can show that at the date of the loan or the making of the agreement or the taking of the security (as the case may be) it had a Money Lenders License. However, if the court is satisfied that given the circumstances it would be inequitable if a money lender that was not licensed at the relevant time was not entitled to recover such money or interest or to enforce such agreement or security, a court may order that the money lender is entitled to recover such money or interest or to enforce such agreement or security to such extent, and subject to such modifications or exceptions, as the court considers equitable.

Money Lenders License

The MLO prohibits a person from carrying on business as a money lender (i) without a Money Lenders License; (ii) at any premises other than that specified in the Money Lenders License; or (iii) otherwise than in accordance with the conditions of the Money Lenders License. Every Money Lenders License shall authorize the person or entity named therein to carry on business as a money lender for a period of 12 months from the day it is granted, or from the day immediately following the previous expiry date in the case of a renewed license. A Money Lenders License is not generally transferable and a licensee may apply for the renewal of its license within a period of three months prior to the expiration of its Money Lenders License.

Regulations of Money Lending Transactions

(I) Money Lenders Ordinance

The MLO imposes a number of regulations on the transactions and arrangements which may be conducted by a licensed money lender, such as, including but not limited to, the following:

(a) Requirement of a written agreement

Section 18 of the MLO provides that no agreement for the repayment of money lent by a money lender or for the payment of interest on money so lent, and no security given to any money lender in respect of any such agreement or loan shall be enforceable unless a note or written memorandum of the agreement (containing the information specified in the MLO) is signed personally by the borrower within seven days after making of the agreement, and a copy of such note or memorandum is given to the borrower at the time of signing. The note or memorandum shall contain all the terms of the agreement and in particular shall set out:

(i)     the name and address of the money lender;

(ii)    the name and address of the borrower;

(iii)   the name and address of the surety, if any;

(iv)   the amount of the principal of the loan in words and figures;

(v)    the date of the making of the agreement;

(vi)   the date of the making of the loan;

(vii)  the terms of repayment of the loan;

(viii) the form of security for the loan, if any;

(ix)   the rate of interest charged on the loan; and

(x)    a declaration as to the place of negotiation and completion of the agreement for the loan.

Section 18(3) of the MLO states that, if the court before which the enforceability of any agreement or security comes into question is satisfied that in all the circumstances it would be inequitable that any such agreement or security which does not comply with section 18 should be held not to be enforceable, the court may order that such agreement is enforceable to such extent, and subject to such modifications or exceptions, as the court considers equitable.

(b) Duty to give information to borrower

Section 19 of the MLO stipulates that a licensed money lender shall, on demand in writing being made by the borrower provide a statement signed by the licensed money lender or their agent, to the borrower or any other person specified by the borrower in the borrower’s demand, showing certain information including but not limited to:

(i)     the date on which the loan was made, the amount of principal and the interest rate charged;

(ii)    the amount of any payments already received by the money lender and the date(s) of such payments; and

(iii)   the amount not yet due which remains outstanding, and the date on which it will become due.

A licensed money lender who fails to comply with section 19 of the MLO without reasonable excuse within one month after the demand has been made by the borrower shall not, as long as the default continues, be entitled to sue the borrower or recover any sum due, whether for principal or interest, under the agreement, and that interest shall not be chargeable during the period of default.

(c) Borrowers entitled to early repayment

Section 21 of the MLO provides that any borrower under any agreement for the loan of money by a licensed money lender is entitled to, by giving written notice to the licensed money lender at any time, make early repayment of all outstanding principal under the agreement together with the relevant interest calculated up to the date of such early payment to discharge the borrower’s indebtedness under the agreement.

(d) Terms rendering an agreement illegal

Section 22 of the MLO renders any agreement made for the loan of money by a money lender illegal if it provides directly or indirectly for:

(i)     the payment of compound interest;

(ii)    prohibition of repayment of the loan by instalments; or

(iii)   the rate or amount of interest being increased by reason of any default in

(iv)   the payment of sums due under the agreement.

However, if default is made in the payment upon the due date of any sum payable under the agreement, whether in respect of principal or interest, the money lender shall be entitled to charge simple interest, on that sum from the date of the default until the sum is paid at an effective rate not exceeding the effective rate payable in respect of the principal apart from any default, and any interest so charged shall not be reckoned for the purposes of the MLO as part of the interest charged in respect of the loan. According to section 2 of the MLO, the effective interest rate, in relation to interest, means the true annual percentage rate of interest calculated in accordance with Schedule 2 of the MLO.

However, when deciding on the legality of any agreement, if the court is satisfied that in all the circumstances of a particular case, it would be inequitable for any agreement which does not comply with section 22 of the MLO to be held unenforceable, the court may order that such agreement is enforceable to such extent, and subject to such modifications or exceptions, as the court considers equitable.

(e) Maximum interest rate chargeable by a money lender

Section 24 of the MLO stipulates that it is a criminal offence for any person (whether a licensed money lender or not) who is subject to the MLO to lend or offer to lend money at an effective rate of interest which exceeds 60% per annum. No agreement for the repayment of, or for the payment of interest on, any such loan and no security given in respect of any such agreement or loan shall be enforceable in any case.

(f) Authority of the court to re-open loan transactions as it may think fit

Section 25 of the MLO provides that if in any proceedings for the recovery of any money lent or the enforcement of any agreement or security in respect of any loan, the court is satisfied the transaction is extortionate, the court may re-open the transaction and make such orders and give such directions as it may think fit. A transaction is extortionate if (i) it requires the borrower or his or her relative to make payments (whether unconditionally or on certain contingencies) which are grossly exorbitant; or (ii) it otherwise grossly contravenes ordinary principles of fair-dealing. Any agreement for the repayment of a loan or for the payment of interest on a loan in respect of which the effective rate of interest exceeds 48% per annum shall be presumed to be a transaction which is extortionate.

(g) Requirements with respect to money-lending advertisements

Section 26 of the MLO provides for certain requirements with which a money lender must comply with respect to any advertisement, circular, business letter or other similar document that it issues or publishes for the purposes of its business as a money lender.

(h) Incidental charge for granting of loans not allowed

Section 27 of the MLO renders any agreement entered into between a licensed money lender and a borrower (or intending borrower) to provide for the payment by the borrower to the licensed money lender of any sum for or on account of costs, charges or expenses (other than stamp duties or similar duties) incidental to or relating to the negotiations for or the granting of the loan or proposed loan or the guaranteeing or securing of the repayment thereof illegal. It is also illegal for any licensed money lender or their partner, employer, employee, principal or agent or any person acting for or in collusion with any licensed money lender to charge, recover or receive any sum as for or on account of any such costs, charges or expenses (other than stamp duties or similar charges) or to demand or receive any remuneration or reward whatsoever from a borrower or intending borrower for or in connection with or preliminary to procuring, negotiating or obtaining any loan made or guaranteeing or securing the repayment of a loan.

(i) Exempt loans from the provisions of the Money Lenders Ordinance

As detailed in Part 2, Schedule I of the MLO, certain types of loans are exempted from the provisions of the MLO (except sections 24 and 25 as described above, which apply to any person (whether a licensed money lender or not)) unless exempt. These types of loans include, amongst others, (i) loans made bona fide by an employer to its employee; (ii) loans made to a company secured by certain registrable mortgages, charges, liens or other encumbrances; (iii) loans made under bona fide credit card schemes; (iv) loans made bona fide for the purchase of immovable property on the security of a mortgage; (v) loans made to a company the shares or debentures of which are listed on a recognized stock market; and (vi) loans made to a company that has a paid-up share capital of not less than HK$1.0 million or an equivalent amount.

(j) Conviction of offence under the Money Lenders Ordinance

Section 29 of the MLO sets out certain provisions which if breached would be offences. These include (but are not limited to) carrying on a business as a money lender without a license, providing false information in respect of an application for a license, failure to make a note or memorandum in writing of an agreement in compliance with section 18, failure to provide a borrower with a statement in compliance with section 19, publishing an advertisement in contravention of section 26 and charging a borrower for costs, charges or expenses in contravention of section 27 of the MLO.

(k) Compliance

Hong Kong Credit Corporation Limited and OnePlatform Credit Limited have employed the services of an external law firm to review their standard money lending documentation to ensure that such documentation is in compliance with the requirements of the MLO. Thus far, they have not been the subject of any enforcement procedures under the MLO.

(II) Money Lenders Regulations

The MLR govern administrative matters in relation to the operation of money lender businesses, including applications and renewals of Money Lenders Licenses. Hong Kong Credit Corporation Limited and OnePlatform Credit Limited have to follow such requirements when making relevant applications and conducting their money lending business.

(III) Code of Money Lending Practice

The Code of Money Lending Practice (the “Code”), is issued by The Hong Kong S.A.R. Licensed Money Lenders Association Limited (the “LMLA”), and is a non-statutory code issued on a voluntary basis observed by members of the LMLA. The Code sets out certain best practices for money lending services, and the major clauses of the Code include:

(i)     the terms and conditions should, where applicable, highlight the relevant interest rates or the basis on which this will be determined, and the customers’ liabilities and obligations in the use of a service. In drawing up terms and conditions for the services, members should have due regard to applicable laws in Hong Kong;

(ii)    licensed money lenders should at all times comply with the Personal Data Privacy Ordinance (Chapter 486 of the Laws of Hong Kong) in the collection, use and holding of customer information. They should also comply with any relevant codes of practice issued or approved by the Privacy Commissioner for Personal Data giving practical guidance on compliance with the Personal Data Privacy Ordinance;

(iii)   approval of loans should be subject to members’ credit assessment, which should take into account the applicant’s ability to repay. Licensed money lenders should endeavor to ensure that a prospective borrower understands the principal terms and conditions of any borrowing arrangement, such as the interest rates and terms of repayment; and

(iv)   licensed money lenders should have proper systems and procedures in place for the selection of debt collection service providers and the monitoring of their performance. They should also establish procedures to handle complaints received from customers and should bring apparently illegal behavior by debt collection service providers to the attention of the police.

Fintech

Fintech itself is a holding company, and the companies in which it holds shareholdings are subject to regulations in the markets in which they operate. Its operating subsidiary, Tandem Fintech Limited, provides a platform for AGBA’s licensed entities, including OnePlatform Wealth Management Limited and OnePlatform Asset Management, to conduct business and is not itself a licensed entity in Hong Kong.

Regulation of Licensed Corporations in Hong Kong

The laws and regulations to which licensed corporations are subject in Hong Kong provide for the following:

•        A licensed corporation and any associated entity of the licensed corporation must maintain segregated account(s), and custody and handling of client securities in accordance with the requirements of the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong) (SFCSR). The SFCSR sets out how intermediaries and any associated entity of the licensed corporation should manage client securities and securities collateral that are listed or traded on the SEHK, and are received or held in Hong Kong by or on behalf of the intermediary or any associated entity of the licensed corporation in the course of the conduct of any regulated activity for which the intermediary is licensed or registered.

•        A licensed corporation and any associated entity of the licensed corporation must maintain segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong) (SFCMR). The SFCMR sets out the requirements to ensure proper handling of client money.

•        A licensed corporation must issue contract notes, statements of accounts and receipts in accordance with the requirements under the Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong) (SFCNR) unless an exemption applies.

•        A licensed corporation must keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong) (SFKRR). The SFKRR requires licensed corporations to keep proper records.

•        A licensed corporation must submit its audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong) (SFAAR).

•        Licensed corporations are required to comply with applicable anti-money laundering laws and regulations in Hong Kong. The four main pieces of legislation that apply to licensed corporations in Hong Kong that are concerned with anti-money laundering and counterterrorist financing are the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (the “AMLO”), Cap. 615, the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (the “DTROP”), the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (the “OSCO”) and the United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (the “UNATMO”).

•        A licensed corporation must maintain insurance against specific risks for specific amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong) unless exempt. A licensed corporation must notify the HKSFC of certain changes and events, in accordance with the requirements under the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong).

Regulation Related to Personal Data

The nature of the AGBA’s business inevitably requires that it collects, keeps, and make use of its customers’ and potential customers’ personal data on a frequent and regular basis. As a result, AGBA has to follow the data protection principles of the Personal Data Privacy Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”). AGBA informs its customers of their rights under the PDPO and the purpose for which their data may be used.

Although AGBA owes a duty of confidentiality to its customers under the relevant laws and regulations on protection of data privacy as well as under the general law of confidentiality, it is required, and is entitled to report any suspicious cases to the relevant authorities. Legislation in Hong Kong, such as the AMLO, DTROP, OSCO, and UNATMO require that disclosure of certain suspicious transactions be made under the legislation. Such disclosures are not to be treated as a breach of any restriction upon the disclosure of information imposed by contract or by any enactment, rule of conduct or other legislation provision, and any person making such disclosure shall not be liable in damages for any loss which may arise out of such disclosure.

Further, section 58 of the PDPO provides that if personal data is used for any of the purposes referred to in section 58(1) of the PDPO (which includes but is not limited to prevention or detection of crime, prosecution or detention of offenders, and prevention, preclusion or remedying of unlawful or seriously improper conduct or dishonesty or malpractice by persons, etc.) (“Exempted Matters”) and the application of the personal data protection principle in relation to such use would likely prejudice any of the Exempted Matters, then: (i) such personal data is exempted from the provisions of such data protection principle; and (ii) if there are proceedings against any person for a contravention of any of those provisions of the PDPO, it shall be a defense if that person can show that they have reasonable grounds for believing that failure to so use the data would have been likely to prejudice any of the Exempted Matters.

Part 6A of the PDPO imposes regulations on the use and provision of personal data in direct marketing. Under Part 6A, if customers’ personal data is intended to be used in direct marketing, customers must be notified and their consent must be obtained before using or transferring any of their personal data to another person. Furthermore, customers must be notified of their opt-out right when using their personal data in direct marketing for the first time. Customers are entitled to require AGBA to cease using their personal data at any time. Customers shall not be charged for compliance with Part 6A of the PDPO.

Regulation Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee;

not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$100,000 and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$10,000. AGBA believes that it has taken sufficient employee compensation insurance for its employees required under the ECO.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinary (Chapter 485 of the Laws of Hong Kong (the “MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee (other than exempt persons) of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For a monthly-paid employee, the maximum relevant income level is HK$30,000 per month and the maximum amount of contribution payable by the employer to the MPF Scheme is HK$1,500. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 and imprisonment for three years, and to a daily penalty of HK$500 for each day on which the offence is continued. As of the date of this registration statement, AGBA believes that it has made all contributions required under the MPFSO.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of August 11, 2023, by:

•        each person known to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities and generally includes shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Ordinary shares issuable upon exercise of warrants or options currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

Subject to the paragraph above, the percentage ownership of issued shares is based on 67,461,998 shares of the Company’s ordinary shares issued and outstanding as of August 11, 2023. The business address for each of the following entities or individuals is AGBA Tower, 68 Johnston Road Wan Chai, Hong Kong SAR.

Name and Address of Beneficial Owner	Number of Shares	%
Five Percent Holders of AGBA and the Company
TAG Holdings Limited(1)	55,500,000	82.3%
Directors and Named Executive Officers of the Company
Ng Wing Fai	400,000	*
Shu Pei Huang, Desmond	200,000	*
Jeroen Nieuwkoop	—	—
Richard Kong	9,600	*
Wong Suet Fai, Almond	200,000	*
Brian Chan	18,000	*
Thomas Ng	18,000	*
Felix Wong	—	—
All Directors and Named Executive Officers of the Company as a group (8 individuals)	845,600	1.25%

____________

*        Less than 1%.

(1)      The address of TAG is AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong SAR. Pursuant to the Business Combination Agreement Waiver and Agreement dated October 21, 2022, entered by and among AAL, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, TAG Asia Capital Holdings Limited, and TAG, TAG made an undertaking not to make any distribution of the AGBA Shares issued to it at the closing of the Business Combination to its ultimate beneficial shareholders, provided that nothing in that undertaking would prevent TAG, subject to compliance with applicable law, from selling or disposing of any or all of such AGBA Shares to any other person or persons for value consideration. Consists of 55,500,000 AGBA Shares owned by TAG, of which (a) 29.91% are beneficially owned by Daniel Hui Chuen Kin, through Perfect Able Global Limited; (b) 14.99% are beneficially owned by Richard Tsai, through Eagle Legacy Limited; and (c) 14.99% are beneficially owned by Richard Tsai, through Oceana Glory Limited.

CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

On November 10, 2022, our Board adopted a written policy regarding the review and approval or disapproval by our Audit Committee of transactions between us, or any of our subsidiaries, and any related person (defined to include our executive officers, directors or director nominees, any shareholder beneficially owning in excess of 5% of our ordinary shares or securities exchangeable for our ordinary share, and any immediate family member of any of the foregoing persons) (the “Related Person Transaction Policy”). In reviewing related person transactions, our Audit Committee considers all relevant facts and circumstances, including the extent of the related person’s direct or indirect interest in the transaction. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or to vote on the transaction.

Certain related person transactions described below were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained and consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

Related Person Transactions — AGBA Acquisition Limited (“AAL”)

Insider Shares

In October 2018, AAL’s Chief Executive Officer, Gordon Lee, subscribed for an aggregate of 1,000 AAL ordinary shares for an aggregate purchase price of US$1, or approximately US$0.001 per share. On February 22, 2019, AGBA issued an aggregate of 1,149,000 ordinary shares to Initial Shareholder for an aggregate purchase price of US$25,000 in cash (together with the shares issued to Mr. Lee — the Insider Shares). Simultaneously on February 22, 2019, the Sponsor transferred an aggregate of 114,000 ordinary shares to certain directors and officers of AAL, at a price of approximately US$0.02 per share, which is identical to the original price.

The Initial Shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until (1) the earlier of six months after the date of the consummation of an initial business combination and (2) the date on which AAL consummates a liquidation, merger, stock exchange or other similar transaction which results in all of AAL’s shareholders having the right to exchange their AGBA Shares for cash, securities or other property; provided, however, that if the last sale price of the AGBA Shares equals or exceeds US$12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, 50% of the Insider Shares will be released promptly thereafter. The six month anniversary of the consummation of the Business Combination was May 14, 2023.

Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 225,000 Private Placement Units at a price of US$10.00 per Private Placement Unit, or US$2,250,000 in the aggregate.

Administrative Services Agreement

AAL entered into an agreement with its Sponsor, commencing on May 16, 2019 through the earlier of the consummation of a business combination or AAL’s liquidation, to pay the Sponsor a monthly fee of US$10,000 for general and administrative services. This agreement expired and terminated on November 14, 2022.

Related Party Extensions Loan

Originally, according to its initial Memorandum and Articles of Association, AAL had 12 months from the consummation of the IPO to consummate a business combination, and if AAL anticipated that it may not be able to consummate a business combination within those 12 months, AAL may, but was not obligated to, extend the period of time to consummate a business combination three times by an additional three months each time (for a total of up to 21 months to consummate a business combination). On February 5, 2021, AAL held an extraordinary meeting of shareholders where AAL’s shareholders approved proposals to (i) amend the Amended and Restated Memorandum and

Articles of Association to further extend the date by which it has to consummate a business combination three times for three additional months each time from February 16, 2021 to November 16, 2021; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AAL and Continental to allow it to further extend the time to consummate a business combination three times for three additional months each time from February 16, 2021 to November 16, 2021. On November 2, 2021, AAL held another extraordinary meeting of shareholders where AAL’s shareholders approved proposals to (i) amend the Second Amended and Restated Memorandum and Articles of Association to further extend the date by which it has to consummate a business combination two times for three additional months each time from November 16, 2021 to May 16, 2022; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AAL and Continental to allow it to further extend the time to consummate a business combination two times for three additional months each time from November 16, 2021 to May 16, 2022. On May 3, 2022, AAL held its annual meeting of shareholders. During this meeting, AAL’s shareholders approved the proposals, among other things, to (i) amend the Third Amended and Restated Memorandum and Articles of Association to further extend the date by which it has to consummate a business combination two times for three additional months each time from May 16, 2022 to November 16, 2022; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AAL and Continental to allow it to further extend the time to consummate a business combination two times for three additional months each time from May 16, 2022 to November 16, 2022. On May 3, 2022, 283,736 AGBA Shares were redeemed by a number of shareholders at a price of approximately US$11.24 per share, in an aggregate principal amount of US$3,189,369. On May 9, 2022, AGBA issued an unsecured promissory note to its Sponsor, in the amount of US$504,431, which amount was deposited into the trust account to extend the available time to complete a business combination to August 16, 2022. On August 9, 2022, AAL issued an unsecured promissory note in an amount of US$504,431 to its Sponsor, which amount was deposited into the trust account to extend the amount of available time to complete a business combination until November 16, 2022.

On each of May 11, 2020, August 12, 2020, and November 10, 2020, AAL issued a total of three notes to the Sponsor, each in an amount of US$460,000, and on each of February 10, 2021, May 11, 2021, and August 11, 2021, AAL issued a total of three additional notes to the Sponsor, each in an amount of US$594,466, pursuant to which all such amounts had been deposited into the trust account in order to extend the amount of available time to consummate a business combination until November 16, 2021. On each of November 10, 2021, and February 7, 2022, AAL issued an additional note to the Sponsor in the amount of US$546,991 deposited into the trust account in order to extend the amount of available time to consummate a business combination until May 16, 2022. On each of May 9, 2022, and August 9, 2022, AAL issued an unsecured promissory note to its Sponsor, in the amount of US$504,431, which amount was deposited into the trust account to extend the available time to complete a business combination to November 16, 2022. These notes were non-interest bearing and were payable upon the closing of a business combination. In addition, the Notes may be converted, at the lender’s discretion, into additional AAL units, which are the same as the Private Placement Units, at a price of US$10.00 per unit.

Upon completion of the Business Combination, each of AAL’s issued and outstanding convertible notes and related party balances to its sponsor, AGBA Holding Limited, were automatically converted into an aggregate of 792,334 ordinary shares.

Related Person Transactions –– AGBA Group Holding Limited (“AGBA”)

Administrative Services Agreements

TAG Financial Holdings Service Agreements

On June 24, 2021, each of OnePlatform Wealth Management Limited (“OWM”), OnePlatform International Property Limited (“OIP”), OnePlatform Asset Management Limited (“OAM”), and Hong Kong Credit Corporation Limited (“HKCC”) entered into separate, but substantially similar, service agreements with TAG Financial Holdings Limited (“TAG Financial Holdings”), a member of the Legacy Group. As the members of the Legacy Group presently share office space in the AGBA Tower (see “Information about AGBA — Property” for additional information about the office space used by AGBA), TAG Financial Holdings, pursuant to these four agreements, agreed to provide certain premises and administrative services to each of OWM, OIP, OAM, and HKCC. With respect to premises services, TAG Financial Holdings agreed to pay for, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation for OWM, OIP, OAM, and HKCC, subject to reimbursement. With respect to administrative services, TAG Financial Holdings agreed to pay for, among other things, office consumables, cleaning fees, A/C, electricity, and water for OWM, OIP, OAM, and HKCC, subject to reimbursement. The service fees are charged in accordance with a standard formula included in each of the contracts, corresponding to their office space occupancy and employee headcount respectively.

Pursuant to these service agreements and their predecessor arrangements, AGBA, collectively, paid TAG Financial Holdings US$3,190,064 and US$2,463,553 for the years ended December 31, 2022 and 2021, respectively, for premises and administrative expenses.

These service agreements have continued after the Business Combination and until either party thereto provides one month written notice of termination, to ensure continued smooth operation on a stand-alone basis.

Human Resource Services

Pursuant to an Agreement for Supply Services, signed in March 2020, Perform Financial Planning Services Limited (“PFPSL”), a member of the Legacy Group, provides centralized human resource, administrative, and other related services to members of the Legacy Group, including members of AGBA — OAM, OIP, OWM, and HKCC. In particular, PFPSL is responsible for engaging and compensating independent contractors and/or employees to provide services to members of the Legacy Group pursuant to their respective service and/or employment contracts. PFPSL receives referral income on all insurance products supported by OWM on a 60-70% basis. The agreement also provides a standard mechanism for members of the Legacy Group to refer potential employees to other members of the Legacy Group. Any party thereto may terminate the agreement with three months’ notice. PFPSL has discontinued to provide such services to AGBA following the completion of Business Combination.

Real Property

On January 25, 2022, AGBA purchased an office building located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong from the Legacy Group for a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. The management of AGBA expects to use this office building for its own occupancy and to meet its anticipated business expansion in the foreseeable period. This transaction is not expected to affect the existing Trust Tower lease or current administrative service agreements.

CurrencyFair Stake Acquisition

On March 18, 2022, AGBA entered into a sale and purchase agreement with the Legacy Group to acquire 4,158,963 shares of CurrencyFair at the historical carrying amount of US$6.56 million. The transaction closed in April 2022, resulting in AGBA owning 8.37% equity interest of CurrencyFair.

OnePlatform Asset Management Limited

Fund Asset Management Service

JFA Capital is a closed-ended investment vehicle incorporated in the Cayman Islands and a member of the Legacy Group. Upon its incorporation JFA Capital engaged a third-party fund manager who, in turn, engaged OnePlatform Asset Management (“OAM”) as a sub-manager. On May 7, 2018, JFA Capital and OAM agreed for JFA Capital to terminate its existing management arrangement and appoint OAM as its sole manager. OAM is licensed by the Hong Kong Securities and Futures Commission under type 1 (Dealing in securities), type 4 (Advising on securities), and type 9 (asset management). OAM is also a “professional investor” as defined under the Securities and Futures Ordinance of Hong Kong.

OAM, accordingly, provides management of JFA Capital’s portfolio assets for a management fee and a performance fee, as dictated by the management agreement. For the years ended December 31, 2022 and 2021, JFA Capital paid OAM US$600,778 and US$877,425, respectively. The arrangement is non-exclusive, and OAM is permitted to invest in or advise other investment funds. OAM is also permitted to delegate its functions, powers, and duties to any person, subject to remaining liable for the actions of its delegate. The term of this management arrangement is indefinite, subject to 90 days’ notice by either party, and OAM continues to provide fund management services to JFA Capital following the consummation of the Business Combination.

In addition to JFA Capital, OAM also provides management services for other funds, including NSD Capital, a third-party Cayman-incorporated fund. For the years ended December 31, 2022 and 2021, NSD Capital paid OAM US$69,134 and US$69,650, respectively, for management services. OAM continues to provide fund management services to NSD Capital following the consummation of the Business Combination.

LC Healthcare Fund I, L.P. Stake Acquisition

In October 2022, AGBA entered into a sale and purchase agreement with the shareholder to acquire 4% equity interest in LC Healthcare Fund I, L.P. at the historical carrying amount of US$9.67 million.

Dividend Distribution

On January 18, 2022, TAG Asia Capital Holdings Limited (“TAC”) was approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of TAC. The dividends were paid by offsetting the receivable due from the shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of all equity interest in Nutmeg Saving and Investment Limited in September 2021.

Indemnification

Effective upon the consummation of the Business Combination, the Company entered into customary indemnification arrangements with each of the newly elected directors and newly appointed executive officers of the Company. Pursuant to these indemnification agreements, the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, etc., to the fullest extent permitted under BVI law and the Fifth Amended and Restated Memorandum and Articles of Association.

DESCRIPTION OF SHARE CAPITAL

Description of AGBA Group Holding Limited’s Securities

The following summary sets forth the material terms of AGBA Group Holding Limited’s securities. The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Fifth Amended and Restated Memorandum and Articles of Association of AGBA filed as an exhibit of this registration statement. We urge you to read the form of the Fifth Amended and Restated Memorandum and Articles of Association in their entirety for a complete description of the rights and preferences of AGBA Group Holding Limited’s securities.

Authorized and Outstanding Shares

The form of the Fifth Amended and Restated Memorandum and Articles of Association authorizes the issuance of a maximum of 200,000,000 shares of a single class, each with a par value of US$0.001.

AGBA Group Holding Limited Ordinary Shares

Voting rights.

Each holder of AGBA Group Holding Limited ordinary shares is entitled to one vote for each share of AGBA Group Holding Limited ordinary shares held of record by such holder on all matters on which shareholders are generally entitled to vote. Generally, matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shareholders present in person or by proxy, except for matters which require a special resolution of shareholders which requires a resolution passed by the affirmative vote of a majority of seventy-five percent (75%) or more of the votes of the shares of such shareholders entitled to vote.

Dividend rights.

The holders of AGBA Group Holding Limited ordinary shares are entitled to receive the right to an equal share in any dividend paid by AGBA Group Holding Limited, as may be declared from time to time by the board out of funds legally available for such purposes.

Rights upon liquidation.

In the event of any liquidation of AGBA Group Holding Limited’s affairs, the holders of AGBA Group Holding Limited ordinary shares are entitled to share ratably in the distribution of the surplus assets of AGBA Group Holding Limited.

Other rights.

The holders of AGBA Group Holding Limited ordinary shares have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to AGBA Group Holding Limited ordinary shares. The rights, preferences and privileges of holders of the AGBA Group Holding Limited ordinary shares will be subject to any special rights conferred on any class of share as determined by the board upon its issue or as varied from time to time in accordance with the Fifth Amended and Restated Memorandum and Articles of Association.

Anti-Takeover Effects of AGBA’s Organizational Documents and Certain Provisions of BVI Law

The Fifth Amended and Restated Memorandum and Articles of Association contains provisions that limit the ability of shareholders to take certain actions and which may delay, defer, or discourage another party from acquiring control of the Company. These provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids:

•        the ability of AGBA to issue shares in one or more series and to determine the price and other terms of those shares without shareholder approval;

•        the limitation of liability of, and the indemnification of and advancement of expenses to, members of AGBA’s board of directors;

•        the right of the AGBA’s board of directors to fill vacancies or add additions to the existing directors; and

•        the requirement that an amendment to the AGBA’s charter will require a special resolution of its members.

Election of Directors and Vacancies

The Fifth Amended and Restated Memorandum and Articles of Association provides that the directors shall be elected by ordinary shareholder resolution or resolution of directors. A director may be removed, with or without cause, by ordinary shareholder resolution at a general meeting, and the board may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.

No Cumulative Voting

The Fifth Amended and Restated Memorandum and Articles of Association do not authorize cumulative voting.

General Shareholder Meetings

The Fifth Amended and Restated Memorandum and Articles of Association provides that general meetings may be convened by the board or on the requisition in writing of any shareholders representing at least 30% of the voting rights of the issued shares.

Requirements for Advance Notification of Shareholder Meetings

The Fifth Amended and Restated Memorandum and Articles of Association provides for advance notice procedures with respect to Shareholder meetings.

Special Resolutions of Shareholders

The Fifth Amended and Restated Memorandum and Articles of Association provides that the Memorandum or Articles of Association may only be amended by special resolution of shareholders, which requires the affirmative vote of at least 75% of the shareholders entitled to vote. The Fifth Amended and Restated Memorandum and Articles of Association also provides that the company may by special resolution of shareholders and resolution of directors continue as a company incorporated under the laws of a jurisdiction outside the BVI.

Limitations on Liability and Indemnification of Officers and Directors

Subject to BVI law, and the Fifth Amended and Restated Memorandum and Articles of Association limits the Company’s directors’ liability in accordance with BVI law.

BVI law and the Fifth Amended and Restated Memorandum and Articles of Association provides that AGBA may, in certain situations, indemnify every director, secretary, or other officer (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere. In addition to the foregoing, any director seeking indemnification under the Amended and Restated Memorandum and Articles shall also have acted honestly and in good faith with a view to what that director believed to be the best interests of the Company and in the case of criminal proceedings had no reasonable cause to believe that the director’s conduct was unlawful

The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Mandatory Arbitration Provision

The Fifth Amended and Restated Memorandum and Articles of Association includes a mandatory arbitration provision pursuant to which any dispute or difference between the company and any of its shareholders, or between the shareholders, which cannot be resolved amicably shall be referred to a sole arbitrator and finally resolved by arbitration.

This provision shall apply to any dispute or difference arising out of, under or in connection with the Fifth Amended and Restated Memorandum and Articles of Association or in relation to the rights or obligations of any shareholder in his capacity as a member of the company (whether arising by contract, under statute, at common law or in equity) and including for the avoidance of doubt to a purchaser in a secondary transaction who becomes a shareholder of AGBA.

Any person or entity purchasing or otherwise acquiring any interest in shares of the company shall be deemed to have notice of and consented to the mandatory arbitration provisions in the Fifth Amended and Restated Memorandum and Articles of Association.

Any party to a dispute may serve a written notice on the other party(ies) to the dispute that the dispute must be resolved by arbitration. The parties to the dispute shall then seek to agree the identity of and jointly appoint the arbitrator. If the parties are unable to agree upon the identity of an arbitrator within 21 days of service of the written notice, the arbitrator shall be appointed by the BVI International Arbitration Centre upon the request of either party. No person may act as arbitrator (including as a replacement for an arbitrator who ceases to act) where they have a conflict of interest or duty in relation to the dispute.

The arbitration shall be held in Road Town, Tortola, British Virgin Islands and shall be conducted in English. The arbitration shall be conducted in accordance with the BVI IAC Arbitration Rules 2016, the provisions of which shall be deemed to be incorporated into the Fifth Amended and Restated Memorandum and Articles of Association. All of the provisions of Schedule 2 to the Arbitration Act 2013 shall apply. The seat of the arbitration shall be the British Virgin Islands irrespective of where the arbitrator signs the award, and the proper law of the arbitration shall be British Virgin Islands law. If any party fails to comply with any procedural order made by the Arbitrator, the Arbitrator shall have power to proceed in the absence of that party and deliver the award.

The enforceability of similar mandatory arbitration provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against the Company, a court could find the mandatory arbitration provisions contained in the Fifth Amended and Restated Memorandum and Articles of Association to be inapplicable or unenforceable in such action or with respect to a claim arising under another law, and AGBA and/or its shareholders may incur additional costs associated with resolving such actions.

This provision of the Fifth Amended and Restated Memorandum and Articles of Association shall not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or any claim for which the federal district courts of the United States are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; AGBA shareholders cannot and will not be deemed to have waived compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The mandatory arbitration provisions may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, these provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against the directors and officers of AGBA, by limiting plaintiffs’ discretion to bring alternative types of claim that they find more favorable. The arbitrator may also reach different judgments or results than other forums, and such judgments may be more or less favorable to AGBA than to its shareholders.

Stock Exchange Listing

Our ordinary shares trade on The Nasdaq Capital Market under the symbol “AGBA.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The address of our transfer agent is 1 State St 30th floor, New York, NY 10004.

Comparison of Shareholder Rights

Our corporate affairs are governed by our Fifth Amended and Restated Memorandum and Articles of Association (our “Charter”) and by the BVI Business Companies Act, 2004 (the “Companies Act”). The Companies Act contains many English law principles but does not follow recent English law statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

While there have been a number of court cases interpreting the Companies Act in the British Virgin Islands, we cannot predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings

•   Held at a time and place as designated in the articles of association. Our Fifth Amended and Restated Articles of Association (the “Articles of Association”) provide that our board may designate such time and place.

•   May be held within or without the British Virgin Islands

•   Notice:

•   Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate the general nature of the business of the meeting as designated in the Articles of Association.

•   A copy of the notice of any meeting shall be given personally or sent by mail or electronic form as designated in the Articles of Association.

•   Notice of not less than 14 days’ before the meeting

•   Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

•   May be held within or without Delaware

•   Notice:

•   Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

•   Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

•   Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all of the shareholders entitled to vote if permitted by the Articles of Association. Our Articles of Association provide for such consent in writing.

•   Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.

•   Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is two (2) shareholders entitled to vote and present in person (or in the case of a shareholder being a corporation by its duly authorized representative) or by proxy at the meeting.

•   Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

•   Any person authorized to vote may authorize another person or persons to act for him by proxy.

•   For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

•   The certificate of incorporation may provide for cumulative voting.

British Virgin Islands	Delaware

•   The memorandum and articles of association of a company may provide for cumulative voting in the election of directors. Our Charter does not provide for cumulative voting.

•   Variation of the existing rights of shareholders as set forth in the memorandum and articles of association requires the consent in writing of, or by a resolution passed at a meeting by, the holders of not less than seventy-five (75) percent of the issued Shares in that class.

Directors

•   Board must consist of at least one director.

•   Maximum number of directors can be changed by an amendment to the articles of association. Our Articles of Association do not provide for a maximum number.

•   If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the articles of association, it can do so provided that it complies with the procedure set out in the articles of association. Our Articles of Association permit our board to appoint additional directors.

•   Board must consist of at least one member.

•   Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

Fiduciary Duties

•   In summary, directors and officers owe the following fiduciary duties:

•   Duty to act honestly and in good faith in what that director believes to be in the best interests of the company as a whole;

•   Duty to exercise powers for a proper purpose being the purpose for which those powers were conferred and not for a collateral purpose;

•   Directors should not improperly fetter the exercise of future discretion;

•   Duty to exercise powers fairly as between different groups of shareholders;

•   Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

•   Duty to exercise independent judgment.

•   Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.

•   Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

•   Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

British Virgin Islands	Delaware

•   In addition to the above, directors also owe a duty of care which is not fiduciary in nature. A director of a company, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation;

•   the nature of the company;

•   the nature of the decision; and

•   the position of the director and the nature of the responsibilities undertaken by him or her.

•   As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•   Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the British Virgin Islands Court where the following circumstances apply:

•   the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and

•   it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

•   When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•   whether the shareholder is acting in good faith;

•   whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;

•   whether the action is likely to succeed;

•   the costs of the proceedings in relation to the relief likely to be obtained; and

•   whether an alternative remedy to the derivative action is available.

•   In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

•   Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•   Such action shall not be dismissed or compromised without the approval of the Chancery Court.

•   Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

British Virgin Islands	Delaware
Mergers and Similar Arrangements.

The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands (“Registrar”). The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

Material Differences in British Virgin Islands and Delaware Law

We believe that the material differences between British Virgin Islands and Delaware corporate law are as follows:

•        Shareholder Notice.    Delaware law requires written notice of shareholders meetings of between 10 and 60 days. The Companies Act permits a company to give at least 7 days’ notice of a shareholder meeting. Our Charter provides that we must give shareholders 14 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of shareholders meetings, which is equivalent to what is required by Delaware law.

•        Quorum.    Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas the Companies Act enables a company’s articles of association to designate the minimum quorum requirements. Our Charter provides that a quorum consists of two (2) Shareholders entitled to vote on resolutions of members to be considered at the meeting.

•        Shareholder Derivative Suits.    Delaware generally allows shareholders to commence derivative actions in their own name. Under the Companies Act, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Court. Accordingly, the Companies Act is more restrictive than Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

ENFORCEABILITY OF CIVIL LIABILITY

AGBA is a BVI business company. You may have difficulty serving legal process within the United States upon AGBA. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against AGBA in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, it is uncertain if the courts of the BVI would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, AGBA may be served with process in the United States with respect to actions against AGBA arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of AGBA’s securities by serving AGBA’s U.S. agent irrevocably appointed for that purpose.

AGBA’s operations are to be based in Hong Kong, and certain of its directors and officers are expected to be based in Hong Kong. Substantially all of its assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon AGBA or such directors and officers or to enforce against them or against AGBA, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

It is possible that the courts of Hong Kong would (i) not recognize or enforce judgments of United States courts obtained against Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, nor (ii) entertain original actions brought in Hong Kong against these Hong Kong based entities or individuals predicated upon the securities laws of the United States or any state in the United States. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. Enforcement of judgments of United States courts by an investor shall be made as a claim for judgment debt in the Hong Kong courts.

As a matter of Hong Kong law, for an investor to enforce in Hong Kong judgments of United States courts, whether against AGBA’s directors and officers or otherwise, such judgments would generally need to be: (1) for a debt or a definite sum of money; (2) made by a court of competent jurisdiction over the parties and the subject matter; (3) between the same parties on an identical issue; (4) final and conclusive on the merits; and (5) not impeachable according to the rules on conflicts of laws of Hong Kong. Such a judgment may not, in any event, be so enforced in Hong Kong if, (a) it was obtained by fraud; (b) relates to penal, revenue or other matters of a governmental or public nature; or (c) if it violates any Hong Kong public policy.

Certain provisions of the federal securities laws of the United States or the securities laws of any state or territory within the United States may be deemed to be penal or revenue-related in nature, or otherwise violates Hong Kong public policies. As a result, the Hong Kong court may not recognize or enforce judgments of United States courts obtained against Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

For an investor to bring an original action in Hong Kong against Hong Kong-based entities or individuals predicated upon the securities laws of the United States or any state in the United States, the following conditions would generally need to be met: (1) applicable securities laws on which the case relates must not constitute foreign penal, revenue or other public law; (2) it must not be related to the determination of the title to or right to possession of any immovable property in Hong Kong; (3) the original action must not be one in respect of which a favorable judgment has been obtain in proceedings between the same parties in an overseas court (including United States court); (4) if against an officer or director, such officer or director is either in Hong Kong, have voluntarily submitted to the Hong Kong court’s jurisdiction or the prior permission of the Hong Kong court has been obtained to serve the Hong Kong originating action upon such officer or director outside Hong Kong; (5) Hong Kong law would need to have an appropriate remedy capable of giving effect to the foreign legal right; and (6) even if the foregoing conditions are satisfied, the Hong Kong court is still required to determine whether it is the appropriate forum to hear a particular case. As a result, the Hong Kong court may not entertain original actions brought in Hong Kong against these Hong Kong based entities or individuals predicated upon the securities laws of the United States or any state in the United States.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies and regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that (i) our ordinary shares are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to the U.S. Holder for either the taxable year in which the dividend is paid or the preceding taxable year, and (iii) the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our ordinary shares are expected to be.

Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the ordinary shares, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. We do not, however, intend to provide to U.S. Holders the information required to make a valid QEF election and we currently make no undertaking to provide such information.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares as long as such ordinary shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although our ordinary shares are listed on the Nasdaq, we cannot guarantee that the ordinary shares will continue to be listed and traded on the Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of the ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. In order to comply with the requirements of a QEF election with respect to any lower-tier PFIC, a U.S. Holder must receive certain information from us. We do not, however, intend to provide to U.S. Holders the information required to make a valid QEF election and we currently make no undertaking to provide such information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to the ordinary shares under their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

BTP Law LLC will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements of AGBA Group Holding Limited (f/k/a AGBA Acquisition Limited) as of December 31, 2022 included in this registration statement have been audited by WWC, P.C., independent registered public accounting firms, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The audited combined financial statements of OnePlatform Holdings Limited and Subsidiaries, and TAG Asia Capital Holdings Limited and Subsidiaries as of December 31, 2021 and for the year ended December 31, 2021 have been included in this registration statement in reliance on the report of Friedman, an independent registered public accounting firm, to the extent set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 3 to the consolidated financial statements) appearing elsewhere in this registration statement and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 24, 2022, the Board dismissed Friedman as the independent registered public accounting firm of OnePlatform Holdings Limited and TAG Asia Capital Holdings Limited, effective as of such date. The audited combined financial statements of OnePlatform Holdings Limited and TAG Asia Capital Holdings Limited as of December 31, 2021 and 2020 and for each of the two-year period ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in such reports regarding substantial doubt about the Company’s ability to continue as a going concern. During the two fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period from January 1, 2022 through November 24, 2022, (i) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On December 6, 2022, upon the recommendation of the Audit Committee, the Board ratified the dismissal of Marcum as the Company’s independent registered public accounting firm, effective November 30, 2022. The reports of Friedman, as predecessor to Marcum (prior to their combination), on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020, do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in such reports regarding substantial doubt about the Company’s ability to continue as a going concern. From October 20, 2020 through September 29, 2022, the period during which Friedman was engaged as the Company’s independent registered public accounting firm and from September 30, 2022 through November 30, 2022, the period during which Marcum, as successor to Friedman (following the combination of Friedman and Marcum, effective September 1, 2022), was engaged as the Company’s independent registered public accounting firm, there were (i) no “disagreements,” as such term is defined in Item 304(a)(1) (iv) of Regulation S-K, with Marcum or Friedman in any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum or Friedman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no reportable events, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of the foregoing disclosures and a copy of Marcum’s letter dated December 6, 2022 to the SEC, stating that Marcum agrees with the foregoing disclosure, is filed as Exhibit 16.1 to our Form 8-K filed December 6, 2022.

On December 6, 2022, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of WWC, P.C., (“WWC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022 and review the unaudited condensed consolidated financial statements of AAL and unaudited condensed combined financial statements of TAG International Limited and TAG Asia Capital Holdings Limited for the nine months ended September 30, 2022.

During the two fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period from January 1, 2021 through November 30, 2022, neither the Company nor anyone on the Company’s behalf consulted WWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that WWC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v) and 304(a)(1)(v), respectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://www.agba.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

AGBA GROUP HOLDING LIMITED

AGBA GROUP HOLDING LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2023	December 31, 2022
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,783,780	$6,449,876
Restricted cash	27,454,651	44,844,196
Accounts receivable, net	3,430,780	2,822,162
Accounts receivable, net, related parties	601,576	272,546
Loans receivable, net	516,237	517,479
Notes receivable, net	601,490	—
Asset held for sale	5,459,822	—
Income tax recoverable	397,655	260,120
Deposits, prepayments, and others receivable, net	2,997,021	589,786
Total current assets	45,243,012	55,756,165

Non-current assets:
Rental deposit, net	957,814	—
Loans receivable, net	1,059,776	1,072,392
Property and equipment, net	1,733,464	7,359,416
Right-of-use asset, net	12,361,125	—
Long-term investments, net	33,947,066	37,033,360
Total non-current assets	50,059,245	45,465,168

TOTAL ASSETS	$95,302,257	$101,221,333

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,088,631	$20,274,429
Escrow liabilities	27,454,651	29,487,616
Borrowings	6,255,238	4,477,254
Amounts due to the holding company	4,539,168	6,289,743
Lease liabilities	1,186,200	—
Forward share purchase liability	—	13,491,606
Income tax payable and provision	23,000,000	23,000,000
Total current liabilities	81,523,888	97,020,648

Non-current liabilities:
Lease liabilities	11,227,185	—
Warrant liabilities	2,173	4,548
Deferred tax liabilities	45,680	45,858
Total non-current liabilities	11,275,038	50,406

TOTAL LIABILITIES	92,798,926	97,071,054

Commitments and contingencies (Note 21)	—	—

Shareholders’ equity:
Ordinary shares, $0.001 par value; 200,000,000 shares authorized, 67,461,998 and 58,376,985 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	67,462	58,377
Ordinary shares to be issued	—	1,665
Additional paid-in capital	64,973,808	43,870,308
Accumulated other comprehensive loss	(484,907)	(384,938)
Accumulated deficit	(62,053,032)	(39,395,133)
Total shareholders’ equity	2,503,331	4,150,279

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$95,302,257	$101,221,333

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA GROUP HOLDING LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues:
Interest income:
Loans	$38,175	$37,871	$76,333	$99,194
Total interest income	38,175	37,871	76,333	99,194
Non-interest income:
Commissions	16,323,056	2,937,080	26,338,683	3,764,157
Recurring service fees	768,014	873,396	1,548,976	1,821,376
Total non-interest income	17,091,070	3,810,476	27,887,659	5,585,533
Total revenues from others	17,129,245	3,848,347	27,963,992	5,684,727

Non-interest income:
Recurring service fees	241,688	241,325	480,621	481,268
Total revenues from related parties	241,688	241,325	480,621	481,268
Total revenues	17,370,933	4,089,672	28,444,613	6,165,995

Operating cost and expenses:
Interest expense	(247,680)	—	(412,776)	—
Commission expense	(11,984,437)	(2,480,271)	(19,279,929)	(3,181,313)
Sales and marketing expense	(514,984)	(391,301)	(2,371,887)	(631,652)
Technology expense	(1,058,812)	(149,230)	(1,937,798)	(283,097)
Personnel and benefit expense	(5,302,270)	(3,404,039)	(14,907,460)	(5,409,018)
Other general and administrative expenses	(8,655,884)	(1,173,217)	(14,511,705)	(2,081,618)
Total operating cost and expenses	(27,764,067)	(7,598,058)	(53,421,555)	(11,586,698)

Loss from operations	(10,393,134)	(3,508,386)	(24,976,942)	(5,420,703)

Other income (expense):
Interest income	197,255	8,976	367,781	16,615
Foreign exchange gain (loss), net	349,539	(2,126,882)	905,850	(2,607,456)
Investment income (loss), net	(441,568)	(5,683,988)	1,281,496	(3,535,053)
Change in fair value of warrant liabilities	1,695	—	2,375	—
Change in fair value of forward share purchase liability	—	—	(82,182)	—
Loss on settlement of forward share purchase agreement	(378,895)	—	(378,895)	—
Rental income	78,764	78,647	138,271	157,714
Sundry income	27,423	26,175	84,067	155,528
Total other income (expense), net	(165,787)	(7,697,072)	2,318,763	(5,812,652)

Loss before income taxes	(10,558,921)	(11,205,458)	(22,658,179)	(11,233,355)

Income tax (expense) benefit	(26,368)	314,143	280	(105,354)

NET LOSS	$(10,585,289)	$(10,891,315)	$(22,657,899)	$(11,338,709)

Other comprehensive income (loss):
Foreign currency translation adjustment	33,235	(106,008)	(99,969)	(380,359)

TOTAL COMPREHENSIVE LOSS	$(10,552,054)	$(10,997,323)	$(22,757,868)	$(11,719,068)

Weighted average number of ordinary shares outstanding – basic and diluted	64,953,238	55,500,000	62,823,549	55,500,000

Net loss per ordinary share – basic and diluted	$(0.16)	$(0.20)	$(0.36)	$(0.20)

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA GROUP HOLDING LIMITED
UNAUDITED CONDESED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three and six Months ended June 30, 2023
	Ordinary shares		Ordinary shares to be issued		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total shareholders’ equity
	No. of shares	Amount	No. of shares	Amount
Balance as of January 1, 2023	58,376,985	$58,377	1,665,000	$1,665	$43,870,308	$(384,938)	$(39,395,133)	$4,150,279

Issuance of ordinary shares to settle finder fee	2,173,913	2,174	—	—	3,997,826	—	—	4,000,000
Share-based compensation	1,200,000	1,200	—	—	3,905,400	—	—	3,906,600
Forgiveness of amounts due to the holding company	—	—	—	—	3,000,000	—	—	3,000,000
Foreign currency translation adjustment	—	—	—	—	—	(133,204)	—	(133,204)
Net loss for the period	—	—	—	—	—	—	(12,072,610)	(12,072,610)
Balance as of March 31, 2023	61,750,898	61,751	1,665,000	1,665	54,773,534	(518,142)	(51,467,743)	2,851,065

Issuance of holdback shares	1,665,000	1,665	(1,665,000)	(1,665)	—	—	—	—
Share-based compensation	4,046,100	4,046	—	—	4,600,274	—	—	4,604,320
Forgiveness of amounts due to the holding company	—	—	—	—	5,600,000	—	—	5,600,000
Foreign currency translation adjustment	—	—	—	—	—	33,235	—	33,235
Net loss for the period	—	—	—	—	—	—	(10,585,289)	(10,585,289)
Balance as of June 30, 2023	67,461,998	$67,462	—	$—	$64,973,808	$(484,907)	$(62,053,032)	$2,503,331
	Three and six Months ended June 30, 2022
	Ordinary shares		Ordinary shares to be issued		Additional paid-in capital	Receivable from the Shareholder	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total shareholders’ equity
	No. of shares	Amount	No. of shares	Amount
Balance as of January 1, 2022	53,835,000	$53,835	1,665,000	$1,665	$38,706,226	$(29,562,195)	$(179,461)	$52,125,502	$61,145,572

Special dividend to the holding company	—	—	—	—	—	29,562,195	—	(47,000,000)	(17,437,805)
Foreign currency translation adjustment	—	—	—	—	—	—	(274,351)	—	(274,351)
Net loss for the period	—	—	—	—	—	—	—	(447,394)	(447,394)
Balance as of March 31, 2022	53,835,000	53,835	1,665,000	1,665	38,706,226	—	(453,812)	4,678,108	42,986,022

Foreign currency translation adjustment	—	—	—	—	—	—	(106,008)	—	(106,008)
Net loss for the period	—	—	—	—	—	—	—	(10,891,315)	(10,891,315)
Balance as of June 30, 2022	53,835,000	$53,835	1,665,000	$1,665	$38,706,226	$—	$(559,820)	$(6,213,207)	$31,988,699

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA GROUP HOLDING LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(22,657,899)	$(11,338,709)
Adjustments to reconcile net loss to net cash used in operating activities
Share-based compensation expense	8,510,920	—
Non-cash lease expense	213,550	—
Depreciation on property and equipment	215,494	192,352
Interest income on notes receivable	(11,778)	—
Foreign exchange (gain) loss, net	(905,850)	2,607,456
Investment (income) loss, net	(1,281,496)	3,535,053
Allowance for credit loss on financial instruments	333,276	—
Change in fair value of warrant liabilities	(2,375)	—
Change in fair value of forward share purchase liability	82,182	—
Loss on settlement of forward share purchase agreement	378,895	—
Reversal of annual bonus accrued in prior year	(3,763,847)	—

Change in operating assets and liabilities:
Accounts receivable	(1,005,597)	40,992
Loans receivable	13,319	2,320,527
Deposit, prepayments, and others receivables	(3,629,837)	(420,678)
Accounts payable and accrued liabilities	6,578,049	(124,238)
Escrow liabilities	(2,032,965)	633,539
Lease liabilities	(161,274)	—
Income tax payable	(138,590)	104,890
Net cash used in operating activities	(19,265,823)	(2,448,816)

Cash flows from investing activities:
Proceeds from sale of long-term investments	3,976,657	1,861,348
Purchase of notes receivable	(589,086)	—
Dividends received from long-term investments	1,167,433	—
Addition in long-term investments	—	(7,849,676)
Purchase of property and equipment	(77,969)	(864,961)
Net cash provided by (used in) investing activities	4,477,035	(6,853,289)

Cash flows from financing activities:
Advances from holding company	6,849,425	4,298,479
Settlement of forward share purchase agreement	(13,952,683)	—
Proceeds from borrowings	1,786,640	—
Dividend paid to holding company	—	(17,437,805)
Net cash used in financing activities	(5,316,618)	(13,139,326)

Effect on exchange rate change on cash, cash equivalents and restricted cash	49,765	(310,995)

AGBA GROUP HOLDING LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Currency expressed in United States Dollars (“US$”))

	Six months ended June 30,
	2023	2022
Net change in cash, cash equivalent and restricted cash	(20,055,641)	(22,752,426)

BEGINNING OF PERIOD	51,294,072	73,081,407

END OF PERIOD	$31,238,431	$50,328,981

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$138,310	$—
Cash paid for interest	$412,776	$—
Cash received for interest	$356,003	$—

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$3,783,780	$15,209,645
Restricted cash	27,454,651	35,119,336

Total cash, cash equivalents and restricted cash	$31,238,431	$50,328,981

SUPPLEMENTAL NON-CASH DISCLOSURES
Issuance of ordinary shares to settle finder fee	$4,000,000	$—
Forgiveness of amount due to holding company	$8,600,000	$—
Operating lease right-of-use asset obtained in exchange for operating lease liabilities	$12,512,585	$—
Purchase of property and equipment, through earnest deposit	$—	$7,205,118
Special dividend to the holding company offset with amount due from the holding company	$—	$29,562,195

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — NATURE OF BUSINESS AND BASIS OF PRESENTATION

AGBA Group Holding Limited (“AGBA” or the “Company”) was incorporated on October 8, 2018 in British Virgin Islands.

The Company, through its subsidiaries, is operating a wealth and health platform, offering a wide range of financial service and products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, lending, and real estate in overseas. AGBA is also engaged in financial technology business and financial investments, managing an ensemble of fintech investments and healthcare investment and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing.

The accompanying unaudited condensed consolidated financial statements of the Company are presented in United State dollars (“US$” or “$”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X of the Securities Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements have been omitted pursuant to such rules and regulations. The consolidated balance sheet as of December 31, 2022 derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by U.S. GAAP. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The unaudited condensed consolidated financial statements as of June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial condition, results of operations and cash flows. The results of operations for the three and six months ended June 30, 2023 and 2022 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

Certain prior period amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

•        Principal of Consolidation

The accompanying unaudited condensed consolidated financial statements include the financial statements of AGBA and its subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intercompany transactions and balances between AGBA and its subsidiaries are eliminated upon consolidation.

•        Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, notes receivable, share-based compensation, warrant liabilities, forward share purchase liability, provision for contingent liabilities, revenue recognition, income tax provision, deferred taxes and uncertain tax position, and allocation of expenses from holding company.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•        Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is US$ and the accompanying unaudited condensed consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the unaudited condensed consolidated statements of changes in shareholders’ equity.

Translation of amounts from HK$ into US$ has been made at the following exchange rates for the six months ended June 30, 2022 and 2021:
	June 30, 2023	June 30, 2022
Period-end HK$:US$ exchange rate	0.12761	0.12744
Period average HK$:US$ exchange rate	0.12757	0.12779

•        Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

•        Restricted Cash

Restricted cash consist of funds held in escrow accounts reflecting (i) the restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the Company’s customers and (ii) the full obligation to an investor in connection with the Meteora Backstop Agreement (see Note 4).

The Company restricts the use of the assets underlying the funds held in escrow to meet with regulatory or contractual requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under current liabilities.

•        Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. Credit terms with the

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

•        Loans Receivable, net

Loans receivable are real estate mortgage loans that carried at unpaid principal balances, less the allowance for credit losses on loans receivable and charge-offs.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally, the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Credit Losses on Financial Instruments.

•        Allowance for Credit Losses on Financial Instruments

In accordance with ASC Topic 326 “Credit Losses — Measurement of Credit Losses on Financial Instruments” (ASC Topic 326), the Company utilizes the current expected credit losses (“CECL”) model to determine an allowance that reflects its best estimate of the lifetime expected credit losses on accounts receivable, loans receivable, notes receivable and deposits, prepayments, and others receivable which is recorded as a liability to offset the receivables. The CECL model is prepared after considering historical experience, current conditions, and reasonable and supportable economic forecasts to estimate lifetime expected credit losses. Accounts receivable, loans receivable, notes receivables and deposits, prepayments, and others receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense.

•        Long-Term Investments, net

The Company invests in equity securities with readily determinable fair values and equity securities that do not have readily determinable fair values.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings.

Equity securities that do not have readily determinable fair values mainly consist of investments in privately-held companies. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Asset Held For Sale

Assets to be disposed of by sale are reported at the lower of the carrying value or fair value less cost to sell when the Company has committed to a sale agreement and would be reported separately as assets held for sale in the unaudited condensed consolidated balance sheets.

•        Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:
Expected useful life
Land and building	Shorter of 50 years or lease term
Office improvement	3 years
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•        Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the three and six months ended June 30, 2023 and 2022.

•        Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers. The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:    Identify the contract(s) with a customer.

Step 2:    Identify the performance obligations in the contract.

Step 3:    Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4:    Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Step 5:    Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

Commissions

The Company earns commissions from the sale of investment products to customers. The Company enters into commission agreements with customers which specify the key terms and conditions of the arrangement. Commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns a commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the one-time commission price. Therefore, commissions are recorded at point in time when the investment product is purchased.

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insureds, and is compensated in the form of one-time commissions from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recurring service fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest income

The Company offers money lending services from loan origination in form of mortgage and personal loans. Interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the unaudited condensed consolidated statement of operations. The Company does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the nature of the revenue. The following table presents the revenue streams by segments, with the presentation revenue categories presented on the statements of operation for the periods indicated:
	For the three months ended June 30, 2023
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:
Loans	$—	$—	$38,175	$—	$38,175

Non-interest income:
Commissions	16,005,608	277,960	—	39,488	16,323,056
Recurring service fees	—	1,009,702	—	—	1,009,702
	$16,005,608	$1,287,662	$38,175	$39,488	$17,370,933

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the three months ended June 30, 2022
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:
Loans	$—	$—	$37,871	$—	$37,871

Non-interest income:
Commissions	2,373,898	518,277	—	44,905	2,937,080
Recurring service fees	—	1,114,721	—	—	1,114,721
	$2,373,898	$1,632,998	$37,871	$44,905	$4,089,672
	For the six months ended June 30, 2023
	Distribution Business	Platform Business
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service	Total
Interest income:
Loans	$—	$—	$76,333	$—	$76,333

Non-interest income:
Commissions	25,693,427	601,722	—	43,534	26,338,683
Recurring service fees	—	2,029,597	—	—	2,029,597
	$25,693,427	$2,631,319	$76,333	$43,534	$28,444,613
	For the six months ended June 30, 2022
	Distribution Business	Platform Business			Total
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service
Interest income:
Loans	$—	$—	$99,194	$—	$99,194

Non-interest income:
Commissions	2,553,829	1,094,812	—	115,516	3,764,157
Recurring service fees	—	2,302,644	—	—	2,302,644
	$2,553,829	$3,397,456	$99,194	$115,516	$6,165,995

•        Rental income

Rental income represents monthly rental received from the Company’s tenants. The Company recognizes rental income on a straight-line basis over the lease term in accordance with the lease agreement.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Comprehensive Loss

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income (loss), as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive loss is not included in the computation of income tax expense or benefit.

•        Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the three and six months ended June 30, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2023 and December 31, 2022, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•        Share-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of ASC Topic 718, Stock Compensation. The Company grants share awards, including ordinary shares and restricted share units, to eligible participants. Share-based compensation expense for share awards is measured at fair value on the grant date. The fair value of restricted stock with either solely a service requirement or with the combination of service and performance requirements is based on the closing fair market value of the ordinary shares on the date of grant. Share-based compensation expense is recognized over the awards requisite service period. For awards with graded vesting that are subject only to a service condition, the expense is recognized on a straight-line basis over the service period for the entire award.

•        Net Loss Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC Topic 260”). ASC Topic 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net (loss) income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has the following operating segments:

Segments	Scope of Service	Business Activities
Distribution Business	Insurance Brokerage Business	– Facilitating the placement of insurance to our customers, through licensed brokers, in exchange for initial and ongoing commissions received from insurance companies.
Platform Business	– Asset Management Business

–     Providing access to financial products and services to licensed brokers.

–     Providing operational support for the submission and processing of product applications.

–     Providing supporting tools for commission calculations, customer engagement, sales team management, customer conversion, etc.

–     Providing training resources and materials.

–     Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services.

	– Money Lending Service	– Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers.
	– Real Estate Agency Service	– Solicitation of real estate sales for the developers, in exchange for commissions.
Fintech Business	Investment Holding	Managing an ensemble of fintech investments.
Healthcare Business	Investment Holding	Managing an ensemble of healthcare-related investments.

All of the Company’s revenues were generated in Hong Kong.

•        Leases

The Company follows ASC Topic 842, Leases (“ASC Topic 842”), utilizing the modified retrospective transition method with no adjustments to comparative periods presented. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (ASC Topic 842), to increase transparency and comparability among

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC Topic 842 requires that lessees recognize right-of-use asset and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC Topic 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC Topic 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2021 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

•        Related Parties

The Company follows the ASC Topic 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Commitments And Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•        Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1:    Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2:    Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3:    Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, deposits, prepayments, and others receivable, amounts due to the holding company, accounts payable and accrued liabilities, escrow liabilities and borrowings approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of loans receivable and notes receivable approximate the carrying amount. They are accounted at amortized cost, subject to impairment testing.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents information about the Company’s assets that were measured at fair value on a recurring basis as of June 30, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	June 30, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable equity securities	$524	$524	$—	$—
Non-marketable equity securities	$33,946,542	$—	$—	$33,946,542

Liabilities:
Warrant liabilities	$2,173	$—	$—	$2,173
Description	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable equity securities	$2,443,593	$2,443,593	$—	$—
Non-marketable equity securities	$34,589,767	$—	$—	$34,589,767

Liabilities:
Forward share purchase liability	$13,491,606	$—	$—	$13,491,606
Warrant liabilities	$4,548	$—	$—	$4,548

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•        Recently Issued Accounting Pronouncements

There were no new standards or updates during the six months ended June 30, 2023 that had a material impact on the unaudited condensed consolidated financial statements.

NOTE 3 — LIQUIDITY AND GOING CONCERN

The accompanying unaudited condensed consolidated financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the six months ended June 30, 2023, the Company reported $22,657,899 net loss and $19,265,823 net cash outflows from operating activities. As of June 30, 2023, the Company had an accumulated deficit of $62,053,032 and cash and cash equivalents of $3,783,780.

The ability to continue as a going concern is dependent on the Company’s ability to successfully implement its plans. The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. Although there is no assurance that, if needed, the Company will be successful with

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 3 — LIQUIDITY AND GOING CONCERN (cont.)

its fundraising initiatives, the Company believes that the Business Combination transaction significantly increases its ability to access the capital going forward. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Without realization of additional capital, there is substantial doubt about the Company can continue as a going concern until such time, as the Company is able to secure adequate financial resources and capital that provides the required capital to continue to settle its debts as they fall due and sustain the operation through the next 12 months from the date that these unaudited condensed consolidated financial statements were made available to issue.

NOTE 4 — RESTRICTED CASH

Pursuant to the Meteora Backstop Agreement dated November 9, 2022, the fund held in the escrow account for the forward share purchase is restricted to the Company for the nine months following the consummation of the Business Combination in November 2022, unless the investors sell the shares in the market or redeems the shares. Notwithstanding the sale of shares by the investors, the restricted cash will be used to settle any of the Company’s repurchase obligations.

During the six months ended June 30, 2023, the investors sold 1,191,016 shares in the open market at a price ranging from $1.51 to $1.61 per share.

On June 29, 2023, the Company and the investors entered into an agreement to early terminate the Meteora Backstop Agreement.

Pursuant to the early termination clauses of Meteora Backstop Agreement, the Company released $14.0 million from restricted cash to settle the obligation to investors and retained $1.7 million which is reflected in the cash and cash equivalents on the unaudited condensed consolidated balance sheets.

Pursuant to the termination agreement, the Company is not obligated to purchase the remaining 124,949 shares (the “Shares”) from the investors and the investors shall have no obligation to sell the Shares to the Company. In addition, the investors may dispose the Shares at its discretion in the open market at a sales price not less than $2 per share within the first three months following the date of the termination agreement and there is no condition or restrictions on the sales price thereafter. As a result, the Company released the remaining $1.5 million from restricted cash to settle the obligation to investors.

With the early termination and sale of shares by investors, the forward share purchase liability (“FSP liability”) was fully settled as of June 30, 2023 and a loss on settlement of $378,895 was recorded in the unaudited condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2023.

NOTE 5 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:
	As of
	June 30, 2023	December 31, 2022
Accounts receivable	$3,592,789	$2,916,609
Accounts receivable – related parties	601,576	272,546
Less: allowance for estimated credit losses	(162,009)	(94,447)
Accounts receivable, net	$4,032,356	$3,094,708

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 5 — ACCOUNTS RECEIVABLE, NET (cont.)

The accounts receivable due from related parties represented the management service rendered to the portfolio assets of a related companies, which are controlled by the holding company, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers. The amount is unsecured, interest-free and with a credit term mutually agreed.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a quarterly basis, the probable losses and an allowance for credit losses determined in accordance with the CECL model, based on historical losses, current economic conditions, forecasted future economic and market considerations, and in some cases, evaluating specific customer accounts for risk of loss. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

For the three and six months ended June 30, 2023, the Company has assessed the probable loss and made an allowance for estimated credit losses of $67,949 and $67,949 on accounts receivable, respectively.

For the three and six months ended June 30, 2022, there was no estimated credit losses to accounts receivable.

NOTE 6 — LOANS RECEIVABLE, NET

The Company’s loans receivable, net was as follows:
	As of
	June 30, 2023	December 31, 2022
Mortgage loans (residential)	$1,576,013	$1,589,871

Reclassifying as:
Current portion	$516,237	$517,479
Non-current portion	1,059,776	1,072,392
Loans receivable, net	$1,576,013	$1,589,871

The interest rates on loans issued ranged between 9.00% and 10.50 % per annum for the six months ended June 30, 2023 and 2022. Mortgage loans are secured by collateral in the pledge of the underlying real estate properties owned by the borrowers.

Mortgage loans are made to either business or individual customers in Hong Kong for a period of 1 to 25 years, which are fully collateralized and closely monitored for counterparty creditworthiness, with such collateral having a fair value in excess of the carrying amount of the loans as of June 30, 2023 and December 31, 2022.

Estimated allowance for credit losses is determined on quarterly basis, in accordance with the CECL model, for general credit risk of the overall portfolio, which is relied on an assessment of specific evidence indicating doubtful collection, historical loss experience, loan balance aging and prevailing economic conditions. If there is an unexpected deterioration of a customer’s financial condition or an unexpected change in economic conditions, including macroeconomic events, the Company will assess the need to adjust the allowance for credit losses. Any such resulting adjustments would affect earnings in the period that adjustments are made.

For the three and six months ended June 30, 2023 and 2022, the Company has evaluated the probable losses on the loans receivable and no estimated credit losses is determined.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 7 — ASSET HELD FOR SALE

On June 28, 2023, the Company entered into a provisional purchase and sale agreement with an independent third party to sell one of its office premises at a consideration of $6.15 million. The Company received a deposit of $0.3 million and the transaction is expected to be completed in October 2023. As of June 30, 2023, the carrying amount of the asset held for sale was $5.46 million which reclassified from the property and equipment, net.

NOTE 8 — NOTES RECEIVABLE, NET

On February 24, 2023, the Company entered into a Subscription Agreement and a Convertible Loan Note Instrument (the “Note”) (collectively the “Agreements”) with Investment A. Pursuant to the Agreements, the Company agrees to subscribe an aggregate amount of $1,673,525 notes, in batches, which are payable on or before January 31, 2024 and bears a fixed interest rate of 8% per annum. The maturity of the notes receivable is on April 30, 2024.

As of June 30, 2023, the carrying amount of the notes receivable was $601,490, including an interest receivable of $11,778.

In accordance with ASC Topic 326, the Company accounts for its allowance for credit losses on notes receivable using the CECL model. Periodic changes to the allowance for credit losses are recognized in the unaudited condensed consolidated statements of operations. For the three and six months ended June 30, 2023, the Company has evaluated the probable losses on the notes receivable and no estimated credit losses is determined.

NOTE 9 — LONG-TERM INVESTMENTS, NET

Long-term investments consisted of the following:
	As of
	Ownership interest	June 30, 2023	Ownership interest	December 31, 2022
Marketable equity securities
Investment C	0.00%*	$524	0.46%	$2,443,593

Non-marketable equity securities:
Investment A	8.37%	5,740,036	8.37%	5,717,678
Investment B	3.63%	511,003	3.63%	513,000
Investment D	4.49%	16,784,183	4.92%	16,030,943
Investment E	4.00%	520,523	4.00%	522,557
Investment F	4.00%	10,390,797	4.00%	11,805,589
Total		33,946,542		34,589,767
Net carrying value		$33,947,066		$37,033,360

____________

*        Less than 0.001%

Investments in Marketable Equity Securities

Investments in marketable securities are accounted for at its current market value with the changes in fair value recognized in statements of operations. Investment C was listed and publicly traded on Nasdaq Stock Exchange.

During the six months ended June 30, 2023, the Company sold 993,108 shares of Investment C at the average market price of $4.01 per share, resulting with a realized gain of $1,541,736.

As of June 30, 2023 and December 31, 2022, Investment C was recorded at fair value of $524 and $2,443,593, which were traded at a closing price of $8.06 and $2.46 per share, respectively.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 9 — LONG-TERM INVESTMENTS, NET (cont.)

Investments in Non-Marketable Equity Securities

Investments in non-marketable equity securities consist of investments in limited liability companies in which the Company’s interests are deemed minor and long-term, strategic investments in companies that are in various stages of development, and investments in a close-ended partnership funds which concentrated in the healthcare sector. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Management assesses each of these investments on an individual basis, subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. The Company is not required to determine the fair value of these investments unless impairment indicators existed. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

The following table presents the changes in fair value of non-market equity securities which are measured using Level 3 inputs as of June 30, 2023 and December 31, 2022:
	As of
	June 30, 2023	December 31, 2022
Balance at beginning of period/year	$34,589,767	$25,496,534
Additions	—	16,228,690
Adjustments:
Downward adjustments	(1,427,904)	(6,898,549)
Upward adjustments	—	2,137,021
Foreign exchange adjustment	784,679	(2,373,929)
Balance at end of period/year	$33,946,542	$34,589,767

Cumulative unrealized gains and losses, included in the carrying value of the Company’s non-marketable equity securities:
	As of
	June 30, 2023	December 31, 2022
Downward adjustments (including impairment)	$(28,682,504)	$(27,254,600)
Upward adjustments	$6,209,357	$6,209,357

Investment income (loss) is recorded as other income (expense) and consisted of the following:
	For the three months ended June 30,
	2023	2022
Marketable equity securities:
Unrealized loss from the changes in fair value – Investment C	$(168)	$(5,683,988)
Realized gain from sale of Investment C	—	—

Non-marketable equity securities:
Unrealized loss (including impairment) – Investment F	(1,000,119)	—
Dividend income	558,719	—
Investment loss, net	$(441,568)	$(5,683,988)

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 9 — LONG-TERM INVESTMENTS, NET (cont.)

	For the six months ended June 30,
	2023	2022
Marketable equity securities:
Unrealized gain (loss) from the changes in fair value – Investment C	$98	$(3,535,053)
Realized gain from sale of Investment C	1,541,736	—

Non-marketable equity securities:
Unrealized loss (including impairment) – Investment F	(1,427,771)	—
Dividend income	1,167,433	—
Investment income (loss), net	$1,281,496	$(3,535,053)

NOTE 10 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:
	As of
	June 30, 2023	December 31, 2022
At cost:
Land and building	$1,878,538	$7,881,202
Furniture, fixtures and equipment	13,360	13,412
Computer equipment	241,842	164,536
Motor vehicles	108,570	108,994
	2,242,310	8,168,144
Less: accumulated depreciation	(508,846)	(808,728)
Property and equipment, net	$1,733,464	$7,359,416

Depreciation expenses for the three months ended June 30, 2023 and 2022 were $114,322 and $95,673, respectively.

Depreciation expenses for the six months ended June 30, 2023 and 2022 were $215,494 and $192,352, respectively.

As of June 30, 2023, the carrying amount of an office premises of $5.46 million was reclassified to asset held for sale as the Company entered a provisional purchase and sale agreement with an independent third party to sale the office premises in October 2023 (see Note 7).

NOTE 11 — BORROWINGS

	As of
	June 30, 2023	December 31, 2022
Mortgage borrowings	$6,255,238	$4,477,254

In September 2022, the Company obtained a mortgage loan from a finance company in Hong Kong, which bears interest at a fixed rate of 10.85% per annum, is repayable in September 2023.

In February 2023, the Company obtained another mortgage loan from another finance company in Hong Kong, which bears an average interest rate at 13.75% per annum, is repayable in February 2024.

As of June 30, 2023, the mortgage loans are secured by the office premises of the Company, located in Hong Kong, with the aggregate carrying amount of $7.0 million (December 31, 2022: $5.7 million), of which $5.5 million (December 31, 2022: nil) is asset held for sale.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 12 — FORWARD SHARE PURCHASE LIABILITY

For the three and six months ended June 30, 2023, subject to the sale of shares by investors and early termination of the Meteora Backshop Agreement, the forward share purchase liability (“FSP liability”) was fully settled and a loss on settlement of $378,895 was recorded in the unaudited condensed consolidated statements of operations and comprehensive loss.

The FSP liability under the Meteora Backstop Agreement is valued by an independent valuer using a Black-Scholes model, which is considered to be Level 3 fair value measurement. The following table present the quantitative information regarding Level 3 fair value measurement of the FSP liability:

Input	December 31, 2022
Share price	$1.54
Risk-free interest rate	4.16%
Volatility	52.19%
Exercise price	$12.34
Term	0.61 years

For the three and six months ended June 30, 2023, the change in fair value of FSP liability was $0 and $82,182, respectively.

NOTE 13 — LEASES

Operating lease right-of-use (“ROU”) asset and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

During the six months ended June 30, 2023, the Company has entered into a commercial operating lease with an independent third party for the use of an office in Hong Kong. The lease has an original term exceeding 1 year, but not more than 3 years with an option to renew a further term of 3 years. The operating lease is included in “Right-of-use asset” on the unaudited condensed consolidated balance sheet and represents the Company’s right to use the underlying asset during the lease term. The Company’s obligation to make lease payments are included in “Lease liabilities” on the unaudited condensed consolidated balance sheet.

Supplemental balance sheet information related to the operating lease was as follows:
June 30, 2023
Operating lease:
Right-of-use asset, net	$12,361,125

Lease liabilities:
Current lease liabilities	1,186,200
Non-current lease liabilities	11,227,185
Total lease liabilities	$12,413,385

Operating lease expense for the three and six months ended June 30, 2023 was $213,550 and $213,550, respectively. There was no operating lease for the three and six months ended June 30, 2022.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 13 — LEASES (cont.)

Other supplemental information about the Company’s operating lease as of June 30, 2023 are as follow:
Weighted average discount rate	6.58%
Weighted average remaining lease term (years)	5.92

Maturities of operating lease liabilities as of June 30, 2023 were as follows:
For the period ending June 30,	Operating lease
2024	$1,934,715
2025	1,934,715
2026	2,039,234
2027	3,188,945
2028	3,188,945
Thereafter	2,923,199
Total future minimum lease payments	15,209,753
Less: imputed interest	(2,796,368)
Present value of operating lease liabilities	$12,413,385

NOTE 14 — WARRANT LIABILITIES

The private warrants are accounted for as liabilities in accordance with ASC 480 and are presented as liabilities on the unaudited condensed consolidated balance sheets. As of June 30, 2023 and December 31, 2022, there were 225,000 private warrants outstanding.

The fair value of the private warrants are valued by an independent valuer using a Binominal pricing model. The warrants were classified as Level 3 due to the use of unobservable inputs.

The key inputs into the Binominal pricing model were as follows at their measurement dates:
Input	June 30, 2023	December 31, 2022
Share price	$1.44	$1.54
Risk-free interest rate	4.51%	4.16%
Volatility	51.83%	52.19%
Exercise price	$11.50	$11.50
Term	4.4 years	4.9 years

As of June 30, 2023 and December 31, 2022, the aggregate value of the private warrants was $2,173 and $4,548, respectively. The changes in fair value for the three and six months ended June 30, 2023 was $1,695 and $2,375, respectively.

NOTE 15 — SHAREHOLDERS’ EQUITY

Ordinary shares

As of June 30, 2023 and December 31, 2022, the Company has authorized share of 200,000,000 ordinary shares with a par value $0.001.

On March 21, 2023, the Company issued 2,173,913 ordinary shares to Apex Twinkle Limited to partially settle the finder fee payable.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — SHAREHOLDERS’ EQUITY (cont.)

On May 22, 2023, the Company issued 946,100 ordinary shares to the directors and officers of the Company under the Share Award Scheme (the “Scheme”) for compensating the contributions of prior services and performance. The shares were approved and granted previously in December 2022.

On June 6, 2023, the holdback shares of 1,665,000 ordinary shares were fully released and issued.

During the six months ended June 30, 2023, pursuant to the Scheme, the Company issued in aggregate of 4,300,000 ordinary shares to certain consultants to compensate the services rendered.

As of June 30, 2023 and December 31, 2022, there were 67,461,998 and 58,376,985 ordinary shares issued and outstanding, respectively.

Public Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as discussed herein. The warrants became exercisable 90 days after the Closing of the Business Combination and will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

Once the warrants become exercisable, the Company may call the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option issued to Maxim Group LLC) for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption,

•        if, and only if, the last sales price of the ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company send the notice of redemption, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption as described above, the management of the Company will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — SHAREHOLDERS’ EQUITY (cont.)

Private Warrants

The private warrants are identical to the public warrants, except that the private warrants and the ordinary shares issuable upon the exercise of the private warrants were not transferable, assignable or salable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The private warrants are accounted as liabilities, remeasured to fair value on a recurring basis, with changes in fair value recorded to the unaudited condensed consolidated statements of operations (see Note 14).

As of June 30, 2023 and December 31, 2022, there were 4,600,000 public warrants and 225,000 private warrants outstanding.

Share Award Scheme

On February 24, 2023, pursuant to the Scheme, the Company registered 11,675,397 ordinary shares to be issued. As of June 30, 2023, the Company issued 5,246,100 ordinary shares under the Scheme.

The fair value of the ordinary shares granted under the scheme is measured based on the closing price of the Company’s ordinary shares as reported by Nasdaq Exchange on the date of grant.

For those vested immediately on the date of grant, the fair value is recognized as share-based compensation expense in the consolidated statements of operations.

For the restricted share units (“RSUs”), the fair value is recognized over the period based on the derived service period (usually the vesting period), on a straight-line basis. The valuations assume no dividends will be paid. The Company has assumed 10% forfeitures.

During the three and six months ended June 30, 2023, the Company recorded $4,604,320 and $8,510,920 share-based compensation expense, respectively which is included in the operating expenses in the unaudited condensed consolidated statements of operations.

As of June 30, 2023, total unrecognized compensation remaining to be recognized in future periods for RSUs totaled $8.5 million. They are expected to be recognized over the weighted average period of 2.2 years.

A summary of the activities for the Company’s RSUs for the three and six months ended June 30, 2023 is as follow:
	As of
	June 30, 2023		December 31, 2022
	Number of RSUs	Weighted Average Grant Price	Number of RSUs	Weighted Average Grant Price
Outstanding, beginning of period/year	5,000,000	$2.47	—	$—
Granted	—	$—	5,000,000	$2.47
Outstanding, end of period/year	5.000.000	$2.47	5,000,000	$2.47

Forgiveness of Amounts Due to the Holding Company

During the three and six months ended June 30, 2023, TAG agreed to forgive the Company $5.6 million and $8.6 million, in aggregate, respectively representing certain amount due to it and treat as additional paid-in capital.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 16 — OPERATING COST AND EXPENSES

Commission Expense

Pursuant to the terms of respective contracts, commission expense represents certain premiums from insurance or investment products paid to agents. Commission rates vary by market due to local practice, competition, and regulations. The Company charged commission expense on a systematic basis that is consistent with the revenue recognition.

During the three months ended June 30, 2023 and 2022, the Company recorded $11,984,437 and $2,480,271 commission expenses, respectively.

During the six months ended June 30, 2023 and 2022, the Company recorded $19,279,929 and $3,181,313 commission expenses, respectively.

Personnel and Benefit Expense

Personnel and benefit expense mainly consisted of salaries and bonus paid and payable to the employees of the Company. During the six months ended June 30, 2023, the Company reversed the annual bonus of $3.8 million that was already accrued for the year ended December 31, 2022.

During the three months ended June 30, 2023 and 2022, the Company recorded $5,302,270 and $3,404,039 personnel and benefit expense, respectively.

During the six months ended June 30, 2023 and 2022, the Company recorded $14,907,460 and $5,409,018 personnel and benefit expense, respectively.

Other General and Administrative Expenses

The Company incurred different types of expenditures under other general and administrative expenses. They primarily consist of depreciation of property and equipment, legal and professional fees and management fee expenses which are allocated for certain corporate office expenses.

During the three months ended June 30, 2023 and 2022, the Company recorded $8,655,884 and $1,173,217 other general and administrative expenses, respectively.

During the six months ended June 30, 2023 and 2022, the Company recorded $14,511,705 and $2,081,618 other general and administrative expenses, respectively.

NOTE 17 — INCOME TAXES

The provision for income taxes consisted of the following:
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Current tax (including over provision of income tax)	$26,368	$40,431	$(280)	$105,354
Deferred tax	—	(354,574)	—	—
Income tax expense (benefit)	$26,368	$(314,143)	$(280)	$105,354

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 17 — INCOME TAXES (cont.)

The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year. During the six months ended June 30, 2023, income tax benefit is primarily attributable to the over provision of income taxes for prior year of $40,151.

The following table sets forth the significant components of the deferred tax liabilities and assets of the Company as of June 30, 2023 and December 31, 2022:
	June 30, 2023	December 31, 2022
Deferred tax liabilities:
– Accelerated depreciation	$45,680	$45,858
	45,680	45,858

Deferred tax assets, net:
Net operating loss carryforwards	7,747,627	5,461,370
Less: valuation allowance	(7,747,627)	(5,461,370)
	—	—
Deferred tax liabilities, net	$45,680	$45,858

As of June 30, 2023 and December 31, 2022, the operations incurred $47.0 million and $33.1 million, respectively of cumulative net operating losses which can be carried forward to offset future taxable income. Net operating loss can be carried forward indefinitely but cannot be carried back to prior years. There are no group relief provisions for losses or transfers of assets under Hong Kong tax regime. Each company within a corporate group is taxed as a separate entity. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes that it is more likely than not that these assets will not be realized in the future. The valuation allowance is reviewed annually.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2023 and December 31, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2023 and 2022 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2023.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 18 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

Currently, the Company has four business segments comprised of the following products and services:
Segments	Scope of Business Activities
Distribution Business	– Facilitating the placement of insurance to our customers, through licensed brokers, in exchange for initial and ongoing commissions received from insurance companies.
Platform Business

–     Providing access to financial products and services to licensed brokers.

–     Providing operational support for the submission and processing of product applications.

–     Providing supporting tools for commission calculations, customer engagement, sales team management, customer conversion, etc.

–     Providing training resources and materials.

–     Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services.

– Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers.
– Solicitation of real estate sales for the developers, in exchange for commissions.
Fintech Business	Managing an ensemble of fintech investments.
Healthcare Business	Managing an ensemble of healthcare-related investments.

The four business segments were determined based primarily on how the chief operating decision maker views and evaluates the operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including market separation and customer specific applications, go-to-market channels, products and services are considered in determining the formation of these operating segments.

The following tables present the summary information by segment for the three and six months ended June 30, 2023 and 2022:
	For the three months ended June 30, 2023
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Revenue
– Interest income	$—	$38,175	$—	$—	$38,175
– Non-interest income	16,005,608	1,327,150	—	—	17,332,758
Total revenue	16,005,608	1,365,325	—	—	17,370,933

Commission expense	11,628,412	356,025	—	—	11,984,437
Depreciation on property and equipment	261	105,892	8,169	—	114,322
Income (loss) from operations	2,734,753	6,785,460	(19,913,347)	—	(10,393,134)
Investment loss, net	—	—	(441,568)	—	(441,568)
Total assets	$18,065,731	$42,202,217	$34,513,786	$520,523	$95,302,257

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 18 — SEGMENT INFORMATION (cont.)

	For the three months ended June 30, 2022
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Revenue, net
– Interest income	$—	$37,871	$—	$—	$37,871
– Non-interest income	2,373,898	1,677,903	1,188	—	4,052,989
Less: inter-segment	—	—	(1,188)	—	(1,188)
Total revenue, net	2,373,898	1,715,774	—	—	4,089,672

Commission expense	1,906,944	573,327	—	—	2,480,271
Depreciation on property and equipment	239	95,342	92	—	95,673
Income (loss) from operations	(1,321,333)	(2,591,456)	404,403	—	(3,508,386)
Investment loss, net	—	—	(5,683,988)	—	(5,683,988)
Total assets	$4,427,863	$52,241,241	$37,746,196	$522,557	$94,937,857
	For the six months ended June 30, 2023
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Revenue
– Interest income	$—	$76,333	$—	$—	$76,333
– Non-interest income	25,693,427	2,674,853	—	—	28,368,280
Total revenue	25,693,427	2,751,186	—	—	28,444,613

Commission expense	18,540,477	739,452	—	—	19,279,929
Depreciation on property and equipment	522	201,514	13,458	—	215,494
Income (loss) from operations	3,187,190	(4,401,856)	(23,762,276)	—	(24,976,942)
Investment income, net	—	—	1,281,496	—	1,281,496
Total assets	$18,065,731	$42,202,217	$34,513,786	$520,523	$95,302,257
	For the six months ended June 30, 2022
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Revenue, net
– Interest income	$—	$99,194	$—	$—	$99,194
– Non-interest income	2,553,829	3,512,972	2,767	—	6,069,568
Less: inter-segment	—	—	(2,767)	—	(2,767)
Total revenue, net	2,553,829	3,612,166	—	—	6,165,995

Commission expense	1,975,138	1,206,175	—	—	3,181,313
Depreciation on property and equipment	372	191,285	695	—	192,352
Loss from operations	(2,768,395)	(2,045,873)	(606,435)	—	(5,420,703)
Investment loss, net	—	—	(3,535,053)	—	(3,535,053)
Total assets	$4,427,863	$52,241,241	$37,746,196	$522,557	$94,937,857

All of the Company’s customers and operations are based in Hong Kong.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 19 — RELATED PARTY BALANCES AND TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by the holding company. Amounts represent advances or amounts paid in satisfaction of liabilities.

Related party balances consisted of the following:
		As of
		June 30, 2023	December 31, 2022
Accounts receivable	(a)	$601,576	$272,546
Amounts due to the holding company	(b)	$4,539,168	$6,289,743

____________

(a)      Accounts receivable due from related parties represented the management service rendered to two individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the holding company.

(b)      Amounts due to the holding company are those nontrade payables arising from transactions between the Company and the holding company, such as advances made by the holding company on behalf of the Company, advances made by the Company on behalf of the holding company, and allocated shared expenses paid by the holding company.

In the ordinary course of business, during the three and six months ended June 30, 2023 and 2022, the Company involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		Three months ended June 30,		Six months ended June 30,
		2023	2022	2023	2022
Asset management service income	(c)	$241,688	$241,325	$480,621	$481,268
Commission expenses	(d)	—	7,183	—	56,017
Office and operating fee charge	(e)	1,742,332	499,161	3,772,045	1,004,307
General and administrative expense allocated	(f)	1,722	272,190	1,722	545,836
Purchase of investment from holding company	(g)	—	6,560,122	—	6,560,122
Purchase of office building from holding company	(h)	—	—	—	5,896,301
Payment of special dividends to holding company	(k)	$—	$—	$—	$47,000,000

____________

(c)      Under the management agreement, the Company shall provide management service to the portfolio assets held by two individual close-ended investment private funds in the Cayman Islands, which is controlled by the holding company, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers.

(d)      Commission fee on insurance brokerage and asset management referral at the predetermined rate based on the service fee.

(e)      Pursuant to the service agreement, the Company agreed to pay the office and administrative expenses to the holding company for the use of office premises, including, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation that were actually incurred by the holding company. Also, the holding company charged back the reimbursement of legal fee and debt collection fee in the ordinary course of business.

(f)      Certain amounts of general and administrative expenses were allocated by the holding company.

(g)      The Company purchased 4,158,963 shares of Investment A from the holding company and the transaction was completed on April 20, 2022 based on the historical cost to the holding company.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 19 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

(h)      The Company purchased an office building from the holding company in January 2022, based on its historical carrying amount.

(i)      On January 18, 2022, TAG Asia Capital Holdings Limited approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of TAG Asia Capital Holdings Limited. The dividends were paid by offsetting the receivable due from holding company and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 20 — CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)     Major customers

For the three and six months ended June 30, 2023, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:
	Three months ended June 30, 2023		Six months ended June 30, 2023		June 30, 2023
Customer	Revenues	Percentage of revenues	Revenues	Percentage of revenues	Accounts receivable
Customer A	$3,849,161	22%	$6,566,059	23%	$—
Customer B	$3,055,295	18%	$4,425,921	16%	$139
Customer C	$1,874,473	11%	$3,105,629	11%	$—
Customer D	$2,029,613	12%	$3,051,903	11%	$49,223

For the three and six months ended June 30, 2022, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s major customers are located in Hong Kong.

(b)    Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable, loans receivable, and notes receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $63,805) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023, cash balance of $3.8 million and fund held in escrow of $27.5 million were maintained at financial institutions in Hong Kong, of which approximately $28.7 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, loans receivable, and notes receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures.

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 20 — CONCENTRATIONS OF RISK (cont.)

credit risk, the Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s third-party customers that represent more than 10% of total combined loans receivable, and their related net loans receivable balance as a percentage of total combined loans receivable, as of June 30, 2023 and December 31, 2022 were as follows:
	As of
	June 30, 2023	December 31, 2022
Customer E	37.3%	37.4%
Customer F	31.6%	31.6%
Customer G	31.1%	31.0%

(c)     Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d)    Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ and Sterling on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

For the three months ended June 30, 2023 and 2022, the Company recorded the foreign exchange gain of $349,539 and exchange loss of $2,126,882, respectively, mainly attributable from the long-term investments which are mostly denominated in Sterling.

For the six months ended June 30, 2023 and 2022, the Company recorded the foreign exchange gain of $905,850 and exchange loss of $2,607,456, respectively, mainly attributable from the long-term investments which are mostly denominated in Sterling.

(e)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 21 — COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As at June 30, 2023, the Company involved with various legal proceedings:-

Action Case:    HCA702/2018 On March 27, 2018, the writ of summons was issued against the Company and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. In February 2023, the Court granted leave for this action be set down for trial of 13 days. The trial will take place from November 25 to December 11, 2024. Legal counsel of the Company will continue to handle this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case:    HCA765/2019 On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1 million). In April 2023, the Court fixed a case management conference with 30 minutes reserved. The conference will be held on November 2, 2023. Legal counsel of the Company will continue to handle this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA2097 and 2098/2020 On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13 million). The Company previously made $0.84 million as contingency loss during the year ended December 31, 2021. In March 2022, parties participated in a mediation but no settlement reached. A case management summons will be held on February 5, 2024. Legal counsel of the Company will continue to handle this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least each fiscal quarter and adjusted to reflect the impacts of negotiations, estimate settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Legal fees are expensed in the period in which they are incurred.

Notes Receivable Agreement — Pursuant to the Agreements, subject to demand, the Company is committed to subscribe the notes of Investment A with an aggregate amount of $1,673,525, in batches, which are payable on or before January 31, 2024. As of June 30, 2023, the remaining committed subscription amount was $1,084,439.

Capital Contribution in Investment F — As of June 30, 2023, the remaining committed capital amount in Investment F was $331,432.

Share-based Compensation — Pursuant to the Scheme, the Company is committed to issue 2,000,000 ordinary shares to a consultant to compensate the services rendered subsequently.

AGBA GROUP HOLDING LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 22 — SUBSEQUENT EVENTS

On July 20, 2023, the Company entered into a purchase and sale agreement with an independent third party to sell one of its office premises for a consideration of $6.15 million. The transaction is expected to be completed in October 2023. As of June 30, 2023, the Company has accounted for the relevant office premises as asset held for sale in the unaudited condensed consolidated balance sheets. For the related disclosure, please refer to Note 7 of these financial statements.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2023, up to August 11, 2023 that the unaudited condensed consolidated financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:      The Board of Directors and Shareholders of
AGBA Group Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of AGBA Group Holding Limited and subsidiaries (collectively the “Company”) as of December 31, 2022, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, the related notes, and financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter — Reverse Recapitalization

As discussed in Note 4, the Company entered into a reverse recapitalization transaction whereby the Company merged with TAG International Limited (formerly known as OnePlatform Holdings Limited) and Subsidiaries, and TAG Asia Capital Holdings Limited and Subsidiaries (“TIL&TAG”). As the basis of the presentation of the consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended that necessitate the application of retrospective adjustments reflecting the transaction to the first period presented, our audit included performing audit procedures on the adjustments. We believe our procedure provide evidence for us to conclude that management has properly applied the adjustments. We were not engaged to audit the combined financial statements of TIL&TAG as of December 31, 2021 for the year then ended; the combined financial statements of TIL&TAG were audited by another registered public accounting firm, and that registered public accounting firm expressed an unqualified opinion with an explanatory paragraph indicating that there was substantial doubt that TIL&TAG would continue as going concern.

Emphasis of Matter — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has incurred substantial net loss and had net cash outflows from operating activities during the year ended December 31, 2022 and reported accumulated deficit as at December 31, 2022. These circumstances give rise to substantial doubt that the Company will continue as a going concern. Management’s plans in regards to these matters are also described in Note 3 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this doubt and uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.
San Mateo, California
April 3, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors and of
AGBA Group Holding Limited

Opinion on the Financial Statements

We have audited, before the effects of the reverse recapitalization described in Note 4, the accompanying consolidated balance sheet of AGBA Group Holding Limited (previously the combined balance sheet of OnePlatform Holdings Limited and Subsidiaries and TAG Asia Capital Holdings Limited and Subsidiaries) (the “Company”) as of December 31, 2021, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and the related notes (collectively referred to as the “2021 financial statements”) (the combined financial statements before the effects of the reverse recapitalization as described in Note 4 are not presented herein). In our opinion, the 2021 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review or apply any procedures to the adjustments to retroactively apply the effects of the reverse recapitalization described in Note 4, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by another registered public accounting firm.

Explanatory Paragraph — Going Concern

The accompanying 2021 financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the 2021 financial statements, the Company does not have sufficient working capital at December 31, 2021, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 3. The 2021 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These 2021 financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s 2021 financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 2021 financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the 2021 financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the 2021 financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the 2021 financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor from 2021 through 2022.

New York, NY
May 16, 2022

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
CONSOLIDATED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$6,449,876	$38,595,610
Restricted cash	44,844,196	34,485,797
Accounts receivable, net	2,822,162	908,727
Accounts receivable, net, related parties	272,546	238,892
Loans receivables, net	517,479	123,611
Earnest deposit, the shareholder	—	7,182,131
Consideration receivable	—	1,861,348
Income tax recoverable	260,120	—
Deposit, prepayments, and other receivables	589,786	383,399
Total current assets	55,756,165	83,779,515

Non-current assets:
Loans receivables, net	1,072,392	3,785,314
Property and equipment, net	7,359,416	1,653,458
Long-term investments, net	37,033,360	33,292,013
Total non-current assets	45,465,168	38,730,785

TOTAL ASSETS	$101,221,333	$122,510,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,274,429	$3,850,015
Escrow liabilities	29,487,616	34,485,797
Borrowings	4,477,254	—
Amount due to shareholder	6,289,743	—
Forward share purchase liability	13,491,606	—
Income tax payable and provision	23,000,000	23,028,916
Total current liabilities	97,020,648	61,364,728

Long-term liabilities:
Warrant liabilities	4,548	—
Deferred tax liabilities	45,858	—
Total long-term liabilities	50,406	—

TOTAL LIABILITIES	97,071,054	61,364,728

Commitments and contingencies (Note 21)	—	—

Shareholders’ equity:
Ordinary shares, $0.001 par value; 200,000,000 shares authorized, 58,376,985 and 53,835,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively(1)	58,377	53,835
Ordinary shares to be issued	1,665	1,665
Additional paid-in capital	43,870,308	38,706,226
Receivable from the shareholder	—	(29,562,195)
Accumulated other comprehensive loss	(384,938)	(179,461)
(Accumulated deficit) retained earnings	(39,395,133)	52,125,502
Total shareholders’ equity	4,150,279	61,145,572

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$101,221,333	$122,510,300

____________

(1)      Retroactively restated for the reverse recapitalization as described in Note 4.

See accompanying notes to the consolidated financial statements.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2022	2021
Revenues:
Interest income:
Loans	$176,175	$961,522
Total interest income	176,175	961,522
Non-interest income:
Commissions	26,561,691	5,168,233
Recurring service fees	3,372,449	4,391,773
Total non-interest income	29,934,140	9,560,006
Total revenues from others	30,110,315	10,521,528

Non-interest income:
Recurring service fees	969,912	947,075
Total revenues from related parties	969,912	947,075
Total revenues	31,080,227	11,468,603

Operating cost and expenses:
Interest expense	(140,644)	(484,020)
Commission expense	(18,823,458)	(3,866,251)
Sales and marketing expense	(11,141,672)	(205,543)
Technology expense	(1,209,035)	(414,230)
Personnel and benefit expense	(21,928,504)	(9,152,522)
Other general and administrative expenses	(6,188,011)	(5,793,160)
Total operating cost and expenses	(59,431,324)	(19,915,726)

Loss from operations	(28,351,097)	(8,447,123)

Other income (expense):
Bank interest income	99,132	47,737
Interest income, related party	—	203,632
Foreign exchange loss, net	(2,643,261)	(915,062)
Loss on equity method investment	—	(1,596,555)
Investment (loss) income, net	(8,937,431)	130,255,232
Change in fair value of warrant liabilities	8,952	—
Change in fair value of forward share purchase liability	(5,392,293)	—
Rental income	315,233	—
Sundry income	504,735	421,107
Total other (expense) income, net	(16,044,933)	128,416,091

(Loss) income before income taxes	(44,396,030)	119,968,968

Income tax expense	(124,605)	(23,505,445)

NET (LOSS) INCOME	$(44,520,635)	$96,463,523

Other comprehensive loss:
Foreign currency translation adjustment	(205,477)	(393,601)

COMPREHENSIVE (LOSS) INCOME	$(44,726,112)	$96,069,922

Weighted average number of ordinary shares outstanding(1)
– Basic	56,084,858	55,500,000
– Diluted	56,084,858	55,500,000

Net (loss) income per ordinary share(1)
– Basic	$(0.79)	$1.74
– Diluted	$(0.79)	$1.74

____________

(1)      Retroactively restated for the reverse recapitalization as described in Note 4.

See accompanying notes to the consolidated financial statements.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Ordinary shares to be issued		Additional paid-in capital	Receivable from the shareholder	Accumulated other comprehensive (loss) income	(Accumulated deficit) retained earnings	Total shareholders’ equity
	No. of share	Amount	No. of share	Amount
Balance as of January 1, 2021	53,835,000	$53,835	1,665,000	$1,665	$38,706,226	$—	$214,140	$(44,338,021)	$(5,362,155)

Advances to the shareholder	—	—	—	—	—	(29,562,195)	—	—	(29,562,195)
Net income for the year	—	—	—	—	—	—	—	96,463,523	96,463,523
Foreign currency translation adjustment	—	—	—	—	—	—	(393,601)	—	(393,601)

Balance as of December 31, 2021	53,835,000	$53,835	1,665,000	$1,665	$38,706,226	$(29,562,195)	$(179,461)	$52,125,502	$61,145,572

Automatic conversion of public and private rights into ordinary shares (Note 14)	482,500	483	—	—	(483)	—	—	—	—
Issuance of ordinary shares to settle payables (Note 14)	792,334	792	—	—	7,202,278	—	—	—	7,203,070
Issuance of ordinary shares to settle finder fee (Note 14)	555,000	555	—	—	(555)	—	—	—	—
Transaction costs in related to Business Combination (Note 14)	—	—	—	—	(8,308,754)	—	—	—	(8,308,754)
Shares and warrants from reverse recapitalization with AGBA Acquisition Limited, net of redemption (Note 4)	2,712,151	2,712	—	—	6,282,184	—	—	—	6,284,896
Special dividend to the shareholder	—	—	—	—	—	29,562,195	—	(47,000,000)	(17,437,805)
Share-based compensation (Note 15)	—	—	—	—	2,088,725	—	—	—	2,088,725
Initial measurement of forward share purchase liability	—	—	—	—	(8,099,313)	—		—	(8,099,313)
Forgiveness of amount due to shareholder	—	—	—	—	6,000,000	—	—	—	6,000,000
Net loss for the year	—	—	—	—	—	—	—	(44,520,635)	(44,520,635)
Foreign currency translation adjustment	—	—	—	—	—	—	(205,477)	—	(205,477)

Balance as of December 31, 2022	58,376,985	$58,377	1,665,000	$1,665	$43,870,308	$—	$(384,938)	$(39,395,133)	$4,150,279

See accompanying notes to the consolidated financial statements.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(44,520,635)	$96,463,523
Adjustments to reconcile net (loss) income to net cash used in operating activities
Share-based compensation expense	2,088,725	—
Depreciation of property and equipment	392,873	45,383
Loss on disposal of property and equipment	—	73
Accreted interest	—	(203,632)
Provision for legal contingency loss	—	836,308
Foreign exchange loss, net	2,643,261	184,747
Investment loss (income), net	8,937,431	(130,255,232)
Loss on equity method investment	—	1,596,555
Change in fair value of warrant liabilities	(8,952)	—
Change in fair value of forward share purchase liability	5,392,293	—

Change in operating assets and liabilities:
Accounts receivable	(1,947,089)	1,735,113
Loans receivable	2,319,054	16,728,359
Deposits, prepayments, and other receivables	(198,512)	(1,979,015)
Accounts payable and accrued liabilities	10,877,792	(432,770)
Escrow liabilities	(4,998,181)	(9,800,663)
Income tax payable	(282,459)	22,927,192
Net cash used in operating activities	(19,304,399)	(2,154,059)

Cash flows from investing activities:
Proceeds from sale of investments	1,853,473	186,820,950
Payment of earnest deposit, the shareholder	—	(7,182,131)
Addition in long-term investments, related party	(16,228,690)	(523,269)
Addition in long-term investments	—	(2,904,522)
Proceeds from redemption of corporate bonds, related party	—	1,286,628
Dividend received from long-term investments	1,154,749	—
Purchase of property and equipment	(968,367)	(3,603)
Net cash (used in) provided by investing activities	(14,188,835)	177,494,053

Cash flows from financing activities:
Advances from (repayment to) the shareholder	9,752,275	(163,798,115)
Proceeds from borrowings	4,464,391	—
Dividend paid to the shareholder	(17,437,805)	—
Cash proceeds from reverse recapitalization, net of redemption	15,356,580	—
Repayment of bank borrowings	—	(73,591)
Net cash provided by (used in) financing activities	12,135,441	(163,871,706)

Effect on exchange rate change on cash, cash equivalents and restricted cash	(429,542)	(155,154)

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2022	2021
Net change in cash, cash equivalent and restricted cash	(21,787,335)	11,313,134

BEGINNING OF YEAR	73,081,407	61,768,273

END OF YEAR	$51,294,072	$73,081,407

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash received from income tax recoverable	$125,353	$—
Cash paid for income taxes	$531,592	$—
Cash paid for interest	$140,644	$1,200

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$6,449,876	$38,595,610
Restricted cash	44,844,196	34,485,797

Total cash, cash equivalents and restricted cash	$51,294,072	$73,081,407

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment, through earnest deposit	$7,182,131	$—
Special dividend to the shareholder offset with amount due from the shareholder	$29,562,195	$—
Issuance of ordinary shares to settle payables	$7,203,070	$—
Transaction costs in related to Business Combination	$8,308,754	—
Forgiveness of amount due to shareholder	$6,000,000	$—
Liability assumed related to forward share purchase agreement	$13,491,606	$—

See accompanying notes to the consolidated financial statements.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION

AGBA Group Holding Limited (“AGBA” or the “Company”) (formerly known as AGBA Acquisition Limited), is incorporated on October 8, 2018 in British Virgin Islands. On November 14, 2022, the Company changed its name from “AGBA Acquisition Limited” to “AGBA Group Holding Limited”. The Company, through its subsidiaries, is operating a wealth and health platform, offering a wide range of financial service and products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, lending, and real estate in overseas. AGBA is also engaged in financial technology business and financial investments, managing an ensemble of fintech investments and healthcare investment and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing.

On November 14, 2022 (“Closing Date”), AGBA, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited (“TAG”) completed the business combination transaction and AGBA became the 100% beneficial owner of all of the issued and outstanding shares and other equity interest of TAG International Limited and TAG Asia Capital Holdings Limited. The transaction was accounted for as a “reverse recapitalization” and AGBA was treated as the “acquired” company for accounting purposes (see Note 4).

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

The accompanying consolidated financial statements reflect the activities of AGBA and each of the subsidiaries as of December 31, 2022 and 2021:

Name	Background	Ownership
TAG International Limited (“TIL”)	• British Virgin Islands company • Incorporated on October 25, 2021 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by AGBA
TAG Asset Partners Limited (“TAP”)	• British Virgin Islands company • Incorporated on October 25, 2021 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by TIL
OnePlatform International Limited (“OIL”) (amalgamated with OnePlatform Holdings Limited on August 11, 2022)	• Hong Kong company • Incorporated on November 2, 2021 • Issued and outstanding 100 ordinary shares for HK$100 ($13) • Investment holding	100% owned by TAP
TAG Asia Capital Holdings Limited (“TAC”) (formerly known as Convoy Capital Holdings Limited)	• British Virgin Islands company • Incorporated on October 26, 2015 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by AGBA

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

Name	Background	Ownership
OnePlatform Wealth Management Limited (“OWM”) (formerly known as GET Mdream Wealth Management Limited)

•   Hong Kong company

•   Incorporated on February 5, 2003

•   Issued and outstanding 240,764,705 ordinary shares for HK$120,851,790 ($15,493,819)

•   Provision of insurance and mandatory provident fund schemes brokerage services

99.89% owned by OIL
OnePlatform International Property Limited (“OIP”) (formerly known as Convoy International Property Consulting Limited)	• Hong Kong company • Incorporated on May 21, 2014 • Issued and outstanding 30,001,200 ordinary shares for HK$30,001,200 ($3,846,308) • Provision of overseas real estate brokerage services	100% owned by OIL
OnePlatform Asset Management Limited (“OAM”) (formerly known as Convoy Asset Management Limited)

•   Hong Kong company

•   Incorporated on November 24, 1999

•   Issued and outstanding 264,160,000 ordinary shares for HK$272,000,000 ($34,871,795)

•   Licensed by the Securities and Futures Commission of Hong Kong

•   Provision of investment advisory, funds dealing, introducing broker, and asset management services

100% owned by OIL
Kerberos (Nominee) Limited (“KNL”)	• Hong Kong company • Incorporated on April 20, 2007 • Issued and outstanding 1 ordinary share for HK$1 • Registered under The Hong Kong Trustee Ordinance • Provision of escrow services	100% owned by OAM
Maxthree Limited (“Maxthree”)	• British Virgin Islands company • Incorporated on April 12, 2006 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by OIL
OnePlatform Credit Limited (formerly known as Artley Finance (HK) Limited) (“OCL”)

•   Hong Kong company

•   Incorporated on August 6, 1982

•   Issued and outstanding 169,107,379 ordinary shares for HK$169,107,379 ($21,680,433)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by Maxthree
Hong Kong Credit Corporation Limited (“HKCC”)

•   Hong Kong company

•   Incorporated on March 16, 1982

•   Issued and outstanding 139,007,381 ordinary shares for HK$139,007,381 ($17,821,459)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by OCL

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

Name	Background	Ownership
Trendy Reach Holdings Limited (“TRHL”)	• British Virgin Islands company • Incorporated on October 5, 2015 • Issued and outstanding 1 ordinary share at HK$1 • Investment holding	100% owned by Maxthree
Profit Vision Limited (“PVL”)	• Hong Kong company • Incorporated on October 9, 2015 • Issued and outstanding 1 ordinary shares for HK$1 • Property investment holding	100% owned by TRHL
TAG Technologies Limited (“TAGTL”) (formerly known as Convoy Technologies Limited)	• British Virgin Islands company • Incorporated on October 23, 2015 • Issued and outstanding 1 ordinary share at $1 par value • Investment in financial technology business	100% owned by TAC
AGBA Group Limited (formerly known as Tandem Money Hong Kong Limited) (“AGL”)	• Hong Kong company • Incorporated on November 28, 2019 • Issued and outstanding 10,000 ordinary shares for HK$10,000 ($1,282) • Operating as cost center for the Company	100% owned by TAGTL
Tandem Fintech Limited (“TFL”) (formerly known as Hit Fintech Solutions Limited)	• Hong Kong company • Incorporated on October 6, 2017 • Issued and outstanding 9,000,000 ordinary shares for HK$9,000,000 ($1,153,846) • Operating an online insurance comparison platform	100% owned by TAC
AGBA Innovation Limited (“AGBA Innovation”) (formerly known as OnePlatform FinBiz Solutions Limited)	• Hong Kong company • Incorporated on February 26, 2016 • Issued and outstanding 1 ordinary share for HK$1 • No operations since inception	100% owned by OIL
FinLiving Limited	• Hong Kong company • Incorporated on September 14, 2021 • Issued and outstanding 100 ordinary share for HK$100 ($13) • No operations since inception	100% owned by AGBA Innovation

AGBA and its subsidiaries are hereinafter referred to as (the “Company”).

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•        Basis of Presentation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP (the “Reverse Recapitalization”). Under this method of accounting, AGBA is treated as the “acquired” company and both of TIL and TAC are treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of TIL and TAC issuing stock for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA are stated at historical cost, with no goodwill or other intangible assets recorded. Both of TIL and TAC were determined to be the accounting acquirer based on the following predominant factors:

•        TIL and TAC’s shareholders have a majority of voting rights in the Company;

•        the Board and senior management are primarily composed of individuals associated with TIL and TAC;

•        the operations of TIL and TAC comprise the ongoing operations of the Company.

The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of TIL and TAC. On the Closing Date, and subject to the terms and conditions of the Business Combination Agreement, AGBA became, through an acquisition merger, 100% owner of the issued and outstanding shares of each TIL and TAC, in exchange for 55,500,000 AGBA Shares. The shares and corresponding capital amounts and losses per share, prior to the Business Combination, have been retroactively restated in the consolidated financial statements.

•        Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of AGBA and its subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intercompany transactions and balances between AGBA and its subsidiaries are eliminated upon consolidation.

•        Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, share-based compensation, warrant liabilities, forward share purchase liability, provision for contingent liabilities, revenue recognition, income tax provision, deferred taxes and uncertain tax position, and allocation of expenses from the shareholder.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•        Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is US$ and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in shareholders’ equity.

Translation of amounts from HK$ into US$ has been made at the following exchange rates for the years ended December 31, 2022 and 2021:
	December 31, 2022	December 31, 2021
Year-end HK$:US$ exchange rate	0.1281	0.1283
Annual average HK$:US$ exchange rate	0.1277	0.1287

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

•        Restricted Cash

Restricted cash consist of funds held in escrow accounts reflecting (i) the restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the Company’s customers and (ii) the full obligation to an investor in connection with the Meteora Backstop Agreement (see Note 4).

The Company restricts the use of the assets underlying the funds held in escrow to meet with regulatory or contractual requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under current liabilities.

•        Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. Credit terms with the products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance or direct written-off after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

•        Loans Receivable, net

Loans receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loans receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•        Allowance for Loan Losses (“ALL”)

The adequacy of the Company’s ALL is determined, in accordance with ASC Topic 450-20 Loss Contingencies includes management’s review of the Company’s loan portfolio, including the identification and review of individual problem situations that may affect a borrower’s ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management’s evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

•        Long-Term Investments, net

The Company invests in debt securities, equity securities with readily determinable fair values, equity securities that do not have readily determinable fair values, and equity method investments.

Investment in debt securities consist of corporate bonds issued by the Company’s shareholder. Debt securities are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings.

Equity securities that do not have readily determinable fair values mainly consist of investments in privately-held companies. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Investments in an entity in which the ownership is greater than 20% but less than 50%, or where other facts and circumstances indicate that the Company has the ability to exercise significant influence over the operating and financing policies of an entity, are accounted for using the equity method in accordance with ASC Topic 323: Investments — Equity Method and Joint Ventures. Equity method investments are recorded initially at cost and adjusted subsequently to recognize the share of the earnings, losses or other changes in capital of the investee entity after the date of acquisition. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:
Expected useful life
Land and building	Shorter of 50 years or lease term
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•        Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the years ended December 31, 2022 and 2021.

•        Accounts Payable

Accounts payable represent commission payable to the Company’s financial advisors for the sale of investment funds, investment products, or insurance products. The carrying amount approximates fair value because of the short-term maturity.

•        Borrowings

Borrowings are initially recognized at fair value and repayable in the next twelve months. Subsequently, they are measured at amortized cost. Interest expense is recognized on a fixed interest rate on the consolidated statements of operations.

•        Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations. The Company accounts for its Public Warrants as equity and the Private Warrants as liabilities.

•        Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:    Identify the contract(s) with a customer.

Step 2:    Identify the performance obligations in the contract.

Step 3:    Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4:    Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5:    Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Commissions

The Company earns commissions from the sale of investment products to customers. The Company enters into commission agreements with customers which specify the key terms and conditions of the arrangement. Commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns a commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the commission price. Therefore, commissions are recorded at point in time when the investment product is purchased.

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insured and is compensated in the form of commission from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring Service Fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest Income

The Company offers money lending services from loan origination in form of mortgage and personal loans. Interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the consolidated statement of operations. The Company does not charge prepayment penalties from its customers. Interest

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the nature of the revenue. The following table presents the revenue streams by segments, with the presentation of revenue categories presented on the consolidated statements of operations for the years, as indicated:
	For the year ended December 31, 2022
	Distribution Business	Platform Business
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service	Total
Interest income:
Loans	$—	$—	$176,175	$—	$176,175

Non-interest income:
Commissions	24,610,309	1,764,310	—	187,072	26,561,691
Recurring service fees	—	4,342,361	—	—	4,342,361
	$24,610,309	$6,106,671	$176,175	$187,072	$31,080,227
	For the year ended December 30, 2021
	Distribution Business	Platform Business
	Insurance brokerage service	Asset management service	Money lending service	Real estate agency service	Total
Interest income:
Loans	$—	$—	$961,522	$—	$961,522

Non-interest income:
Commissions	929,555	4,081,590	—	157,088	5,168,233
Recurring service fees	—	5,338,848	—	—	5,338,848
	$929,555	$9,420,438	$961,522	$157,088	$11,468,603

•        Rental Income

Rental income represents monthly rental received from the Company’s tenants. The Company recognizes rental income on a straight-line basis over the lease term in accordance with the lease agreement.

•        Cost Allocation

Cost allocation includes allocation of certain general and administrative, sales and marketing expenses and other operating costs paid by the shareholder. General and administrative expenses consist primarily of payroll and related expenses of senior management and the Company’s employees, shared management expenses, including accounting, consulting, legal support services, rent, and other expenses to provide operating support to the related businesses. Allocated sales and marketing expense was mainly marketing expenses. These allocations are made using a proportional cost allocation method by considering the proportion of revenues, headcounts as well as estimates of time spent on the provision of services attributable to the Company.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Sales and marketing

Sales and marketing expenses include the costs of advertising, promotions, seminars, and other programs. In accordance with ASC Topic 720-35, Advertising Costs, advertising costs are expensed as incurred.

•        Comprehensive (Loss) Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive (loss) income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive (loss) income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive (loss) income is not included in the computation of income tax expense or benefit.

•        Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•        Share-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of ASC Topic 718, Stock Compensation. The Company grants share awards, including ordinary shares and restricted share units, to eligible participants. Share-based compensation expense for share awards is measured at fair value on the grant date. The fair value of restricted stock with either solely a service requirement or with the combination of service and performance requirements is based on the closing fair market value of the ordinary shares on the date of grant. Share-based compensation expense is recognized over the awards requisite service period. For awards with graded vesting that are subject only to a service condition, the expense is recognized on a straight-line basis over the service period for the entire award.

•        Net (Loss) Income Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net (loss) income divided by the weighted average ordinary share outstanding for the year. Diluted EPS presents the dilutive

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

•        Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has the following operating segments:
Segments	Scope of Service	Business Activities
Distribution Business	Insurance Brokerage Service

–  Facilitating the placement of insurance, investment, real estate and other financial products and services to our customers, through licensed brokers, in exchange for initial and ongoing commissions received from product providers, including insurance companies, fund houses and other product specialists

Platform Business	Asset Management Service	– Providing access to financial products and services to licensed brokers.
– Providing operational support for the submission and processing of product applications.
– Providing supporting tools for commission calculations, customer engagement, sales team management, customer conversion, etc.
– Providing training resources and materials.
– Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
	Money Lending Service	– Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers
	Real Estate Agency Service	– Solicitation of real estate sales for the developers, in exchange for commissions
Fintech Business	Investment holding	– Managing an ensemble of fintech investments
Healthcare Business	Investment holding	– Managing an ensemble of healthcare-related investments

All of the Company’s revenues were generated in Hong Kong.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Related Parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825 – 10 – 15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operations are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•        Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1:    Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2:    Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3:    Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, consideration receivable, deposits, prepayments and other receivables, accounts payable and accrued liabilities, escrow liabilities, amount due to shareholder and borrowings approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of loans receivable approximates the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing.

The following table presents information about the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable equity securities	$2,443,593	$2,443,593	$—	$—
Non-marketable equity securities	$34,589,767	$—	$—	$34,589,767

Liabilities:
Forward share purchase liability	$13,491,606	$—	$—	$13,491,606
Warrant liabilities	$4,548	$—	$—	$4,548

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Description	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable equity securities	$7,795,479	$7,795,479	$—	$—
Non-marketable equity securities	$25,496,534	$—	$—	$25,496,534

Fair value estimates are made at a specific point in time based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•        Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2022, the FASB issued Accounting Standards Update (ASU) No. 2022-03 Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. This guidance is effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. The Company has assessed ASU 2022-03 and early adopted the guidance during the second quarter of 2022. The adoption did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyses financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects the adoption will have on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and cash flows.

NOTE 3 — LIQUIDITY AND GOING CONCERN CONSIDERATION

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the year ended December 31, 2022, the Company reported $44.5 million net loss and $19.3 million net cash outflows from operating activities. As of December 31, 2022, the Company had an accumulated losses of $39.4 million and cash and cash equivalents of $6.4 million.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — LIQUIDITY AND GOING CONCERN CONSIDERATION (cont.)

The ability to continue as a going concern is dependent on the Company’s ability to successfully implement various plans. The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings and continue to pursue fundraising in the next twelve months. Although there is no assurance that, if needed, the Company will be successful with its fundraising initiatives, the Company believes that the business combination transaction significantly increases its ability to access the capital going forward. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Without realization of additional capital, there is substantial doubt about the Company can continue as a going concern. However, the Company has obtained adequate and continuing financial support from its major shareholder to meet its debts as they fall due and sustain the operation through the next 12 months from the date that these consolidated financial statements were made available to issue.

NOTE 4 — REVERSE RECAPITALIZATION WITH AGBA ACQUISITION LIMITED

On the Closing Date, pursuant to the Business Combination Agreement, the following share transactions were completed:

•        4,825,000 public and private rights were automatically converted to 482,500 ordinary shares of AGBA.

•        792,334 ordinary shares of AGBA were issued to settle the outstanding payables.

•        555,000 ordinary shares of AGBA were issued to Apex Twinkle Limited as the finder fee in connection with the Business Combination.

•        53,835,000 ordinary shares of AGBA were issued to TAG as consideration for the Business Combination and 1,665,000 ordinary shares, representing as 3% holdback shares for indemnification purpose were reserved. All the holdback shares will be released to TAG in six months following the Closing.

Immediately after giving effect to the Business Combination, AGBA has 58,376,985 ordinary shares issued and outstanding, and 4,825,000 warrants outstanding. TAG became a major shareholder of the Company.

Preceding to the Closing, on November 9, 2022, AGBA entered into the Forward Share Purchase Agreement (the “Meteora Backstop Agreement”) with Meteora Special Opportunity Fund I, L.P., a Delaware limited partnership, Meteora Select Trading Opportunities Master, L.P., a Cayman Islands limited partnership, and Meteora Capital Partners, L.P., a Delaware limited partnership (collectively “Meteora”). Pursuant to the Meteora Backstop Agreement, Meteora has agreed to purchase up to 2,500,000 AGBA ordinary shares in the open market at prices no higher than the redemption price, including from other AGBA shareholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of AGBA’s redemption offer. AGBA has agreed to purchase those shares from Meteora on a forward basis, up to the lessor of (i) that number of AGBA shares then held by Meteora, and (ii) the difference of (x) the number of shares held by Meteora at Closing (which shall be no more than 2,500,000 Ordinary Shares in the aggregate) minus (y) that number of shares equal to (I) the product of (A) $0.12, multiplied by (B) the number of shares held by the Meteora at Closing (such product, the “Commitment Share Value”), divided by (II) the value weighted average price for the preceding 30 trading days ending on the day that is 30 days following the Closing (the number of shares derived in (y), the “Commitment Shares”, and the lesser of (1) and (2), the “Puttable Shares”), unless otherwise agreed to in writing by all parties, at a price per Share equal to the sum of (i) the redemption price as contemplated by the Definitive Proxy Statement (the “Redemption Price”), plus (ii) $0.45 (the sum of (i) and (ii), the “Base Price”), plus (iii) the result of (X) the Base Price, multiplied by (Y) the number of Commitment Shares, divided by (Z) the number of Puttable Shares (such sum of (i), (ii) and (iii), the “Shares Purchase Price”); provided that the Shares Purchase Price will be reduced by $0.15 for the first full calendar quarter after

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 4 — REVERSE RECAPITALIZATION WITH AGBA ACQUISITION LIMITED (cont.)

90 days following the Closing sooner than the Put Date that the Put occurs if the Put does so occur, plus an additional reduction of $0.10 if the Put occurs before 90 days following the Closing. The purchase price payable by AGBA will be escrowed in the amount of the redemption price per share. At the election of AGBA, $0.45 of the Shares Purchase Price can be paid using Ordinary Shares rather than cash. The Meteora Backstop Agreement matures nine months after the closing of the Business Combination.

The transaction was accounted for as a “reverse recapitalization” in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) because the primary assets of AGBA would be nominal following the close of the Business Combination. Under this method of accounting, AGBA was treated as the “acquired” company for financial reporting purposes and both of TIL and TAC were determined to be the accounting acquirer based on the terms of the Business Combination and other factors including: (i) TIL and TAC’s shareholders have a majority of the voting power of the combined company, (ii) TIL and TAC comprises a majority of the governing body of the combined company, and TIL and TAC’s senior management comprises all of the senior management of the combined company, and (iii) TIL and TAC comprises all of the ongoing operations of the combined entity. Accordingly, for accounting purposes, this transaction was treated as the equivalent of the Company issuing shares for the net assets of AGBA, accompanied by a recapitalization. The shares and net loss per ordinary share, prior to the Reverse Recapitalization, have been retroactively restated. The net assets of AGBA were recorded at historical carrying amount, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of TIL and TAC.

NOTE 5 — RESTRICTED CASH

As of December 31, 2022, the Company had $44.8 million of restricted cash, of which (i) $29.5 million (2021: $34.5 million) was held in certain bank accounts on behalf of the Company’s customers and (ii) $15.3 million (2021: Nil) was held in an escrow account in connection with the Meteora Backstop Agreement.

For the funds held on behalf of the customers, the Company is acted as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio. Upon receiving escrow funds, the Company records a corresponding escrow liability.

Pursuant to the Meteora Backstop Agreement, the fund held in the escrow account for the forward share purchase is restricted to the Company for the nine months following the consummation of the Business Combination, unless Meteora sells the shares in the market or redeems the shares in nine months after the closing of the Business Combination. Notwithstanding the sale of shares by Meteora, the restricted cash will be used to settle any of the Company’s repurchase obligations.

NOTE 6 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December,
	2022	2021
Accounts receivable	$2,916,609	$1,003,303
Accounts receivable – related parties	272,546	238,892
Less: allowance for doubtful accounts	(94,447)	(94,576)
Accounts receivable, net	$3,094,708	$1,147,619

The accounts receivable due from related parties represented the management service rendered to the portfolio assets of related companies, which are controlled by the shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers. The amount is unsecured, interest-free and with a credit term mutually agreed.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 — ACCOUNTS RECEIVABLE, NET (cont.)

The following table presents the activity in the allowance for doubtful accounts:

	As of December 31,
	2022	2021
Balance at beginning of year	$94,576	$95,121
Foreign translation adjustment	(129)	(545)
Balance at end of year	$94,447	$94,576

For the years ended December 31, 2022 and 2021, the Company had no provision for the allowance of doubtful accounts. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At December 31, 2022 and 2021, no outstanding accounts are 90 days or more past due.

NOTE 7 — LOANS RECEIVABLES, NET

The Company’s loan portfolio was as follows:

	As of December 31,
	2022	2021
Mortgage loans	$1,589,871	$3,908,925
Personal loans to affiliates, unsecured	—	76,799
Total loans	1,589,871	3,985,724
Less: allowance for loan losses	—	(76,799)
Loans receivables, net	$1,589,871	$3,908,925

Reclassifying as:
Current portion	$517,479	$123,611
Non-current portion	1,072,392	3,785,314
Loans receivables, net	$1,589,871	$3,908,925

The interest rates on loans issued ranged between 9.00% and 10.00% (2021: 6.25% to 10.00%) per annum for the year ended December 31, 2022. Mortgage loans are secured by collateral in the pledge of the underlying real estate properties owned by the borrowers.

Mortgage loans are made to either business or individual customers in Hong Kong for a period of 3 to 25 years.

The following table presents the activity in the allowance for loan losses for the fiscal years:

	As of December 31,
	2022	2021
Balance at beginning of year	$76,799	$88,436
Written-off	(76,799)	(11,637)
Balance at end of year	$—	$76,799

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — LOANS RECEIVABLES, NET (cont.)

For the years ended December 31, 2022 and 2021, the Company had no provision for the allowance of loan losses.

Allowance for loan losses is estimated on a bi-annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

Age Analysis of Loans by Class

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Interest and fees continue to accrue on past due loans until the date the loan is placed in nonaccrual status, if applicable. The following table includes an aging analysis of loans as of the dates indicated. Also included in the table below are loans that are 90 days or more past due as to interest and principal and still accruing interest, because they are well-secured and in the process of collection.

	As of December 31,
	2022	2021
Within credit term	$1,589,871	$3,908,925
Past due:
30 – 59 days	—	—
60 – 89 days	—	—
90 or more days due and still accruing interest	—	—
Nonaccrual	—	—
Total loans	$1,589,871	$3,908,925

Loan Maturity By Class

The following table presents the maturities of loan balances for the years presented:

	As of December 31,
Maturities	2022	2021
Within 1 year	$517,479	$123,611
1 – 5 years	76,040	1,160,591
5 – 10 years	149,342	939,081
More than 10 years	847,010	1,685,642
Total loans	$1,589,871	$3,908,925

Interest on loans receivable is accrued and credited to income as earned. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

Credit Quality Information

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. The Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — LOANS RECEIVABLES, NET (cont.)

The Company’s internally assigned risk grades are as follows:

Pass:    Loans are of acceptable risk.

Other Assets Especially Mentioned (OAEM):    Loans have potential weaknesses that deserve management’s close attention.

Substandard:    Loans reflect significant deficiencies due to several adverse trends of a financial, economic or managerial nature.

Doubtful:    Loans have all the weaknesses inherent in a substandard loan with added characteristics that make collection or liquidation in full based on currently existing facts, conditions and values highly questionable or improbable.

Loss:    Loans have been identified for charge-off because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.

The following table presents credit quality exposures by internally assigned risk ratings as of the dates indicated:

	As of December 31,
Credit grades	2022	2021
Pass	$1,589,871	$3,908,925
OAEM	—	—
Substandard	—	—
Doubtful	—	—
Loss	—	—
Total loans	$1,589,871	$3,908,925

NOTE 8 — EARNEST DEPOSIT

During the year ended December 31, 2022, the Company made a refundable earnest deposit of $7.84 million for the purchase of 4,158,963 shares of Investment A from the shareholder. The purchase price is amounted to approximately $6.56 million at the historical carrying amount. The transaction was completed on April 20, 2022. This transaction is recorded based on the historical carrying amount to the shareholder accordingly.

As of December 31, 2021, earnest deposit represented a refundable deposit of $7.18 million for the purchase of an office premises from the shareholder. The purchase price is amounted to approximately $8.00 million at the current market value. The transaction was completed on January 25, 2022. This transaction is recorded based on the historical carrying amount to the shareholder accordingly.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — LONG-TERM INVESTMENTS, NET

Long-term investments, net consisted of the following:

	As of December 31,
	Ownership interest	2022	Ownership interest	2021
Marketable equity securities:
Investment C	0.46%	$2,443,593	0.47%	$7,795,479

Non-marketable equity securities:
Investment A	8.37%	5,717,678	3.55%	5,790,115
Investment B	3.63%	513,000	3.30%	1,270,848
Investment D	4.92%	16,030,943	5.11%	17,912,302
Investment E	4.00%	522,557	4.00%	523,269
Investment F	4.00%	11,805,589	—	—
Total		34,589,767		25,496,534
Net carrying value		$37,033,360		$33,292,013

Equity Method Investments

The Company generally accounts for the investments in equity security under the equity method in compliance of ASC Topic 323. Investments where the Company has significant influence, but not control, over the investee are accounted for under the equity method. The equity method investments are stated at cost, adjusted for the Company’s share of the investee’s earnings or losses, which are reflected in the consolidated statements of operations. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

As of December 31, 2022, the Company had no equity method investment as all the equity investments were disposed during the year ended December 31, 2021.

During the year ended December 31, 2021, the Company sold the entire interest (51%) in Investee A to the shareholder for a consideration of $159,413 at its net carrying value, resulted with a loss on the sale of $32,826.

During the year ended December 31, 2021, the Company sold the entire interest in Investee B to JP Morgan Chase for a cash consideration of approximately $186.8 million, resulted with a realized gain of approximately $139.2 million. The Company received the cash proceeds of $184.9 million during the year ended December 31, 2021 and the remaining balance was received in January 2022.

For the year ended December 31, 2021, the Company recorded a loss of $1,596,555 on equity method investments.

Debt Securities

Investment in debt securities consist of corporate bonds issued by the Company’s shareholder which are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. In November 2021, the corporate bonds were fully redeemed by the shareholder. The Company earned the interest income of $203,632 for the year ended December 31, 2021.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — LONG-TERM INVESTMENTS, NET (cont.)

Investments in Marketable Equity Securities

Investments in equity securities, such as, marketable securities, are accounted for at fair value with changes in fair value recognized in net income (loss). During the year ended December 31, 2021, Investment C was listed and publicly traded on Nasdaq Stock Exchange in March 2021 and there was a transfer into Level 1 from Level 3 in the fair value hierarchy of Investment C, as a result of a change in market liquidity.

As of December 31, 2022 and 2021, Investment C was recorded at fair value of $2,443,593 and $7,795,479, which were traded at a closing price of $2.46 and $7.85 per share, respectively.

For the years ended December 31, 2022 and 2021, the Company had an unrealized loss of $5,330,652 and $12,398,717, respectively in the changes in fair value.

Investments in Non-Marketable Equity Securities

Investments in non-marketable equity securities consist of investments in limited liability companies in which the Company’s interests are deemed minor and long-term, strategic investments in companies that are in various stages of development, and investments in a close-ended partnership funds which concentrated in the healthcare sector. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Management assesses each of these investments on an individual basis, subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

The following table presents the changes in fair value of non-marketable equity securities which are measured using Level 3 inputs at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Balance at beginning of year	$25,496,534	$39,416,469
Additions	16,228,690	3,427,791
Change from Level 3 to Level 1	—	(20,194,196)
Adjustments:
Upward adjustments	2,137,021	3,531,464
Downward adjustments	(6,898,549)	—
Foreign exchange adjustment	(2,373,929)	(684,994)
Balance at end of year	$34,589,767	$25,496,534

Cumulative unrealized gains and losses, included in the carrying value of the Company’s non-marketable equity securities:

	As of December 31,
	2022	2021
Downward adjustments (including impairment)	$(27,254,600)	$(20,356,051)
Upward adjustments	$6,209,357	$4,072,336

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — LONG-TERM INVESTMENTS, NET (cont.)

Investment income is recorded as other income in the Company’s consolidated statements of operations and consisted of the following:

	Years ended December 31,
	2022	2021
Marketable equity securities:
Unrealized loss from the changes in fair value – Investment C	$(5,330,652)	$(12,398,717)

Non-marketable equity securities:
Unrealized gains – Investment F	2,137,021	3,531,464
Unrealized losses (including impairment) – Investment A and B	(6,898,549)	—
Realized gains – Investee B	—	139,122,485
Dividend income	1,154,749	—
Investment (loss) income, net	$(8,937,431)	$130,255,232

NOTE 10 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2022	2021
As cost:
Land and building	$7,881,202	$1,888,450
Furniture, fixtures and equipment	13,412	10,868
Computer equipment	164,536	60,287
Motor vehicles	108,994	109,143
	8,168,144	2,068,748
Less: accumulated depreciation	(808,728)	(415,290)
Property and equipment, net	$7,359,416	$1,653,458

During the year ended December 31, 2022, the Company purchased an office premises from the shareholder, through the acquisition of TRHL and PVL, which were previously controlled by the shareholder. The purchase price was amounted to approximately $6.0 million at the net carrying value of the office premises. The transaction was completed on January 25, 2022 and recorded at the historical carrying amount accordingly.

The Company accounted for this acquisition as an asset acquisition under ASC Topic 805-50 and the Company adopted the Regulation S-X and concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented.

Depreciation expense for the years ended December 31, 2022 and 2021 were $392,873 and $45,383, respectively.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 11 — BORROWINGS

In September 2022, the Company obtained a mortgage loan from a finance company in Hong Kong, which bears interest at a fixed rate of 10.85% per annum, is repayable in September 2023 and secured by an office premises with carrying amount of $5.7 million located in Hong Kong.

NOTE 12 — FORWARD SHARE PURCHASE LIABILITY

The forward share purchase liability (“FSP liability”) under the Meteora Backstop Agreement is valued by an independent valuer using a Black-Scholes model, which is considered to be Level 3 fair value measurement. The following table presents a summary of the changes in fair value of the FSP liability, a Level 3 liability, measured on a recurring basis.

Fair value of FSP liability as of November 14, 2022	8,099,313
Change in fair value	5,392,293
Fair value of FSP liability as of December 31, 2022	$13,491,606

For the year ended December 31, 2022, the change in fair value of FSP liability was $5,392,293, recognized in the consolidated statements of operations.

The following table presents the quantitative information regarding Level 3 fair value measurements of the FSP liability.

	December 31, 2022	November 14, 2022
Input
Share price	$1.54	$5.71
Risk-free interest rate	4.16%	4.16%
Volatility	52.19%	52.19%
Exercise price	$12.34	$12.25
Term	0.61 year	0.75 year

NOTE 13 — WARRANT LIABILITIES

The private warrants are accounted for as liabilities in accordance with ASC 480 and are presented as liabilities on the consolidated balance sheets. As of December 31, 2022, there were 225,000 private warrants outstanding.

The fair values of the private warrants are valued by an independent valuer using a Binominal pricing model. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Binominal pricing model were as follows at their measurement dates:

	December 31, 2022	November 14, 2022
Input
Share price	$1.54	$5.71
Risk-free interest rate	4.16%	4.16%
Volatility	52.19%	52.19%
Exercise price	$11.50	$11.50
Warrant remaining life	4.9 years	5 years

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 13 — WARRANT LIABILITIES (cont.)

As of December 31, 2022 and upon the closing of Business Combination, the aggregate value of the private warrants was $4,548 and $13,500, respectively. The changes in fair value for the year ended December 31, 2022 was $8,952.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. Level 3 financial liabilities consist of the private warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 14 — SHAREHOLDERS’ EQUITY

Ordinary Shares

On the Closing Date, pursuant to the Business Combination (as described in Note 4), the following share transactions were completed:

•        4,825,000 public and private rights were automatically converted to 482,500 ordinary shares of AGBA.

•        792,334 ordinary shares of AGBA were issued to settle the outstanding payables.

•        555,000 ordinary shares of AGBA were issued to Apex Twinkle Limited as the finder fee in connection with the Business Combination.

•        53,835,000 ordinary shares of AGBA were issued to TAG as consideration for the Business Combination and 1,665,000 ordinary shares, representing as 3% holdback shares were reserved.

In addition, upon the closing of the Business Combination, pursuant to the terms of the Fifth Amended and Restated Memorandum and Articles of Association, the Company increased its authorized share from 100,000,000 to 200,000,000 ordinary shares with a par value $0.001.

As of December 31, 2022, there were 58,376,985 ordinary shares issued and outstanding and 1,665,000 ordinary shares to be issued under the reserve.

Public Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as discussed herein. The warrants became exercisable 90 days after the Closing of the Business Combination and will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

Once the warrants become exercisable, the Company may call the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option issued to Maxim Group LLC) for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption,

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 14 — SHAREHOLDERS’ EQUITY (cont.)

•        if, and only if, the last sales price of the ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company send the notice of redemption, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption as described above, the management of the Company will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

Private Warrants

The private warrants are identical to the public warrants, except that the private warrants and the ordinary shares issuable upon the exercise of the private warrants were not transferable, assignable or salable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The private warrants are accounted as liabilities, remeasured to fair value on a recurring basis, with changes in fair value recorded to the consolidated statements of operations (see Note 13).

As of December 31, 2022 and 2021, there were 4,600,000 public warrants and 225,000 private warrants outstanding.

Rights

Each holder of a right is automatically converted to one-tenth (1/10) of an ordinary share of the Company upon consummation of the Business Combination.

Upon the closing of Business Combination, 4,825,000 rights were automatically converted to 482,500 ordinary shares of the Company. There were no outstanding rights as of December 31, 2022.

Forgiveness of Amount Due to Shareholder

During the year ended December 31, 2022, TAG agreed to forgive the Company $6 million, in aggregate, representing certain amount due to it and treat as additional paid-in capital.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 14 — SHAREHOLDERS’ EQUITY (cont.)

Dividend Distribution

On January 18, 2022, TAC was approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of TAC. The dividends were paid by offsetting the receivable due from the shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of all equity interest in Nutmeg Saving and Investment Limited in September 2021.

NOTE 15 — SHARE-BASED COMPENSATION

Upon the Closing of the Business Combination, all the shareholders of the Company have adopted and approved the Share Award Scheme (the “Scheme”) to recognize the contributions to the Business Combination by the eligible participants of the Company and to retain them for the continuing operation and development of the Company. Pursuant to the Scheme, the maximum number of shares to be awarded under the Scheme shall not be in excess of 20% of the total issued and outstanding ordinary shares of the Company. The Scheme provides for grants of share awards and restricted share units. Restricted share units is the grant of a right to receive a specified number of the Company’s ordinary shares upon lapse of a specified forfeiture condition such as completion of a specified period of service or achievement of certain specified performance. Directors, officers, consultants, and employees of the Company, as well as others performing consulting service providers for the Company, are eligible for grants under the Scheme.

On December 13, 2022, the Company approved and granted 5,507,600 ordinary shares under the Scheme. Among 5,507,600 shares, 507,600 shares granted are vested immediately on the date of grant for compensating the contributions of prior services and performance of the eligible employees. The remaining 5,000,000 shares are granted as restricted share units (“RSUs”) to employees and consultants as additional compensation. These RSUs typically will be vested over one to four years period from 2023 to 2026. The weighted average grant-date fair value of the shares granted during the year ended December 31, 2022 was $2.47 per share.

On December 29, 2022, the Company further approved and granted 438,500 ordinary shares to the directors and officers of the Company under the Scheme. The share awards are granted for compensating the contributions of prior services by certain employees and immediately vested. The weighted average grant-date fair value of the shares granted during the year ended December 31, 2022 was $1.91 per share.

The fair value of the ordinary shares granted during the year is measured based on the closing price of the Company’s ordinary shares as reported by Nasdaq Exchange on the date of grant. For those vested immediately on the date of grant, the fair value is recognized as share-based compensation expense in the consolidated statements of operations. For the RSUs, the fair value is recognized over the period based on the derived service period (usually the vesting period), on a straight-line basis. The valuations assume no dividends will be paid. The Company has assumed 10% forfeitures for restricted share units.

At December 31, 2022, total unrecognized compensation remaining to be recognized in future periods totalled $12.33 million for RSUs and they are expected to be recognized over the weighted average period of 2.7 years. The Company recorded $2,088,725 share-based compensation expense for the year ended December 31, 2022, which is included in the operating expenses in the consolidated statements of operations.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 15 — SHARE-BASED COMPENSATION (cont.)

A summary of the activities for the Company’s RSUs for the year ended December 31, 2022 is as follow:

	Year ended December 31, 2022
	Number of RSUs	Weighted Average Grant Price
Outstanding, beginning of year	—	$—
Granted	5,000,000	$2.47
Outstanding, end of year	5,000,000	$2.47

NOTE 16 — NET (LOSS) INCOME PER SHARE

On the Closing Date, the Company completed the Business Combination with both of TIL and TAC, whereby the Company received 55,500,000 shares in exchange for all of its share capital. The effect of the Business Combination was recast to reflect the reverse recapitalization as of January 1, 2021, and will be utilized for the calculation of earnings per share in all prior periods. The per share amounts have been updated to show the effect of the exchange on earnings per share as if the exchange occurred at the beginning of both fiscal years for the consolidated financial statements of the Company. The impact of the stock exchange is also shown on the Company’s consolidated statements of changes in shareholders’ equity.

Since the Company reported a net loss for the year ended December 31, 2022, it was required by ASC 260 to use basic weighted-average shares outstanding when calculating diluted net loss per share for the year ended December 31, 2022, as the potential dilutive securities are anti-dilutive.

	Years ended December 31,
	2022	2021
Numerator:
Net (loss) income attributable to the Company’s shareholders	$(44,520,635)	$96,463,523

Denominator:
Weighted average ordinary shares outstanding
Basic	56,084,858	55,500,000
Diluted	56,084,858	55,500,000

Net (loss) income per share
Basic	$(0.79)	$1.74
Diluted	$(0.79)	$1.74

For the year ended December 31, 2022, diluted weighted average ordinary shares outstanding is equal to basic weighted average ordinary shares, due to the Company’s net loss position. Hence, no ordinary shares equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted average shares outstanding, because such securities had an antidilutive impact:

	Years ended December 31,
	2022	2021
Public and private warrants (Note 14)	4,825,000	—
Shares award granted (Note 15)	5,946,100	—

	10,771,100	—

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 17 — INCOME TAX EXPENSE

The provision for income tax expense consisted of the following:

	Years ended December 31,
	2022	2021
Current tax	$118,073	$23,505,445
Deferred tax	6,532	—
Income tax expense	$124,605	$23,505,445

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

The Company’s subsidiaries operating in Hong Kong are subject to the Hong Kong profits tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income tax expense for the years ended December 31, 2022 and 2021 are as follows:

	Years ended December 31,
	2022	2021
(Loss) income before income taxes	$(44,396,030)	$119,968,968
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(7,325,345)	19,794,880
Income not subject to taxes	(71,468)	(41,476)
Non-deductible items:
– Share-based compensation	344,640	—
– Investment loss, net	1,474,676	2,037,253
– Change in fair values of warrant liabilities and FSP liability	888,251	—
– Items not subject to tax deduction	1,925,846	1,435,277
Tax effect on temporary differences not recognized	1,003	(126,870)
Under (over) provision of prior years	31,284	(38,939)
Net operating loss	2,895,733	457,680
Tax holiday	(21,838)	(23,802)
Other	(18,177)	11,442
Income tax expense	$124,605	$23,505,445

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 17 — INCOME TAX EXPENSE (cont.)

The following table sets forth the significant components of the deferred tax liabilities and assets of the Company:

	As of December 31,
	2022	2021
Deferred tax liabilities:
Accelerated depreciation	$45,858	$—

Deferred tax assets, net:
Net operating loss carryforwards	5,461,370	2,483,436
Less: valuation allowance	(5,461,370)	(2,483,436)
	—	—

Deferred tax liabilities, net	$45,858	$—

As of December 31, 2022 and 2021, the operations incurred $33.1 million and $15.1 million, respectively of cumulative net operating losses which can be carried forward to offset future taxable income. Net operating loss can be carried forward indefinitely but cannot be carried back to prior years. There are no group relief provisions for losses or transfers of assets under Hong Kong tax regime. Each company within a corporate group is taxed as a separate entity. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes that it is more likely that not all of these assets will be realized in the future. The valuation allowance is reviewed annually.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2022 and 2021 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2022.

NOTE 18 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 18 — SEGMENT INFORMATION (cont.)

Currently, the Company has four business segments comprised of the related products and services, as follows:

Segments	Scope of Business Activities
Distribution Business

–   Facilitating the placement of insurance, investment, real estate and other financial products and services to our customers, through licensed brokers, in exchange for initial and ongoing commissions received from product providers, including insurance companies, fund houses and other product specialists.

Platform Business	– Providing access to financial products and services to licensed brokers.
– Providing operational support for the submission and processing of product applications.
– Providing supporting tools for commission calculations, customer engagement, sales team management, customer conversion, etc.
– Providing training resources and materials.
– Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
– Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers; and
– Solicitation of real estate sales for the developers, in exchange for commissions
Fintech Business	– Managing an ensemble of fintech investments
Healthcare Business	– Managing healthcare investment

The four business segments were determined based primarily on how the chief operating decision maker views and evaluates the operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including market separation and customer specific applications, go-to-market channels, products and services are considered in determining the formation of these operating segments.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 18 — SEGMENT INFORMATION (cont.)

The following tables present the summary information by segment for the years ended December 31, 2022 and 2021:
	For the year ended December 31, 2022
	Distribution Business	Platform Business	Fintech Business	Healthcare Business	Total
Revenue, net
– Interest income	$—	$176,175	$—	$—	$176,175
– Non-interest income	24,610,309	6,293,743	4,896	—	30,908,948
Less: inter-segment	—	—	(4,896)	—	(4,896)
	24,610,309	6,469,918	—	—	31,080,227

Commission expense	16,839,870	1,983,588	—	—	18,823,458
Depreciation	884	391,104	885	—	392,873
Loss from operations	(4,960,505)	(10,767,796)	(12,622,796)	—	(28,351,097)
Investment loss, net	—	—	(8,937,431)	—	(8,937,431)
Total assets	$3,556,198	$59,001,756	$38,140,822	$522,557	$101,221,333
	For the year ended December 31, 2021
	Distribution Business	Platform Business	Fintech Business	Healthcare Business		Total
Revenue, net
– Interest income	$—	$961,522	$—	$		$961,522
– Non-interest income	929,555	9,577,526	—		—	10,507,081
Less: inter-segment	—	—	—		—	—
	929,555	10,539,048	—		—	11,468,603

Commission expense	332,381	3,533,870	—		—	3,866,251
Depreciation	521	42,170	2,692		—	45,383
Income (loss) from operations	(6,061,091)	2,777,746	(5,163,778)		—	(8,447,123)
Investment income, net	—	—	130,255,232		—	130,255,232
Total assets	$1,320,791	$54,511,457	$66,154,783		$523,269	$122,510,300

All of the Company’s customers and operations are based in Hong Kong.

NOTE 19 — RELATED PARTY BALANCES AND TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by the shareholder. Amounts represent advances or amounts paid in satisfaction of liabilities.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 19 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

Related party balances consisted of the following:

		As of December 31,
		2022	2021
Balance with related parties:
Accounts receivable	(a)	$272,546	$238,892
Non-marketable equity securities – Investment E		—	523,269

Balance with the shareholder:
Earnest deposit		$—	$7,182,131
Amount due to shareholder	(b)	6,289,743	—
Receivable from the shareholder		—	29,562,195

____________

(a)      Accounts receivable due from related parties represented the management service rendered to two individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the shareholder.

(b)      Amount due to shareholder are those trade and nontrade payables arising from transactions between the Company and the shareholder, such as advances made by the shareholder on behalf of the Company, advances made by the Company on behalf of the shareholder, and allocated shared expense paid by the shareholder.

In the ordinary course of business, during the years ended December 31, 2022 and 2021, the Company involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		For the years ended December 31,
		2022	2021
Transaction with related parties:
Asset management service income	(c)	$969,912	$947,075
Management fee income		—	100,483
Interest income on debt securities		—	203,632
Commission expenses	(d)	48,398	181,359
Redemption of corporate bonds		—	1,286,628
Sales of investment – Investee A		—	159,413
Purchase of non-marketable equity security – Investment E		—	523,269
Purchase of non-marketable equity security – Investment F	(e)	9,668,568	—

Transaction with the shareholder:
Interest expense on note payable to the shareholder		—	482,820
Office and operating fee charge	(f)	3,190,064	2,463,553
General and administrative expense allocated	(g)	2,645,731	867,207
Purchase of investment from the shareholder	(h)	6,560,122	—
Purchase of office building from the shareholder	(i)	5,995,249	—
Declaration of special dividends to the shareholder	(j)	$47,000,000	$—

____________

(c)      Under the management agreements, the Company shall provide management service to the portfolio assets held by two individual close-ended investment private funds in the Cayman Islands, which is controlled by the shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers.

(d)      Commission fee on insurance brokerage and asset management referral at the predetermined rate based on the service fee.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 19 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

(e)      The Company purchased 4% equity interest in Investment F from a related party in October 2022, based on its historical carrying amount.

(f)      Pursuant to the service agreement, the Company agreed to pay the office and operating expenses to the shareholder for the use of office premises, including, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation that were actually incurred by the shareholder. Also, the shareholder charged back the reimbursement of legal fee and debt collection fee in the ordinary course of business.

(g)      Certain amounts of other general and administrative expenses were allocated by the shareholder.

(h)      The Company purchased 4,158,963 shares of Investment A from the shareholder at the historical carrying amount and the transaction was completed in April 2022.

(i)      The Company purchased an office premises from the shareholder in January 2022, based on its historical carrying amount.

(j)      On January 18, 2022, TAC approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of TAC. The dividends were paid by offsetting the receivable due from the shareholder amounted to $29,561,195 and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

Apart from the transactions and balances detailed above and elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE 20 — CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)     Major customers

For the year ended December 31, 2022, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Year ended December 31, 2022		December 31, 2022
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$6,816,652	22%	$305,841
Customer B	$5,823,065	19%	$432,858

For the year ended December 31, 2021, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s major customers are located in Hong Kong.

(b)    Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, accounts and loans receivables. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,050) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2022, cash and cash equivalents of $6.4 million and fund held in escrow of $29.5 million were maintained at financial institutions in Hong Kong, of which approximately $34.7 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 20 — CONCENTRATIONS OF RISK (cont.)

For accounts and loans receivables, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures.

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize credit risk, the Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s third-party customers that represent more than 10% of total combined loans receivables, and their related net loans receivables balance as a percentage of total combined loans receivables, as of December 31, 2022 and 2021 were as follows:

	As of December 31,
	2022	2021
Customer C	—	59.0%
Customer D	37.4%	15.3%
Customer E	31.6%	13.0%
Customer F	31.0%	12.6%

(c)     Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d)    Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady. Therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ and Sterling on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

For the years ended December 31, 2022 and 2021, the Company recorded the foreign exchange loss of $2,643,261 and $915,062, respectively, mainly attributable from the long-term investments which are mostly denominated in Sterling.

(e)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 21 — COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. However, the Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As at December 31, 2022, the Company involved in the following legal proceedings:-

Action Case:    HCA702/2018 On March 27, 2018, the writ of summons was issued against the Company and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. Subsequent to the year ended December 31, 2022, in February 2023, the Court granted leave for this action be set down for trial of 13 days, which the period has yet to be fixed. Legal counsel of the Company will continue to handle in this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case:    HCA765/2019 On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1million). The case is on-going and parties have yet to attempt mediation. Legal counsel of the Company will continue to handle in this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case:    HCA2097 and 2098/2020 On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13 million). The Company previously made $0.84 million as contingency loss for the year ended December 31, 2021. Parties participated in a mediation held on March 25, 2022 and negotiated for settlement through without prejudice correspondence, no settlement was reached. There is an up-coming case management hearing on July 25, 2023 and legal counsel of the Company will continue to handle this matter. At this stage in the proceedings, it is unable to determine the probability of the outcome of the matter or any further potential loss, if any.

The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least each fiscal quarter and adjusted to reflect the impacts of negotiations, estimate settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Legal fees are expensed in the period in which they are incurred.

Forward Share Purchase Agreement — Pursuant to the Meteora Backstop Agreement, the Company is committed to purchase up to 2,500,000 shares of its issued and outstanding ordinary shares from Meteora in nine months following the Closing of Business Combination (see Note 4).

NOTE 22 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2022, up to the date that the audited consolidated financial statements were available to be issued.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 22 — SUBSEQUENT EVENTS (cont.)

On February 24, 2023, the Company entered into a Subscription Agreement and a Convertible Loan Note Instrument (the “Note”) (collectively the “Agreements”) with CurrencyFair Limited (“CurrencyFair”), its 8.37%-owned investee (Investment A). Pursuant to the Agreements, the Company agrees to subscribe an amount of $1,673,525, which is payable on or before January 31, 2024 and bears a fixed interest rate of 8% per annum. At the maturity on April 30, 2024, the Company, at its discretion, has option to convert the Note into the voting shares of CurrencyFair. Subsequently, up to the issuance of the audited consolidated financial statements, the Company paid $589,086 for the subscription of the Note.

On February 24, 2023, pursuant to the Share Award Scheme, the Company registered and reserved 11,675,397 ordinary shares, representing 20% of the total issued and outstanding ordinary shares of the Company as of December 31, 2022, for issuance or may become issuable.

On March 3, 2023, pursuant to the Share Award Scheme, the Company approved and granted 1,200,000 ordinary shares to a consultant. The shares are vested and issued immediately on the date of grant to compensate the prior services provided. The weighted average grant-date fair value of the shares granted was $2.1575 per share.

NOTE 23 — PARENT ONLY FINANCIAL INFORMATION

The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 5-04 and concluded that it was applicable for the Company to disclose the financial statements for AGBA Group Holding Limited, the parent company.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2022. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 23 — PARENT ONLY FINANCIAL INFORMATION (cont.)

The following presents condensed parent company only financial information of AGBA Group Holding Limited.

Condensed balance sheet

As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$85,955
Restricted cash	15,356,580
Deposit, prepayments, and other receivables	1,715
Total current assets	15,444,250

Non-current assets:
Investments in subsidiaries	13
Total non-current assets	13

TOTAL ASSETS	15,444,263

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Other payables and accrued liabilities	6,577,351
Amounts due to subsidiaries	13
Amounts due to related companies	1,327,107
Forward share purchase liability	13,491,606
Total current liabilities	21,396,077

Long-term liabilities:
Warrant liabilities	4,548
Total long-term liabilities	4,548

TOTAL LIABILITIES	21,400,625

Commitments and contingencies	—

Shareholders’ deficit:
Ordinary shares, $0.001 par value; 200,000,000 shares authorized, 58,376,985 shares issued and outstanding	58,377
Ordinary shares to be issued	1,665
Additional paid-in capital	1,867,335
Accumulated deficit	(7,883,739)
Total shareholders’ deficit	(5,956,362)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$15,444,263

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 23 — PARENT ONLY FINANCIAL INFORMATION (cont.)

Condensed Statement of Operation

For the year ended December 31, 2022
Operating cost and expenses:
Share-based compensation expense	$(2,088,725)
Other general and administrative expenses	(479,407)
Total operating cost and expenses	(2,568,132)

Loss from operations	(2,568,132)

Other income (expense):
Change in fair value of warrant liabilities	8,952
Change in fair value of forward share purchase liability	(5,392,293)
Sundry income	67,734
Total other expense, net	(5,315,607)

Loss before income taxes	(7,883,739)

Income tax expense	—

NET LOSS	$(7,883,739)

AGBA GROUP HOLDING LIMITED
(Formerly known as AGBA Acquisition Limited)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 23 — PARENT ONLY FINANCIAL INFORMATION (cont.)

Condensed Statement of Cash Flows

For the year ended December 31, 2022
Cash flows from operating activities:
Net loss	$(7,883,739)
Adjustments to reconcile net loss to net cash used in operating activities
Share-based compensation expense	2,088,725
Change in fair value of warrant liabilities	(8,952)
Change in fair value of forward share purchase liability	5,392,293

Change in operating assets and liabilities:
Deposits, prepayments, and other receivables	(1,715)
Other payables and accrued liabilities	(839,181)
Net cash used in operating activities	(1,252,569)

Cash flows from financing activities:
Advances from related companies	1,338,524
Cash proceeds due to reverse recapitalization	15,356,580
Net cash provided by financing activities	16,695,104

Net change in cash, cash equivalent and restricted cash	15,442,535

BEGINNING OF YEAR	—

END OF YEAR	$15,442,535

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$85,955
Restricted cash	15,356,580

Total cash, cash equivalents and restricted cash	$15,442,535

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
Total	$	*

____________

*        To be filed by amendment.

Item 14.     Indemnification of Directors and Officers.

The Fifth Amended and Restated Memorandum and Articles of Association limits AGBA’s directors’ liability in accordance with BVI law.

Subject to BVI law, the Fifth Amended and Restated Memorandum and Articles of Association provides that AGBA will, in certain situations, indemnify every director, secretary, or other officer (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere. In addition to the foregoing, any director seeking indemnification under the Amended and Restated Memorandum and Articles shall also have acted honestly and in good faith with a view to what that director believed to be the best interests of the Company and in the case of criminal proceedings had no reasonable cause to believe that the director’s conduct was unlawful.

AGBA plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities.

On November 14, 2022, AGBA Acquisition Limited (“AGBA”), a British Virgin Islands’ company, consummated a series of transactions (the “Closing”) contemplated by the previously announced business combination agreement, dated as of November 3, 2021 (as amended on November 18, 2021, January 4, 2022, May 4, 2022, and October 21, 2022) (the “Business Combination Agreement”) by and among AGBA, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited (“TAG”) (the “Business Combination”), as a result of the receipt of approval by the shareholders of AGBA at the Special Meeting.

Upon the Closing: (i) AGBA became, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of TAG International Limited and TAG Asia Capital Holdings Limited, in exchange for 53,835,000 ordinary shares of AGBA, par value US$0.001 per share, (“AGBA Shares”) and (ii) each of AGBA’s issued and outstanding convertible notes and related party balances to its sponsor, AGBA Holding Limited, automatically converted into 792,334 AGBA Shares.

Subsequent to December 31, 2022, AGBA and Apex Twinkle Limited entered into an amendment to referral agreement, pursuant to which AGBA agreed to pay $4,000,000 payable in the form of 2,173,913 ordinary shares of AGBA that assumes a share price of $1.84 per AGBA Ordinary Share, based on a 5-day weighted-average price of the AGBA Ordinary Shares. AGBA, accordingly issued 2,173,913 ordinary shares to Apex Twinkle Limited.

Item 16.     Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act.

Exhibit No.	Description
2.1

Business Combination Agreement, dated November 3, 2021, by and among AGBA Acquisition Limited, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, OnePlatform Holdings Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited (incorporated by reference to Exhibit 2.1 to AGBA’s 8-K filed with the SEC on November 18, 2022)

2.2	Amendment No. 1 to the Business Combination Agreement, dated November 18, 2021 (incorporated by reference to Exhibit 2.2 to AGBA’s 8-K filed with the SEC on November 18, 2022)
2.3	Amendment No. 2 to the Business Combination Agreement, dated January 4, 2022 (incorporated by reference to Exhibit 2.3 to AGBA’s 8-K filed with the SEC on November 18, 2022)
2.4	Amendment No. 3 to the Business Combination Agreement, dated May 4, 2022 (incorporated by reference to Exhibit 2.4 to AGBA’s 8-K filed with the SEC on November 18, 2022)
2.5	Business Combination Agreement Waiver and Amendment, dated October 21, 2022 (incorporated by reference to Exhibit 2.5 to AGBA’s 8-K filed with the SEC on November 18, 2022)
3.1	Fifth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to AGBA’s 8-K filed with the SEC on November 18, 2022)
4.1	Form of Ordinary Share certificate (incorporated by reference to Exhibit 4.1 to AGBA’s 8-K filed with the SEC on November 18, 2022)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to AGBA’s 8-K filed with the SEC on November 18, 2022)
4.3	Unit Purchase Option between the Registrant and Maxim Group LLC dated May 14, 2019 (incorporated by reference to Exhibit 4.7 to AGBA’s 8-K filed with the SEC on May 17, 2019)
5.1*	Opinion of BTP Law LLC
10.2	Share Award Scheme (incorporated by reference to Exhibit 10.2 to AGBA’s 8-K filed with the SEC on November 18, 2022)
10.3	Letter of Appointment and Transfer (Ng Wing Fai) (incorporated by reference to Exhibit 10.3 to AGBA’s 8-K filed with the SEC on November 18, 2022)
10.4	Letter of Appointment and Transfer (Wong Suet Fai Almond) (incorporated by reference to Exhibit 10.4 to AGBA’s 8-K filed with the SEC on November 18, 2022)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to AGBA’s 10-K filed with the SEC on April 3, 2023)
23.1	Consent of WWC, P.C.
23.2	Consent of Friedman LLP
24.1*	Power of Attorney (included on signature page)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

____________

*        Previously filed.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China on August 15, 2023.

AGBA GROUP HOLDING LIMITED
By:	/s/ Ng Wing Fai
Ng Wing Fai
Director, President and Group Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wing Fai NG	Director, President and Group Chief Executive Officer (Principal Executive Officer)	August 15, 2023
Wing Fai NG
/s/ Shu Pei Huang, Desmond	Acting Group Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2023
Shu Pei Huang, Desmond
*	Executive Director	August 15, 2023
Wong Suet Fai, Almond
*	Director	August 15, 2023
Brian Chan
*	Director	August 15, 2023
Thomas Ng
*	Director	August 15, 2023
Felix Yun Pun Wong
*By:	/s/ Wing Fai NG
Name: Wing Fai NG
Attorney-in-fact

/s/ Shu Pei Huang, Desmond
Name: Shu Pei Huang, Desmond
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AGBA Group Holding Limited, has signed this registration statement or amendment thereto in New York, United States on August 15, 2023.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.